As filed with the Securities and Exchange Commission on January 29, 1999

                                          Registration No. 333-54011
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ICON Income Fund Eight
ICON Income Fund Eight A L.P., a Delaware limited partnership ("ICON Eight A") ICON Income Fund Eight B L.P., a Delaware limited partnership ("ICON Eight B")
       (Exact name of registrant as specified in governing instruments)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                     7394
           (Primary Standard Industrial Classification Code Number)

       ICON Eight A [13-4006824], ICON Eight B [to be applied for]
                   (I.R.S. Employer Identification Numbers)

     600 MAMARONECK AVENUE, HARRISON, NEW YORK 10528 (914) 698-0600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               JOHN L. LEE, SECRETARY AND GENERAL COUNSEL
                              ICON Capital Corp.
                          600 Mamaroneck Avenue
                        Harrison, New York 10528
                             (914) 698-0600
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               Ross Pascal, Esq.
                            Day, Berry & Howard LLP
                              260 Franklin Street
                          Boston, Massachusetts 02109
                           (counsel to registrants)
  ---------------------------------------------------------------------------
      This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities
Act of 1933, as amended, or on such date as the Commission, acting pursuant to said Section 8(c), may determine.
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          PAGE 1 of ________ PAGES EXHIBIT INDEX IS ON PAGE ________

                            ICON INCOME FUND EIGHT
        Cross Reference Sheet Required by Item 501(b) of Regulation S-K


Item Number and Caption                   Location in Prospectus

1.    Forepart of the Registration             Cover   Pages  of   Registration
Statement
      Statement and Outside Front              and Prospectus
      Cover Page of Prospectus

2.    Inside Front and Outside Back            Cover Page; Back Page
      Cover Pages of Prospectus

3.    Summary Information, Risk           Summary   of   the   Offering;   Risk
Factors
      Factors and Ratio of Earnings to
      Fixed Charges

4.    Use of Proceeds               Sources and Uses of Offering Proceeds;
                                    Summary of Compensation; Investment
                                    Objectives and Policies

5.    Determination of Offering Price               *

6.    Dilution                            *

7.    Selling Security Holders                 *

8.    Plan of Distribution                Cover Pages; Plan of Distribution

9.    Description of Securities to be               Cover  Pages;   Summary  of
the Offering;
      Registered                    Summary of the Partnership Agreement;
                                    Partnership Agreement

10.   Interests of Named Experts               Legal Matters; Experts
      and Counsel

11.   Information with Respect to              Summary    of   the    Offering;
Management;
      the Registrant                      Investment Objectives and Policies;
                                    Summary of the Partnership Agreement;
                                    Financial Statements

12.   Disclosure of Commission            Fiduciary Responsibility;
      Position on Indemnification              Partnership Agreement
      for Securities Act Liabilities
---------------------

* Omitted because the item is inapplicable or the answer is negative.

                        ICON INCOME FUND EIGHT A L.P.
                              SUPPLEMENT NO. 2
                           DATED JANUARY 29, 1999
                   TO PROSPECTUS DATED SEPTEMBER 23, 1998

   This Supplement No. 2 dated January 29, 1999 ("Supplement No. 2") updates and revises the prospectus (the "Prospectus") dated September 23, 1998 as previously supplemented by Supplement No. 1 dated January 8, 1999 ("Supplement No. 1"). This Supplement No. 2 forms a part of, and must be accompanied or preceded by the Prospectus and incorporates all changes made to the Prospectus by Supplement No. 1. (Capitalized terms used in this Supplement No. 2 and not defined in this Supplement No. 2 have the meanings specified in the Prospectus.)

   This Supplement No. 2 describes the current status of the Offering and equipment acquisition efforts and describes a change in the Chief Financial Officer of the General Partner.

STATUS OF THE OFFERING AND EQUIPMENT ACQUISITION EFFORTS

The Offering commenced on September 23, 1998. As of January 27, 1999, investor closings have been held reflecting the sale of 174,647.64 Units ($17,464,765) to 861 Limited Partners (exclusive of the Initial Limited Partner which has withdrawn in accordance with the procedures described in the Prospectus), which leaves a maximum of 575,352 Units ($57,535,235) available for sale. In view of these closings, the material in the Prospectus on pages 80-81 under the heading "PLAN OF DISTRIBUTION Segregation of Subscription Payments" should be considered revised because the Minimum Offering required to release the general investor funds from the Escrow Account and the special amount needed to release Pennsylvania funds from the Escrow Account have been met.

Included with this Supplement No. 2 is a summary of the equipment acquisition, leasing and financing efforts of the Partnership.

   Currently, a substantial portion of the portfolio of ICON Income Fund Eight A L.P. is represented by a coal unloading and handling facility leased to Portland General Electric Company (the "Facility"), an electric utility engaged in the generation, purchase, transmission, distribution and sale of electricity in the State of Oregon ("Portland General") and servicing 54 cities of which Portland and Salem are the largest. The Facility had a gross purchase price of $28,244,464 with a primary lease term ending January 23, 2005 and serves Portland General's coal fired power-generating plant located in Boardman, Oregon, the second largest plant in Portland General's system representing 15.6% of Portland General's total energy generating capacity. Portland General is a wholly-owned subsidiary of Enron Corp.

   A significant portion of the portfolio of ICON Income Fund Eight A L.P. is also represented by various pieces of information systems equipment leased to Oxford Health Plans, Inc. ("Oxford") under primary leases ending December 31, 2001. This equipment enables the processing and storage of data and had a gross purchase price of $17,879,210. Oxford is one of the largest managed healthcare providers in the United States providing health benefit plans. The company's product lines include traditional health maintenance organizations, point-of-service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans.

CHANGES IN MANAGEMENT

   On December 15, 1998 Gary N. Silverhardt resigned his position as Senior Vice President and Chief Financial Officer of the General Partner. Kevin F. Redmond has assumed the duties of Chief Financial Officer of the General Partner.

  Mr. Redmond rejoined ICON as Controller in March 1997 and became Vice President of Finance in May 1998. From December 1995 to February 1997 he was the Manager of Accounting at NationsCredit Corp. Mr. Redmond was previously employed by ICON Capital Corp. from May 1991 to November 1995 as Assistant Controller and Director of Financial Reporting. From September of 1985 to April 1991 he was with the accounting form of Deloitte & Touche, most recently as Audit Manager. Mr. Redmond was commissioned as a Finance Officer in the United States Army Reserve in 1984, received a B.S. degree from the University of Connecticut in 1985, and is a Certified Public Accountant.

  In view of the management changes described above, the material appearing in the Prospectus under the heading "MANAGEMENT" on pages 38 - 40 of the Prospectus should be considered revised accordingly.

-------------------------------------------------------------------------------

                         ICON Income Fund Eight A L.P.

    The following sets forth the status of the equipment acquisition, leasing and financing efforts of the Partnership at January 29, 1999.

Oxford Health Plans, Inc.

Lease Financing of:    Information Systems
Lease Term:               3 years
Equipment Cost:        $ 17,879,210

PETsMART, Inc.

Lease Financing of:    Furniture & Fixtures
Lease Term:               3 to 4 years
Equipment Cost:        $ 2,503,322

Portland General Electric Company

Lease Financing of:    Coal Unloading & Handling Facility
Lease Term:                6 years
Equipment Cost:        $ 28,244,464

Total Equipment Cost:          $ 48,626,996
                              =============

                            ICON Income Fund Eight
                                 $150,000,000
                  1,500,000 Units of Limited Partnership Interests (in two limited partnerships, each having a minimum capitalization of 12,000
                                    Units)
                $100.00 Per Unit/Minimum Investment 25 Units ($2,500)
                  (10 Units ($1,000) for IRAs and Qualified Plans)

    ICON Income Fund Eight is an equipment leasing program (the "Program") consisting of two Delaware limited partnerships (collectively, the "Partnerships", or, individually, a "Partnership"); ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B"). Each Partnership will be formed by ICON Capital Corp. (the "General Partner") immediately prior to the Offering of its Units. The Partnerships will be separate entities and an investor will have an interest only in the Partnership in which he purchases Units. This prospectus describes an investment by investors ("Limited Partners") in limited partnership interests (or "Units") of a Partnership. Each Partnership may sell as few as 12,000 or as many as 750,000 of Units.

THESE ARE SPECULATIVE SECURITIES. An investment in Units of the Partnerships involves certain risks (see "RISK FACTORS", Page 14).

   * Limited Partners must rely on the skills, integrity and business expertise of the General Partner.
   * The profitability of an investment in Units cannot be estimated. All Investment decisions will be made solely by the General Partner.
   * The General Partner and its affiliates will receive substantial fees, only a portion of which is contingent on amounts paid to Limited Partners.
   * No public market for Units exists. As a result, Limited Partners may only be able to resell their Units, if at all, at a discount and should, therefore, be prepared to hold their Units for the entire life of the Partnership.
   * The General Partner manages similar existing partnerships and this may give rise to potential conflicts of interest, including a conflict for management services and available investments.
   * There are certain tax risks associated with the Partnerships, including the possible adverse effects of future tax legislation.
   * The Partnerships' ability to realize lease revenues and make cash distributions is subject to the risk of lessee defaults.
   * A portion of the distributions made to date by Prior Public Programs have been a return of capital (i.e., the money you originally invested).
   * Three of the Prior Public Programs, Series A, Series B and Series C experienced losses in excess or reserves therefor in 1991-92, due primarily to lessee bankruptcies.

    The Partnerships intend to use the funds invested by the Limited Partners, together with the Partnerships' borrowings, to buy and lease a wide range of equipment primarily to businesses located in North America and Europe which are diversified as to industry types and geographic location. The Partnerships may also provide financing to such companies secured by equipment used in their businesses. ICON Capital Corp. (the "General Partner") estimates that not less than 80.40% of the gross amount of funds invested by Limited Partners (the "Gross Offering Proceeds") will be used to make investments in such equipment and financings (assuming a Maximum Offering with the maximum intended leverage permitted in such circumstances of 67%). 1% of Gross Offering Proceeds will be used to establish a working capital reserve and the balance (of up to 19.60% of Gross Offering Proceeds) will be used to pay the costs of organizing the Partnerships offering Units to the public and acquiring the Partnerships' assets.

    It is intended that the Partnerships will (a) make monthly distributions, primarily to the Limited Partners and to a much lesser extent to the General Partner, of cash generated by its operations beginning the month following a Limited Partner's admission to a Partnership and (b) reinvest undistributed net cash from normal Partnership operations and sale proceeds during their respective Reinvestment Periods in additional Leases and Financing Transactions. Thereafter, the Partnerships intend to (x) sell all their assets in an orderly manner and (y) distribute the cash proceeds to the Limited Partners, and to a much lesser extent to the General Partner, in accordance with the terms set forth in this Prospectus. The Offering is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Income Fund Eight A L.P., and twelve (12) months thereafter for ICON Income Fund Eight B L.P.; provided that the General Partner may, in its sole and absolute discretion, extend the offering of Units in each Partnership for a further period not more than an additional twelve (12) months. In no event may the Offering of the Program extend beyond forty-eight (48) months from the date of this Prospectus. The Offering may terminate sooner than twenty-four (24) months from the date of this Prospectus if either (i) the General Partner terminates the Offering earlier or (ii) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. See "INVESTMENT OBJECTIVES AND POLICIES". The Partnerships are intended for income-oriented investment purposes and not as tax shelters. The majority of their income is expected to be passive activity income for federal income tax purposes.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
                                             Price                 Proceeds
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                            to  Public(1)         Sales
Costs(to Partnership(3)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Per Unit                         $        100         $    10    $      90
-------------------------------------------------------------------------------
Total (Minimum per Partnership of 12,000 Units)(5)          1,200,000(3)(4)
120,000              1,080,000
Total (Maximum per Partnership of 750,000 Units)            75,000,000(4)
7,500,000            67,500,000
               The date of this Prospectus is September 23, 1998 ICON SECURITIES CORP.
           600 Mamaroneck Avenue, Harrison, NY 10528 (914) 698-0600

 Footnotes from Cover Page. All capitalized terms used in these footnotes and in the balance of this Prospectus are defined in the Glossary that appears in
     Section 17 of the Partnership Agreement attached hereto as Exhibit A.

(1) The Gross Unit Price is $100.00, except that officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. The Partnerships will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased of each Partnership.

(2) The Partnerships will pay to a Selling Dealer or to the Dealer-Manager (which is an Affiliate of the General Partner) a Sales Commission of $8.00 (8% of the Gross Unit Price) for each Unit sold by their respective registered representatives (except as noted in footnote 1). In addition, the Partnerships will pay the Dealer-Manager Underwriting Fees of $2.00 (2.0% of Gross Offering Proceeds of the Partnership in question) for each Unit sold for its services in managing the Offering and to reimburse it, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor.
See "PLAN OF DISTRIBUTION".

(3) Proceeds to the Partnerships are calculated before deduction of:

   (a) the O & O Expense Allowance in an amount equal to 3.50% of the first $25,000,000 of Gross Offering Proceeds, 2.50% of Gross Offering Proceeds over $25,000,000 but less than $50,000,000 and 1.50% of Gross Offering Proceeds above $50,000,000. The O & O Expense Allowance is payable to the General Partner and/or the Dealer-Manager on a non-accountable basis for expenses of organizing the Partnerships, registering it with federal and state securities authorities and printing the Prospectus and related legal and accounting costs and other costs of organizing the Partnership and offering Units to the public. The O & O Expense Allowance may be less or greater than the General Partner's actual expenses. The General Partner is responsible to pay Organizational and Offering Expenses which exceed such Allowance; and

   (b) Acquisition Fees in an amount equal to 3.0% (subject to certain conditions and limitations specified in the Partnership Agreement) of the sum of (i) the aggregate Purchase Price paid (including indebtedness incurred or assumed) by the Partnerships for all items of Equipment and (ii) the principal amount of all financing provided by the Partnerships to Users is payable to the General Partner for its services and expenses of finding, evaluating, documenting and acquiring the Partnerships' Investments. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES".

(4) The amounts shown exclude ten Units ($1,000) in each Partnership that were purchased by the Original Limited Partner in connection with the organization of each Partnership and which will be refunded to the Original Limited Partner, and his Units will be retired, upon the Initial Closing Date. Such amounts also exclude the excess, if any, of (a) total Units which the General Partner and its Affiliates are entitled to purchase for their own investment account (a maximum of 10% of all non-affiliate Unit purchases) over (b) 600 Units ($60,000), the maximum amount of Unit purchases by the Sponsor which may be counted in determining whether the Minimum Offering of 12,000 Units has been completed. Accordingly, of the Minimum Offering of 12,000 Units, only 11,400 Units would need to be purchased by the general public to satisfy such condition if the General Partner and its Affiliates purchased 600 Units of such total (as they are permitted to do).

(5) A minimum of 12,000 Units (the "Minimum Offering") and a maximum of 750,000 Units will be offered in each Partnership. The Offering Period for Units is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Eight A, and twelve (12) months thereafter for ICON Eight B. In no event may the Offering of the Program extend beyond forty-eight (48) months from the date of this Prospectus. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. The General Partner in its sole discretion may increase the maximum number of Units which may be sold in ICON Income Fund Eight B L.P. by the number of authorized and unsold Units in ICON Income Fund Eight A L.P. (including any Units which were not sold because of the failure of ICON Income Fund Eight A L.P. to receive acceptable subscription for the minimum number of Units).

   NOTICE TO PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $3,750,000 (A MAXIMUM TO MINIMUM OFFERING RATIO OF 20:1) YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PROGRAM'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.

   THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

   THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE, AND MAY ONLY BE TRANSFERRED OR RESOLD IN CONFORMITY WITH THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIPS AND IN COMPLIANCE WITH APPLICABLE LAW.

General

      Investors are subject to certain suitability standards described herein. The General Partner will generally not have direct knowledge of the investor's financial situation so it will be relying upon the investor's representations concerning his financial situation in concluding that such suitability standards will be met. In addition, Soliciting Dealers are obligated to have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, financial situation and any other information known by it concerning the investor, that an investment in a Partnership is suitable for that investor. Consequently, it is important that the information provided by the investor to the Soliciting Dealer and the General Partner be complete and accurate.

      Investor Suitability -- To be eligible to purchase Units, all prospective investors are required to comply with the Partnership's basic suitability requirements. In general, prospective owners of Units must either have:

          (i) both (A) a net worth of not less than $30,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $30,000 of annual gross income; or

          (ii) a net worth of at least $75,000 (determined as above).

      Certain State Requirements. Suitability. The following States have established more stringent investor suitability standards than those established by the Partnership: Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Massachusetts, Minnesota, Nebraska, New Hampshire, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington. Units will only be sold to residents of such jurisdictions who meet such more stringent standards. Any proposed transferee of a Unit who is a resident of such States must also meet such suitability standards.

      Instead of the foregoing standards, to be admitted to the Partnership as a Limited Partner a subscriber (or fiduciary acting on his, her or its behalf) who is a resident Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must (1) either have (a) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and (iii) personal automobiles) plus (b) $45,000 of annual gross income or (2) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf).

      Residents of Massachusetts and North Carolina must (1) either (a) have a net worth of not less than $60,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and (iii) personal automobiles) plus (b) $60,000 of annual gross income or (2) a net worth of at least $225,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of any specific state suitability requirements.)

      An investment by each subscriber residing in Pennsylvania may not exceed 10% of his or her net worth (exclusive of home, home furnishings and automobiles). An investment by each subscriber residing in Ohio may not exceed 10% of his or her liquid net worth.

      Who Should Invest -- You should only invest in the Partnerships if you (a) are prepared to make an investment for the entire Reinvestment Period seven
    (7) years from the date of this Prospectus as well as the additional Liquidation Period of from twelve (12) to thirty-six (36) months thereafter,
    (b) have no need for liquidity of such investment (except as may be provided by monthly cash distributions) and (c) are prepared to assume the substantial risks associated with such investment. An investment in Units is not suitable for investors who will need access to their Capital Contribution during the term of the Partnerships or for whom the projected monthly cash distributions are an essential source of funds to pay their necessary living expenses. An investment also may produce "unrelated business taxable income" for pension, profit-sharing and other Qualified Plans in excess of applicable exemptions. Each potential investor should review the information appearing under the captions "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" with particular care and should consult his or her tax and investment advisors to determine (1) if an investment in Units is appropriate for him or her in light of his particular tax and investment situation and (2) if so, what portion of his or her total investment portfolio may prudently be invested in Units.

      Minimum Investment -- The minimum investment by an investor (whether by subscription or through resale) is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units) except IRAs and Qualified Plans for which the minimum investment is 10 Units.

                           TABLE OF CONTENTS


                                                             Page

   SUMMARY OF THE OFFERING....................................   8
      Investment Objectives and Policies......................   8
      Summary of Certain Risk Factors  .......................   9
      Sources and Uses of Offering Proceeds and Related Indebtedness
   10
      Compensation to the General Partner and Affiliates  ....  10
      Conflicts of Interest ..................................  11
      Fiduciary Responsibility................................  11
      Other Offerings by the General Partner and its Affiliates    11
      Management;  Financial  Statements  of the  General  Partner and of the
   Partnership................................................  11
      Federal Income Tax Considerations.......................  12
      Capitalization .........................................  12
      Summary of Partnership Agreements.......................  12
      Transfer of Units.......................................  12
      Plan of Distribution ...................................  12
      Fiscal Year.............................................  14
      Glossary of Terms.......................................  14

   RISK FACTORS...............................................  14
      Operating Risks.........................................  14
      Partnership Risks and Investment Risks..................  14
      Federal Income Tax Risks and ERISA Risks................  20

   SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS  22

   COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES.........  23
      Organization and Offering Stage.........................  24
      Operational Stage.......................................  25
      Interest in Partnership Profits or Losses...............  28

   CONFLICTS OF INTEREST......................................  30
      Lack  of  Separate  Legal  Representation  and  Lack  of  Arm's  Length
   Negotiation
        of the Program Agreements.............................  30
      Compensation of the General Partner and Affiliates......  30
      Effect of Leverage on Compensation Arrangements.........  31
      Competition With the General Partner and its Affiliates. 31 Determination of Reserves and Liability of the General Partner for
   Partnership Obligations....................................  32
      Joint Ventures..........................................  32
      Lease Referrals.........................................  32
      Participation of a Securities Sales Affiliate in this Offering
   33
      General Partner to Act as Tax Matters Partner...........  33

   FIDUCIARY RESPONSIBILITY...................................  33
      General.................................................  33
      Conflicts...............................................  33
      Indemnification  of the  General  Partner,  Dealer-Manager  and Selling
Dealers.......................................................  34
      Investor Remedies.......................................  34

   OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES..  35
      Prior Public Programs...................................  35

   STATUS OF THE OFFERING.....................................  37

   CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS................  38

                                      Page

   MANAGEMENT.................................................  38
      The General Partner.....................................  38
      Affiliates of the General Partner.......................  40

   INVESTMENT OBJECTIVES AND POLICIES.........................  40
      General.................................................  40
      Acquisition Policies and Procedures.....................  41
      Leases and Financing Transactions.......................  41
      Transaction Approval Procedures ......                    43
      Credit Review Procedures................................  44
      Equipment...............................................  44
      Portfolio Acquisitions..................................  45
      Other Investments.......................................  45
      Interim Financing ........................................45

   CASH DISTRIBUTIONS TO PARTNERS ............................  46
      Monthly Cash Distributions..............................  46
      First Cash Distribution to the Limited Partners.........  47
      Reinvestment of Undistributed Cash in Additional Equipment, Leases and
        Financing Transactions................................  47
      Distribution  of  Cash  from  Sales  of  the  Partnership's  Investment
   .................................                            48
      Reinvestment of Distribution ............................ 48

   FEDERAL INCOME TAX CONSEQUENCES............................  48
      Summary.................................................  48
      Opinion of Tax Counsel..................................  49
      Classification as a Partnership.........................  49
      Publicly Traded Partnerships............................  50
      Taxation of Distributions...............................  51
      Partnership Income Versus Partnership Distributions.....  51
      Allocations of Profits and Losses.......................  52
      Deductibility  of  Losses:  Passive  Losses,  Tax  Basis  and "At Risk"
   Limitation.................................................  53
      Deductions for Organizational and Offering Expenses; Start-up Costs
   54
      Tax Treatment of the Leases.............................  54
      Cost Recovery...........................................  55
      Limitations on Cost Recovery Deductions.................  55
      Deferred Payment Leases.................................  56
      Sale or Other Disposition of Partnership Property.......  57
      Sale or Other Disposition of Partnership Interest.......  57
      Treatment of Cash Distributions Upon Redemption.........  58
      Gifts of Units..........................................  58
      Consequence of No Section 754 Election..................  58
      Tax  Treatment  of  Termination  of  the  Partnership  Pursuant  to the
   Partnership Agreement......................................  58
      Audit by the Service....................................  59
      Alternative Minimum Tax.................................  59
      Interest Expense........................................  60
      Self-Employment Income and Tax..........................  60
      Maximum Individual Tax Rates............................  61
      Section 183.............................................  61
      Foreign Source Taxable Income .......................     61
      Registration, Interest, and Penalties...................  62
      State and Local Taxation................................  63
      Foreign Investors.......................................  63
      Tax Treatment of Certain Trusts and Estates.............  63
      Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations
   63
      Corporate Investors.....................................  63

                                      Page

   INVESTMENT BY QUALIFIED PLANS..............................  64
      Fiduciaries under ERISA.................................  64
      Prohibited Transactions Under ERISA and the Code........  64
      Plan Assets.............................................  65
      Other ERISA Considerations..............................  66

   CAPITALIZATION.............................................  66

   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION.............  67
      Liquidity and Capital Resources.........................  67
      Operations..............................................  67

   SUMMARY OF THE PARTNERSHIP AGREEMENT.......................  68
      Establishment and Nature of the Partnership.............  68
      Name and Address........................................  68
      Purposes and Powers.....................................  68
      Duration of Partnership.................................  68
      Capital Contributions...................................  68
      Powers of the Partners..................................  69
      Limitations on Exercise of Powers by the General Partner  69
      Indemnification of the General Partner..................  71
      Liability of Partners...................................  71
      Non-assessability of Units..............................  71
      Distribution of Distributable Cash From Operations
        and Distributable Cash From Sales.....................  71
      Allocation of Profits and Losses........................  72
      Withdrawal of the General Partner.......................  73
      Transfer of Units.......................................  73
      Dissolution and Winding up..............................  73
      Access to Books and Records.............................  74
      Meetings and Voting Rights of Limited Partners..........  74
      Amendments..............................................  74

   TRANSFER OF UNITS..........................................  75
      Withdrawal .............................................  75
      Restrictions on the Transfer of Units...................  75
      Limited Right of Presentment for Redemption of Units....  77
      Certain Consequences of Transfer........................  78

   REPORTS TO LIMITED PARTNERS................................  78
      Annual Reports..........................................  78
      Quarterly Reports.......................................  79

   PLAN OF DISTRIBUTION.......................................  79
      Segregation of Subscription Payments ...................  80

   INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
     SUBSCRIPTION PROCEDURES..................................  81
      General Suitability Considerations......................  81
      State Requirements Concerning Minimum Investment and Minimum Investor
        Net Worth/Income......................................  81
      Subscriber Representations..............................  83
      Citizenship ............................................  85
      Special Limit on Ownership of Units by Benefit Plans....  85
      Minimum Investment and Suitability Standards............  85
      How to Subscribe........................................  86
      Admission of Partners; Closings.........................  86

   SALES MATERIAL.............................................  86

   LEGAL MATTERS..............................................  87


                                      Page

   EXPERTS....................................................  87

   ADDITIONAL INFORMATION.....................................  87
   TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS.......  87

   FINANCIAL STATEMENTS.......................................  88

   GLOSSARY - Section 17 of the Limited Partnership Agreement

   EXHIBITS:
      A. Amended and Restated Agreement of Limited Partnership A-1
      B.  Prior Performance Tables for the Prior Public Programs   B-1
      C.  Subscription Documents.............................. C-1

                            SUMMARY OF THE OFFERING


    The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Exhibits hereto. See the Glossary contained in Section 17 of the Amended and Restated Agreement of Limited Partnership attached as Exhibit A (the "Partnership Agreement") to this Prospectus for the definition of certain terms used in this Summary and throughout this Prospectus.

    ICON Income Fund Eight is an equipment leasing program consisting of two Delaware limited partnerships (collectively, the "Partnerships" and, individually, a "Partnership") the first of which was formed on July 9, 1997 primarily to engage in the business of leasing Equipment or acquiring residual interests thereon and providing financing, secured by equipment, to companies determined to be creditworthy by the General Partner as well as to engage in any other businesses which are consistent with the Partnership's objectives and in which the Partnership may lawfully engage. The General Partner expects that most of the Net Offering Proceeds will be invested in Equipment which is subject to Leases which produce passive income but that a portion of Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income if the General Partner, in its sole discretion, believes such Investments to be in the best interests of each of the
Partnerships. See "SUMMARY OF THE PARTNERSHIP AGREEMENT". Each of the Partnerships is expected to complete its Reinvestment Period seven (7) years from the date of the commencement of the Offering in each Partnership provided that such period may be extended at the sole and absolute discretion of the General Partner. The General Partner will then liquidate each of the Partnerships' Investments in the ordinary course of business within a further period ending eight (8) years but no later than ten (10) years after the date of this Prospectus. Investors should therefor expect to hold their Units for the full term of the Partnership in question (i.e. from 7 to 10 years from the time they invest).

Investment Objectives and Policies

    The Partnerships intend to acquire and lease various types of Equipment to businesses primarily within the United States and also in other countries expected to be primarily in North America and Europe and in every case determined by the General Partner to be politically stable and to have suitable legal systems (see "RISK FACTORS--Partnership Risks and Investment Risks--Risks Associated with Foreign Investments; Lack of U.S. Jurisdiction"). The Partnerships will also provide financing to these same types of businesses secured by tangible and intangible personal property and other or additional collateral determined by the General Partner to be sufficient in amounts and types to provide adequate security for the current and future obligations of such borrowers (see "Investment Objectives and Policies--Leases and Financing Transactions").

    The terms of the Partnerships' Leases and Financing Transactions are expected to range from two to seven years provided that such period may be extended at the sole and absolute discretion of the General Partner. Each such investment is expected to provide for aggregate, basic contractual payments (rents in the case of Leases and debt service in the case of Financing Transactions) together with expected residual proceeds in the case of Leases which, in the aggregate, are intended to return the Partnerships' cost of such Investments (including Front-End Fees), together with investment income.

    The Partnerships' overall investment objectives are:

(i) INVESTMENT IN EQUIPMENT: to invest in a diversified portfolio of low obsolescence Equipment having long lives and high residual values, at prices that the General Partner believes to be below inherent values subject to lease or under other contractual arrangements with lessees of Equipment;

(ii) CASH DISTRIBUTIONS: to generate cash distributions after the minimum number of Units are sold, which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of the Partnership. Such cash distributions will commence the month following the month in which the investor is admitted as a Limited Partner;

(iii) SAFETY: to create a significant degree of safety relative to other equipment leasing investments through the purchase of a diversified equipment portfolio. This diversification reduces the exposure to market fluctuations in any one sector. The purchase of used, long-lived, low obsolescence equipment typically at prices which are substantially below the cost of new equipment also reduces the impact of economic depreciation and can create the opportunity for appreciation in certain market situations, where supply and demand return to balance from oversupply conditions; and

(iv) TOTAL RETURN: to provide to limited partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternative with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

      Not less than 80.40% of the Gross Offering Proceeds (assuming a Maximum Offering; 75% assuming a Minimum Offering) will be used to make investments in Equipment, Leases and Financing Transactions (collectively "Investments") on behalf of the Partnerships (see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and 1% of Gross Offering Proceeds will be initially set aside in a working capital reserve. If one assumed that individual investors (1) could purchase Investments with the same average yield as the Partnerships are able to achieve, (2) could arrange financing on the same terms and (3) could make such acquisitions without paying any transfer taxes or fees to brokers or attorneys to locate, negotiate and document such transactions (each of which assumptions the General Partner believes to be unlikely), then an investor's return from a direct ownership of Leases and Financing Transactions would be greater than the return from an investment in the Partnerships. In addition, if one assumed that an investor would incur no expenses in (1) managing Investments (e.g. billing and collecting rents, corresponding with the Lessees, insurers and others, administering sales, use and property tax collections, accounting and remittances to appropriate taxing authorities, etc.) and (2) re-marketing the Equipment (both of which assumptions the General Partner also believes to be unlikely), then such investor's annual share of gross revenues could be said to be reduced in direct proportion to the fees payable to the General Partner for performing such services.

Summary of Certain Risk Factors

    An investment in the Partnerships has many risks. The information appearing under the caption "RISK FACTORS" in this Prospectus contains a detailed discussion of the most important risks associated with an investment in Units. Please refer thereto for a discussion of the following specific risk factors as well as other relevant risk factors:

    Operating Risks:

    The Equipment owned by each Partnership will be subject to unanticipated declines in market value and Lessee defaults, both of which can adversely effect such Partnership's financial performance. To the extent the Partnership's Equipment will be acquired in part with borrowed funds, a Lessee default increases the risk of a material loss to the Partnership.

    Partnership and Investment Risks:

    o No  one  can  predict   whether   Limited   Partners   will  receive  cash
      distributions in amounts sufficient to return their original investment or the amount of profit thereon, if any, that they will ultimately receive.

    o The Investments to be acquired or entered into by each Partnership have not been specified as of the date of this Prospectus and will be determined solely by the General Partner.

    o A portion of the distributions made to date by the Prior Public Programs have been, and a portion of the distributions to be made by the
      Partnership   are   expected  to  be  a  return  of   investor's   Capital
      Contributions.

    o Investors will have no right to be involved in the management of the Partnership and will not have the opportunity to vote except in extraordinary circumstances. As a result, they must rely on the skills, integrity and business expertise of the General Partner.

    o The General Partner, the Dealer-Manager and the Selling Dealers will receive significant compensation for organizing the Partnership and conducting the Offering and managing the Partnership's business. None of this compensation has been the subject of arm's length negotiations. (See "Compensation to the General Partners and Affiliates".)

    o Investors must be prepared to hold their Units for the entire operational life of the Partnerships which currently is estimated to be 8 years, but, may be as long as ten (10) years because (a) only a limited secondary market exists for partnership units generally, (b) a buyer for Units (other than the Partnership under certain circumstances) may not exist and
      (c) they are likely to be unable to resell or dispose of Units except at a substantial discount from their purchase price. (See "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units" for a discussion of redemption rights and prices.)

    o The Partnership may not raise sufficient Gross Offering Proceeds to achieve its objectives of owning a broadly diversified portfolio of Investments.

    o Each Partnership may lease a portion of its Equipment to Lessees formed under the laws of foreign countries or to other Lessees which conduct operations outside the United States for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing Equipment registration, maintenance, liability of owners and lessors and similar considerations might reduce the value of the Partnership's Equipment in unanticipated ways. (See "RISK FACTORS--Partnership Risks and Investment Risks-- Risks Associated With Foreign Investments; Lack of U.S. Jurisdiction".)

   Federal Income Tax Risks:

    o Income and expenses of the Partnerships, due to their classification as "passive income" or "portfolio income," may not be able to be offset against other activities on an investor's income tax return.

    o Certain of each Partnerships investment transactions or deductions could be re-characterized which could result in loss of certain tax benefits associated with an investment in Units.

    o Each of the Partnerships may be treated as a "publicly-traded partnership" and therefore taxed at the partnership level as though it were a corporation with a second tax assessed against investors on Partnership distributions received by them.

Sources and Uses of Offering Proceeds and Related Indebtedness

      Not less than 80.40% of Gross Offering Proceeds will be used to make Investments assuming a Maximum Offering (75% assuming a Minimum Offering), 1% will be held in reserves (including working capital) and the balance will be applied to pay fees and expenses to the Sponsor and its Affiliates and to others involved in the Offering (19.60% assuming the Maximum Offering; 25% assuming the Minimum Offering). See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" for a breakdown of the General Partner's estimate as to how the capital it raises and a portion of the indebtedness it may employ will be used.

Compensation to the General Partner and Affiliates

    The Dealer-Manager (an Affiliate of the General Partner which will select the Selling Dealers and manage the Offering of Units) and the General Partner (which will acquire the assets for and manage the business of the Partnerships) will receive compensation for their services. The section of the Prospectus entitled "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES" details the estimated amount and range of each item of compensation payable to the Dealer Manager and the General Partner by the Partnerships. The most significant items of compensation are:

    o Approximately 19.60% of Gross Offering Proceeds (assuming a Maximum Offering) will be used to pay the costs of organizing each Partnership, offering the Units to the public and acquiring Partnership assets and, of such percentage, approximately 11.60% of Gross Offering Proceeds will be paid to the General Partner or an Affiliate and approximately 8.0% of Gross Offering Proceeds is expected to be paid to unrelated Selling
      Dealers. (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

    o The General Partner will generally be entitled to receive a Management Fee of between 2% and 5% of annual gross rental payments (fee percentages for Leases are based on whether they are Full-Payout or Operating Leases) and 2% of payments on Financing Transactions.

    o The General Partner shall receive 1% and the Limited Partners 99% of each distribution of Distributable Cash From Operations and Distributable Cash From Sales until the Limited Partners have received total cash distributions in an amount equal to Payout (i.e., the time when each of the Limited Partners has received cash distributions in an amount equal to the sum of (i) his or her Capital Contribution plus (ii) an 8.0% cumulative annual return thereon, computed from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating cash actually distributed to such Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement.

    o After Payout distributions of Distributable Cash From Operations and Distributable Cash From Sales shall be 90% to the Limited Partners and 10% to the General Partner.

    o There are a number of other items of compensation and expense reimbursements that the General Partner may receive during the operation of the Partnerships. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES".

Conflicts of Interest

        Each Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates. These conflicts may include, but are not limited to:

    o the lack of arm's length negotiations in determining compensation;

    o competition with other leasing programs sponsored by the General Partner or its Affiliates (including the other Partnership) for the acquisition, lease, financing or sale of Equipment;

    o competition with an Affiliate of the General Partner for the acquisition, lease, financing or sale of Equipment; and

    o competition with certain other leasing programs sponsored by the General Partner or its Affiliates for management services.

      In addition to the fiduciary duty that the General Partner owes to the Limited Partners, the Partnership Agreement contains certain provisions intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT".

Fiduciary Responsibility

      The General Partner will act as fiduciary to each Partnership. However, each Partnership will be obligated to provide certain indemnities to the General Partner, and, as detailed under "CONFLICTS OF INTEREST," the General Partner will be permitted to engage in certain activities that may involve a conflict of interest.

Other Offerings by the General Partner and its Affiliates

      The General Partner has sponsored, and is currently managing, seven other public leasing programs with objectives similar to those of the Partnerships. See "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" for more detailed information concerning the Prior Public Programs (ICON Cash Flow Partners, L.P., Series A through Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven) and the Prior Performance Tables included in Exhibit B to this Prospectus for tabular and statistical data concerning the Prior Public Programs.

Management; Financial Statements of the General Partner and of the Partnership

      The sole General Partner of the Partnerships is ICON Capital Corp., a Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New York 10528 (telephone 914-698-0600). The General Partner will manage and control the affairs of the Partnerships. See "MANAGEMENT" for a description of the officers and other key personnel who will be responsible for the management of the Partnerships' business.

      The financial statements of the General Partner and of ICON Income Fund Eight A L.P. are located in the section of this Prospectus entitled "FINANCIAL STATEMENTS".

Federal Income Tax Considerations

      See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to the Partnerships. Such Section also contains a description of the legal opinion regarding federal income tax matters that the Partnerships will receive, which together with such opinion, addresses the material federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors, prior to their subscription, to determine special tax consequences of an investment to the Partnerships.

      The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership". The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

Capitalization

      The section of this Prospectus entitled "CAPITALIZATION" details, in tabular form, the Partnerships' current and projected capitalization, after deduction of Sales Commissions, Underwriting Fees and the O & O Expense Allowance.

Summary of Partnership Agreements

      Each Partnership Agreement governs the relationship between the Limited Partners and the General Partner. Investors should be particularly aware that under either Partnership Agreement:

   (1) they will have limited voting rights;

   (2)their Units will not be freely transferable, and, even if transferable, can probably only be sold at a substantial discount; and

   (3)the fiduciary duty owed by the General Partner to the Limited Partners has been modified in recognition of its sponsorship of the Prior Public Programs so as to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one investment program.

      See "FIDUCIARY RESPONSIBILITY," "SUMMARY OF THE PARTNERSHIP AGREEMENT," "TRANSFER OF UNITS" and "REPORTS TO LIMITED PARTNERS" for further details.

Transfer of Units

      The transfer of Units in each Partnership is subject to restrictions contained in the Partnership Agreement for that Partnership which are primarily intended to avoid having the Partnerships be treated as a "publicly traded partnership" and thereby become subject to taxation as a corporation (see "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships"). As a result of such limitations, however, it is possible that a Limited Partner wishing to transfer Units might not be able to do so if the aggregate transfer limits of the Partnerships have been reached for such year. See the "TRANSFER OF UNITS" section of the Prospectus discusses the restrictions on transfer of Units in greater detail.

Plan of Distribution

      The Offering -- Each of the Partnerships is offering a minimum of 12,000 Units and a maximum of 750,000 units in each Partnership with a total maximum offering of $75,000,000 for each Partnership. Such offering is on a "best efforts" basis; that is, there is no guarantee that any specified amount of money will be raised. Units will be offered for sale by ICON Securities Corp. (the "Dealer-Manager") and NASD-member firms (the "Selling Dealers") which have entered into Selling Dealer Agreements with the Dealer-Manager.

      Offering Period -- The Offering of Units in each Partnership may be terminated in the discretion of the General Partner at any time. The Offering Period for Units is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Eight A, and twelve (12) months thereafter for ICON Eight B; provided that the General Partner may, in its sole and absolute discretion, extend the offering of Units in each Partnership for a further period not more than an additional twelve (12) months. In no event may the Offering of the program extend beyond forty-eight (48) months from the date of this Prospectus. The General Partner has a reasonable period of time (generally not in excess of 5 business days) in which to conclude the closing of a Partnership after the termination of such Partnership's offering. The Offering Period may be terminated at the option of the General Partner at any earlier time. Further, after the first Partnership offering is terminated, the General Partner is not required to undertake the second Partnership offering. In most states, continued offering beyond one year after the effective date in such state is subject to approval by the applicable state securities authority. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. The end of the Offering Period is also called the Termination Date. Subscriptions for Units will only be accepted from the date of this Prospectus until the Termination Date.Minimum Offering -- Unless each Partnership receives subscriptions for 12,000 Units prior to the completion of its Offering Period, no Units will be issued and all funds received in connection with the Offering (including accrued interest on Subscription Monies) will be promptly refunded. Although the General Partner and its Affiliates may purchase up to ten percent (10%) of the total Units purchased, not more than 600 of such Units may be included in determining whether the Minimum Offering has been achieved.

      Escrow Agent; Distribution of Escrow Interest -- All subscription payments for each Partnership, will be deposited and held in an interest-bearing escrow account with a national banking association (or another banking institution named by the General Partner in the event that such bank is unable to serve as escrow agent) until the earlier to occur of (i) the date on which the Minimum Offering (or $1,200,000 in subscriptions) have been received (exclusive of subscriptions from Pennsylvania residents) or (ii) twelve (12) months after the commencement of the Offering of each Partnership. Subscriptions from residents of Pennsylvania are subject to the further conditions that (1) each such subscription must be held in escrow until such time as at least $3,750,000 in subscriptions per Partnership (5% of the Maximum Offering of $75,000,000 per Partnership) have been received from all investors and (2) each Pennsylvania subscriber must be offered the opportunity to rescind his or her subscription if such condition has not been met, initially 120 days following the date his or her subscription is received by the Escrow Agent and every 120 days thereafter during the effective period of the offering in Pennsylvania. During the period that subscription monies are held in escrow, such funds will be invested in a savings or money-market account with the Escrow Agent and earn interest at the prevailing rates applicable to such accounts from the time on the subscription payments deposited with the Escrow Agent until the earlier of the date (i) the subscriber is admitted to the Program as a Limited Partner,
    (ii) in the case of Pennsylvania investors, at the end of the respective 120 day period following the Effective Date during which his subscription was received (during which period aggregate subscriptions of $3,750,000 per Partnership must be satisfied for such investor to be admitted as a Limited Partner or rescission of his subscription offered to him) or (iii) one year from the commencement of the Offering Period of the Partnership in question. The interest so earned will be paid to the subscriber upon his or her admission to a Partnership (or, if such subscriber is not admitted to a Partnership, when the subscription payments are returned). After the Initial Closing Date (see "--Closings"), subscriptions will be held in a special, segregated, interest-bearing subscription account of the Partnership pending each subsequent Closing (other than subscriptions from Pennsylvania investors, which will continue to be held in the Escrow Account until subscriptions for at least $3,750,000 of Units per Partnership have been received and the next Closing is held).

      Subscription -- Every investor must manually execute a Subscription Agreement in the form attached as Exhibit C hereto in order to purchase Units. By subscribing for Units, each investor will be deemed to have made all of the representations and warranties contained therein and will be bound by all of the terms of such Agreement and of the Partnership Agreement.

      Closings -- The initial Closing for each Partnership will be held after subscriptions for at least 12,000 Units have been received by the Escrow Agent, at which time subscribers for at least such number of Units may be admitted to that Partnership as Limited Partners. After the Initial Closing Date, each Partnership intends to hold daily Closings until the Offering is completed or terminated.

      Status of the Offering -- As of the date of this Prospectus, investors have not been admitted as Limited Partners to a Partnership.

Fiscal Year

    The fiscal year of each Partnership will end on December 31.

Glossary of Terms

    For definitions of certain terms used in this Prospectus, see Section 17 of the Partnership Agreement included as Exhibit A to this Prospectus.



                                 RISK FACTORS

------------------------------------------------------------------------------

    The purchase of Units may be considered speculative and subject to certain risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following:

Operating Risks

    General. The Partnerships will engage in the business of equipment leasing and providing financing, which entail certain economic and other risks, including, but not limited to, the following: the risk of sharp changes in the market value or technological obsolescence of some or all of the types of Equipment that the Partnerships may lease or finance and the physical deterioration of such Equipment; the possibility of Lessee or User defaults;
fluctuations in general business and economic conditions; the adoption of legislation or regulations that may affect the cost, manner of operations, and titling and registration (when necessary) of certain of the Partnerships' Equipment. Many of the foregoing risks are outside the control of the Partnerships and may adversely affect their operating costs or revenues and the amounts of residual equipment values actually realizable by them. Such risks are further discussed below.

    Year 2000 Compliance. Most computer programs have been written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations. The Manager uses, and expects on behalf of the Fund to use, primarily third party software and is communicating with key software vendors to ensure that the systems used by the Manager and the Fund are not impaired by the year 2000 issue. The ultimate impact of the year 2000 issue on the Fund will depend to a great extent on the manner in which the issue is addressed by those businesses whose operational capability is important to the operation of the Fund. Each of these entities will have a material self interest in resolving any year 2000 issue. The General Partner does not expect the Fund to incur significant costs as a result of the year 2000 issue.

    Certain of the Prior Public Programs with Investment Objectives Similar to the Partnership have Experienced Unexpected Losses. As discussed in greater detail in the "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" Section of this Prospectus at page 35 and as shown on TABLE III, three of the early Prior Public Programs, Series A, Series B and Series C, while under previous management experienced unexpected losses in 1991-92 due primarily to lessee bankruptcies.

Partnership Risks and Investment Risks

    Investments Unspecified. The Equipment to be purchased and the Leases and Financing Transactions to be entered into or acquired have not been determined as of the date of this Prospectus. The General Partner will have complete discretion in investing the Net Offering Proceeds and proceeds from
Partnerships' Indebtedness within the limits set forth under the caption "INVESTMENT OBJECTIVES AND POLICIES". In addition, because the Partnerships' Investments have not been specified, no one can make a judgment as to whether or not the investments to be made will result in investors receiving distributions sufficient to return their investment and/or profit thereon.


    Limited Voting Rights of Limited Partners. All decisions with respect to management of the Partnerships, including the determination as to which Equipment the Partnerships will purchase and which Leases and Financing Transactions each will enter into or acquire, will be made exclusively by the General Partner. The success of the Partnerships, to a large extent, will depend on the quality of the investment decisions made by the General Partner, particularly as it relates to the purchase of Equipment, the acquisition of Leases and Financing Transactions and the re-leasing and disposition of its Equipment. Limited Partners are not permitted to take part in the management of the Partnerships or the establishment of the Partnerships' investment objectives or policies. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnerships to the General Partner.

    Generally speaking, only extraordinary matters, such as a proposed amendment to the Partnership Agreement, are required to be submitted for vote of the Limited Partners. For any matter submitted for vote of the Limited Partners, the Consent of the Majority Interest (more than 50% of the relevant Partnership's Interests) is required for approval. The Partnership Agreement provides that in determining the requisite percentage of Interests necessary for a vote concerning (i) the removal of the Sponsor as General Partner or (ii) any transaction between the Sponsor and the Program, any Interests owned by the Sponsor shall not be included. See Section 13.2 of the Partnership Agreement, "Limited Voting Rights of the Limited Partners".

   Investment Portfolio Composition. There can be no assurance as to the ultimate composition of the Partnerships' actual Investment portfolio, as there is no way of anticipating what types of Equipment, Leases and Financing Transactions will be available on reasonable terms at the times the Partnerships are ready to invest their funds. The General Partner may vary the Partnerships' Investment portfolios (although it is the General Partner's intention to invest all Net Offering Proceeds and Cash From Operations and/or Cash From Sales in Leases and Financing Transactions as described under the caption "INVESTMENT OBJECTIVES AND POLICIES") or may invest in Financing Transactions to a greater degree than currently anticipated. Net Offering Proceeds, in this instance, means the gross amount of Capital Contributions of all limited partners less underwriting fees, sales commissions and the O & O Expense Allowance payable by the Partnership.

   Residual Value of Equipment. With respect to Leases - as distinguished from Financing Transactions - a significant part of the value of any such transaction to the Partnerships is the potential value of the Equipment once the primary Lease term expires. Each investor's ultimate investment return from the Partnerships will depend, in part, upon the residual value of the Partnership's Equipment at the time of its sale or re-lease. The General Partner's ability to purchase Equipment at a favorable price is an important factor in maximizing its ultimate return on its investment in such Equipment. The extent to which this residual value can be realized will also depend to a significant extent on a) the ability of the General Partner to acquire Leases with lease agreements containing provisions which have the effect of preserving or enhancing the value of the Equipment upon its return by the Lessee to the Partnership in question at the expiration of the primary Lease term and b) the General Partner's ability to maximize the value of the Equipment in the market for used equipment such as the Equipment existing at such time. The residual value realized by the Partnerships will also depend, however, on factors beyond the control of the Partnerships such as the cost of new equipment similar to the Equipment at the time the Equipment is being remarketed by the Partnership in question, the extent to which technological developments during the Lease term have reduced to an unanticipated extent the market for used equipment such as the Equipment and the strength of the economy at such time.

   A Lack of Diversification of Investments Would Result if only the Minimum Offering were Raised. Each Partnership may begin operations with minimum capitalization of approximately $1,038,000 (after payment of estimated Sales Commissions, Underwriting Fees and O & O Expense Allowance totaling 13.50% or $162,000 of Gross Offering Proceeds). The ability of the Partnerships to diversify its Investments and their profitability could be adversely affected by the amount of funds at their disposal. To the extent that the minimum number of Units are sold, it is likely that the Partnerships would not be able to achieve as great a degree of diversification in their portfolio of Investments as would be possible with more capital to invest. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS".

   Losses Due to Lessee Bankruptcies. While the Partnership will use its diligent business efforts to avoid and minimize losses and to establish reserves for losses which are adequate and prudent, there can be no assurance that losses of the Partnership will not exceed such reserves due to conditions beyond the control of the General Partner. If the Partnership were to incur any such excess losses, the amounts otherwise distributable as a return of, and a return on, capital to the Limited Partners would be reduced in the absence of offsetting investment gains or cost savings by the Partnership.

   Investments in "Seasoned" Leases and "Used" Equipment. The General Partner expects it will invest a significant amount of the Net Offering Proceeds and proceeds of any Indebtedness in "seasoned" and/or "used" Equipment. (See "INVESTMENT OBJECTIVES AND POLICIES--General" and "--Equipment".) Purchasers of Units must therefore rely solely on the judgment and ability of the executive officers of the General Partner with respect to the selection of lessees, the purchase of Equipment, incurring Indebtedness, the negotiation of the terms of purchases of Equipment, Leases and Financing Transactions and other aspects of the Partnership's business and affairs. The General Partner will seek, and expects that it will be able in substantially all instances to obtain for the Partnership, representations from the sellers and lessees of all Equipment, including "seasoned" and "used" Equipment, that such Equipment has been maintained in compliance with the terms of the applicable Leases, that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such Leases and that the Equipment is in good operating condition and repair and the user has no defenses to, or offsets against, rents payable with respect to such Equipment as a result of the condition of the Equipment. The Partnership would have rights against the seller or user of such "seasoned" or "used" Equipment or both for any losses of the Partnership arising from their breach of such representations.

   Risks Associated with Investment in Options. The Partnerships may enter into transactions where the Partnerships acquire or enter into an option to purchase Equipment for a fixed price at a future date (typically at the end of the Lease Term encumbering the asset). In the event of the bankruptcy of the party granting the option or the Lessee in the underlying Lease, the option held by the Partnerships might be unenforceable and the price paid by the Partnerships might prove to be unrecoverable in whole or in part.

   Risks Associated with Lessee or User Default. If a Lessee or User defaulted on its payment obligations under a Lease or Financing Transaction, the relevant Partnership would need to repossess the Equipment in question or foreclose on such Equipment and/or other collateral securing such transaction. If the Partnership in question was then unable to sell or re-lease the foreclosed Equipment or collateral upon rental terms comparable to those under the original lease or were unable to repossess such Equipment or collateral promptly or at all, the relevant Partnership might realize a significant loss of anticipated revenues that may result in the inability of such Partnership to recover fully its investment in such Lease or Financing Transaction. In that regard, if a Lessee or User (meaning any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction) default occurs in connection with the bankruptcy of such Lessee or User, there could be a significant delay in the Partnership being able to recover possession of the Equipment in question which delay could, as noted in the preceding sentence, result in significant loss to the Partnership. In the event a Lease was partially financed with borrowed funds and there was a default by the Lessee, the entire value of the Equipment realized upon its repossession must first go to repay the related Lender and only after that had occurred would any of the remaining realized value be available for distribution to investors or reinvestment by the Partnership. In any such circumstance, it is possible that the Partnership's entire investment in the Investment would be lost.

   Risks Of Investment In Securitization Transactions. The Partnerships may invest in subordinated interests in special purpose entities formed to acquire pools of Leases and Financing Transactions. The pool of Leases and Financing Transactions owned by such a special purpose entity would typically consist of many hundreds of such transactions. A loss reserve is created based on historical data to account for the small percentage of these transactions projected to be in default over the life of the securitization. If the actual default experience of a special purpose entity in which a Partnership invested is worse than the loss reserve, the Partnership's return on its investment, or the investment itself, could be reduced or eliminated.

   Leveraged Investment--Increased Risk of Loss. It is expected that each Partnership will acquire a portion of their Investments for cash consideration and to acquire other Investments subject to existing (primarily non-recourse) indebtedness. The General Partner intends to use borrowings (or "leverage") from unaffiliated lenders to acquire additional Investments and generate additional Gross Revenues for the Partnerships. Typically, such borrowings are secured by a lien on the item of the Partnership's Equipment being financed and the related Leases. Such loans are generally, although not exclusively, non-recourse to the other assets of the Partnership. Although the use of borrowings permits the Partnership to acquire a greater number and variety of Investments, borrowings may also increase the Partnership's risk of loss. For example, if a Lessee defaults in the payment of rentals due under a Lease which has been assigned to a Lender, and if the Partnership is unable to sell or re-lease such Equipment or collateral upon rental terms comparable to those under the original Lease or is unable to repossess such Equipment or collateral promptly or at all, the Lender could foreclose on such Equipment and the Partnership could be unable to recover its Investment.

   It is also possible that the Partnership may, on occasion, find it necessary to borrow funds for use in operations (for example to upgrade Equipment so that it can be remarketed more effectively). There can be no assurance that, if the need to borrow funds for use in operations were to develop, financing would be available on terms satisfactory to the Partnership.

   A Portion of the Cash Distributions of the Prior Public Programs has been a Return of Capital. A portion of distributions made to date by the Prior Public Programs has been a return of investors' capital contributions. See Table III of the Prior Performance Tables for the Prior Public Programs which appear as
Exhibit B to this Prospectus. Subscribers will not acquire any ownership interest in any Prior Public Program and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in any such Prior Public Program (notwithstanding the similarity in investment objectives and intended operations of such Programs and the Partnership) or that the prior performance of any such Prior Public Program indicates the future results of operations of such Prior Public Program.

   Risks Associated with Foreign Investments; Lack of U.S. Jurisdiction. The Partnerships may lease a portion of their Equipment to lessees formed under the laws of foreign countries or to other Lessees for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing equipment registration, maintenance, noise control and other environmental factors, liability of owners and lessors and other matters would apply. Use of different accounting or financial reporting practices in such countries may make it difficult to judge the risk that the Lessees and Users will maintain their financial viability for the entire term of the related Lease and Financing Transactions thereby creating the risk of default and the possible loss of a Partnership's investment in the related Lease and Financing Transactions. Foreign registries may permit the recordation of liens which would cloud the Partnership's title to its Equipment or may omit to record liens or charges permitted under the laws of such countries needed to ensure the relevant Partnership's interest in any such Investment. The recognition in foreign courts of judgments obtained in United States courts may be difficult or impossible to obtain and foreign procedural rules may otherwise delay such recognition. Political instability, changes in national policy, competitive pressures, fuel shortages, labor stoppages, recessions and other political and economic events adversely affecting world or regional trading markets of a particular foreign Lessee or User could also create the risk that a foreign Lessee would fail or be unable to perform its obligations to the Partnership. It may be difficult for a Partnership to obtain possession of Equipment used outside of the United States in the event of a default by the Lessee, or for a Partnership to enforce its rights under the related Lease or Financing Transaction. Moreover, foreign jurisdictions may confiscate or expropriate Equipment without paying adequate compensation. The use and operation of Equipment in a foreign jurisdiction will be subject to the tax laws of that jurisdiction, which may impose unanticipated taxes on the ownership of Equipment, or the income derived therefrom. The General Partner anticipates that the Leases and Financing Transactions will contain provisions requiring the Lessees and Users to reimburse the Partnerships for all taxes arising out of the use and operation of the Equipment and to maintain insurance covering the risks of confiscation of the Equipment by foreign countries.

   Changes in Currency Exchange Rates. Although the Partnerships expect that most of their Investments will require payment in U.S. dollars, payments under such Leases and/or Financing Transactions may be payable in foreign currency. To avoid the risks associated with changes in currency exchange rates the Partnerships will only purchase Equipment subject to Leases or Financing Transactions in which the rental payments are either U.S. dollar denominated or where a foreign exchange contract or letter of credit to assure the U.S. dollar value of the full Lease or Financing Transaction payment schedule has been purchased. In those circumstances where a Partnership acquires a residual interest in Equipment, the amount and timing of receipt of which is inherently unpredictable, it may be impossible to hedge a foreign currency exposure which could positively or adversely affect a Partnership's income from such a transaction as measured in U.S. dollars. It is possible that a country in which Equipment acquired by the Partnerships is operated or registered may subsequently impose regulations or restrictions upon the exchange or transfer of currency, so that payment in U.S. currency may be prevented.

   Risks Of Currency Hedge Contracts. A Partnership may enter into Leases or Financing Transactions pursuant to which it would receive periodic payments in currencies other than United States dollars. In such circumstance the Partnership may elect to enter into a hedge contract pursuant to which it would receive a fixed United States dollar equivalent of such payments regardless of subsequent fluctuations in the exchange rate between the two currencies. In the event of a disruption in the foreign currency payments due the Partnership from the Lease or Financing Transaction in question, due to the default by the related Lessee or User, the Partnership would probably be required to continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing hedged payments at what might then be unfavorable exchange rates

   Risks of Joint Ventures. The Partnership Agreement permits the Partnerships to invest in Joint Ventures with other limited partnerships or investment programs sponsored by the General Partner and its Affiliates as well as programs sponsored by non-Affiliates. Joint Ventures will not permit the Partnerships indirectly to engage in activities which it cannot directly engage in as sole owner of any Investment under the terms of the Partnership Agreement. Investing in Joint Ventures rather than a direct investment in Leases or Financing Transactions may, under some circumstances, involve additional risks, including risks associated with the possibility that the Partnerships' co-investors might become bankrupt or that such co-investors may have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnerships. Among other things, actions by such a co-investor might have the result of subjecting Leases or Financing Transactions owned by the Joint Venture to liabilities in excess of those contemplated by the Partnerships or might have other adverse consequences for the Partnerships. It is possible that, if no one Person controls the Joint Venture, there will be a potential risk of impasse on decisions, including a proposed sale or other transfer of any Leases or Financing Transactions.

   Uninsured Losses. The Partnerships' Leases and Financing Transactions will generally require Lessees and Users to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the Equipment or the collateral securing the Leases and Financing Transactions, whether or not insured. When the Lessee or User is not required to provide such insurance, the Partnerships will obtain it at their own expense. However, there are certain types of losses (generally of a catastrophic nature such as those due to war or earthquakes) which are either uninsurable or not economically insurable. Should such a disaster occur with respect to Equipment or collateral securing the Leases and Financing Transactions a Partnership could suffer a total loss of its Investment.

   Risk of Loss of Equipment Registration. Aircraft and marine vessels are subject to certain registration requirements. Registration with the Federal Aviation Administration ("FAA") may be required for the operation of aircraft within the United States. Similarly, certain types of marine vessels must be registered with the United States Coast Guard prior to operation in the waterways of the United States and rolling stock and over-the-road vehicles may be subject to registration requirements. Failure to register or loss of such registration for these types of equipment could result in substantial penalties, the premature sale of such Equipment and the inability to operate and lease the Equipment.

   Rate of Limited Partner Cash Distributions Not Fixed. While it is the Partnerships' objective to make monthly cash distributions from net cash flows from operations, the General Partner may determine it is in the best interest of the Partnerships to change the amount of such cash flows which are distributed to the Limited Partners and reinvested in additional Investments. (See "Cash Distributions to Partners--Monthly Cash Distributions".)

   Return Difficult to Predict. The rate of monthly distribution may not equal the return on Investment. The initial rate of cash distribution has been arrived at by the General Partner using its experience to attempt to determine the sustainable rate of distribution during the Reinvestment Period. The actual return on the investment may be greater than or less than the rate of distribution. If during the Reinvestment Period the actual return is less than the rate of distribution, a portion of each such payment to limited partners would be a partial return of their Investment. Until all cash distributions from the operations of a Partnership and from sale of all its assets has been completed the final level of an investor's return on investment, if any, cannot be determined. There is no assurance that investors will achieve any specified rate of return on their respective capital contributions to the Partnerships and the total return on capital of each Partnership can only be determined at the termination of the Partnership after all residual cash flows (proceeds from sale and re-leasing of equipment after the initial and any subsequent lease terms have expired) have been realized (see "Cash Distributions to Partners--Monthly Cash Distributions").

   Decrease in Distributions during Liquidation Period. During the Liquidation Period of each Partnership, it is expected that distributions may sharply decrease relative to the annual cash distribution objectives for the Reinvestment Period, because as Investments are liquidated there will be fewer Leases and Financing Transactions available to generate cash from operations.

   Lack of a Secondary Market for Units; Restricted Transferability. The Units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," the Code and regulations promulgated thereunder by the Department of the Treasury of the United States impose severe limitations on the ability of the General Partner or the Partnerships to create or participate in a "secondary market" for Units. As a result of the foregoing, only a limited market for limited partnership interests, such as Units, currently exists. The ability of an owner of Units to sell or otherwise transfer such Units (other than at a substantial discount) is extremely limited. As a result, an investor must view an investment in the Partnerships as a long-term, illiquid investment. See "TRANSFER OF UNITS".

   Redemption Price for Units Not Equal to Capital Account Balance. Commencing with the second full quarter following the Final Closing Date, any Limited Partner (other than any Affiliated Limited Partner) may request that a Partnership redeem up to 100% of the Units held by such Limited Partner. A Partnership is under no obligation to do so. The redemption price payable in the event the General Partner determines in its sole discretion to redeem such Units has been unilaterally set. Such redemption price is set forth in "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units". During the term of a Partnership, the redemption price may have no direct relationship to a Limited Partner's Capital Account at the time of a redemption. In the event a Limited Partner's interest in a Partnership is redeemed it is probable that the redemption price would provide a significantly lower value than the value realized by retaining the Limited Partner's interest in a Partnership.

   Liability of Limited Partners for Certain Distributions. A Limited Partner's personal liability for obligations of the Partnerships generally will be limited under the Delaware Act to the amount of such Limited Partner's Capital Contribution. Under the Delaware Act, a Limited Partner may be liable to return to a Partnership any amount distributed for a period of three years from the date of such distribution if such distribution causes the liabilities of the Partnership (other than Partnership liabilities to Partners on account of their partnership interests and non-recourse debt) to exceed the fair market value of the assets of such Partnership in the event the Limited Partner knew such facts at the time of such distribution.

   Conflicts of Interest. The Partnerships will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates which may arise during the life of the Partnerships. (See "CONFLICTS OF INTEREST".) Such conflicts may include:

    o the lack of separate legal representation and arm's length negotiations of the program agreements and of compensation payable to the General Partner;

    o the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed;

    o the Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with a Partnership for Equipment acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the prior Programs;

    o because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnership, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to each Partnership's Reserve Account;

    o if the Partnership enters into a Joint Venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned interest;

    o the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates;

    o due to affiliation with the General Partner, the Dealer-Manager's review and investigation of the Partnerships and the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager; and

    o as Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service to settle tax disputes and to thereby bind the Partnerships and the Limited Partners by such settlement. There is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.

   Certain of such conflicts are affected by (i) the fiduciary duty that the General Partner owes to the Limited Partners and by (ii) provisions of the Partnership Agreement which are intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT".

   Participation of a Securities Sales Affiliate in this Offering. The Dealer-Manager is an Affiliate of the General Partner. As a result, the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

   General Partner Not Employed by Partnership Exclusively. The Partnerships will not employ their own full-time officers, directors or employees. The General Partner will supervise and control the business affairs of the Partnerships. The Partnerships will contract with the General Partner to manage the Partnerships' Investments. The officers and employees of the General Partner will devote to the Partnerships' affairs only such time as may be reasonably necessary to conduct its business. See "CONFLICTS OF INTEREST".

   Equipment Leases May be Subject to Usury Laws. Equipment leases have, on occasion, been held by the courts to be loan transactions subject to state usury laws. It is expected that all of the Financing Transactions will be treated as loan transactions by the Partnerships. It is anticipated that the Partnerships will structure their Leases and Financing Transactions so as to avoid application of the usury laws of the states in which it will conduct their operations. However, there can be no assurance that the Partnerships will be successful in doing so.

Federal Income Tax Risks and ERISA Risks

   Federal Tax Considerations in General. Although certain federal income tax aspects may be important in analyzing the attractiveness of an investment in the Partnerships' Units, prospective investors in the Partnerships should make an investment based primarily on economic rather than tax factors. While the Partnerships have obtained an opinion of Tax Counsel as to various tax matters and Tax Counsel has reviewed the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus for accuracy, that opinion and such review is limited largely to those tax matters believed to be material to an individual taxpayer. Furthermore, such tax opinion is subject to certain assumptions concerning the future operations of the Partnerships (which may vary from such assumptions) and is not binding on the Internal Revenue Service (the "Service"). In addition, no ruling has been or will be sought from the Service on any federal income tax issue. Because of such facts and because each investor's other income and expenses may materially affect the tax consequences of an investment in Units, there can be no assurance that the tax consequences described in this Prospectus will be obtained by every investor. Prospective investors and their advisors should, therefore, not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus, but should also carefully review their own particular circumstances. Many of the tax consequences described herein are unclear because of the passage in recent years of major tax legislation, which has not been interpreted through Treasury Regulations, published administrative positions of the service or court decisions. Availability of the tax benefits described herein may be challenged by the Service upon audit of any tax return of the Partnerships. Any adjustment to any tax return of the Partnerships as a result of an audit could also result in adjustments to the income tax returns of the Limited Partners, and might result in an examination of such returns for items unrelated to the Partnerships, or an examination of such returns for prior years. The Limited Partners could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome. No Partnership will reimburse any Limited Partner for any individual legal and accounting expenses incurred by such Limited Partner with regards to any examination of such Limited Partner's income tax return. Nor will a Partnership represent a Limited Partner in connection with an audit by the Service of items unrelated to the Partnership (see "FEDERAL INCOME TAX CONSEQUENCES -Audit by the Service".)

   Risk of Partnership Status. The Service may successfully contend that a Partnership should be treated as a "publicly traded partnership" ("PTP") that is treated as a corporation for federal income tax purposes rather than as a partnership. In such event, substantially all of the possible tax benefits (primarily non-taxation of a Partnership and a pass-through to investors of all income and losses) of an investment in a Partnership could be eliminated. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships". If a Partnership were treated as a PTP, the following results would occur: (a) losses realized by a Partnership would not pass through to Partners, (b) a Partnership would be taxed at income tax rates applicable to corporations, and (c) distributions to the Partners would be taxable to them as dividend income to the extent of current and accumulated earnings and profits. In order to minimize the possibility of PTP treatment for a Partnership, Section 10 of the Partnership Agreement provides for restrictions on transfers of Units by incorporating certain "safe harbor" tests specified in Treasury Regulations.

   Risk of Tax Treatment of Leases as Sales or Financings. Although the General Partner expects that with respect to each Lease the Partnerships will be treated, for federal income tax purposes, as the owner and lessor of the Equipment, it is possible that the Service may challenge some or all of the Partnerships' Leases and assert that they are properly characterized as sales or financings for federal tax purposes. Such treatment would result in the loss of cost recovery deductions by the Partnerships with respect to the Equipment subject to such Leases. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases".

   Tax Liability From Operations And Sales or Other Dispositions. The tax liability of Limited Partners may materially exceed net income for financial reporting purposes. The General Partner expects that taxable income for each year will generally, if not always, be less than cash distributions for the same year. However, the sale or other disposition of a Unit or Partnerships' property may result in Limited Partners realizing federal income tax liabilities that exceed the amount of cash (if any) realized from such sale or other disposition.

   Audit of Partnership Return. An audit of a Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to a Partnership.

   Limitations on the Deduction of Losses. The ability of individuals, trusts, estates, personal service corporations and certain other closely-held corporations to deduct losses generated by the Partnerships is limited to the amounts such investors have "at risk" in the activity, i.e., generally the amount paid for their Units plus any profit allocations, reduced by loss allocations and distributions. Additionally, such investors are subject to restriction on the deductibility of losses attributable to certain "passive activities". The Partnerships' operations will constitute "passive activities". Such investors can only use "passive losses" to offset "passive income" in calculating tax liability. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitations".

   Risk of Allocation of Profits and Losses. Allocations of Profits or Losses between the General Partner and Limited Partners might be successfully challenged by the Service if they did not have substantial economic effect or were not made in accordance with the "interests" of the Partners. If such a challenge were upheld, taxable income and loss might be reallocated, resulting in the Limited Partners being allocated more taxable income or less loss than that allocated to them under the Partnership Agreement. To avoid such a challenge, the Partnership Agreement includes provisions regarding "special allocations" and "curative allocations" to comply with the applicable requirements of Treasury Regulations. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses".

   Risk of Unrelated Business Taxable Income. Investors that are entities customarily exempt from federal income taxation on their income, such as qualified corporate pension, profit sharing and stock bonus plans, including Keogh Plans ("Qualified Plans"), IRAs and certain charitable and other organizations described in Section 501(c) of the Code, are nevertheless subject to "unrelated business tax" under the Code on "unrelated business taxable income" ("UBTI"). Such entities are required to file federal income tax returns if they have total UBTI from all sources in excess of $1,000 per year. The Partnerships' leasing income and certain other income of the Partnerships will generally constitute UBTI taxable to such entities. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations".

   Risk of Determination of Equitable Owner of Properties. The Partnerships and Joint Ventures in which they invest will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the Partnerships' properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. If the Partnerships were deemed not to be the equitable owner of its Equipment and other properties, it would not be entitled to cost recovery, depreciation or amortization deductions, and the character of Partnerships' leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases" and "--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation".

   Foreign Investors Should be Aware. Foreign investors should be aware that income from the Partnerships may be subject to United States federal income tax withholding. Such investors may also be required to file United States federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors".

   Additional Taxes and Reporting Obligations. Limited Partners may be required to pay various taxes in connection with an investment in the Partnerships, such as the alternative minimum tax ("AMT"). Each Limited Partner is expected to be allocated a ratable share of "tax preference items" and the operations of the Partnerships may give rise to other adjustments which could increase a particular investor's AMT. AMT is treated in the same manner as the regular income tax for purposes of payment of estimated taxes. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax".

   Limited Partners also may be subject to state and local taxation, such as income, franchise or personal property taxes in the state in which they are a resident, as a result of their Partnership investment. A Partnership's use of Equipment outside the United States might also subject the Partnership or Limited Partners to income or other taxation in foreign countries.

   ERISA Risks. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets". Under certain circumstances, an investment in Units may not be an appropriate investment for Qualified Plans or IRAs due to such interpretations. Fiduciaries of Qualified Plans and IRAs, in consultation with their advisors, should carefully consider: (1) whether an investment in Units is consistent with their fiduciary responsibilities and (2) the effect of the possible treatment of assets if the Partnerships' underlying assets are treated as "plan assets". See "INVESTMENT BY QUALIFIED PLANS".

   THE FOREGOING IS A SUMMARY OF THE SIGNIFICANT FEDERAL INCOME TAX RISKS RELATING TO A PURCHASE OF UNITS AND THE FORMATION AND PROPOSED OPERATIONS OF THE PARTNERSHIPS. THE RISKS DESCRIBED ABOVE AND THE OTHER SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE OF UNITS ARE FURTHER DESCRIBED IN "FEDERAL INCOME TAX CONSEQUENCES".

   VARIOUS TAX RULES INCLUDING, WITHOUT LIMITATION, STATE, LOCAL AND FOREIGN TAXES, THE ALTERNATIVE MINIMUM TAX, THE 'AT-RISK,' PASSIVE LOSS AND INVESTMENT INTEREST LIMITATIONS, AND THE UNRELATED BUSINESS INCOME TAX RULES PRODUCE TAX EFFECTS THAT CAN VARY BASED ON A LIMITED PARTNER'S PARTICULAR CIRCUMSTANCES. THEREFORE, PROSPECTIVE LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF AN INVESTMENT IN UNITS.



        SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS


   The following tables set forth the General Partner's best estimate of the use of the Gross Offering Proceeds from the sale of the Minimum Offering ($1,200,000) and the Maximum Offering ($75,000,000) for each Partnership. Because the Partnerships have not made any acquisitions, certain of the amounts below cannot be precisely calculated at the present time and may vary substantially from these estimates. As shown below, it is projected that 80.40% of Gross Offering Proceeds will be used to make investments in Leases and Financing Transactions (assuming a Maximum Offering). See footnote 7 to the following table.


                     Minimum Offering                          Maximum Offering
                            Dollar                   Dollar
                  Amount per Partnership     %(1)            Amount     per
Partnership       %(1)

Gross Offerings Proceeds (2)$1,200,000             100.00%$75,000,000
100.00%

Expenses:
Sales Commissions (3) (96,000)    (8.00%)   (6,000,000)     (8.00%)
Underwriting Fees (4) (24,000)    (2.00%)   (1,500,000)     (2.00%)
O & O Expense Allowance  (5)(42,000)(3.50%)  (1,875,000) (2.50%) Public Offering
Expenses(162,000)(13.50%) (9,375,000) (12.50%)

Acquisition Fees (attributable to
 Offering Proceeds and
 Borrowings)(6)      (138,000)   (11.50%)   (5,328,102)     (7.10%)
                     ---------   --------   -----------     -------

Gross Offering Proceeds
Available for Investments(7)$900,000                75.00%$60,296,898   80.40%
                            ========                =================   ======


(1)All percentages shown in the table above are percentages of Gross Offering Proceeds.

(2)Does not include $1,000 in cash contributed by both the Original Limited Partner and the General Partner to each Partnership at the time of its formation. Upon the Initial Closing of each Partnership, the Original Limited Partner will withdraw from such Partnership and his capital contribution of $1,000 will be refunded.

(3)Each Partnership will pay to participating broker-dealers a Sales Commission of $8.00 per Unit sold (8% of Gross Offering Proceeds), except that no Sales Commission will be paid in respect of Units sold to Affiliated Limited Partners. The General Partner expects that substantially all Sales Commissions will be paid to unaffiliated Selling Dealers.

(4)Each Partnership will pay the Dealer-Manager an Underwriting Fee equal to $2.00 for each Unit sold (2.0% of Gross Offering Proceeds) for managing the Offering of Units and to reimburse, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor.


(5)Each Partnership will pay the General Partner an O & O Expense Allowance equal to $3.50 for each Unit sold (3.5% of Gross Offering Proceeds) if the Offering results in Gross Offering Proceeds of $25,000,000 or less. The General Partner will reduce the percentage of O & O Expense Allowance payable to it by the Partnership from 3.5% to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for Gross Offering Proceeds exceeding $50,000,000. The O & O Expense Allowance will be paid on a non-accountable basis, which means that such compensation may be less than, or greater than, the actual costs and expenses paid by the General Partner and the Dealer-Manager in (a) organizing the Partnerships and offering Units for sale (which may include advertising and promotional expenses incurred in preparing the Partnerships for registration and subsequently offering and distributing the Units to the public--the "Organizational and Offering Expenses") and (b) fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of Gross Offering Proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. The General Partner has agreed in the Partnership Agreement to pay all Organizational and Offering Expenses in excess of those previously noted, in the aggregate, without recourse to, or reimbursement from, the Partnerships. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "PLAN OF DISTRIBUTION".

(6)The amounts and percentages shown in the column entitled Minimum Offering represent for the Minimum Offering the maximum Acquisition Fees which are payable from Gross Offering Proceeds. The amounts and percentages shown in the column entitled Maximum Offering represent for the Maximum Offering the minimum Acquisition Fees which are payable from Gross Offering Proceeds. The amounts and percentage shown are computed by multiplying 3.0% by the total purchase price of Investments purchased with both Capital Contributions and with borrowings and the result is then reduced to the amounts and percentages shown on the foregoing chart.

(7)Each Partnership intends to establish an initial Reserve equal to 1.0% of Gross Offering Proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.



              COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES


   The following table discloses in summary fashion the forms and estimated amounts of all compensation or distributions which may be paid, directly or indirectly, by the Partnerships to the General Partner and its Affiliates. Some of such compensation will be paid regardless of the success or profitability of the Partnerships' operations. The following compensation was not determined by arm's-length negotiations.

   Notwithstanding the fact that some of the compensation disclosed below may vary in amount from the amounts projected, the total amounts of compensation payable to all Persons, including the General Partner, is limited by provisions of the Partnership Agreement and the requirements of (a) the NASAA Guidelines, which include specific maximum sponsor compensation and minimum use of proceeds requirements and (b) the NASD's Conduct Rules (which limit selling compensation).

                              Organization and
                               Offering Stage
Form  of   (and   Entity                           Estimated Dollar Amount
Receiving) Compensation    Method of Compensation

Underwriting          Fees                         A  minimum  of  $24,000
(payable to ICON 2.0% ($2.00 per Unit) if the Minimum Securities Corp., the of the Gross Offering Offering of 12,000
"Dealer-Manager")          Proceeds  on all  Units Units   is   sold   per
                           sold.                   Partnership    and    a
                                                   maximum  of  $1,500,000
                                                   if     the      Maximum
                                                   Offering   of   750,000
                                                   Units   is   sold   per
                                                   Partnership.

Sales Commissions 8.0% ($8.00 per Unit) Not determinable at (expected to be paid of the Gross Offering this time.
primarily    to    Selling Proceeds  of all  Units
Dealers  with a de minimis sold,  except for Units If all Units  sold were
amount   expected   to  be sold   to    Affiliated sold       by       the
paid  to  ICON  Securities Limited       Partners, Dealer-Manager   (which
Corp.)                     which  shall be sold on is  actually   expected
                           a    net    of    Sales to   sell   only  a  de
                           Commission basis.       minimis    number    of
                                                   Units), the maximum amount of
                                                   Sales  Commissions  that  the
                                                   Dealer-Manager  could receive
                                                   would  be   $96,000   if  the
                                                   Minimum  Offering  of  12,000
                                                   Units is sold per Partnership
                                                   and $6,000,000 if the Maximum
                                                   Offering of 750,000  Units is
                                                   sold per Partnership, in each
                                                   case    calculated    without
                                                   giving   effect  to  possible
                                                   reduction   of   such   Sales
                                                   Commissions  not  payable for
                                                   Units purchased by Affiliated
                                                   Limited Partners, if any.

O & O Expense Allowance 3.5% ($3.50 per Unit) Not determinable at (payable to ICON Capital of the first this time. Corp., the "General $25,000,000 of each Partner", or the Unit sold for Gross A minimum of $42,000 Dealer-Manager, or both, Offering Proceeds; if the Minimum for Organizational and 2.5% ($2.50 per
Unit) Offering of 12,000 Offering Expenses) of each Unit sold for Units is sold per
                           Gross          Offering Partnership    and    a
                           Proceeds  in  excess of maximum  of  $1,875,000
                           $25,000,000   but  less if     the      Maximum
                           than  $50,000,000;  and Offering   of   750,000
                           1.5%  ($1.50  per Unit) Units   is   sold   per
                           for   Gross    Offering Partnership.
                           Proceeds      exceeding
                           $50,000,000.        The
                           General   Partner   has
                           agreed      in      the
                           Partnership   Agreement
                           to      pay      actual
                           Organizational      and
                           Offering  Expenses  for
                           this  Offering  to  the
                           extent  such   expenses
                           exceed   the   O   &  O
                           Expense Allowance.

                           The General Partner will pay or advance the bona fide due diligence fees and expenses of the Dealer-Manager and actual and prospective Selling Dealers on a fully accountable basis from such Allowance up to, but not in excess, of the lesser of the maximum amount payable under the NASD Conduct Rules, or 1/2 of 1% of Gross Offering Proceeds per Unit with respect to each Partnership payable to the Dealer-Manager.
                               Operational Stage

Form  of  (and   Entity
Receiving) Compensation    Method of Compensation  Estimated Dollar Amount

Acquisition  Fee (payable  3.0%    of   (a)    the The    total   of   all
to ICON Capital Corp.)     purchase  price paid by Acquisition  Fees  paid
                           the  Partnership to the to the General  Partner
                           seller  of each item of and   to   any    other
                           Equipment  acquired  or Persons  over  the life
                           residual          value of   each   Partnership
                           interest  acquired,  in will  not   exceed  the
                           each case  inclusive of lesser  of  (a)  15% of
                           debt     incurred    or Gross          Offering
                           assumed  or debt  which Proceeds   or   (b)  an
                           would  be   assumed  if aggregate        amount
                           the  option to  acquire which,   together  with
                           a    residual     value other  Front-End  Fees,
                           interest           were does  not   exceed  the
                           immediately   exercised maximum    amount    of
                           and (b)  the  principal Front-End          Fees
                           amount      of     each allowable         under
                           Financing   Transaction Section IV.C.2.  of the
                           entered     into     or NASAA Guidelines.
                           acquired     by     the
                           Partnership.(1)         Total  Acquisition Fees
                                                   would  equal  11.5%  of
                                                   Gross          Offering
                                                   Proceeds            per
                                                   Partnership         (or
                                                   $138,000     if     the
                                                   Minimum   Offering   of
                                                   12,000  Units  is  sold
                                                   per   Partnership)  and
                                                   7.10%      of     Gross
                                                   Offering  Proceeds  per
                                                   Partnership (
                                                    or  $5,328,102  if the
                                                   Maximum  Offering  of 750,000
                                                   Units is sold per Partnership
                                                   .)).

                                                   In          calculating
                                                   Acquisition  Fees, fees
                                                   payable    by   or   on
                                                   behalf      of     each
                                                   Partnership          to
                                                   unaffiliated    finders
                                                   and  brokers   will  be
                                                   deducted           from
                                                   Acquisition        Fees
                                                   otherwise   payable  to
                                                   the  General   Partner.
                                                   No      finder's     or
                                                   broker's  fees  may  be
                                                   paid  to any  Affiliate
                                                   of the General Partner.

                                                   Acquisition   Fees  are
                                                   required  to be reduced
                                                   or   refunded   if  the
                                                   Partnerships'
                                                   Investment           in
                                                   Equipment  is less than
                                                   the  greater of (i) 80%
                                                   of the Gross Offering





(1)Total Acquisition Fees paid from all sources is limited to 3.0% of Gross Offering Proceeds, an amount equal to the lesser of (a) 15.0% of Gross Offering Proceeds or (b) the difference between (i) the maximum Front-End Fees allowable under the NASAA Guidelines and (ii) all other Front-End Fees (i.e., Sales Commissions, Underwriting Fees and the O & O Expense Allowance, which total 13.5% of Gross Offering Proceeds). Pursuant to the NASAA Guidelines, the maximum Front-End Fees which the Partnership may pay is 20% of Gross Offering Proceeds (if no debt is employed by the Partnership to acquire its Investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of the cost of the Partnership's
   Investments) so utilized. As a result, if the Partnership utilized indebtedness equal to 67% of the cost of the Partnership's Investments, the Partnership would be able to pay total Front-end Fees equal to 19.60% of Gross Offering Proceeds and Acquisition Fees would be limited to 7.5% of Gross Offering Proceeds.


Form  of   (and   Entity   Method of Compensation  Estimated Dollar Amount
Receiving) Compensation
                                                   Proceeds  reduced  by  .0625%
                                                   for  each  1%  of  borrowings
                                                   encumbering the Partnerships'
                                                   Equipment, or (ii) 75% of the
                                                   Gross Offering Proceeds.  See
                                                   "SOURCES AND USES OF OFFERING
                                                   PROCEEDS      AND     RELATED
                                                   INDEBTEDNESS".

Management     Fee     for The lesser of:          Not   determinable   at
actively    managing   the                         this time.
leasing,       re-leasing, (i)(a)   5%  of   gross
financing and  refinancing rental   payments  from The   General   Partner
of Partnership  Leases and Operating        Leases has      agreed      to
Financing     Transactions (except       Operating subordinate    (without
(payable  to  the  General Leases   (if  any)  for interest)  its  receipt
Partner)                   which        management of monthly  payments of
                           services  are  performed  the  Management  Fees to by
                           non-affiliates   the  Limited   Partners'  under  the
                           supervision receipt of the First of the General Partner Cash Distributions for which 1% of annual until the earlier of gross rental payments (1) receipt by the shall be payable), Limited Partners, of
                                                   all     accrued     but
                           (b) 2% of gross  rental previously  unpaid, and
                           payments    and    debt current,   installments
                           service  payments  from of      First      Cash
                           Full-Payout      Leases Distributions   (as  so
                           with     net      lease limited)     or     (2)
                           provisions,    2%    of expiration    of    the
                           annual gross  principal Reinvestment    Period.
                           and  interest  payments Any Management  Fees so
                           from          Financing deferred     will    be
                           Transactions       (see deferred        without
                           "INVESTMENT  OBJECTIVES interest   during   the
                           AND     POLICIES--Leases Reinvestment     Period
                           and           Financing until    the    Limited
                           Transactions--Financing Partners  have received
                           Transactions"),         the  previously  unpaid
                                                   portion  of First  Cash
                           (c)  and  7%  of  gross Distributions
                           rental   payments  from described     in    the
                           Equipment  operated  by preceding sentence.
                           the    Partnership   as
                           provided    in    NASAA Management         Fees
                           Guidelines      Section payable   with  respect
                           IV.E.4(2), or           to          Investments
                                                   acquired  by the  Partnership
                                                   prior to the  effective  date
                                                   of  the   withdrawal  of  the
                                                   General  Partner shall remain
                                                   payable   to   the    General
                                                   Partner  notwithstanding  any
                                                   such  withdrawal  as and when
                                                   the Partnership  receives the
                                                   rental   proceeds  from  such
                                                   Investments    creating   the
                                                   obligation    to   pay   such
                                                   Management Fees.









(2) If the General Partner provides both equipment management and additional services, relating to the continued and active operation of program Equipment, such as on-going marketing and re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for the Partnerships' Equipment and similar services, it may charge the Partnerships a management fee not to exceed 7.0% of the gross rental payments from Equipment operated by the Partnerships.

Form  of  (and  Entity
Receiving) Compensation    Method       of         Estimated   Dollar
                           Compensation            Amount

                           (ii)  management  fees which are  competitive  and/or
                           customarily   charged  by  others  rendering  similar
                           services as an ongoing public activity in the same
Distributable  Cash From   geographic   location
Operations        (share   for           similar   Not  determinable  at
distributable   to   the   equipment         and   this time.
General Partner)           Financing
                           Transactions.

                           Prior    to    Payout
                           (i.e.  the time  when
                           cash    distributions
                           in  an  amount  equal
                           to  the  sum  of  the
                           Limited     Partners'
                           (i)           capital
                           contributions     and
                           (ii)      an     8.0%
                           cumulative     annual
                           return       thereon,
                           compounded     daily,
                           have   been    made),
                           distributions      of
                           Distributable    Cash
                           From       Operations
                           shall  be made 99% to
                           the Limited  Partners
                           and    1%   to    the
                           General      Partner.
                           After         Payout,
                           distributions      of
                           Distributable    Cash
                           From       Operations
                           shall be  tentatively
                           attributed   90%   to
                           the Limited  Partners
                           and    10%   to   the
                           General Partner.


Distributable  Cash From   Prior    to    Payout   Not  determinable  at
Sales             (share   (i.e.  the time  when   this time.
distributable   to   the   cash    distributions
General Partner)           in  an  amount  equal
                           to  the  sum  of  the
                           Limited     Partners'
                           (i)           capital
                           contributions     and
                           (ii)      an     8.0%
                           cumulative     annual
                           return       thereon,
                           compounded     daily,
                           have   been    made),
                           distributions      of
                           Distributable    Cash
                           From  Sales  shall be
                           made   99%   to   the
                           Limited  Partners and
                           1%  to  the   General
                           Partner.        After
                           Payout,
                           distributions      of
                           Distributable    Cash
                           From       Operations
                           shall be  tentatively
                           attributed   90%   to
                           the Limited  Partners
                           and    10%   to   the
                           General Partner.

Form  of   (and   Entity
Receiving) Compensation    Method of Compensation  Estimated Dollar Amount

Subordinated Remarketing With respect to sales Not determinable at Fee for arranging the of the Equipment and this time.
sale of the  Partnerships' of    the     Financing
Equipment   and   of   the Transactions,         a
Partnerships'    Financing Subordinated
Transactions  (payable  to Remarketing         Fee
the General Partner).      payable to the  General
                           Partner in an amount equal to the lesser of (i) 3.0% of the contract sales price for the Partnerships'
                           Investments (as defined in the Glossary), or (ii) one-half the normal competitive commission charged by unaffiliated parties for such services in light of the size, type and location of the Leases and Financing Transactions. No Subordinated Remarketing
                           Fee will accrue or be payable with respect to any portion of Cash From Sales which is reinvested in additional Partnership Investments. Payment of such Subordinated Remarketing Fee will be deferred until after Payout and will be made without interest.

Reimbursement          for Subject      to     the Not   determinable   at
out-of-pocket  Acquisition limitations   contained this time.
Expenses  incurred  by the in  Section  6.4 of the
General     Partner    and Partnership  Agreement,
Affiliates        directly the  Partnership   will
attributable     to    the reimburse  the  General
acquisition  of  Equipment Partner     and     its
(payable  to  the  General Affiliates  for certain
Partner  and   Affiliates) expenses   incurred  by
(3)                        them   in    connection
                           with the  Partnership's
                           operations.

              Interest in Partnership Profits or Losses

Partnerships' Profits and The General Partner Not determinable at Losses for Tax Purposes will be allocated this time.
(share  allocable  to  the shares      of      the
General Partner)           Partnerships'   Profits
                           and   Losses   for  Tax
                           Purposes           that
                           generally   approximate
                           its       share      of
                           Distributable      Cash
                           From  Operations and of
                           Distributable      Cash
                           From     Sales.     See
                           "FEDERAL   INCOME   TAX
                           CONSEQUENCES--Alloca-tions
                           of Profits and Losses."

(3) In the event the General Partner or an Affiliate purchases Equipment with its own funds in order to facilitate the later purchase by a Partnership or borrows on behalf of a Partnership for any Partnership purpose, the General
Partner or such Affiliate will be entitled to receive interest on the funds expended for such purpose on behalf of the Partnership until the purchase by the Partnership of such Equipment or other repayment of the loan. Interest will be paid at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area.

   As described in the above table, the General Partner will reduce the percent of O & O Expense Allowance payable to it by the Partnership from the 3.5% of Gross Offering Proceeds of $25,000,000 or less to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for Gross Offering Proceeds exceeding $50,000,000. on a non-accountable basis (exclusive of Sales Commissions) whether or not incurred. Such Organizational and Offering Expenses include, but are not limited to, legal, accounting and printing costs, and filing and qualification fees and disbursements, bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers up to an aggregate amount equal to the lesser of one-half of 1% of Gross Offering Proceeds or the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rulesand expenses for salaries and direct expenses of officers and directors of the General Partner while directly engaged in organizing the Partnerships and registering the Units. The General Partner has agreed to pay any amount by which such O & O Expense Allowance exceeds the foregoing.

   As described in the above table, the General Partner will be entitled to receive Acquisition Fees from the Partnerships for evaluating, selecting, negotiating and closing the acquisition of the Partnerships' Equipment and entering into Financing Transactions. In addition, sellers of Equipment to the Partnerships may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include the General Partner or any of its Affiliates.

   Acquisition Fees payable by the Partnerships to the General Partner will equal the sum of 3.0% of (a) the aggregate purchase price paid for all items of Equipment acquired by the Partnerships and (b) the aggregate principal amount of Financing Transactions entered into by the Partnerships with unaffiliated Users, subject to certain conditions and limitations specified in the Partnership Agreement. The Acquisition Fees presented under the caption "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" are calculated assuming that, on average, total indebtedness will equal 67% of the Purchase Price of all of the Partnership's Investments.

   The General Partner has agreed to limit maximum permitted Partnership borrowings during the Offering Period in the event Gross Offering Proceeds exceed $25,000,000; the reduction will be pro rata from the 80% permitted borrowings if Gross Offering Proceeds do not exceed $25,000,000 to an aggregate of 67% if a Maximum Offering involving Gross Offering Proceeds of $75,000,000 are realized by the Partnership. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. To the extent that such limitation is not otherwise satisfied, the Acquisition Fees payable or paid to the General Partner by the Partnerships will be reduced or refunded by the General Partner to the Partnerships to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnerships' Investment in Equipment fails to satisfy such minimum investment.

   In addition to the O & O Expense Allowance, the Partnerships will reimburse the General Partner and its Affiliates for (1) the actual costs to them of goods and materials used for or by the Partnerships and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Partnerships' Leases and Financing Transactions incurred prior to the time that each Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of a Partnership, not in excess of the lesser of the General Partner's (or Affiliate's) costs or 90% of the costs which a Partnership would be required to pay to independent parties for comparable services. Each Partnerships' Annual Reports to its Limited Partners will provide a breakdown of services performed by, and amounts reimbursed to, the General Partner and its Affiliates.

   Assuming the sale of 750,000 Units in a twelve (12) month period, the General Partner estimates that it would incur the following expenses which would be potentially eligible to be reimbursed by the Partnerships at the end of such period pursuant to the NASAA Guidelines and section 6.4(i) of the Partnership Agreement (subject to the limitations on such reimbursements described below):

    Salaries and benefits:
    Accounting staff$150,000
    Professional staff270,000
    Secretarial staff90,000
    Investor relations staff   150,000
    Computer and equipment     90,000
    Maintenance     30,000
    Total         $780,000


   Section 6.4(i) of the Partnership Agreement provides limitations on types and annual amounts of eligible expenses of the Partnerships which may actually be paid by the Partnerships. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement (except as permitted under Section 6.4(i) of the Partnership Agreement) shall be:

   (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Sponsor or any Affiliate thereof; and

   (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified provided in such Section 6.4(i)).

   In addition to the foregoing limitations, the reimbursement for administrative expenses authorized by such Section 6.4(i) which is made in any year during the Reinvestment Period may not exceed the sum of (a) 2.0% of the Partnerships' Gross Revenues (excluding any Cash From Sales) for such year plus
(b) the excess (if any) of such expense reimbursement limitation for all prior years over the amounts of such expenses actually reimbursed by the Partnerships for such prior years. To the extent that the total of such expenses which are actually incurred in any year exceed the amount which is actually reimbursed for such year, the unreimbursed expenses will be accrued and may be paid to the General Partner, without interest thereon, in any succeeding year for which the administrative expenses are less than such year's expense reimbursement limitation.

   While a Partnership is not permitted to pay any remuneration to any officer or director of the General Partner or any Affiliated Entity for services on a Partnership's behalf, the Sponsor or the Dealer-Manager may apply any portion or none of the O & O Expense Allowance paid to it to defray such costs.

   No specific arrangements have been made for the General Partner or any of its Affiliates of the General Partner to provide financing for a Partnership's Leases and Financing Transactions. All such financing is subject to certain restrictions set forth in Section 6.4 of the Partnership Agreement.


                        CONFLICTS OF INTEREST


   The Partnerships will be subject to various conflicts of interest with the General Partner, its Affiliates and investment entities advised, managed or controlled by them. Certain provisions of the Partnership Agreement are intended to protect the Limited Partners' interests (specifically Sections 6.2 and 6.4, which limit the General Partner's exercise of powers and its and its Affiliates' compensation therefor). In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of the General Partner's fiduciary obligations to the Limited Partners, which, in general, require the General Partner to consider the best interests of the Limited Partners in managing the Partnerships' assets and affairs.

   The General Partner intends to use its best business judgment and discretion in resolving any conflicts which arise. These conflicts include, but are not limited to, the following:

Lack of Separate Legal Representation and Lack of Arm's Length Negotiation of the Program Agreements

   The Partnerships, the Dealer-Manager and the General Partner are represented by the same Counsel. The Limited Partners, as a group, have not been represented by legal counsel and the Partnerships' Counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. None of the agreements and arrangements between the Partnerships on the one hand and the General Partner or Dealer-Manager on the other hand have been negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnerships will also perform services for the General Partner, the Dealer-Manager, certain of its Affiliates and for other partnerships or ventures which the General Partner or its Affiliates may sponsor. However, should a dispute arise between a Partnership, on the one hand, and the General Partner or Dealer-Manager, on the other hand, the General Partner will cause such Partnership to retain separate legal counsel to represent such Partnership in connection with such dispute.

Compensation of the General Partner and Affiliates

   The compensation payable by the Partnerships to the General Partner and Dealer-Manager have been determined unilaterally by the General Partner and, therefore, are not the result of arm's-length negotiations. However, the amount of such compensation is believed to be representative of practices in the industry and complies with the NASAA Guidelines as in effect on the date of this Prospectus. The General Partner and Dealer-Manager will receive substantial compensation upon each Closing and upon, or from, the Partnerships' acquisition, use and sale of its Leases and Financing Transactions. Decisions involving these transactions will be made by the General Partner in its discretion. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES."

   A conflict of interest may also arise from decisions by the General Partners concerning the timing of the Partnerships' purchases and sales of Equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of its compensation. In such circumstances, the interest of the General Partner in continuing the Partnerships and receiving Management Fees, for example, may conflict with the interests of the Limited Partners in realizing an earlier return of their capital and any investment return thereon.

Effect of Leverage on Compensation Arrangements

   The General Partner intends to acquire a Partnership's Investments with borrowings approximating 67% of the aggregate purchase price of the Partnership's total Investments, but is permitted to finance up to 80% of the aggregate purchase price of all the Partnership Investments in the event Gross Offering Proceeds are $25,000,000 or less. If Gross Offering Proceeds are $25,000,000 or less for each Partnership the General Partner believes that higher leverage will best serve the Partnership in question by allowing for greater diversification of Equipment and lower concentrations from a Lessee credit standpoint than could be the case if lower leverage standards existed. Since Acquisition Fees are based upon the purchase price of all Equipment acquired by each Partnership, including related borrowings, the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed. If Gross Offering Proceeds exceed $25,000,000, however, the General Partners has agreed to a pro rata limitation on the aggregate permitted borrowings by the Partnerships. If Gross Offering Proceeds were $50,000,000, their permitted borrowing limitation would be reduced from 80% of the aggregate purchase price of the Partnerships' Total Investment to 75%. In the event of a Maximum Offering of $75,000,000, the limitation would be reduced further to 67% of the aggregate purchase price of each Partnership's total Investments. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, each Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. (See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES")

Competition With the General Partner and its Affiliates

   The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form, sponsor, act as a general partner of, or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnerships' and which may be in a position to acquire the same Investments at the same time as the Partnerships. See "CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS" and "MANAGEMENT" for a chart of and a description of the relationships of the Partnerships to the General Partner and relevant Affiliates.

   Until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such Investment opportunities meeting the investment objectives of the Partnerships (including Equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnerships first except in the following circumstances:.

o The required cash investment is greater than the cash available for investment by the Partnerships;

o     The  amount  of  debt  is  above  levels   deemed   acceptable   for  the
      Partnerships;

o The equipment type is not appropriate to the Partnerships' objectives, which include, among others, the avoidance of concentration of exposure to any one class of equipment;

o The Lessee credit quality does not satisfy the Partnerships' objectives, maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual Lessee or User;

o The term remaining exceeds the Liquidation Period guidelines established for the Partnerships;

o The available cash flow (or lack thereof) is not commensurate with the Partnerships' need to make certain distributions during each Partnership's Reinvestment Period (as defined);

o The transaction structure, particularly with respect to the end-of-lease options governing the Equipment, does not provide the Partnerships with the residual value opportunity commensurate with the total return requirements of the Partnerships; and

o The transaction does not comply with the terms of each Partnership's partnership agreement.

   The Partnership Agreement does not prohibit the General Partner or its Affiliates from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Prior Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Program (including the Partnerships), any particular investment opportunity after considering the factors in the preceding paragraph.

   Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by a Partnership.

   If the Investments available from time to time to a Partnership and to other Affiliated Programs is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time.

   Conflicts may also arise between two or more Affiliated Programs (including the Partnerships) advised or managed by the General Partner or any of its Affiliates, or between one or more of such Affiliated Programs and any Affiliate of the General Partner acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Programs, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Program attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Affiliated Program.

Determination   of  Reserves  and   Liability   of  the  General   Partner  for
Partnership Obligations

   As a general rule, the General Partner is liable for the Partnerships' liabilities which exceed its assets (including Reserves for working capital and contingent liabilities). The General Partner has sole discretion to determine the amount of Reserves and the allocation of the Partnerships' cash flow to maintain or increase the amount the Reserve account. Because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnerships, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnerships' Reserve Account.

Joint Ventures

   To permit added diversification, the Partnerships may invest in joint ventures with other limited partnerships or other investment entities sponsored by the General Partner, any Affiliate or any non-Affiliate. If the Partnership enters into a joint venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned investment. In order to minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts investments in such joint ventures by requiring that such joint investment must comply with the investment criteria and investment objectives of the Partnerships. See "RISK FACTORS--Partnership Risks and Investment Risks--Risks of Joint Ventures."

Lease Referrals

   From time to time, the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates. Such activities could involve conflicts of interest in that the General Partner would receive compensation as a result of such referral even though the Partnerships would not receive any benefits.
Section 6.5 of the Partnership Agreement provides that, if the Partnerships have funds available for investment, the General Partner will not refer prospective lessees to third parties for compensation unless using the criteria listed above under "Competition with the General Partner and its Affiliates" the investment in question is deemed by the General Partner to be inconsistent with the investment objectives and diversification of the Partnerships.

Participation of a Securities Sales Affiliate in this Offering

   Units will be sold on a best-efforts basis through ICON Securities Corp. which will act as Dealer-Manager and will receive Underwriting Fees, with respect to sales of all Units and will receive Sales Commissions for Units (if any) sold by its securities representatives (except for sales of Units to Affiliated Limited Partners). Because of affiliation with the General Partner, its review and investigation of the Partnerships and of the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

General Partner to Act as Tax Matters Partner

   The General Partner has been designated as the Tax Matters Partner under the Partnership Agreement for purposes of dealing with the Internal Revenue Service ("Service") on any audit or other administrative proceeding before the Service and/or any legal proceeding. As Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service, to settle tax disputes and to thereby bind the Partnerships and the Limited
Partners by such settlement. While the General Partner will seek to take into consideration the interest of the Limited Partners generally in agreeing to any settlement of any disputed items of Partnerships' income and expense, there is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.



                      FIDUCIARY RESPONSIBILITY


General

   The General Partner is accountable to the Partnerships as a fiduciary pursuant to the terms of the Partnership Agreement. In accordance therewith, the General Partner must at all times act with integrity and good faith and exercise due diligence in the conduct of the business of the Partnerships and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement.

Conflicts

   General. Under Delaware law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This has been interpreted to mean that a general partner cannot engage in a business which would create an interest for the general partner that is adverse to that of the Partnerships. Because the General Partner and certain partnerships and other investment entities which it has sponsored, or in the future may sponsor, will acquire and lease equipment and enter into financing arrangements, the General Partner may be deemed to have a position adverse to the Partnerships.

Modification. The Partnership Agreement includes certain provisions which are intended to facilitate resolution of conflicts of interest which may arise between the Partnerships and other Programs sponsored by the General Partner or any Affiliates of the General Partner with respect to particular investment opportunities that become available. The General Partner shall make investment opportunities available as described in that section; provided that until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities shall be presented to the Partnerships first. Furthermore, if two or more entities sponsored by the General Partner or any of its Affiliates are in a position to lease the same equipment or provide the same financing, the General Partner will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. It is not clear under Delaware law whether such provisions would be enforceable.

   Detriment and Benefit. Without modifying the general common law fiduciary duties, the General Partner could not serve as the general partner for the Partnerships and any other investor program which might acquire, finance and lease equipment at the same time. The modification made by the Partnership Agreement may operate as a detriment to the Limited Partners because there may be business opportunities that will not be made available to the Partnerships.

   The foregoing modifications permit the General Partner to act as the General Partner of more than one similar investment program and for the Partnerships to benefit from its experience resulting therefrom, but relieves the General Partner and/or its Affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time, and permits the Partnerships to use joint ventures to acquire larger and more diverse assets. The Partnership Agreement provisions are intended to reconcile the applicable requirements of the Delaware Act with the fact that the General Partner is currently managing, and will continue to manage during the term of the Partnerships, a number of other equipment leasing programs with which possible conflicts of interest may arise and be resolved in a manner consistent with the expectation of the investors of all such programs, the General Partner's fiduciary duties and the Partnerships' and such other entities' investment objectives, including especially that of investment diversification.

Indemnification of the General Partner, Dealer-Manager and Selling Dealers

   The Partnership Agreement provides that the General Partner shall have limited liability to the Partnerships and the Limited Partners, and provides for the indemnification of the General Partner and its Affiliates by the
Partnerships, from the assets of the Partnerships (and not by the Limited Partners), for any liability, loss, cost and expense of litigation that arises out of certain acts or omissions by the General Partner and its Affiliates, provided that the General Partner or the Affiliate determined in good faith that such action or inaction was in the best interests of the Partnerships, the General Partner or such Affiliate was acting on behalf of or performing services for the Partnership and such course of conduct did not constitute negligence or misconduct by the General Partner or such Affiliate. Notwithstanding the foregoing, the General Partner and each Affiliate shall be liable, responsible and accountable, and the Partnerships shall not be liable to any such party, for any portion of any such liability, loss, cost or expense which resulted from such party's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnerships or any Partner, as determined by a court of competent jurisdiction. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such provisions in the Partnership Agreement which provisions could be asserted by the General Partner as a defense to suit by a Limited Partner for alleged breach by the General Partner of its fiduciary duty in conducting the affairs of the Partnerships. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified under this section.

   In addition, the General Partner has agreed to indemnify the Dealer-Manager and the Selling Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of Units. A successful claim for any indemnification would deplete the Partnerships' assets by the amount paid and could reduce the amount of distributions subsequently made to the Limited Partners.

   The Partnerships are not permitted, however, to furnish indemnification to the General Partner, any Affiliate of the General Partner, any Affiliate or any Person acting as a Selling Dealer (as the case may be) for any losses, liabilities or litigation, settlement or any other costs or expenses arising from or out of an alleged violation of federal or state securities laws unless
(i)(A) there has been a successful adjudication on the merits in favor of such indemnitee or Selling Dealer on each count involving alleged securities laws violations by such indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or
(C) a court of competent jurisdiction shall have approved a settlement of the claims against the indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

Investor Remedies

   Under the Delaware Act, a Limited Partner may institute legal action (i) on behalf of himself and all other similarly situated Limited Partners (a class action) to recover damages for a breach by the General Partner of its fiduciary duty or (ii) on behalf of the Partnerships (a derivative action) to recover damages from the General Partner or from third parties where the General Partner has failed or refused to enforce an obligation. In addition, (i) investors may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under federal and state securities laws; and (ii) investors who have suffered losses in connection with the purchase or sale of their Units may be able to recover such losses from the entity (e.g., a Selling Dealer or the Dealer-Manager (including all Persons associated therewith)) which is determined to have violated the anti-fraud provisions of federal or state securities laws.

   In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract could be viewed to apply with equal force to the General Partner. The General Partner will provide quarterly and annual reports of operations and must, on demand, give any Limited Partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnerships' affairs. Further, the Partnerships' books and records may be inspected or copied by its Limited Partners or their legal representatives at any time during normal business hours. See "SUMMARY OF THE PARTNERSHIP AGREEMENT--Access to Books and Records."

   This is a rapidly developing and changing area of the law and this summary, which describes in general terms the remedies available to Limited Partners for breaches of fiduciary duty by the General Partner, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. Limited Partners who have questions concerning the duties of the General Partner or who believe that a breach of fiduciary duty by the General Partner has occurred should consult their own counsel.

   To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable. If a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against the Partnerships by the General Partner under the Partnership Agreement or otherwise, the Partnerships will submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



      OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES


   Prior Public Programs

  The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven"). Series A, Series B, Series C, Series D, Series E, L.P. Six and L.P. Seven are referred to collectively as the "Prior Public Programs". The Prior Public Programs were also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnerships. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

  As of February 1, 1989 (the final date for admission of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 18, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and ending on August 6, 1993, following which a total of 3,738 investors, which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of November 8, 1995, L.P. Six had held 41 closings beginning March 31, 1994 and ending on November 8, 1995, following which a total of 2,272 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $38,385,712 out of the original $120,000,000 offering which was registered, had been admitted to the partnership. As of June 30, 1998, L.P. Seven had held 53 closings beginning January 19, 1996 and including June 30, 1998, following which a total of 4,126 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $85,793,834 out of the original $100,000,000 offering which was registered, and had been admitted to the L.P.
Seven partnership.

  The Prior Public Programs are all actively engaged in the purchase of Equipment and the entering into and the acquiring of Leases and Financing Transactions. As of March 31, 1998, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment, $1,542,785 of Financing Transactions and total investments of $7,576,758. Series B had acquired a total of $61,466,203 of leased equipment, $4,114,770 of Financing Transactions and total investments of $65,580,973; Series C had acquired a total of $66,504,867 of leased equipment, $3,752,413 of Financing Transactions and total investments of $70,257,280; Series D had acquired a total of $112,606,872 of leased equipment, $20,164,549 of Financing Transactions and total investments of $132,771,421; Series E had acquired a total of $207,778,033 of leased equipment, $22,998,729 of Financing Transactions and total investments of $230,776,762; and L.P. Six had acquired a total of $142,702,746 of leased equipment, $12,307,967 of Financing Transactions and total investments of $155,010,713.; L.P. Seven acquired a total of $257,234,989 of leased equipment, $778,060 of Financing Transactions and total investments of $258,013,049.

  As of March 31, 1998, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $98,054 of leases and $209,693 of Financing Transactions which represents 2% and 14% of the original cost of investments acquired, respectively. Series B had equipment under management (determined as above) consisting of $2,153,000 of leases and $1,516,343 of Financing Transactions which represents 4% and 27% of the original cost of investments acquired, respectively. Series C had equipment under management (determined as above) consisting of $4,081,683 of leases and $2,017,927 of Financing Transactions which represents 6% and 54% of the original cost of investments acquired, respectively. Series D had equipment under management (determined as above) consisting of $32,194,705 of leases and $2,783,652 of Financing Transactions which represents 29% and 14% of the original cost of investments acquired, respectively. Series E had equipment under management (determined as above) consisting of $73,180,285 of leases and $12,233,536 of Financing Transactions which represents 35% and 53% of the original cost of investments acquired, respectively, L.P. Six had equipment under management (determined as above) consisting of $83,787,630 of leases and $4,192,552 of Financing Transactions which represents 59% and 34% of the original cost of investments acquired, respectively and L.P. Seven had equipment under management (determined as above) consisting of $221,417,949 of leases and $778,060 of Financing Transactions which represents 86% and 100% of the original cost of investments acquired, respectively.

  The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Seven for each year from their respective dates of formation through March 31, 1998 are included in TABLE III of Exhibit B to the Prospectus. Certain additional investment information concerning such Programs as of March 31, 1998 is also included in Tables I, II and V of Exhibit B to the Prospectus.

  Three  of  the  Prior  Public  Programs,  Series  A,  Series  B and  Series  C
experienced unexpected losses in 1992 as shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will assist Series A, Series B and Series C in the partial recovery of losses, including the following: (1) foregone
Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) effective September 30, 1993 the Sponsor deferred $38,081 in Series A management fees and effective November 15, 1995 and June 19, 1996, eliminated Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees; (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C would each pay to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%; (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its Leases and Financing Transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A), which was converted to a capital contribution in September, 1997; (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the Liquidation Period, and (b) eliminate the obligation of Series B to pay the General Partner $220,000 of the $347,000 of accrued management fees and any future management fees, and (c) limit past management fees payable by Series B to $127,000 and require the General Partner to pay such amount to Series B as an additional capital contribution; and (8) effective June 19, 1996, amended the Partnership Agreement of Series C by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series C for up to four and one half additional years and thereby delay the start and the end of the Liquidation Period, and (b) eliminate the obligation of series B to pay the General Partner $529,125 of the $634,125 of management fees and (c) limit past management fees payable by Series C to $105,000 and require the General Partner to pay such amount to Series C as an additional capital contribution. There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

  The General Partner hereby agrees that it will provide the most recent Form 10-K, with exhibits, for the Partnerships, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K.)

  The information presented in this Section concerning the Prior Public Programs and the information and data in the Tables included as Exhibit B for the Prior Public Programs are unaudited and represent the experience of the General Partner and its Affiliates in the Prior Programs. Persons who invest in Units in a Partnership will not have any ownership interest in any other program as a result of such investment and should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Prior Public Programs.



                       STATUS OF THE OFFERING


   As of the date of this Prospectus, a Partnership has not had an Initial Closing.

             CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS


   The following diagram shows the relationship of the Partnerships and the General Partner with certain Affiliates of the General Partner. The solid lines indicate ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

                              ICON Holdings Corp.





                             ICON Securities Corp.
                            (the "Dealer-Manager")
  (100% of the outstanding securities of the Dealer-Manager is owned by ICON
                                Holdings Corp.)
                              ICON Capital Corp.
                              ("General Partner")
  (100% of the outstanding securities of the General Partner is owned by ICON
                                Holdings Corp.)









                            ICON Income Fund Eight







                             MANAGEMENT


The General Partner

   The General Partner, ICON Capital Corp., is a Connecticut corporation which was formed in 1985 under the name ICON Properties, Inc. The name of the General Partner was changed on July 19, 1990 to more accurately reflect the scope and focus of its business activities. The financial statements which are presented in this Prospectus show that the financial condition of ICON Capital Corp. which, with an aggregate maximum Net Worth in excess of one million dollars, is commensurate with the financial obligations assumed by it in the Offering and in the operation of the Partnership. The General Partner's principal offices are located at 600 Mamaroneck Avenue, Harrison, New York 10528 ((914) 698-0600), with additional offices located at 31 Milk Street, Suite 1111, Boston, Massachusetts 02109 ((617) 338-4292); Four Embarcadero Center, Suite 1810, San Francisco, California 94111 ((415) 981-4266) and 599 Lexington Avenue, Suite 2705, New York, NY 10022 ((212) 418-4700). The officers of the General Partner, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

   The General Partner will perform, or cause to be performed, all services relating to the day-to-day management of the Equipment purchased and Leases and Financing Transactions acquired or entered into by the Partnerships. Such services include the collection of payments due from the Lessees and Users, re-leasing services in connection with Equipment which is off-lease, inspections of the Equipment, liaison with Lessees and Users, supervision of maintenance being performed by third parties, and monitoring of performance by the Lessees of their obligations under the Leases and Users, including payment of rent or principal and interest and all operating expenses.




   The officers and directors of the General Partner are:

   Beaufort J. B. Clarke       Chairman,  President,  Chief  Executive  Officer
and Director
   Thomas W. Martin       Executive Vice President, Treasurer and Director
   Paul B. Weiss          Vice Chairman and Executive Vice President
   Allen V. Hirsch        Senior Vice President
   Gary N. Silverhardt         Senior  Vice   President  and  Chief   Financial
Officer
   Robert W. Kohlmeyer, Jr.         Senior Vice President of Operations
   David W. Parr          Vice   President,   General   Counsel  and  Assistant
Secretary
   John L. Lee            Secretary

   Beaufort J. B. Clarke, 52, became the Chairman, President, Chief Executive Officer and Director of both the General Partner and the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Previous to that time, Mr. Clarke was president of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Prior to that time, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

   Thomas W. Martin, 44, was appointed Executive Vice President, Treasurer and Director of the General Partner in August of 1996. Mr. Martin also became the Executive Vice President and Director of the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to this time, Mr. Martin was Senior Vice President and a member of the Executive Committee of Gemini Financial Holdings from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

   Paul B. Weiss, 37, became Executive Vice President of the General Partner responsible for lease acquisitions in November of 1996. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. for the period from October of 1993 through November of 1996. Prior to that time, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

   Allen V. Hirsch, 44, joined the General Partner in December of 1996 as Senior Vice President. Mr. Hirsch also became the President and Chief Executive Officer of the Dealer Manager in December of 1996. Prior to joining ICON, Mr. Hirsch spent 16 years with PLM Financial Services and Affiliates most recently as President of PLM Securities Corp. for four years and he also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, an M.S. degree in Transportation from the University of Maryland and an M.B.A. from Harvard Business School.

   Gary N. Silverhardt, 38, joined ICON in 1989. He served as Vice President and Controller from 1989 through 1996, prior to being promoted to Chief Financial Officer. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State University of New York at New Paltz and is a Certified Public Accountant.

  Robert W. Kohlmeyer, Jr., 36, was appointed Vice President of Operations of the General Partner in August of 1996. Prior to joining ICON, Mr. Kohlmeyer was President of Corporate Capital Services, an investment banking firm, which he founded in March 1993. Prior to that time, Mr. Kohlmeyer held the title of Vice President with Gemini Financial Holdings from September 1991 to February 1993. Mr. Kohlmeyer has a B.B.A. degree from Texas Christian University.

  David W. Parr, 41, became Vice President and General Counsel of the General Partner in September of 1996 and is the Assistant Secretary of the Dealer Manager. Prior to joining ICON, Mr. Parr was Vice President, Clerk and General Counsel of Chancellor Corporation from June of 1990 to September of 1996. Mr. Parr served as Vice President and Associate General Counsel of American Finance Group, Inc. (an equipment leasing company) from December of 1986 through June of 1990 and previously counseled leasing companies as an attorney with the law firm Widett, Slater & Goldman, P.C. from 1983 through 1986. Mr. Parr received a B.A. from Trinity College, a J.D. degree from Syracuse University and a LL.M. degree, in taxation, from Boston University.

   John L. Lee, 54, became Assistant Secretary of the General Partner in April of 1997 and serves as Senior Vice President and General Partner of ICON Holdings Corp. Mr. Lee had been a partner at the Boston law firm of Peabody & Brown with a practice focusing on commercial aircraft and vessel leasing and from of 1992 through April of 1997. Prior to joining Peabody & Brown, Mr. Lee served as General Counsel of American Finance Group, Inc. for over ten years, and was earlier an associate with the law firm of Shearman & Sterling in New York City. Mr. Lee received an A.B. degree from the University of North Carolina (Chapel Hill) and a J.D. degree from Harvard Law School.

Affiliates of the General Partner

   ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp., and was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering.



                 INVESTMENT OBJECTIVES AND POLICIES


General

   Investment Objectives. The Partnerships intend to purchase various types of Equipment and to acquire or enter into Leases and Financing Transactions primarily to businesses located within North America and Europe. Such Lessees and Users shall be those which the General Partner determines likely be able to meet all of their obligations to the Partnership in a timely and complete manner. The Partnerships' overall objectives are:

(i) INVEST IN EQUIPMENT: to invest in a diversified portfolio of new or used, long-lived, low obsolescence Equipment expected to have high residual values, at purchase prices that the General Partner believes to be favorable, such Equipment to be subject to leases or other contractual arrangements with the lessees or users of the Equipment;

(ii) CASH DISTRIBUTIONS: to make, from rental payments received from Lessees and Users, cash distributions which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of each Partnership to investors, beginning in the month following the month in which the minimum number of Units are sold;

(iii) SAFETY: to create a relative degree of safety through the accumulation of Investments which, when taken as a group, represent a diversified equipment portfolio. In the opinion of the General Partner, this diversification reduces the exposure to market fluctuations in any one sector. Furthermore, the purchase of new or used, long-lived, low obsolescence Equipment typically at prices below the cost of new equipment may reduce the impact of economic depreciation; and

(iv) TOTAL RETURN: to provide to Limited Partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternatives with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

   It is expected that each Partnership will initially invest a minimum of the sum of (x) 75% of Gross Offering Proceeds which will increase to 80.40% in the event of a Maximum Offering (see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and (y) related borrowings (which may equal 80% of each Partnership's Investments declining to 67% in the event of a Maximum Offering), together with amounts payable from the rentals due from its Leases and excess Cash From Operations, to make Investments.

THERE CAN BE NO ASSURANCE THAT EACH PARTNERSHIP WILL BE SUCCESSFUL IN MEETING ALL OF ITS OBJECTIVES.

Acquisition Policies and Procedures

   The General Partner believes that there are significant benefits available through purchasing long-lived, low obsolescence capital equipment whether constituting new Equipment or used Equipment, subject to Leases, Financing Transactions and options, as described below. The principal investment vehicle for the Partnerships will be the outright acquisition of Equipment, where the Partnerships will purchase an item of Equipment and hold title to that Equipment directly or through a special purpose equipment owning entity and enter into leases or other contracts with unaffiliated parties regarding the use of Equipment. The Partnerships may, within certain limitations, also jointly purchase Equipment with other Affiliated Programs and with unaffiliated third parties. Under these forms of investment, the Partnerships would generate cash proceeds from the leasing or operation of its Equipment and ultimately receive sales proceeds upon the liquidation of the Equipment.

   In certain circumstances, a Partnership may make an investment which would provide it with a future option to assume a lease or to purchase Equipment at prices or rates which the General Partner considers favorable. In such a case, a Partnership would, upon its exercise of the option, receive the ownership of the Equipment. Such an arrangement would generate no cash flow to such Partnership until such time as it exercised its option, if at all. The Partnerships may also, on occasion, make other commitments to lease, purchase or purchase options in Equipment at future points in time on conditions which the General Partner deems to be in the Partnerships' best interest. A wide range of investment structures exists and the General Partner has experience in tailoring equipment investment structures to a particular investment opportunity.

   The Partnerships will only acquire Equipment which a non-Affiliated Lessee has committed to lease from the Partnerships or which is subject to an existing lease. See "--Leases and Financing Transactions" in this section. Typically, the Partnerships will purchase used Equipment from the current users (which may be the proposed Lessees pursuant to a sale-leaseback or other arrangement) or other leasing companies, or new Equipment from manufacturers, dealers or proposed Lessees (through a sale-leaseback or other arrangement). Substantial Equipment purchases by the Partnerships will only be made subject to the General Partner obtaining such information and reports, and undertaking such inspections and surveys, as the General Partner may deem necessary or advisable to determine the probable economic life, reliability and productivity of such Equipment, as well as the competitive position, suitability and desirability of investing in such Equipment as compared with other investment opportunities.

Leases and Financing Transactions

   Leases in General. In the typical Lease, the Partnerships will be the owner of the Equipment for every purpose and the Lessee of such Equipment makes periodic payments, usually a fixed amount payable periodically for a fixed term, to the Partnerships for the right to use the Equipment. The most important characteristic that distinguishes a lease from other contractual arrangements involving capital equipment is that the Lessee has the right to use the Equipment for a term that leaves a significant part of the Equipment's economic life remaining at the end of that term. It is the value remaining after the expiration of the initial fixed lease term that is the "residual value" of the Equipment and in most cases the profitability of the transaction for the Lessor is determined by the Lessor's ability to realize the Equipment's residual value.

   The Partnerships also expect to acquire transactions where the only direct economic benefit to be derived from its investment is the residual value of the Equipment in question. These transactions usually take one of two forms. The first is a "leveraged lease" in which the lessor, instead of receiving periodic rent payments followed by the residual value, borrows funds from a third party lender and assigns to the lender the periodic rent payments (and perhaps a portion of the residual value of the Equipment) which are calculated to fully repay the loan. The net effect is that in a leveraged lease transaction the cash purchase price of the Equipment to the lessor is much lower because the loan usually defrays a significant portion of the Equipment's purchase price. The lessor retains the tax benefits of owning the Equipment (see "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of The Leases") as well as its residual value. The second type of transaction where the only economic benefit to the Partnership is the Equipment's residual value is in those instances where Partnership purchases an option to purchase the Equipment, usually for a fixed price at the expiration of an existing lease term.

   It is anticipated that the Partnerships may acquire Leases where the Lessees' obligations under such Leases are denominated in a currency other than United States dollars. If a Lease is denominated in a major currency such as the pound sterling, deutschmark or yen, which historically have stable exchange relationships with the United States, dollar hedging may be unnecessary or not cost effective. The General Partner expects Leases denominated in more volatile currencies will be hedged. In any such circumstance a Partnership may elect to enter into a hedge contract so that the Partnership would receive a fixed number of United States dollars with respect to the rent and any other fixed, periodic payments due under any such Lease even though the exchange rate between the United States dollar and the currency the Lease is denominated in could change over the Lease term. It is expected that the Partnerships would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the economics of the Lease in question, even with these transaction expenses taken into account, met the Partnerships' objectives. Second, the Lessee whose Lease obligations are being hedged must be superior from a credit standpoint since a Partnership would typically remain obligated under the hedge contract even if the Lessee in question defaulted on the Lease obligations being hedged. See "RISK FACTORS--Partnership Risks and Investment Risks-Risks of Currency Hedge Contracts."

   Leveraged Investments. The General Partner intends to use each Partnerships' indebtedness (or "leverage") as a tool in acquiring and building a pool of Partnerships' Investments and related receivables. It expects that each Partnership may acquire a portion of its Investments entirely for cash and the balance of its Investments (particularly Leases with investment-grade Lessees) with a mixture of cash and (primarily "non-recourse") indebtedness (as to which the lender will generally have no recourse to assets of a Partnership other than to foreclose on a Partnership's interest in such Lease and dispose of the related Equipment).

   As a result of borrowings, the General Partner expects that each Partnership may achieve substantial additional earnings for the Partnership represented by the difference between the rate at which earnings on its Leases and Financing Transactions exceed the interest and other costs to the Partnership of such borrowings.

   Lease Provisions. The specific provisions of each Lease to be entered into or be acquired by each Partnership will depend upon a variety of factors, including
(i) the type and intended use of the Equipment covered thereby, (ii) the business, operations and financial condition of the Lessee party thereto, (iii) regulatory considerations and (iv) the tax consequences and accounting treatment of certain provisions thereof.

   The General Partner anticipates that each Lease entered into on behalf of the Partnerships, as well as each existing Lease acquired on behalf of the Partnerships, will generally provide that the Lessee will: (i) pay rent and other payments without deduction or offset of any kind; (ii) bear the risk of loss of the Equipment subject thereto and maintain both (a) casualty insurance in an amount equal to the lesser of the market value of the Equipment subject thereto or a specified amount set forth in such Lease and (b) liability insurance (naming such Partnership as an additional insured) in an amount consistent with industry standards; (iii) pay sales, use or similar taxes relating to the lease or other use of the Equipment; (iv) indemnify the Partnerships against any liability resulting from any act or omission of the Lessee or its agents; (v) maintain the Equipment in good working order and condition during the term of such Lease; and (vi) not permit the assignment or sublease of the Equipment subject thereto without the prior written consent of the General Partner. The General Partner also anticipates that, in general, Leases will not be cancelable during their initial terms; provided that the General Partner may agree to Lease provisions which permit cancellation of a Lease upon payment of an appropriate compensation such that the cancellation will not prevent the Partnership from achieving its objectives if such provisions are deemed by the General Partner to be in the Partnership's best interest.

   In the opinion of the General Partner, each such Lease will also otherwise generally afford each Partnership overall protection substantially equivalent to that provided in leases then being negotiated by leasing companies and financial institutions.

   Each such Lease will prescribe certain events of default, including, without limitation, (i) a default, subject to applicable grace periods (if any), in the payment of rent, (ii) a failure, subject to applicable grace periods (if any), to observe or perform covenants or terms of such Lease and (iii) certain events with respect to the bankruptcy or insolvency of the Lessee party thereto. Enforcement of remedies is subject to applicable bankruptcy and similar laws. If, and to the extent that, each Partnership borrows funds in connection with any Lease, it will generally be required to assign some or all of its rights under such Lease as collateral for such borrowing.

   The Partnerships' Leases are anticipated to have terms ranging from two to seven years.

   At the end of each Lease term, the Lessee may have the option to buy the Equipment subject thereto or to terminate the Lease and return such Equipment.

   Financing Transactions, in General. The Partnerships also expect to invest in transactions which are frequently structured as leases but which, because the lessee has the right under the transaction documents to use the Equipment for its entire useful life, are treated as secured loans for most purposes and are referred to herein as "Financing Transactions" or "Full-Payout Leases." The nominal lessee is treated as the owner from the outset of the transaction and the nominal lessor is treated as a lender whose loan is secured by the Equipment. Since the Lessor gets no residual value in this type of transaction, the profitability of the transaction to the Lessor is determined solely by the periodic payments it receives from the User during the term.

   The Partnerships may also enter into Financing Transactions with Users. Such Financing Transactions shall be evidenced in one of two ways. First, in the form of a Lease (described above) which would include a nominal or bargain purchase option; in any such circumstance the User is deemed the owner of the Equipment from the inception of the transaction with a Partnership deemed to be a lender with a security interest in the Equipment. Second, by a written promissory note or other instrument of the User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation shall be sufficient to return the Partnership's full cost associated with such Financing Transaction, together with an appropriate yield. Furthermore, such repayment obligation would be collateralized by a security interest in such tangible or intangible personal property (in addition to the Equipment) of such User as the Investment Committee may deem to be appropriate. In either of the two cases described above, the General Partner will use its best efforts to perfect such security interest so that such security interest will constitute a perfected lien on the Equipment. Financing Transactions will not include participation features for the General Partner, its Affiliates or Users. The General Partner expects that a substantial minority of Net Offering Proceeds will be invested in Financing Transactions unless, in its sole discretion, such Investments at a later date appear to be in the best interests of a Partnership.

   The Partnerships' may also invest in subordinate interests in structured finance transactions in which a special purpose entity not affiliated with the General Partner (but managed by the General Partner as Servicer) accumulates a portfolio consisting primarily of middle market and small ticket leases or loans. When a suitably large portfolio of such transactions has been accumulated, the portfolio is rated by rating agencies, and senior debt and subordinate debt or equity interests are sold to investors.

    In the structure typical of securitization transactions the Partnerships may acquire an interest in senior and subordinate investors make equity investments and loans to the special purpose entity and receive certificates and notes issued by such entity; the proceeds of such investments are used to acquire a portfolio of, typically, many hundreds of Leases and Financing Transactions. The investors receive a return on their investments from the rents received by the special purpose entity from the Leases and Financing Transactions owned by it. By combining a large number or relatively small transactions into one large one, by having senior and subordinate investors and by having the securitization entity's obligations rated by rating agencies such as Moody's Investors Services, Inc. or Fitch IBCA, Inc., the cost of financing the pool of transactions is substantially less than financing them individually. The subordinate interest in such a securitization entity receives a significantly higher percentage return on its investment than the senior lenders receive on theirs.

Transaction Approval Procedures

   All investment decisions with respect to the purchase of Equipment and the acquisition or entering into of Leases and Financing Transactions shall be made by the Investment Committee of the General Partner using investment policies described herein and the undertakings set forth under "CONFLICTS OF INTEREST." All potential Leases and Financing Transactions shall be evaluated on the basis of (i) the extent to which such transaction appears to satisfy the Partnerships' investment objectives, (ii) the financial condition of the prospective Lessee or User and the character of its business, (iii) the type of equipment to be purchased for lease or which will secure the proposed Financing Transaction, and
(iv) to the extent deemed prudent, the availability of additional collateral and credit enhancements to support the transaction in the event of a lack of performance by the potential Lessee or User.

   The General Partner has established an Investment Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions. The Investment Committee will be responsible for supervising and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Investment Committee will, at all times, consist of four persons designated by the General Partner. It is anticipated that all four persons comprising the Investment Committee will be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Investment Committee shall be determined by a majority and a written report of any action taken thereby shall promptly be completed. As of the date of this Prospectus, the members of the Investment Committee are Messrs. Clarke, Martin, Weiss and Kohlmeyer.

Credit Review Procedures

   The General Partner's credit department is responsible for following the credit review procedures described below and determining compliance therewith. The General Partner intends that such procedures (or similar procedures that it believes to be equally reliable) shall be observed in reviewing potential Lessees and Users. Such procedures generally require the following:

   (i) receipt and analysis of such potential Lessee's or User's current and recent years' financial statements and, if deemed appropriate, income tax returns;

   (ii) for Lessees and Users which do not have senior debt rated investment grade by an independent rating agency, independent verification of the potential Lessee's or User's credit history, bank accounts, trade references, credit reports concerning the potential Lessee or User from credit agencies such as Dun & Bradstreet, TRW, etc.; and

   (iii) review and verification of underlying equipment or other collateral.

Equipment

   "Used" Equipment. The General Partner anticipates that the majority of the Partnerships' Investments, based on cash purchase price, will be comprised of used Equipment (that is, Equipment initially delivered to the current Lessee more than two months prior to the Partnerships' purchase of such Equipment). "Used" Equipment transactions frequently may be advantageous because the General Partner's credit and remarketing departments may have the opportunity to analyze payment histories and compliance with other Lease provisions particularly the condition of the Equipment and how the Equipment is used and maintained by the Lessee and or User prior to entering into a purchase commitment.

   Equipment Registration. The ownership of, and liens and encumbrances on, certain types of assets, most notably aircraft and marine vessels, over-the-road motor vehicles and rolling stock, are recorded in central registries maintained by states or, in case of rolling stock, aircraft and marine vessels, the federal government. Many foreign countries maintain similar registries for transportation assets as well. The advantage of such registries is that they permit a purchaser to independently confirm that the seller they are dealing with is the true owner of an asset and that the asset is free of liens. Such registries also add certainty to the securing of a lender's security interest in an asset which can reduce the cost of such loans.

   Types of Equipment. The Partnerships' Equipment is expected to include:

   (i) transportation equipment, such as aircraft (including airframes, engines, avionics and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), tractors, trailers, heavy duty trucks and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including, but not limited to, towboats and barges);

   (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical or horizontal milling machines, rotary or cylindrical grinders, metal fabrication or slitting equipment, and other metal forming equipment used in the production of a broad range of products;

   (iii) materials handling equipment such as fork-lifts and other more specialized equipment for moving materials in warehouse or shipping or areas;

   (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment, miscellaneous medical equipment (such as lab test equipment, blood-gas analyzers, treatment room furniture), and

   (v) office and management information systems equipment (such as microcomputer management information systems, communication and related peripheral equipment, including, terminals, tape, magnetic or optical, disc drives, disc controllers, printers, optical character scanning devices, and communication devices and modems), graphic processing equipment (such as typesetters, printing presses, computer aided design/computer aided manufacturing ("CAD/CAM") equipment) and photocopying equipment and printing systems (such as electronic laser printers).


   Length of Ownership of Equipment. In most transactions, the General Partner will seek out leasing opportunities where the remaining lease term is greater than two years and, on expiry of the lease, at least one-third of the economic useful life of the Equipment is likely to remain, based on the Equipment age or utilization history. To maximize its remarketing options (and its returns), the General Partner seeks to avoid in investing in Equipment that may become technologically obsolete or is otherwise of limited utility (including from excessive wear and tear).

   The General Partner intends to evaluate the Partnerships' Investments at least annually, and more frequently as circumstances require, to determine whether all items of Leases and Financing Transactions should remain in its portfolio or should be sold. The General Partner will make that decision based upon the Partnerships' operating results, general economic conditions, tax considerations, the nature and condition of items of Equipment, the financial condition of the parties obligated to make payments under Leases and Financing Transactions, alternate investment opportunities then available to the Partnerships and other factors that the General Partner deems appropriate to such evaluation. Following the expiration of any Lease entered into by the Partnerships, the Partnerships will seek to remarket the Equipment subject thereto by either (i) extending or renewing such Lease with the existing Lessee,
(ii) leasing such Equipment to a new Lessee or (iii) selling such Equipment to the existing Lessee or a third party.

Portfolio Acquisitions

   Each Partnership may purchase portfolios of Equipment subject to Leases or Financing Transactions (hereinafter "Portfolios").

   In evaluating a portfolio acquisition, the General Partner will typically follow one or more of the following procedures:

   (i) either the largest of the Leases and Financing Transactions (by present value of contractual payments and assumed residual) or a substantial random sampling in the event that there is not a concentration of large transactions will be reviewed for completeness and accuracy of documentation;

   (ii) where practicable Lessee and User payment histories will be reviewed and verified;

   (iii) underlying Equipment or other collateral will be evaluated and the values thereof verified;

   (iv) under certain circumstances, Dun & Bradstreet and/or TRW credit reports will be obtained for a representative number of non-investment grade potential Lessees and Users; and

   (vi) Uniform Commercial Code lien searches will be performed against selected potential Lessees and Users, as well as against the current holder of such Portfolio.

   In connection with the acquisition of any Portfolio, the General Partner may require that such acquisition be full or partially recourse to the current holder of such Portfolio in the event of any underlying Lessee or User default.

Other Investments

   Each Partnership may also, from time to time, invest in certain other types of property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the limitations set forth elsewhere in this Prospectus), Affiliated Programs, joint ventures, other entities, and is not precluded from repurchasing Partnership Interests in such Partnership if such repurchasing does not impair the operations of the Program; provided that each Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies, and in relation to the acquisition of Equipment or the underlying value thereof as set forth in this section.

Interim Financing

      A General Partner or any Affiliate of the General Partner (other than Prior Programs) may acquire Equipment for a Partnership on an interim basis (not to exceed six months) provided that (i) the acquisition is in the best interest of a Partnership and (ii) such Equipment is purchased by the Partnership for a price no greater than the cost of such Equipment to the General Partner and no benefit to the General Partner or its Affiliates arises from the acquisition, except allowable compensation to the General Partner as set forth in "Compensation to the General Partner and Affiliates". In the event the General Partner or an Affiliate purchases Equipment on an interim basis (generally not in excess of six months) in its own name and with its own funds in order to facilitate the ultimate purchase by a Partnership, the General Partner or such Affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of the Partnership. Interest will be paid on such funds or other loans from the General Partner or its Affiliates until the purchase of Equipment by the Partnership or other loan repayment at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. Interest on any such temporary purchases to be paid by the Partnership to the General Partner or its Affiliates will begin to accrue on the date of the purchase of the Equipment by the General Partner or its Affiliates. In addition, if the General Partner or an Affiliate either temporarily purchases the Equipment in its own name and assumes loans in connection therewith for the purpose of facilitating the acquisition of the Equipment or the borrowing of money on behalf of a Partnership, or borrows money and loans it on a short-term basis to the Partnership, the General Partner or such Affiliate shall receive an interest rate from the Partnership no greater than that which the General Partner or such Affiliate is paying. Any rental payments received or accrued by the General Partner or an Affiliate prior to the sale of the Equipment to the Partnership will either reduce the sales price of the Equipment to the Partnership or will be assigned to the Partnership upon its purchase of the Equipment. If a loan secured by Equipment is assumed in connection with any such acquisition, such loan must have the same interest terms at the time such Equipment is acquired by a Partnership as it had at the time such Equipment was first acquired by the General Partner or an Affiliate.



                        Cash Distributions to Partners


   While it is the Partnerships' objective to make THE monthly cash distributions DESCRIBED BELOW, no prediction can be made as to what level of distributions or return on investment, if any, will be achieved NO PORTION OF DISTRIBUTIONS IS GUARANTEED AND LIMITED PARTNERS BEAR A SIGNIFICANT RISK OF LOSS.

   Monthly Cash Distributions. Section 8.1(a) of the Partnership Agreement provides that each Limited Partner is entitled to receive monthly cash distributions computed as provided in this paragraph. Such distributions will be made for the period which begins with his or her admission to a Partnership and ending with the expiration or termination of the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after each of the Partnerships' Final Closing Date to the extent that
Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5 of the Partnership Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by a Partnership. Since Distributable Cash From Operations or From Sales
represents all cash from operations or from sales, as the case may be, less a Partnership's expenses (the timing and amounts of which are expected to be largely non-discretionary) and monies which the General Partner determines in its discretion to (i) set aside as Reserves (which must be maintained at a minimum of 1% of Gross Offering Proceeds) and (ii) reinvest in additional Partnership Investments, decisions by the General Partner to establish additional Reserves or to make Investments, or both, might effect the ability of a Partnership to make such distributions. As noted in this Section in "--Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions", a Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon a Partnership by its banks or other lenders.

   If Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will be noncumulative meaning that if there is insufficient cash available in a given month to make the full distribution, as described in the preceding paragraph, such shortfall will not be made up in the next or any subsequent monthly distribution. Such cash distributions will also be computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of each Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

    Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from a Partnership's Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

   It is anticipated that distributions of Cash From Operations and Cash From Sales, if available, will be made monthly (approximately 5 days after the end of each month), commencing in the first full month following the Initial Closing Date. The monthly distribution of Cash From Operations and Cash From Sales is subject to the availability of funds and, accordingly, there can be no assurance that any such anticipated monthly distributions will be made or that any or all of the Capital Contributions of the Limited Partners will be returned out of Cash From Operations and/or Cash From Sales.

   First Cash Distributions to the Limited Partners. Section 6.4(g) of the Partnership Agreement provides that unless each Limited Partner has received distributions equal to 8.0% as a percentage of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested capital returned to such Limited Partner pursuant to Section 8.6 of the Partnership Agreement and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units) (the "First Cash Distributions"), the Management Fees otherwise payable on a monthly basis to the General Partner in its capacity as Manager shall be deferred and shall be paid without interest upon the earlier to occur of (i) receipt by the Limited Partners of all current and accrued but unpaid First Cash Distributions or (ii) expiration of the Reinvestment Period.

   In addition, Section 8.1 of the Partnership Agreement provides that upon Payout (see Section 17 of the Partnership Agreement for a definition of such term) of Limited Partners' Capital Contributions and an economic return thereon, the General Partner is entitled to an increase from 1% to 10% of Cash From Operations and Cash From Sales when cash distributions to the limited Partners upon Payout (i.e. the time when cash distributions in an amount equal to the sum of the Limited Partners' (i) capital contributions and (ii) an 8.0% cumulative annual return thereon, compounded daily, have been made), distributions of Distributable Cash From Sales shall be made 99% to the Limited Partners and 1% to the General Partner and that, after Payout, distributions of Distributable Cash From Sales shall be tentatively attributed 90% to the Limited Partners and 10% to the General Partner.

   It is the objective of each Partnership to make the First Cash Distributions regardless of the number of Units sold, subject only to the limitations described in "--Monthly Cash Distributions" above. A portion of such distributions may represent a return of Capital Contributions recovered in the form of depreciation deductions on the Equipment and the balance of such distributions may represent investment income on such Capital Contribution in the form of a Limited Partner's proportionate share of net taxable income of each Partnership for such taxable year. Because neither a Partnership nor the General Partner or any of its Affiliates had acquired any Equipment, Leases or Financing Transactions as of the date of this Prospectus, it is not possible to predict what proportion of such distributions may consist, from month-to-month during the Reinvestment Period, of a return of, or investment income on, capital. See Tables III and IV of Exhibit B hereto for Prior Performance of the Prior Public Programs which contain past performance information with regard to cash distributions made for such Programs (which information is not necessarily indicative of either such Programs' or a Partnership's future performance as to the amount, if any, of such future distributions or the relative composition thereof from year to year.)

   Each cash distribution will consist of a combination of (1) an investor's pro rata share of a Partnership's net income generated from operations, after deduction or amortization of non-cash expenses (such as depreciation and initial direct costs) and cash expenses (such as interest on indebtedness) and (2) a return of such investor's original capital investment as determined with generally accepted accounting principles, consistently applied.

   A material portion of each cash distribution may consist of a distribution of an investor's original capital investment which, under GAAP, is deemed to be that portion of cash distributions which are not attributable to a Partnership's net income for the period of the distribution, irrespective of whether such distributions have in fact been paid from cash from current or past operations. Accordingly, cash distributions received by a limited partner may not, in all instances, be characterized solely or primarily as investment income earned on such limited partner's investment in a Partnership. Each Partnership anticipates that it will receive gross revenues (e.g., rent or debt payments) from all of its Financing Transactions and the majority of its Leases over the respective terms of each such investment in an amount equal to the sum of (1) the purchase price of such Financing Transactions and the Equipment subject to such Leases plus (2) investment income earned on such investments.

   Reinvestment of Undistributed Cash in Additional Equipment, Leases and Financing Transactions. During the Reinvestment Period, each Partnership intends to reinvest substantially all undistributed (1) Cash From Operations and (2) Cash From Sales as well as (3) proceeds of non-recourse and recourse financing which are not needed to pay current obligations in additional Equipment, Leases and Financing Transactions. The Cash From Sales realized by each Partnership from the sale or other disposition of an item of Equipment (including indemnity and insurance payments arising from the loss or destruction of the Equipment), after the payment of, or provision for, all related Partnership liabilities, may be reinvested at the sole discretion of the General Partner, during the Reinvestment Period. Each Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon that Partnership by its banks or other lenders.

   Distribution of Cash From Sales of the Partnership's Investments. After the Reinvestment Period, it is an objective of each Partnership to sell or otherwise dispose of its Equipment and liquidate all of its investments in Financing Transactions as soon as is deemed prudent, usually not prior to the expiry of the then remaining term of the related Lease, and to distribute substantially all the proceeds therefrom ("Distributable Cash From Sales") together with Reserves and other Cash From Operations and Cash From Sales not previously distributed to its Limited Partners, less the estimated costs and expenses and projected disbursements and reserves required for prompt and orderly termination of each Partnership and the payment of deferred Management Fees and Subordinated Remarketing Fees, which in each case have accrued but not been paid (if any). See "RISK FACTORS--Partnership Risks and Investment Risks--Residual Value of Equipment." Distributions made after the Reinvestment Period will depend upon results of operations, Cash From Sales of each Partnership's Investments, and the amount of Cash From Operations (if any) which each Partnership derives from the operation of its remaining Investments (if any) during such period.

   Reinvestment of Distributions. The Limited Partners have the option to elect that their distributions from a Partnership be reinvested in additional Units during the Offering Period of a Partnership. Distributions shall be invested promptly, and in no event later than 30 days from the distribution date, in the Units to the extent that they are available. All such investment of distributions in Units will be purchased at the public offering price and commissions equal to 8.0% of the Units purchase price shall be paid to the unaffiliated Selling Dealer responsible for the sale to the Limited Partner of his or her original Units. Investors may choose to elect for reinvestment of their distributions at any time by completing the appropriate authorization form which appears in Exhibit C, "Subscription Documents". Reinvestment of Distributions will commence with the next distribution payable after receipt by a Partnership of an investor's authorization form or subscription agreement.

   The General Partner reserves the right to prohibit qualified plan investors from the reinvestment of distributions if such participation would cause the underlying assets of each Partnership to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS."



                        FEDERAL INCOME TAX CONSEQUENCES


Summary

    THIS SECTION ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP FOR AN INDIVIDUAL TAXPAYER. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS, SINCE TAX CONSEQUENCES WILL NOT BE THE SAME FOR ALL INVESTORS AND ONLY BY A CAREFUL ANALYSIS OF A PROSPECTIVE INVESTOR'S PARTICULAR TAX SITUATION CAN AN INVESTMENT IN A PARTNERSHIP BE EVALUATED PROPERLY. IN PARTICULAR, INVESTORS THAT ARE TRUSTS, CORPORATIONS, TAX-EXEMPT ORGANIZATIONS (SUCH AS EMPLOYEE BENEFIT PLANS), OR ANY OTHER INVESTORS THAT ARE NOT DOMESTIC INDIVIDUAL TAXPAYERS SHOULD UNDERSTAND THAT THE TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP ARE LIKELY TO DIFFER, PERHAPS MATERIALLY, FROM THE PRINCIPAL TAX CONSEQUENCES OUTLINED IN THIS SECTION. SEE "--FOREIGN INVESTORS," "--TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES," "--TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS" AND "--CORPORATE INVESTORS." STATE AND LOCAL TAX CONSEQUENCES MAY ALSO DIFFER FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW. SEE "--STATE AND LOCAL TAXATION."

    For federal income tax purposes, a partnership is treated as a "pass through" entity as to which the partners, and not the partnership, pay tax on partnership income and deduct losses incurred by the partnership. The Limited Partners will report on their federal income tax returns their share of the income, gain, loss and deduction incurred by each Partnership and pay the tax on their share of any resulting taxable income generated by each Partnership. The most substantial tax risk to the Limited Partners is that each Partnership will be treated as a "publicly traded partnership." In such event, each Partnership would have to pay tax on Partnership income and the Limited Partners may be subject to a further tax on distributions from each Partnership. Tax Counsel are of the opinion that each Partnership, will not be treated as a "publicly-traded partnership."

    The General Partner expects that the items of income and loss generated by each Partnership will be treated as either "passive" or "portfolio" income and losses for federal income tax purposes. Limited Partners will not be able to use any "passive" losses produced by such Partnership to offset either "ordinary income" (such as salaries and fees) or "portfolio" income (such as dividend, interest income or certain capital gains).

    The overwhelming majority of each Partnership's income is expected to be generated from leasing activities. The General Partner expects the majority of the partnerships' leases to be treated as such for federal income tax purposes and will attempt to have such leasing activities comply with any requirements necessary to cause the Partnerships to be treated as the owners of the leased equipment for federal income tax purposes. If the Service were successfully to challenge such tax treatment, the amount and timing of taxable income or loss to the Limited Partners may be adversely affected.

Opinion of Tax Counsel

    The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal income tax purposes. See "--Classification as a Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel is of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service and judicial decisions.

    The opinion of Tax Counsel is based upon facts described in this Prospectus and upon facts that have been represented by the General Partner to Tax Counsel. Any alteration of such facts may adversely affect the opinion rendered. Furthermore, as noted above, the opinion of Tax Counsel is based upon existing law, which is subject to change, either prospectively or retroactively.

    Each prospective investor should note that the tax opinion represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. There can be no assurance that the Service will not challenge the conclusions set forth in Tax Counsel's opinion.

    As of the date of the opinion of Tax Counsel, no Equipment has been acquired by a Partnership. Therefore, it is impossible at this time to opine on the application of the tax law to the specific facts that will exist when a particular item of Equipment is acquired and placed under lease. The issues on which Tax Counsel have declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this
Section: "--Allocations of Profits and Losses," "--Tax Treatment of the Leases," "--Cost Recovery," and "--Limitations on Cost Recovery Deductions."

Classification as a Partnership

    Under current Treasury Regulations, a business entity with two or more members that does not fall within certain specified categories will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Partnerships have received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, each Partnership will be classified as a partnership and not as an association taxable as a corporation. The Partnerships will not request rulings from the IRS as to their classification as Partnerships for Federal income tax purposes.

    The opinion of Tax Counsel is based, in part, on representations of the General Partner to the effect that: (1) the business of each Partnership will be as described in this Memorandum and (2) neither Partnership will elect to be classified as an association taxable as a corporation.

    If either Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that such Partnership's losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If either Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if such Partnership's debt exceeds the tax basis of such Partnership's assets at the time of such exchange) even though they might not receive cash distributions from such Partnership to cover such tax liabilities.

Publicly Traded Partnerships

    Certain   limited   partnerships   may  be  classified  as  publicly  traded
partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of such market. Units in each Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradable on a secondary market nor are they expected to be in the future. Therefore, each Partnership will be a PTP only if the Units become "readily tradable on the substantial equivalent of a secondary market."

    Limited partnership interests may be "readily tradable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

    Treasury Regulations provide certain safe harbor tests relating to PTP status. If the trading of interests in a partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include a "2% safe harbor" test. A partnership satisfies the "2% safe harbor" test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 2% of the total interests in partnership capital or profits. Certain transfers ("Excluded Transfers") are excluded from the 2% "safe harbor" test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner (and related persons) within a 30-day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits). In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "qualified matching service" are not counted. A matching service is a qualified matching service only if (1) it consists of a computerized or printed listing system that lists customer's bid and/or ask quotes in order to match sellers and buyers; (2) matching occurs either by matching the list of interested buyers to bid on the listed interest; (3) sellers cannot enter into a binding agreement to sell the interest until at least 15 days after the date information regarding the Offering of the interest for sale is made available to potential buyers ("notice date"); and (4) the closing of the sale does not occur prior to 45 days after the notice date; (5) the matching service displays only quotes at which any person is committed to boy or sell a partnership interest at the quoted price (firm quotes); (6) the seller's information is removed from the matching service within 120 days after the notice date and, following any removal (other than removal by reason of a sale of any part of such interest) of the seller's information from the matching service, no offer to sell an interest in the partnership is entered into the matching service by the seller for at least 60 calendar days; and (7) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than through private transfers) does not exceed 10 percent of the total interests in partnership capital or profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradable on a secondary market or the substantial equivalent thereof.

    In the opinion of Tax Counsel, the Partnerships will not be treated as PTPs. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

    If either Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from certain "qualified sources." The business of the Partnerships will be the leasing and financing of personal (not real) property. Thus, their income would not be from such qualified sources. The major consequences of being treated as a corporation would be that the Partnership's losses would not be passed through to the Partners, and the Partnership's income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnerships at any time are taxable as corporations, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Partnership Interest" in this Section.

Taxation of Distributions

    If a Partnership is classified as a partnership for federal income tax purposes, it will not be subject to federal income tax. Each Partner will be required to report on his federal income tax return his share of the income, gains, losses, deductions and credits of a Partnership for each year.

    Each Partnership will report its operations on an accrual basis for federal income tax purposes using a December 31 fiscal year and will file an annual partnership information return with the Service. Each Limited Partner will be furnished with all information with respect to a Partnership necessary for preparation of his federal income tax return within 75 days after each fiscal year end.

    Cash distributions to a Limited Partner in any year may be greater or less than his share of a Partnership's taxable income for such year. Distributions in excess of income will not be taxable to the Limited Partner but will first reduce the tax basis for his Units (as increased or decreased by such Limited Partner's allocable share of a Partnership's income or loss for the year in which such distributions occur) to the extent thereof. Any cash distributions in excess of his basis will then be taxable to such Limited Partner, generally as capital gains, provided the Units are capital assets in the hands of the Limited Partner.

   To the extent a Partnership reinvests Cash From Operations or Cash From Sales in additional or replacement Investments, each Partnership intends to make sufficient cash distributions to the Limited Partners during the Reinvestment Period to enable them to pay when due their respective federal income taxes on such Cash From Operations and Cash From Sales (assuming each Limited Partner is in the highest marginal federal income tax bracket, determined without regard to surtaxes, if any).

    To the extent that the principal amount of the Partnerships' indebtedness is repaid from cash derived from rentals or sales of the Partnerships' Equipment, the taxable income of a Limited Partner in a Partnership may exceed the related cash distributions for such year. Depreciation or other cost recovery with respect to Equipment may create a deferral of tax liability in that larger cost recovery deductions in the early years may reduce or eliminate the Partnerships' taxable income in those early years of the Partnerships' operations. However, this deferral is offset in later years by smaller or no depreciation or cost recovery deductions, while an increasingly larger portion of the Partnerships' income must be applied to reduce debt principal (thereby, possibly generating taxable income in excess of cash distributions in those years).

    Miscellaneous itemized deductions of an individual taxpayer, which include investment expenses (such as organizational expenses; see "--Deductions for Organizational and Offering Expenses; Start-Up Costs"), are deductible only to the extent they exceed 2% of the taxpayer's adjusted gross income. Temporary Regulations prohibit the indirect deduction through partnerships and other pass-through entities of an amount that would not be deductible if paid by the individual. Thus, these limitations may apply to certain of the Partnerships' expenses under certain circumstances.

Partnership Income Versus Partnership Distributions

    The income reported each year by each Partnership to the Limited Partners will not be equivalent to the cash distributions made by the Partnerships to the Limited Partners. The difference in the two amounts primarily arise from the fact that depreciation and other cost recovery deductions reduce the Partnerships' income but not its cash available for distribution, and revenues reinvested by the Partnerships or used to repay debt principal will generally constitute income even though not distributed to the Limited Partners. See "--Taxation of Distributions" and "--Cost Recovery."

Allocations of Profits and Losses

    As a general rule, during the Reinvestment Period, 99% of each Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner, until the later of such time as (1) each Limited Partner's Adjusted Capital Contribution (i.e., such Limited Partner's Capital Contribution reduced by distributions from a Partnership that are in excess of such Limited Partner's 8% Cumulative Return) is reduced to zero and (2) each Limited Partner has been allocated Profits equal to the sum of (i) such Limited Partner's aggregate 8% Cumulative Return plus (ii) any Partnerships' Losses previously allocated to such Limited Partner. Thereafter the Partnerships' Profits will be allocated 90% among the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnerships' Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of the Partnerships' Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of each Partnership.

    A Limited Partner's share of any item of income, gain, loss, deduction, or credit is determined by the Partnership Agreement, unless the allocation set forth therein does not have "substantial economic effect." If an allocation made by a Partnership does not have substantial economic effect, the partner's share of any such item will be determined in accordance with the Limited Partner's "interest in the Partnership," taking into account all the facts and circumstances.

    An allocation of a Partnership's income, gain, loss, deduction, or credit provided for in a partnership agreement will generally be upheld if: (a) the allocation has "substantial economic effect," or (b) the partners can show that, taking into account all facts and circumstances, the allocation is "in accordance with the partner's interest in the partnership" or (c) the allocation is "deemed" to be in accordance with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions which the partnership was able to generate as a result of, inter alia, purchasing assets with borrowed money, be "charged back" income and gain to the extent that such income and gain is generated by the assets that generated such losses and deductions ("minimum gain charge-back").

    The determination of substantial economic effect is to be made at the end of each of the partnership's taxable years. In general, the regulations provide that in order for an allocation to have "economic effect," among other things:
(a) the allocation must be appropriately reflected by an increase or decrease in the dollar amount of the relevant partner's capital account; (b) liquidation proceeds must be distributed in accordance with the partners' capital account balances; and (c) either (i) upon liquidation of the partnership, any partner with a deficit balance in his capital account must be required to restore the deficit amount to the partnership, which amount will be distributed to partners in accordance with their positive capital account balances or paid to creditors or (ii) in the absence of an obligation to restore such deficit, the partnership agreement must contain a "qualified income offset" provision pursuant to which a partner who is allocated losses and deductions by the partnership which cause or increase a capital account deficit must be allocated income and gains as quickly as possible so as to eliminate any deficit balance in his capital accounts that is greater than any amount that he is, in fact, obligated to restore. For this purpose, capital accounts are required to be kept in accordance with certain tax accounting principles described in the regulations.

    The economic effect of an allocation is deemed to be "substantial" if there is a reasonable possibility that the allocation will affect substantially the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not considered substantial if, at the time the allocation becomes part of the partnership agreement, (1) at least one partner's after-tax consequences may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (2) there is a strong likelihood that the after-tax consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. The regulations state that, in determining after-tax consequences, the partner's tax attributes that are unrelated to the partnership will also be taken into account.

    The Partnership Agreement requires that (1) all allocations of revenues, income, gain, costs, expenses, losses, deductions and distributions be reflected by an increase or decrease in the relevant Partners' capital accounts, (2) all Partners who are allocated losses and deductions generated by assets acquired with borrowed money be charged back income and gains generated by such assets, and (3) although no Limited Partner having a deficit balance in his Capital Account after the final liquidating distribution will be required to make a cash contribution to capital in the amount necessary to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

    The tax benefits of investment in a Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have "substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel can render no opinion on whether the allocations of a Partnership's income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack "substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed.

    Each Partnership will determine its income or loss annually, based on a fiscal year ending December 31 and using the accrual basis of accounting. For purposes of allocating such income or loss (or items thereof) among the Partners, each Partnership will treat its operations as occurring ratably over each fiscal year. Each Partnership's income and loss (or items thereof) for any fiscal year will be allocated among the Limited Partners based on the number of Units held by each Limited Partner throughout the fiscal year, or, if any Partners hold their Units for less than the entire fiscal year, the portion of the fiscal year during which each of such Partners held his Units.

Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation

    Passive Losses

    The "passive activity" rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include "portfolio income" such as interest, dividends and royalties, and ordinary income such as salary and other compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss as follows: "active" trade or business income or loss; "passive activity" income or loss; or "portfolio" income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and certain closely-held corporations (including S corporations).

    A "passive activity" is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, rental activities are considered passive activities. Furthermore, the status of limited partners is generally considered passive with respect to a partnership's activities.

    Accordingly, a Limited Partner's distributive share of a Partnership's income or losses is expected to be characterized as passive activity income or loss (except to the extent attributable to portfolio income or loss, such as interest earned on a Partnership's funds pending their investment or reinvestment in Equipment). Any loss suspended under the passive activity rules may be carried forward indefinitely to offset passive activity income, if any, derived in future years, including income generated from the activity producing the suspended loss. Additionally, suspended losses generally may be deducted against non-passive income when a taxpayer recognizes gain or loss upon a taxable disposition of his entire interest in the passive activity. Finally, passive income from a Partnership can be used to absorb losses from other passive activities, subject to the rules regarding publicly-traded partnerships.

    Losses from a "publicly traded partnership" are treated as passive activity losses that may not be used to offset income from any other activity other than income subsequently generated by the same "publicly traded partnership." Income from a "publicly traded partnership" (to the extent not used to offset losses from the same partnership) is generally treated as portfolio income. Each Partnership has been structured so as to avoid treatment as a "publicly traded partnership." However, income or losses from each Partnership may not be used to offset losses or income from a Limited Partner's interest in any other partnerships which are treated as "publicly traded partnerships."

    Tax Basis

    A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to a Partnership (i.e., the price he paid for his Units). His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of a Partnership's indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of a Partnership's losses, if any, to the extent of his basis in his Units.

    "At Risk" Limitation

    Generally, taxpayers (including certain closely-held corporations) may not deduct losses incurred in most activities, including the leasing of equipment, in an amount exceeding the aggregate amount the taxpayer is "at risk" in the activity at the close of a Partnership's tax year. Generally, a taxpayer is considered "at risk" with respect to an activity to the extent of money and the adjusted basis of other property contributed to the activity.

    A Limited Partner generally will not be "at risk", and will not be entitled to increase the tax basis of his Units, with respect to recourse liabilities, if any, of each Partnership (such as trade payables), and he will not be "at risk" with respect to nonrecourse liabilities incurred by a Partnership (such as amounts borrowed to finance purchases of Equipment), even though such nonrecourse liabilities may increase the tax basis of the Units. Thus, a Limited Partner's initial amount "at risk" effectively will be the amount of his capital contribution to a Partnership. Such amount will be reduced subsequently by cash distributions and loss allocations, and increased by allocations of a Partnership's income.

    The effect of the "at risk" rules generally is to limit the availability of a Partnership's losses to offset a Limited Partner's income from other sources to an amount equal to his capital contribution to a Partnership, less cash distributions received and allocations of such Partnership's losses, plus any of such Partnership's income allocated to him. Therefore, although a Partnership may generate tax losses for a taxable year, the Limited Partners who are subject to the "at risk" rules will be unable to use such losses to the extent they exceed such Limited Partner's "at risk" amount in computing taxable income for the year. Any unused losses may be carried forward indefinitely until such Limited Partners have sufficient "at risk" amounts in the Partnership to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

    The costs of organizing and syndicating each Partnership, as well as certain "start-up" costs, may not be deducted currently and must be capitalized.

    Section 709 of the Code provides that no current deduction is allowed to a partnership for organizational expenses. "Organizational expenses" include legal fees incident to the organization of the partnership, accounting fees for establishing a partnership accounting system and necessary filing fees. Such expenses may be written off ratably over a 60-month period. Similar rules apply to "start-up expenditures" under Section 195 of the Code

    Under Section 709, no deduction is allowed at all for any amounts paid or incurred to promote or effect the sale of an interest in a partnership ("syndication expenses"). Syndication expenses may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss. "Syndication expenses" include brokerage fees (such as the Underwriting Fees and Sales Commissions), registration fees, legal fees of underwriters and placement agents and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the Offering documents, accounting fees for the preparation of information to be included in the Offering materials, printing and reproduction costs and other selling or promotional expenses.

    The General Partner will endeavor to treat the organizational, start-up and syndication costs of each Partnership in accordance with the foregoing rules. However, because there is uncertainty about the distinction between trade or business expenses that may be currently deducted and organizational, start-up and syndication costs that must be capitalized and either amortized or deferred, there can be no assurance that the Service will not challenge the current deduction of certain expenses of each Partnership on the grounds that such expenses are not currently deductible.

Tax Treatment of the Leases

    The availability to Limited Partners of depreciation or cost recovery deductions with respect to a particular item of Equipment depends, in part, upon the classification of the particular lease of that Equipment as a "true lease" of property under which a Partnership is the owner, rather than as a sale, financing or refinancing arrangement for federal income tax purposes.

    Whether a Partnership is the owner of any particular item of Equipment and whether any of its Leases is a "true lease" for federal income tax purposes depends upon questions of fact and law. The Service has published guidelines for purposes of issuing advance rulings on the tax treatment of "leveraged" leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts (although they have been so applied in a number of instances).

    The Partnerships will not request, and probably would not be able to obtain, a ruling from the Service that each of its Leases will qualify as such for tax purposes, nor is it expected that the General Partner will obtain the advice of Tax Counsel with respect to any particular Lease. Moreover, the General Partner may determine that a Partnership should enter into specific Leases on such terms that the tax treatment of the Leases would be questionable. Should a Lease be recharacterized as a sale, financing, or refinancing transaction for income tax purposes, a portion of the "rental" income of a Partnership equivalent to interest on the amount "financed" under such Lease would be treated as interest income, without offset for deductions for depreciation or cost recovery, and the balance of such "rental" income would be a tax-free recovery of principal. The general result would be increased amounts of taxable income in the initial years of the Lease followed by decreased amounts of income in later years.

    Whether each Partnership Lease will meet the relevant requirements and whether a Partnership otherwise will be treated, for federal income tax purposes, as the owner of each item of Equipment acquired by that Partnership, will depend on the specific facts in each case, which are undeterminable because they will occur in the future. Accordingly, Tax Counsel can render no opinion on this issue.

Cost Recovery

    In general, equipment of the sort anticipated to be acquired and leased by each Partnership is classified as either "3-year property," "5-year property" or "7-year property," and may be written off for federal income tax purposes (through "cost recovery" or "depreciation" deductions) over its respective recovery period using the 200 percent declining-balance depreciation method, with a switch to the straight-line method at a time that maximizes the deduction. A taxpayer may elect to use a straight-line method of depreciation. A "half-year convention" (under which a half-year's depreciation is allowed in the year that the property is placed in service) will generally apply in computing the first year's depreciation. However, if more than 40% of the aggregate basis of depreciable property is placed in service in the last three months of the tax year, a "mid-quarter convention" must be used whereunder all property placed in service during any quarter of a tax year is treated as placed in service at the midpoint of such quarter.

    The General Partner expects that a Partnership's Equipment will consist primarily of 5-year property. The General Partner intends to claim cost recovery deductions with respect to each Partnership's Equipment under the method(s) deemed by the General Partner to be in the best interests of each Partnership, which generally will be a straight-line method. Whether the Partnerships will be entitled to claim cost recovery deductions with respect to any particular item of Equipment and the applicable method and convention to be used depends on a number of factors, including whether the Leases are treated as true leases for federal income tax purposes. See "--Tax Treatment of the Leases" in this Section.

    Each Partnership will allocate all or part of the Acquisition Fees to be paid to the General Partner to the cost basis of Equipment on which cost recovery is computed. No assurance can be given that the Service will agree that the amount of such fee which is so allocated is properly attributable to purchased Equipment such that cost recovery deductions based on such additional basis are properly allowable. The Service might assert that the Acquisition Fees are attributable to items other than the Equipment or are not subject to cost recovery at all. If the Service were successful, the cost recovery deductions available to each Partnership would be reduced accordingly. Because the determination of this issue will depend on the magnitude and type of services performed in consideration for these fees, which facts are presently undeterminable and may vary in connection with each piece of Equipment acquired by each Partnership, Tax Counsel is unable to render an opinion thereon.

    Under certain circumstances, a taxpayer will be required to recover the cost of an asset over a period longer than the period described above. Such circumstances include the use of equipment predominantly outside the United States and the use of equipment by a "tax-exempt entity." See "--Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

    Property Used Predominantly Outside the United States.

    Each Partnership may own and lease Equipment that is used predominantly outside the United States. The cost of such Equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and the applicable half-year or mid-quarter convention. If the Equipment does not have an ADR Class Life, a 12-year period must be used.
See "--Cost Recovery."

    However, certain types of property which are used predominantly outside the United States nevertheless qualify for the normal rules discussed in "--Cost Recovery" (that is, a shorter depreciable life should be allowable). The exceptions include the following: (1) aircraft registered in the United States which are operated to and from the United States; (2) certain railroad rolling stock which is used within and without the United States; (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and (4) containers of a United States person which are used in the transportation of property to and from the United States. It is not presently determinable whether any Equipment owned and leased by the Partnership will be in any of these categories.

    Tax-Exempt Leasing.

    The Partnership may lease Equipment to certain tax-exempt entities. Property leased to tax-exempt entities ("tax-exempt use property") must be written off for federal income tax purposes using the applicable half-year or mid-quarter convention and applying the straight line method of depreciation over a period corresponding to the longer of (i) the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and (ii) or 125% of the term of the lease. The term of a lease will include all options to renew as well as certain successive leases, determined under all of the facts and circumstances. The use of property by a tax-exempt entity at any point in a chain of use results in its characterization as tax-exempt use property (e.g., a sublease by a non-tax-exempt lessee to a tax-exempt sublessee).

    The definition of a "tax-exempt entity" includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, certain foreign persons and entities, and certain international organizations. The term also generally includes certain organizations which were tax-exempt at any time during the five-year period ending on the date such organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if 50% or less of the income derived from the leased property is subject to U.S. income tax.

    The term "tax-exempt use property" does not include: (1) any portion of property which is used predominantly by a tax-exempt entity (directly, or through a partnership in which the tax-exempt entity is a partner) in an unrelated trade or business if the income from such trade or business is included in the computation of income subject to the tax on unrelated business taxable income; (2) property leased to a tax-exempt entity under a "short-term lease" (that is, a lease which has a term of less than the greater of one year or 30% of the property's ADR Class Life, but in any case less than three years); and (3) certain high-technology equipment.

    If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as partners, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless certain specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnerships. However, taxable income from the Partnerships will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations." Additionally, a substantial portion of the Partnerships' taxable income will be treated as United States source business income in the hands of foreign Limited Partners for which no exemption is available. See "--Foreign Investors." Therefore, it is not anticipated that the depreciation limitations applicable to tax-exempt use property will be material as they relate to Equipment owned by the Partnerships and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

    Both the lessor and lessee under certain rental agreements ("Section 467 rental agreements") are required to accrue annually the rent allocable to the taxable year, as well as interest on deferred rental payments, where actual payment of the rent is deferred. A Section 467 rental agreement is defined as any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either (i) provides for increasing or decreasing rental payments or (ii) provides for rentals payable beyond the close of the calendar year following the year in which the associated use occurred. In general, the rent allocable to a taxable year will be determined by reference to the terms of the lease. However, if a Section 467 rental agreement is silent as to the allocation of rents, or, if (1) a Section 467 rental agreement provides for increasing or decreasing rents, (2) a principal purpose for providing for increasing or decreasing rents is the avoidance of taxes and (3) the lease is part of a leaseback transaction or is for a term in excess of 75% of certain prescribed asset write-off periods, then rents will be deemed to accrue on a level basis in amounts having a present value (as determined by utilizing a discount rate equal to 110% of the "applicable federal rate," which is roughly equivalent to the rate on certain U.S. government securities with comparable maturities) equal to the present value (as so determined) of the aggregate rentals actually payable under the agreement. The differences between the rent actually paid and the recomputed rents are treated as loans bearing interest at the applicable federal rate.

    Each Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in the acceleration of income recognition by the Partnerships prior to receipt of corresponding cash flow.

Sale or Other Disposition of Partnership Property

    In general, an individual's long term capital gains (i.e., gains on sales of capital assets held for more than 18 months) are taxed at 20% and mid-term capital gains (i.e., gains on sales of capital assets held for more than 12 months but no more than 18 months) are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%.

    Because of the different individual tax rates for capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term, mid-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

    Upon a sale or other disposition of the Equipment of a Partnership (including a sale or other disposition resulting from destruction of the Equipment or from foreclosure or other enforcement of a security interest in the Equipment), that the Partnership will realize gain or loss equal to the difference between the basis of the Equipment at the time of sale or disposition and the amount realized upon sale or disposition. The amount realized on a foreclosure would include the face amount of the debt being discharged in a foreclosure, even though a Partnership receives no cash. Since the Equipment constitutes tangible personal property, upon a sale or other disposition of the Equipment, all of the recovery deductions ("depreciation") taken by a Partnership will, to the extent of any realized gain, be subject to recapture (i.e., treated by the Partners as ordinary income). Recapture cannot be avoided by holding the Equipment for any specified period of time. If a Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

    Any gain in excess of the amount of recapture will constitute gain or loss described in Section 1231 of the Code if the property sold or otherwise disposed of either was used in a Partnership's trade or business and held for more than one year or was a capital asset which was held for more one year and not held primarily for sale to customers. Under Section 1231 of the Code, if the sum of the gains on sale or exchange of certain assets (generally, depreciable property, other than inventory and literary properties) used in a trade or business and held for more than one year and the gains from certain compulsory or involuntary conversions exceed the losses on such sales, exchanges and conversions, such excess gains will be treated as capital gains (subject to a special Section 1231 recapture rule described below). If such losses exceed such gains, however, such excess losses will be treated as ordinary losses.

    There is a special rule under Section 1231 for casualty and theft losses on depreciable business property and capital assets which are held for more than one year and are held in connection with a trade or business or a transaction entered into for profit. Such gains and losses must be separately grouped together and if casualty gains equal or exceed casualty losses, then the gains and losses are further grouped with other Section 1231 transactions to determine whether there is an overall Section 1231 gain or loss. If the casualty or theft losses exceed gains, the resulting net loss is not further grouped with other
Section 1231 transactions, but is, instead, excluded from Section 1231 and treated as an ordinary loss.

    Under a special "Section 1231 recapture" rule, net Section 1231 gain will be treated as ordinary income to the extent of the taxpayer's "non-recaptured" net
Section  1231  losses.  "Non-recaptured"  net  Section  1231  losses are any net
Section 1231 losses from the five preceding taxable years which have not yet been offset against net Section 1231 gains in those years.

    If, at the time of sale, the sold Equipment is a capital asset (i.e., was not used in a Partnership's trade or business) and had been held by a Partnership for one year or less, or if a Partnership is a "dealer" in Equipment of the type sold, any gain or loss will be treated as short-term capital gain or loss or ordinary income or loss, respectively.

Sale or Other Disposition of Partnership Interest

    Gain or loss recognized by a Limited Partner on the sale of his interest in a Partnership (which would include both the cash or other consideration received by such Limited Partner from the purchaser as well as such Limited Partner's share of the Partnership's nonrecourse indebtedness) will, except as noted below, be taxable as a long-term, mid-term or short-term capital gain or loss, depending on his holding period for his Units and assuming that his Units qualify as capital assets in his hands. That portion of a selling Partner's gain allocable to a Partnership's unrealized receivables (including depreciation recapture) and inventory (the "ordinary income assets"), however, would be treated as ordinary income. The term "ordinary income assets" would include assets subject to recapture of recovery deductions determined as if a selling Partner's proportionate share of a Partnership's properties had been sold at that time. Thus, a substantial portion of a Limited Partner's gain upon the sale of his Units may be treated as ordinary income. For a discussion of the relevance of the distinction between ordinary income and capital gain, see "--Sale or Other Disposition of Partnership Property" in this Section.

    In connection with the sale or exchange of a Partnership interest, the transferor must promptly notify the Partnership of the sale or exchange, and, once the Partnership is notified, it is required to inform the Service (and the seller and the buyer of the Partnership interest) on or before January 31 following the calendar year of sale of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Partnership interest sold or exchanged. Penalty for failure to file is $50 for each failure, with a limit of $100,000. In addition, failure of the transferor of a Partnership interest to notify the Partnership will result in a $50 penalty per failure.

Treatment of Cash Distributions Upon Redemption

    The redemption by a Partnership of all or a portion of a Limited Partner's Units (see "SUMMARY OF THE PARTNERSHIP AGREEMENT") will be treated as a sale or exchange of such Units by the Limited Partner and may generate taxable income to him. The "amount realized" by such Limited Partner on such redemption will equal the sum of the cash received by such Limited Partner, plus the Limited Partner's share of the Partnership's non-recourse liabilities.

    Under Section 751(b) of the Code, in the event a Partnership distributes cash to a Partner and, simultaneously, the Limited Partner's interest in the Partnership's "ordinary income assets" is reduced, the Limited Partner will be deemed to receive the cash, or a portion thereof, in exchange for the "ordinary income assets." The Limited Partner will recognize ordinary income to the extent the portion of the distribution that is attributable to the "ordinary income assets" exceeds such Limited Partner's undivided interest in a Partnership's adjusted basis in such assets prior to the exchange. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., the Limited Partner will recognize income only to the extent the cash distributions exceed such Limited Partner's adjusted basis in his Units). See "--Taxation of Distributions."

    The Partnerships anticipate that any redemption of a Limited Partner's Units will be payable out of Cash From Operations and Cash From Sales that otherwise would be available for distribution to all Limited Partners or for reinvestment in additional Equipment. Accordingly, while any redemption of Units by a Partnership would decrease the aggregate number of Units outstanding and thereby proportionally increase each remaining Limited Partner's distributive share of the Partnership's income, gain, loss and deductions and items thereof, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Units

    Generally, no gain or loss is recognized upon the gift of property. However, a gift of Units (including a charitable contribution) may be treated partially as a sale to the extent of the transferor's share of a Partnership's nonrecourse liabilities, if any. Gain may be required to be recognized in an amount equal to the difference between such nonrecourse debt share and that portion of the basis in the Units allocable to the sale transaction. Charitable contribution deductions for the fair market value of the Units will be reduced by the amounts involved in such partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income to the transferor on a sale of his Units.

Consequence of No Section 754 Election

    Because of the complexities of the tax accounting required, each Partnership does not presently intend to file elections under Section 754 of the Code to adjust the basis of property in the case of transfers of Units. As a consequence, a transferee of Units may be subject to tax upon a portion of the proceeds of sales of a Partnership's property that represents, as to him, a return of capital. This may affect adversely the price that potential purchasers would be willing to pay for Units.

Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement

    In the event of termination of a Partnership pursuant to the Partnership Agreement (see "SUMMARY OF THE PARTNERSHIP AGREEMENT--Duration of Partnership") the General Partner is required to sell or dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of the liabilities of the Partnership and distribute any remaining funds to the Partners in accordance with their positive Capital Accounts balances. Sales and other dispositions of that Partnership's assets would have the tax consequences described in "--Sale or Other Disposition of Partnership Property" in this Section. Liquidating cash distributions in excess of a Partner's tax basis for his Partnership interest generally would be taxable (generally as capital gain, provided the Partnership interests constitute capital assets in the hands of the Partners); cash distributions in amounts less than such basis may result in a loss (generally a capital loss which would be subject to the general limitations on deductibility of losses). The tax basis for the Units of a Limited Partner is increased (or decreased) by his share of a Partnership's taxable income (or loss) resulting from the sale or other disposition of Equipment. Hence, if a Partnership's Equipment has been sold or disposed of under circumstances resulting in a loss, distribution of the sale proceeds upon liquidation of the Partnership may result in taxable gain to the Partners.

Audit by the Service

    No tax rulings have been sought by either Partnership from the Service. While the Partnerships (and any joint ventures in which the Partnerships participate) intends to claim only such deductions and assert only such tax positions for which there is a substantial basis, the Service may audit the returns of the Partnerships or any such joint venture and it may not agree with some or all of the positions taken by the Partnerships (or such joint venture).

    An audit of a Partnership's information return may result in an increase in a Partnership's income, the disallowance of deductions, and the reallocation of income and deductions among the Partners. In addition, an audit of a Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to a Partnership.

    Partners must report a Partnership's items on their individual returns in a manner consistent with the Partnership's return unless the Partner files a statement with the Service identifying the inconsistency or unless the Partner can prove his return is in accordance with information provided by such Partnership. Failure to comply with this requirement is subject to penalties and may result in an extended statute of limitations. In addition, in most circumstances the federal tax treatment of items of a Partnership's income, gain, loss, deduction and credit will be determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with its partners.

    Any audit of a Partnership will be at the Partnership's level and the Service will deal with the Partnership's "Tax Matters Partner" (the "TMP") with respect to its tax matters. The General Partner is designated as each Partnership's TMP in the Partnership Agreement. Only those Limited Partners having at least a 1% interest in a Partnership (the "Notice Partners") will be entitled to receive separate notice from the Service of the audit of a Partnership's return and of the results thereof, and Limited Partners who have an interest of less than 1% ("Non-notice Partners") will not be entitled to notice from the Service. However, groups of Non-notice Partners who together own a 5% or greater interest in a Partnership (a "Notice Group") may, by notification to the Service, designate a member of their group to receive Service notices. All Partners in a Partnership have the right to participate in any audit of the Partnership. The General Partner is required to keep all Limited Partners informed of any administrative and judicial proceedings involving the tax matters of a Partnership. Also, the General Partner will keep Non-notice Partners advised of any significant audit activities in respect of a Partnership.

    The TMP is authorized to enter into settlement agreements with the Service that are binding upon Non-notice Partners, except Non-notice Partners who are members of a Notice Group or who have filed a statement with the Service that the TMP does not have authority to enter into settlement agreements that are binding upon them. Any Partner will have the right to have any favorable settlement agreement reached between the Service and any other Partners with respect to an item of his Partnership applied to him.

    The General Partner is empowered by the Partnership Agreement to conduct, on behalf of each Partnership and Limited Partners, all examinations by tax authorities relating to each Partnership, at the expense of each Partnership. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expense being charged to a Partnership subject to the controversy, irrespective of the outcome.

Alternative Minimum Tax

    An alternative minimum tax ("AMT") is payable by taxpayers to the extent it exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount. The AMTI is based on the taxpayer's taxable income, as recomputed with certain adjustments and increased by certain "tax preference" items. A two-tiered AMT rate schedule for noncorporate taxpayers exists consisting of a 26% rate (which applies to the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount) and a 28% rate (which applies to the amount in excess of $175,000 ($87,500 for married individuals filing separately) over the exemption amount). The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

    The principal adjustments include the following: (1) depreciation deductions cannot exceed those computed under the 150% declining balance method and , for property placed in service before January 1, 1999, an extended recovery period,
(2) mining exploration and development costs are capitalized and amortized ratably over ten years, (3) magazine circulation expenditures are amortized over three years, (4) research and experimental expenditures are amortized over ten years, (5) miscellaneous itemized deductions are not allowed, (6) medical expenses are deductible only to the extent they exceed 10% of adjusted gross income, (7) state and local property and income taxes are not deductible, (8) interest deductions are subject to further restrictions, (9) the standard deduction and personal exemptions are not allowed, (10) only "alternative tax net operating losses" are deductible and (11) the excess of the fair market value of stock received on the exercise of an incentive stock option over the exercise price must be included as income.

    The principal "tax preference" items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, and (3) private activity bond interest.

    The General Partner does not anticipate that any significant "tax preference" items will be generated by either Partnership. The principal Partnership items that may have an impact on a particular Partner's AMTI are interest and depreciation. It is anticipated that each Partnership will generally depreciate its Equipment using the straight line method. Therefore, a Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing the AMTI of the Limited Partners. Prospective investors should be aware, however, that for purposes of computing AMTI, interest incurred to acquire or maintain an ownership interest in a passive activity (such as a Partnership) is deductible only to the extent that such interest, when added to the passive activity income or loss of the taxpayer (computed with the appropriate alternative minimum tax adjustments and tax preferences), does not result in a passive activity loss (as so computed). Accordingly, Limited Partners who borrow money and incur interest expense in connection with their purchase of Units may only be allowed a limited deduction for such interest in computing their AMTI.

    The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the Units should consult their tax advisors as to the possible AMT consequences of an investment in a Partnership.

Interest Expense

    In general, interest expense incurred in connection with investment activities is deductible only against investment income. Interest expense incurred in connection with investments in "passive" activities (such as the Partnership and other limited partnerships) may only be deducted in accordance with the rules applicable to losses derived from passive activities. See "--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation."

    Interest expense incurred by a Partnership probably will be treated as "passive" activity interest, as would interest expense incurred by a Limited Partner on money he borrows to purchase or carry his interest in a Partnership but may be deductible against related income of a Partnership allocable to the Units purchased with such borrowed money.

    Each Partnership may enter into transactions involving the prepayment of interest or the payment of "points," commitment fees and loan origination or brokerage fees. In general, prepaid interest, "points" and similar costs may not be deductible currently and, instead, may have to be capitalized and written off over the life of the related loan. The General Partner will treat such costs in accordance with the applicable requirements.

Self-Employment Income and Tax

    A Limited Partner's net earnings from self-employment for purposes of the Social Security Act and the Code will not include his distributive share of any item of income or loss from a Partnership, other than any guaranteed payments made to such Limited Partner for services rendered to or on behalf of a Partnership.

Maximum Individual Tax Rates

    The federal income tax on individuals applies at a 15%, 28%, 31%, 36% and 39.6% rate. The personal exemption, which is $2,650 for 1997, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $181,800 for joint returns, $151,500 for heads of household, $121,200 for single taxpayers, and $90,900 for married persons filing separately (as these amounts are adjusted for inflation). An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $124,800 or $62,250 in the case of married taxpayers filing separately (as these amounts are adjusted for inflation).

Section 183

    Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." Section 183 contains a presumption that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years ending with taxable year at issue. The General Partner intends to operate each Partnership for the purpose of providing an economic profit and anticipates that each Partnership will have sufficient gross income to entitle it to the benefit of the presumption referred to above. If either Partnership's activities were treated as not being engaged in for profit, any deductions of that Partnership in excess of its gross income might be permanently disallowed.

Foreign Source Taxable Income

    It is possible that certain rental income and interest received by the Partnerships from sources within foreign countries will be subject to withholding and/or income taxes imposed by such countries. In addition, capital gains on the sale of equipment may also be subject to capital gains taxes in some of the foreign countries where the Partnerships sell equipment. Tax treaties between certain countries and the United States may reduce or eliminate certain of such taxes. The activities of the Partnerships within certain foreign countries may cause Limited Partners to be required to file tax returns in such foreign countries. It is impossible to predict in advance the rate of foreign tax the income of the Partnerships will be subject to since the amount of the Partnerships' assets to be invested in various countries is not known.

    The Limited Partners will be informed by the Partnerships as to their proportionate share of the foreign source of income of and foreign taxes paid by the Partnerships which they will be required to include in their income. The Limited Partners generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes.

    Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Limited Partner's Federal tax (before the credit) attributable to its total foreign source taxable income. A Limited Partner's share of the Partnerships' rental income and interest attributable to equipment used outside the U.S. generally will qualify as foreign source income. Generally, the source of income realized upon the sale of personal property, such as equipment, will be based on the location of the equipment.

    The limitation on the foreign tax credit is applied separately to different types of foreign source income, including foreign source passive income, such as interest. Special limitations also apply with respect to income from the sale of capital assets. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, for foreign tax credit limitation purposes, the amount of a Limited Partner's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Limited Partner who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Partnerships will be treated as owned by the Limited Partners in the Partnerships and indebtedness incurred by the Partnerships will be treated as incurred by Limited Partners in the Partnerships.

    Because of these limitations, Limited Partners may be unable to claim credit for the full amount of their proportionate share of the foreign taxes attributable to the income of the Partnerships. In addition, foreign losses, if any, generated by the Partnerships could reduce the tax credits available to a Limited Partner from unrelated foreign source income. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Limited Partner, Limited Partners are advised to consult their own tax advisers.

Registration, Interest and Penalties

    Tax Shelter Registration

    "Tax shelters" are required to be registered with the Service. Under Temporary Treasury Regulations, an investment constitutes a "tax shelter" for this purpose if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment for any of the first five years will be greater than twice the amount to be invested. Each Partnership is a "tax shelter" under this definition because the term "amount of deductions" means gross deductions and gross income expected to be realized by a Partnership is not counted. The Temporary Treasury Regulations also provide that a tax shelter is not required to be registered initially if it is a "projected income investment." A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor as of the close of any of the first five years of the investment. The General Partner expects, based on economic and business assumptions which the General Partner believes to be reasonable, that no Limited Partner's cumulative tax liability will be reduced during any of the first five years after the effective date of this Prospectus by reason of an investment in a Partnership. There can be no assurance, however, that unexpected economic or business developments will not cause Limited Partners to incur tax losses from a Partnership, with the result that their cumulative tax liability during the first five years might be reduced. Therefore, the General Partner has registered each Partnership as a "tax shelter" with the Service. A Tax Shelter Registration Number is expected to be received shortly. However, for so long as a Partnership is a projected income investment, the Limited Partners are not required to include a Partnership's registration number on their tax returns.

    Even though each Partnership may be a projected income investment, each Partnership will nonetheless be required to maintain a list identifying each person who has been sold a Unit and containing such other information as required by the regulations. This list must be made available to the Service upon request.

    In the event each Partnership ceases to be a projected income investment, each Partnership and the Limited Partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that the Limited Partners will be required to include a Partnership's registration number on their tax returns.

    Pursuant to the Temporary Treasury Regulations, the General Partner is required to notify the Limited Partners that a Partnership is no longer a projected income investment and to inform each Limited Partner that he must report a Partnership's registration number on any return on which he claims a deduction, credit or other tax benefit from that Partnership.

    The General Partner is required by the Temporary Treasury Regulations to include the following legend herein: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

    Interest on Underpayments

    The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury based on the yield of U.S. obligations with maturities of three years or less.

    Penalty for Substantial Understatements

    The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter," (a) there was substantial authority for the taxpayer's treatment of the item, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

    For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is "the avoidance or evasion of Federal income tax." Each Partnership should not be treated as a "tax shelter" within the meaning of this provision primarily because (1) each Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of a Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

    In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in a Partnership. A Limited Partner's share of the taxable income or loss of a Partnership generally will be required to be included in determining reportable income for state or local tax purposes in the jurisdiction in which the Limited Partner is a resident. In addition, other states in which a Partnership owns Equipment or does business may require nonresident Limited Partners to file state income tax returns and may impose taxes determined with reference to their pro rata share of a Partnership's income derived from such state. Any tax losses generated through a Partnership from operations in such states may not be available to offset income from other sources in other states. To the extent that a nonresident Limited Partner pays tax to a state by virtue of the operations of a Partnership within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that the Limited Partner itemizes deductions. Each investor is advised to consult his own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with an investment in a Partnership.

Foreign Investors

    Foreign investors in each Partnership should be aware that, to a substantial degree, the income of a Partnership will consist of trade or business income that is attributable to or effectively connected with a fixed place of business ("permanent establishment") maintained by a Partnership in the United States. As such, a Partnership's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Such foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of a Partnership's income, gains, losses and deductions. Additionally, a Partnership is required to withhold tax on each such foreign investor's distributive share of income from that Partnership (whether or not any cash distributions are made); any amount required to be withheld will be deducted from distributions otherwise payable to such foreign investor and such foreign investor will be liable to repay that Partnership for any withholdings in excess of the distributions to which he is otherwise entitled. Foreign investors must consult with their tax advisors as to the applicability to them of these rules and as to the other tax consequences described herein.

Tax Treatment of Certain Trusts and Estates

    The tax treatment of trusts and estates can differ somewhat from the tax treatment of individuals. Investors which are trusts and estates should consult with their tax advisors as to the applicability to them of the tax rules discussed herein.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

    Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except to the extent their "unrelated business taxable income" exceeds $1,000 in any taxable year. The excess "unrelated business taxable income" is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors in a Partnership will be deemed to be engaged in the business carried on by such Partnership and, therefore, subject to the unrelated business income tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.

Corporate Investors

    The federal income tax consequences to investors which are corporations (other than certain closely-held corporations, which are subject to the "at risk" and "passive loss" limitations discussed herein) may differ materially from the tax consequences discussed herein, particularly as they relate to the alternative minimum tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.

                    INVESTMENT BY QUALIFIED PLANS



Fiduciaries under ERISA

    A fiduciary of a Qualified Plan is subject to certain requirements under ERISA, including the duty to discharge its responsibilities solely in the interest of, and for the benefit of, the Qualified Plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the Qualified Plan's governing documents.

    Fiduciaries with respect to a Qualified Plan include, for example, any persons who exercise any authority or control respecting the management or disposition of the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of the Qualified Plan. Also, an investment professional who renders, or who has the authority or responsibility to render, investment advice with respect to the funds or other property of a Qualified Plan may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

    IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, where a participant in a Qualified Plan exercises control over such participant's individual account in the Qualified Plan in a "self-directed investment" arrangement that meets the requirements of Section 404(c) of ERISA, such Participant (rather than the person who would otherwise be a fiduciary of such Qualified Plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain Qualified Plans of sole proprietorships, partnerships and closely-held corporations of which the owners of 100% of the equity of such business and their respective spouses are the sole participants in such plans at all times are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

    A person subject to ERISA's fiduciary rules with respect to a Qualified Plan (or, where applicable, IRA) should consider those rules in the context of the particular circumstances of the Qualified Plan (or IRA) before authorizing an investment of a portion of the Qualified Plan's (or IRA's) assets in Units.

Prohibited Transactions Under ERISA and the Code

    Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and
Section 406 of ERISA (which does not apply to IRAs or to certain transactions with respect to Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereinafter referred to as "Disqualified Persons"). Disqualified Persons include, for example, fiduciaries of the Qualified Plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons. In addition, the beneficiary - "owner" or "account holder"
- of an IRA is generally considered to be a Disqualified Person for purposes of the prohibited transaction rules.

    "Prohibited transactions" include, for example, any direct or indirect transfer to, or use by or for the benefit of, a Disqualified Person of a Qualified Plan's or IRA's assets, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief from such transaction. Section 4975 of the Code imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA. Prohibited transactions subject to these sanctions will generally be required to be "unwound" to avoid incurring additional penalties.

    In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a Qualified Plan or IRA from assets as to which the General Partner or any of its Affiliates are fiduciaries. Additionally, fiduciaries of Qualified Plans and IRAs should be alert to the potential for a prohibited transaction in the context of a particular Qualified Plan's or IRA's decision to purchase Units if, for example, such purchase were to constitute a use of plan assets by or for the benefit of, or a purchase of Units from, a Disqualified Person.

Plan Assets

    If a Partnership's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partner or its Affiliates. In addition, certain of the transactions described in this Prospectus in which a Partnership might engage, including certain transactions with Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to the General Partner in violation of ERISA.

    Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor ("DOL") in currently effective regulations, generally apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets," the applicable regulations exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the application of the "look-through" principle. Under the DOL's current regulations governing the determination of what constitutes the assets of a Qualified Plan or IRA in the context of investment securities such as the Units, an undivided interest in the underlying assets of a collective investment entity such as a Partnership will not be treated as "plan assets" of Qualified Plan or IRA investors if (i) the securities are "publicly offered,"
(ii) less than 25% by value of each class of equity securities of the entity is owned by Qualified Plans, IRAs, and certain other employee benefit plans or
(iii) the entity is an "operating company."

    In order to qualify for the publicly-offered exception described above, the securities in question must be freely transferable, owned by at least 100 investors independent of the issuer and of one another, and either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public Offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the Offering occurred. Units will be sold as part of an Offering registered under the Securities Act of 1933. Further, the General Partner has represented (a) that it intends to register the Units in each Partnership under the Securities Exchange Act of 1934 in compliance with the DOL's requirements and (b) that it is highly likely that substantially more than 100 independent investors will purchase and hold Units in each Partnership. Accordingly, the determination of whether the Units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the DOL regulations. Although whether a security is freely transferable is a factual determination, the limitations on the assignment of Units and substitution of Limited Partners contained in Sections 10.2, 10.3 and
10.4 of the Partnership Agreement appear to fall within the scope of certain restrictions enumerated in the DOL's current regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment, as in the case of the Units, is $10,000 or less. Because, however, the effect of the restrictions on transferability of Units on the ultimate determination of whether Units are "freely transferable" for purposes of the DOL's regulations (as well as the determination of whether each Partnership will be an "operating company" under the alternative DOL exemption set forth above) is not certain, the General Partner has decided to rely on the 25% ownership exemption described above for these purposes. Consequently, pending favorable clarification of such matters from the DOL, in order to ensure that the assets of the Partnerships will not constitute "plan assets" of Qualified Plan and IRA Unitholders, the General Partner will take such steps as are necessary to ensure that ownership of Units by Qualified Plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the General Partner will, as provided in the DOL's regulations, disregard the value of any Units held by a person (other than a Qualified Plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnerships, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Partnerships, or any affiliate of any such a person. (See "INVESTOR SUITSBILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Minimum Investment and Suitability Standards.") Whether the assets of the Partnerships will constitute "plan assets" is a factual issue which may depend in large part on the General Partner's ability throughout the life of the Partnerships to satisfy the 25% ownership exemption. Accordingly, tax counsel are unable to express an opinion on this issue.

Other ERISA Considerations

    In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether
(a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the diversification of assets requirement for such Plan and the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments and other needs for liquidity, (d) the investment is made solely in the interests of plan participants, (e) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnerships, and (f) the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Qualified Plan or IRA to value its assets in accordance with the rules and policies applicable to the Qualified Plan or IRA.



                           CAPITALIZATION




    The capitalization of the Partnerships as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum and Maximum Offering of Units is as follows:


                      As of Minimum OfferingMaximum Offering
                    the date per Partnership per Partnership
                     hereof (1)(12,000 Units)(750,000 Units)

General Partner's
Capital Contribution (1)          $    1,000     $      1,000 $         1,000

Limited Partner's
Capital Contribution (2)            1,000(1)     1,200,000         75,000,000
                                    -----        ---------         ----------

Total Capitalization        $     2,000    $     1,201,000    $    75,001,000

Less Estimated
Organizational and
Offering Expenses (3)                  -                         (162,000)
                                  ----------               --------------
                      (9,375,000)

Net Capitalization                $    2,000              $
                                  ==========              =====================
1,039,000(2)               $ 55,626,000(2)
                           ============

(1) Each Partnership was originally capitalized by the contribution of $1,000 by the General Partner and $1,000 by the Original Limited Partner.

(2) The Original Limited Partner will withdraw from a Partnership and receive a return of his original Capital Contribution on the Initial Closing Date upon the admission of the Initial Limited Partners to such Partnership.

(3)The amounts shown reflect the Gross Offering Proceeds from sale of Units at $100.00 per Unit before deduction of (a) Sales Commissions in an amount equal to 8.0% of Gross Offering Proceeds (or $8 per Unit sold, which will be paid except in the case of Units sold to Affiliated Limited Partners), (b) Underwriting Fees equal in amount to 2.0% of Gross Offering Proceeds (or $2.00 per Unit sold) and (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per Unit) of the first $25,000,000 of each Unit sold for Gross Offering Proceeds; 2.5% ($2.50 per Unit) of each Unit sold for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000. The General Partner has agreed in the Partnership Agreement to pay actual Organizational and Offering Expenses for this Offering to the extent such expenses exceed the O & O Expense Allowance. (No fees or compensation were payable with regard to either the General Partner's or Original Limited Partner's original subscription payment).

    The maximum dollar amount of such items of compensation payable to the General Partner, its Affiliates and non-affiliated Selling Dealers will equal $162,000 for the Minimum Offering of 12,000 Units per Partnership and $9,375,000 for the Maximum Offering of 750,000 Units per Partnership, in each case computed as if all Units are sold to the general public without purchases by Affiliated Limited Partners. Affiliated Limited Partners may acquire Units (for investment purposes only) on a net of Sales Commissions basis for a price of $92.00 per Unit (and a proportionate Net Unit Price for each fractional Unit purchased). To the extent that Units are purchased by such Affiliated Limited Partners, both the total Capital Contributions of the Limited Partners and each Partnership's obligation to pay Sales Commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."



                MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION



Liquidity and Capital Resources

   Each Partnership will have limited funds at its formation because the capital anticipated to be raised by each Partnership through its Offering of Units will not be available on the date of formation.

   Each Partnership's capital resources are expected to undergo major changes during its initial year of operations as a result of completion of its Offering and acquisition of its Equipment. Thereafter, each Partnership's capital needs and resources are expected to be relatively stable over the holding periods of the Equipment. Each Partnership intends to acquire its Equipment as required to commit all Net Proceeds available for Investment in Equipment. As of the date of this Prospectus, no material commitments with respect to capital expenditures of any Partnership have been made. The General Partner anticipates that reserves sufficient to pay each Partnership's operating expenses and to make Distributions to the Limited Partners will initially be derived from rental payments from the Leases. To date, no Partnership has had any operations. During the period of ownership of the Equipment, each Partnership's operations will consist principally of the ownership and leasing of Equipment.

   Each Partnership intends to establish initially working capital reserves of approximately 1.0% of Gross Proceeds per Unit, an amount which is anticipated to be sufficient to satisfy general liquidity requirements. Liquidity would, however, be adversely affected by unanticipated or greater than anticipated operating costs or losses (including Lessees' inability to make timely Lease payments). To the extent that working capital reserves are or may be insufficient to satisfy the cash requirements of a Partnership, it is anticipated that additional funds would be obtained through revenues from Partnership operations, the proceeds from the sale of Equipment, bank loans, short-term loans from the General Partner or its Affiliates or the sale of Equipment. The General Partner may use a portion of Cash From Operations and Cash From Sales or Refinancings to re-establish working capital reserves. In no event will a Partnership's reserves be reduced for the purpose of making Distributions to the Partners below a level which the General Partner deems necessary for Partnership operations. There can be no assurance, however, that the amounts in the working capital reserve will be adequate to meet a Partnership's Obligations.

Operations

   Each Partnership is newly formed and has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 Units and the admission of the subscribers therefor as Limited Partners on the Initial Closing Date, a Partnership will not commence active operations. During the period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, each Partnership will be in active operation.

   Each Partnership will acquire Equipment with Net Offering Proceeds and indebtedness, (which is expected to average at least 50% of a Partnership's aggregate Purchase Price for all of its Equipment, determined when the Net Offering Proceeds of this Offering are fully invested). However, in the event a Partnership requires additional cash or the General Partner determines that it is in the best interests of a Partnership to obtain additional funds to increase cash available for Investment in Equipment and Financing Transactions or for any other proper business need of a Partnership, a Partnership may borrow, on a secured or unsecured basis, amounts up to 67% of the aggregate Purchase Price of all Investments acquired by such Partnership at any given time following full investment of the Net Offering Proceeds. The Partnerships currently have no arrangements with, or commitments from, any Lender with respect to any such borrowings. The General Partner anticipates that any acquisition financing or other borrowings will be obtained from institutional lenders. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures".



                     SUMMARY OF THE PARTNERSHIP AGREEMENT


    The following is a brief summary of the material provisions of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") which will be executed by the General Partner, which sets forth the terms and conditions upon which each Partnership will conduct its business and affairs and certain of the rights and obligations of the Limited Partners of such Partnership. Such summary does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by express reference to, the Partnership Agreement, a copy of which is included as Exhibit A to the Registration Statement of which this Prospectus forms a part. Prospective investors in the Partnership should study the Partnership Agreement carefully before making any investment. References below to Partnership and the Partnership Agreement refer to each Partnership and its Partnership Agreement.

Establishment and Nature of the Partnerships

    ICON Income Fund Eight A L.P. was organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with ICON Capital Corp., a Connecticut corporation, as its General Partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs and his liability for partnership obligations is generally limited to his investment, while a general partner is, in general, personally liable for all partnership obligations.

Name and Address

    The Partnerships will be conducted under the name "ICON Income Fund Eight" which has its principal office and place of business at 600 Mamaroneck Avenue, Harrison, New York 10528 (unless such offices are changed by the General Partner with written notice to the Limited Partners).

Purposes and Powers

    Each Partnership has been organized, without limitation, for the purposes of
(a) acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, residual interests therein, and options to purchase Equipment and residual interests therein, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases thereof) and other such personal property, and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of each Partnership. In conducting such business, the Partnerships are not limited to any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world).

Duration of Partnership

    The term of ICON Income Fund Eight A L.P. commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 9, 1997 and will terminate at midnight on December 31, 2017, subject, however, to earlier termination upon the occurrence of any Dissolution Event, including, without limitation, (i) the withdrawal, removal or dissolution of, or the occurrence of certain bankruptcy events with respect to, the General Partner (unless a Substitute General Partner will be timely admitted to such Partnership), (ii) the Sale of all or substantially all of such Partnership's assets and (iii) the voluntary dissolution of such Partnership.

Capital Contributions

    General Partner. The General Partner has contributed $1,000, in cash, as its Capital Contribution to ICON Income Fund Eight A L.P. in exchange for a one percent (1%) Partnership Interest.

    Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to ICON Income Fund Eight A L.P. in exchange for ten (10) Units then representing a 99% Partnership Interest. On the Initial Closing Date, the Original Limited Partner will withdraw from such Partnership, his capital contribution of $1,000 will be returned to him in full and his original Partnership Interest of ten (10) Units will be retired upon the admission of additional Limited Partners.

    Limited Partners. Each Limited Partner (other than the Original Limited Partner and Affiliated Limited Partners) will make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of each Partnership for each Unit or fraction thereof purchased in exchange for such Unit. Each Affiliated Limited Partner will make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased in exchange for such Unit.

Powers of the Partners

    General Partner. Except as otherwise specifically provided in the Partnership Agreement, the General Partner will have complete and exclusive discretion in the management and control of the affairs and business of the Partnerships and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs and exercise the powers of the Partnerships. Without limiting the generality of the foregoing, the General Partner will have the right to make Investments for and on behalf of the Partnerships and to manage such Investments and all other assets of the Partnerships. The Limited Partners will not be permitted to participate in the management of the Partnerships. Except to the extent limited by the Delaware Act or the Partnership Agreement, the General Partner may delegate all or any of its duties under the Partnership Agreement to any Person (including, without limitation, any Affiliate of the General Partner).

    The General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a Limited Partner to a Partnership; provided that no such admission will be accepted unless (i) the Minimum Offering will have been achieved, (ii) such admission will not have certain tax consequences and (iii) the Person seeking such admission will agree in writing to be bound by the provisions of the Partnership Agreement, will make a written representation as to whether such Person is or is not a United States Person and will satisfy all applicable suitability requirements (see "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES").

    The General Partner is designated as the Partnership's Tax Matters Partner and is authorized and directed by the Partnership Agreement to represent the Partnerships and their Limited Partners in connection with all examinations of the Partnerships' affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnerships' funds in doing so.

    Limited Partners. No Limited Partner shall participate in or have any control over a Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnerships (except one who is also the General Partner, and then only in its capacity as the General Partner).

Limitations on Exercise of Powers by the General Partner

    The General Partner will have no power to take any action prohibited by the Partnership Agreement or the Delaware Act. Furthermore, the General Partner is subject to certain provisions in its administration of the business and affairs of the Partnerships, as outlined below.

    From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, each Partnership will not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of the principal amount of such additional Indebtedness plus the aggregate principal amount of Indebtedness of such Partnership then outstanding would exceed 67% of the aggregate Purchase Price paid by such Partnership for Investments then held by that Partnership (inclusive of the Purchase Price of any Investment then being acquired).

    Each Partnership will neither purchase ,or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except only upon the satisfaction of certain conditions, including, but not limited to, the following:

    (i) the General Partner has determined that such Affiliated Investment is in the best interests of a Partnership;

    (ii) such Affiliated Investment is made by a Partnership upon terms (including price) no less favorable to such Partnership than the terms upon which the General Partner or such Affiliate entered into such Affiliated Investment;

    (iii) neither the General Partner nor any such Affiliate will realize any gain or other benefit, other than permitted reasonable compensation, as a result of such Affiliated Investment; and

    (iv) such Affiliated Investment was held only on an interim basis (generally not longer than six months) by the General Partner or any Affiliate of the General Partner for purposes of facilitating the acquisition of such Investment by a Partnership, borrowing money or obtaining financing for a Partnership or for other purposes related to the business of a Partnership.

    No loans may be made by the Partnerships to the General Partner or any Affiliate of the General Partner. The General Partner or any such Affiliate, however, may make Partnership Loans to the Partnerships, provided the terms of such Partnership Loan will include, without limitation, the following:

    (i) interest will be payable with respect to such Partnership Loan at a rate not in excess of the lesser of (A) the rate at which the General Partner or such Affiliate itself borrowed funds for the purpose of making such Partnership Loan, (B) if no such borrowing was incurred, the rate obtainable by a Partnership in an arms-length borrowing with similar terms (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) or (C) the rate from time to time announced by The Chase Manhattan Bank N.A. (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

    (ii) such Partnership Loan will be fully repaid within twelve months after the date on which it was made; and

    (iii) neither the General Partner nor any such Affiliate may receive financial charges or fees in connection with such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for actual reasonable out-of-pocket expenses).

The Partnerships will not acquire any Investments in exchange for Interests in the Partnerships.

The Partnerships may make Investments in Joint Ventures provided that:

    (i) the General Partner has determined that such Investment is in the best interests of a Partnership and will not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

    (ii) such Investment will (if made with participants affiliated with the Sponsor) be made by a Partnership upon terms that are substantially identical to the terms upon which such participants have invested in such Joint Venture; and

    (iii) such Investment will (if made with non-affiliated Persons) give veto power on disposition decisions only in such Joint Venture to a Partnership and such Joint Venture will own and lease specific Equipment and/or invest in one or more specific Financing Transactions.

   Except as specifically permitted by the Partnership Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments or of the proceeds of the resale, exchange or refinancing of Equipment. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that the above shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of the Partnership Agreement.

During the Reinvestment Period, the General Partner may not dissolve a Partnership or sell or otherwise dispose of all or substantially all of the assets of a Partnership without the Consent of the Majority Interest.

Indemnification of the General Partner

    Pursuant to the Partnership Agreement, except to the limited extent provided therein, the General Partner and any Affiliate of the General Partner and individual officers engaged in the performance of services for the Partnerships will be indemnified by the Partnerships from assets of the Partnerships (and not by the Limited Partners) for any liability, loss, cost and expense of litigation suffered by such party, which arises out of certain actions (for example, legal costs associated with enforcing the Partnerships' rights against Lessees, Users and others) or omissions to act (for example, the cost of a tax bond while contesting the magnitude of, or liability for, state or local taxes) by the
General      Partner      or      such      Affiliate.       See      "FIDUCIARY
RESPONSIBILITY--Indemnification of the General Partner, Dealer-Manager and Selling Dealers."

Liability of Partners

    Liability of the General Partner. The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnerships; provided that neither the General Partner nor any Affiliate of the General Partner will have any personal liability for obligations of the Partnerships that are specifically non-recourse to the General Partner or for the repayment of the Capital Contribution of any Limited Partner. All decisions made for or on behalf of the Partnerships by the General Partner will be binding upon the Partnerships. See "FIDUCIARY RESPONSIBILITY--General."

    Limited Liability of the Limited Partners. No Limited Partner will have any personal liability on account of any obligations and liabilities of, including any amounts payable by, a Partnership and will only be liable, in its capacity as a Limited Partner, to the extent of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of such Partnership. Notwithstanding any of the foregoing, any Limited Partner who participates in the management or control of a Partnership's affairs may be deemed to be acting as a General Partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with a Partnership, that such Limited Partner is a General Partner. See also "RISK FACTORS--Partnership Risks and Investment Risks--Liability of Limited Partners for Certain Distributions."

    The Delaware Act provides that, for a period of three years from the date on which any distribution is made to any Limited Partner, such Limited Partner may be liable to a Partnership for such distribution if (i) after giving effect to such distribution, all liabilities of a Partnership (other than liabilities to Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of a Partnership), exceed the fair value of the assets of a Partnership (except that the fair value of any property that is subject to such a limited recourse liability will be included in the assets of a Partnership only to the extent that the fair value of such property exceeds such liability) and (ii) such Limited Partner knew at the time of such distribution that such distribution was made in violation of the Delaware Act.

Non-assessability of Units

    The Units are nonassessable. Except as may otherwise be required by law or by the Partnership Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner will have any further obligations to a Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, a Partnership, but may, under certain circumstances, be required to return distributions made to such Limited Partner in violation of the Delaware Act as described in the immediately preceding paragraph.

Distribution  of  Distributable  Cash From  Operations and  Distributable  Cash
    From Sales

    Distributable Cash from Operations and Distributable Cash From Sales (Available Cash from such sources) that is not reinvested in Equipment and Financing Transactions will be distributed 99% to the Limited Partners as a group and 1% to the General Partner until Payout (which is defined as the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution.) Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement. Thereafter, such distributions will be distributable 90% to the Limited Partners as a group and 10% to the General Partner.

    During the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after a Partnership's Final Closing Date), the General Partner will have the sole discretion to determine the amount of Distributable Cash From Operations and Distributable Cash From Sales that are to be reinvested in new Investments and the amounts that are to be distributed; provided, however, each Limited Partner is entitled to receive, and shall receive, to the extent available, monthly cash distributions computed as provided in this paragraph. Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by a Partnership. As discussed in "INVESTMENT OBJECTIVES AND POLICIES--Cash Distributions to Partners", decisions by the General Partner as to the amounts of Reserves which a Partnership establishes and the amounts of that Partnership's funds which will be reinvested may effect the ability of such Partnership to make such cash distributions.

    Such  cash   distributions   will  be   noncumulative;   meaning   that,  if
Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of a Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

    Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    During  the  Disposition   Period,  each  Partnership  intends  to  promptly
distribute   substantially   all   Distributable   Cash  From   Operations   and
Distributable Cash From Sales.

    Section 6.4(g) of the Partnership Agreement provides that the General Partner will be paid its monthly Management Fee for any month during the Reinvestment Period only after payment in full of any accrued and unpaid First Cash Distributions for such month and any previous month. To the extent such Management Fee is not paid currently, it will be paid without interest out of the first funds available therefore. (See the "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES.")

Allocation of Profits and Losses

    As a general rule, during the Reinvestment Period, a Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated, first, 99% to the Limited Partners in proportion to their respective numbers of Units and 1% to the General Partner, until each Limited Partner has been allocated Profits equal to the excess, if any, of (1) such Limited Partner's Unpaid Target Distribution (i.e. the sum of such Limited Partner's (a) Adjusted Capital Contribution plus (b) Unpaid Cumulative Return thereon) over (2) such Limited Partner's Capital Account balance; next, in a manner which in a manner that will cause (a) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (b) the General
Partner's Capital Account balance, to be in the ratio of 90% to 10%; and thereafter, 90% to the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, a Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of a Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of such Partnership.

    In addition to the general provisions regarding allocations of Profits and Losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain "safe harbor" provisions contained in the Treasury Regulations relating to partnership allocations (for example, a "qualified income offset" provision requires that Profits be allocated to any Limited Partners developing deficits in their Capital Account in an amount necessary to eliminate such deficits; and "minimum gain chargeback" provisions require that depreciation recapture and other similar items of income be allocated back to the Partners who were initially allocated the depreciation deductions or other related items of deduction); and certain other special allocations that are designed to reflect the business deal among the Partners (for example, the Sales Commissions with respect to any Unit are allocated to the owner of that Unit) or to protect the Limited Partners in the event a Partnership is subjected to an unexpected tax liability because of a particular Partner (for example, local taxes that are imposed on the Partnership because of a Partner's residence in that locality will be charged to that Partner).

    The Partnership Agreement provides that Limited Partners who own Units for less than an entire fiscal year will be allocated Profits or Losses (which will be treated as if they occurred ratably over the fiscal year) based on the proportionate part of the fiscal year that they owned their Units.

Withdrawal of the General Partner

    Voluntary Withdrawal The General Partner may not voluntarily withdraw as a General Partner from a Partnership without 60 days' advance written notice to the Limited Partners, (b) an opinion of Tax Counsel that such withdrawal will not cause the termination of such Partnership or materially adversely affect the federal tax status of that the Partnership and (c) a selection of, and acceptance of its appointment as such by, a Substitute General Partner acceptable to a Majority Interest of the Limited Partners with an adequate net worth in the opinion of Tax Counsel.

    Involuntary Withdrawal The General Partner may be removed by Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

    Neither the General Partner nor any of its Affiliates may participate in any vote by the Limited Partners to (i) involuntarily remove the General Partner or
(ii) cancel any management or service contract with the General Partner or any such Affiliate.

    Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the gross rental from such Investments creating the obligation to pay such Management Fees. In the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner.

    Liability of Withdrawn General Partner Generally speaking, the General Partner shall remain liable for all obligations and liabilities incurred by it or by a Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of a Partnership from and after the time such withdrawal shall have become effective. Transfer of Units

    Withdrawal of a Limited Partner A Limited Partner may withdraw from a Partnership only by Assigning or having all Units owned by such Limited Partner redeemed in accordance with the Partnership Agreement. A Limited Partner may generally assign all of his Units and may assign a portion of his or her Units except certain impermissible types of assignees or assignments which would adversely effect a Partnership (See Exhibit A--Section 10.2).

    Limited Right of Presentment for Redemption of Units Described herein are the provisions by which the General Partner is enabled to effect the redemption of Units as set forth in Section 10.5 of the Partnership Agreement. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem all or any portion of his or her Units. Subject to the availability of funds and the other provisions of Section 10 of the Partnership Agreement (see "TRANSFER OF UNITS"--"Limited Right of Presentment for Redemption of Units").

Dissolution and Winding-up

    Events Causing Dissolution A Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event") (i) the withdrawal of the General Partner (unless a Substitute General Partner has been duly admitted to a Partnership); (ii) the voluntary dissolution of a Partnership
(A) by the General Partner with the Consent of the Majority Interest or (B) subject to Section 13 of the Partnership Agreement, by the Consent of the Majority Interest without action by the General Partner; (iii) the sale of all or substantially all of the assets of a Partnership; (iv) expiration of a Partnership term specified in the Partnership Agreement; (v) the Operations of a Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or (vi) any other event which causes the dissolution or winding-up of a Partnership under the Delaware Act.

    Liquidation of a Partnership Upon the occurrence of a Dissolution Event, the Investments and other assets of a Partnership will be liquidated and the proceeds thereof will be distributed to the Partners after payment of liquidation expenses and the debts of a Partnership and otherwise in the order of priority set forth in the Partnership Agreement and the existence of a Partnership will be terminated. No Limited Partner is guaranteed the return of, or a return on, such Limited Partner's Capital Contribution.

Access to Books and Records

   The General Partner will maintain the books and records of each Partnership at the Partnerships' principal office. Investor suitability records will be maintained by the General Partner for a period of six years. Each Limited Partner will have the right to have a copy of the Participant List (including, among other things, the names and addresses of, and number of Units held by, each Limited Partner) mailed to it for a nominal fee; provided such Limited Partner will certify that such Participant List will not be sold or otherwise provided to another party or used for commercial purpose other than in the interest of the requesting party relative to his or its interest in such Partnership matters. In addition, each Limited Partner or his representative will have the right, upon written request, subject to reasonable Notice and at such Limited Partner's expense, to inspect and copy such other books and records of a Partnership as will be maintained by the General Partner.

Meetings and Voting Rights of Limited Partners

    Meetings A meeting of the Limited Partners to act upon any matter on which the Limited Partners may vote may be called by the General Partner at any time on its own initiative and will be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units. In addition, in lieu of a meeting, any such matter may be submitted for action by Consent of the Limited Partners.

    Voting Rights of Limited Partners The Limited Partners, acting by the Consent of the Majority Interest constituting a numerical majority (i.e., more than 50%) of Units, may take action on the following matters without the concurrence of the General Partner:

    (i) amendment of the Agreement; provided that such amendment (A) may not in any manner allow the Limited Partners to take part in the control or management of a Partnership's business, and (B) may not, without the specific Consent of the General Partner, alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement;

    (ii) dissolution of a Partnership;

    (iii) Sale or series of Sales of all or substantially all of the assets of a Partnership (except any such Sale or series of Sales in the ordinary course of liquidating a Partnership's Investments during the Disposition Period (see "--Dissolution and Winding-up--Liquidation of a Partnership"); and

    (iv) removal of the General Partner and election of one or more Substitute General Partners.

Limited Partners who dissent from any vote approved by the Majority Interest are bound by such vote and do not have a right to appraisal of, or automatic repurchase of, their Units as a result thereof.

Amendments

    Amendment by Limited Partners without Concurrence of the General Partner. The Limited Partners, acting by the Consent of the Majority Interest without the concurrence of the General Partner, may amend the Partnership Agreement to effect any change therein, except (i) in any manner to allow the Limited Partners to take part in the control or management of a Partnership's business, and (ii) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement. Notwithstanding the foregoing, (x) any amendment of the provisions of the Partnership Agreement relating to amendments of the Partnership Agreement will require the Consent of each Limited Partner and (y) any amendment that will increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of a Partnership will require the Consent of each Partner affected thereby.

    Amendment by General Partner without the Consent of the Limited Partners. The General Partner may, without the Consent of the Majority Interest, amend the Partnership Agreement to effect any change therein for the benefit or protection of the Limited Partners, including, without limitation:

    (i) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner;

    (ii) to cure any ambiguity in, or to correct or supplement, any provision thereof;

    (iii) to preserve the status of a Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any other applicable law);

    (iv) to delete or add any provision thereof or thereto required to be so deleted or added by the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar official;

    (v) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

    (vi) under certain circumstances, to amend the allocation provisions thereof, in accordance with the advice of Tax Counsel, the Accountants or the IRS, to the minimum extent necessary; and

    (vii) to change the name of a Partnership or the location of its principal office.



                               TRANSFER OF UNITS


Withdrawal

    A Limited Partner may withdraw from a Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with the terms of the Partnership Agreement.

Restrictions on the Transfer of Units

    There is no public or secondary market for the Units and none is expected to develop. Moreover, a Limited Partner may Assign Units owned by such Limited Partner to an Assignee only upon the satisfaction of certain conditions and subject to certain restrictions. Finally, an Assignee of any Partnership Interest will become a Substitute Limited Partner only if the General Partner has reasonably determined that all conditions to an Assignment have been satisfied and that no adverse effect to a Partnership does or may result from the admission of such Substitute Limited Partner to a Partnership and such Assignee will have executed a transfer agreement and such other forms, including executing a power of attorney to the effect set forth in the Partnership Agreement, as the General Partner reasonably may require. Consequently, holders of Units may not be able to liquidate their investments in the event of emergencies or for any other reasons or to obtain financing from lenders who will readily accept Units as collateral.

    A Limited Partner may Assign Units held by it to any Person (an "Assignee") only upon the satisfaction of certain conditions, including, but not limited to the following:

    (i) such Limited Partner and such Assignee will each execute a written Assignment instrument, in form and substance satisfactory to the General Partner, which will, among other things, state the intention of such Limited Partner that such Assignee will become a Substitute Limited Partner, evidence the acceptance by the Assignee of all of the terms and provisions of the Partnership Agreement and include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

    (ii) such Assignee will pay to a Partnership a fee not exceeding $150.00 to the Partnership for costs and expenses reasonably incurred in connection with such Assignment.

    Furthermore, unless the General Partner will specifically Consent, no Units may be Assigned:

    (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

    (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that a Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes;

    (iii) to any Person if such Assignment would affect a Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which a Partnership is then conducting business;

    (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

    (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

    (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

    (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

    (viii) if the effect of such Assignment would be to cause the "equity participation" in a Partnership by "benefit plan investors" (both within the meaning of DOL Reg. 2510.3-101(f)) to equal or exceed 25%; or

    (ix) if such Assignment would cause an impermissible percentage of Units to be owned by non-United States Citizens.

Any attempt to make any Assignment of Units in violation of the provisions of the Partnership Agreement or applicable law will be null and void ab initio and will not bind the Partnership.

    The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner will not permit any interest in a Unit to be Assigned on a Secondary Market and, if the General Partner determines in its sole discretion, that a proposed assignment was effected on a Secondary Market, a Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not in fact recognized.

    Any Assignment which results in a failure to meet the "safe harbor" provisions of Treasury Regulations 1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, will be treated as causing the Units to be publicly traded. Pursuant to the Partnership Agreement, the Limited Partners will agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market.

    Assignments of Units will be recognized by a Partnership as of the first day of the Segment following the date upon which all conditions to such Assignment will have been satisfied.

Limited Right of Presentment for Redemption of Units

    A Partnership will at no time be under any obligation to redeem Units of a Limited Partner and will do so only in the sole and absolute discretion of the General Partner. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of a Partnership, any Limited Partner may request that a Partnership redeem, and, subject to the availability of funds and provided that a Partnership will not in any calendar year redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such calendar year, with the prior Consent of the General Partner, a Partnership will redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Applicable Redemption Price, with respect to any Unit, will be an amount (determined as of the date of redemption of such Unit), as follows:

(a) during the second year of the Reinvestment Period, each Limited Partner shall receive equal to 90% of the original Capital Contribution of such Limited Partner;
(b) during the third year, each Limited Partner shall receive equal to 92% of the original Capital Contribution of such Limited Partner;
(c) during the fourth year, each Limited Partner shall receive equal to 94% of the original Capital Contribution of such Limited Partner;
(d) during the fifth year, each Limited Partner shall receive equal to 96% of the original Capital Contribution of such Limited Partner;
(e) during the first year of the Liquidation Period, each Limited Partner shall receive equal to 98% of the original Capital Contribution of such Limited Partner;
(f) during the second year of the Liquidation Period, each Limited Partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

    less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption such Unit;

    provided, however, that in no event will the applicable redemption price computed under clauses (a) through (f) exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

    There can be no assurance that the Applicable Redemption Price will in any way reflect the fair market value of the Units at the time of redemption.

    The availability of funds for the redemption of any Unit will be subject to the availability of sufficient Distributable Cash. In this connection, it should be noted that the General Partner intends to reinvest a substantial portion of a Partnership's Cash From Operations and substantially all Cash From Sales during the Reinvestment Period. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of a Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem Units will reduce a Partnership's funds available to make Investments and distributions to the remaining Partners. In the event that a Partnership receives requests to redeem more Units than there are funds sufficient to redeem, the General Partner will honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner will use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests. A Limited Partner desiring to have a portion or all or his Units redeemed will submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of a Partnership. Redemption requests hereunder will be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partners address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, (collectively "Hardship Redemptions") will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received. Within the times specified above, the General Partner will accept or deny each redemption request. The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of a Partnership.

Certain Consequences of Transfer

    Any Units tendered to, and accepted by, a Partnership for redemption will be canceled when redeemed and, as of the date of such redemption, will no longer represent a Partnership Interest. In the event that any Limited Partner will Assign all Units owned by such Limited Partner, or have all such Units accepted for redemption by a Partnership, such Limited Partner will thereupon cease to be a Limited Partner and will no longer have any of the rights or privileges of a Limited Partner in a Partnership. Whether or not any Assignee becomes a Substitute Limited Partner, however, the Assignment by a Limited Partner of such Limited Partner's entire Partnership Interest will not release such Limited Partner from liability to a Partnership to the extent of any portion of such Limited Partner's Capital Contribution not yet paid and of any distributions (including any return of or on such Limited Partner's Capital Contribution) made to such Limited Partner in violation of the Delaware Act or other applicable law.

    The sale of Units by a Limited Partner may result in the recapture of all of the depreciation deductions previously allocated to such Limited Partner. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest."

    Neither the General Partner nor any of its Affiliates (i.e., no Affiliate Limited Partner) may redeem their Partnership Units, if any.

    Gain or loss realized on the redemption of a Unit by a Limited Partner who holds his Units as a capital asset and who has held such Unit for more than one year, will be capital gain or loss, as the case may be, except that any gain realized will be treated as ordinary income to the extent attributable to the Limited Partner's share of potential depreciation recapture on a Partnership's Equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."



                     REPORTS TO LIMITED PARTNERS


Annual Reports

    By March 15 of each Fiscal Year, the General Partner will deliver to each Limited Partner a statement of such Partner's share of a Partnership's income, gains, losses, deductions, and items thereof, and credits, if any, for the Fiscal Year most recently completed to enable such Limited Partner to prepare his federal income tax return.

    Within 120 days after the end of a Partnership's fiscal year, the General Partner will send to each Person who was a Limited Partner at any time during such Fiscal Year an annual report including, among other things:

    (i) financial statements for a Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Accountants;

    (ii) a breakdown (by source) of distributions made during such Fiscal Year to the General Partner and the Limited Partners;

    (iii) a status report with respect to each item of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of a Partnership's Investments at the end of such Fiscal Year, including (among other things) information relevant to the condition and utilization of such Equipment or the collateral securing such Financing Transaction;

    (iv) a breakdown of the compensation paid to, and any amounts reimbursed to, the Sponsor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part any other Programs of the Sponsor demonstrating the allocation thereof between a Partnership and such other Programs;

    (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Year.

Quarterly Reports

    Within 75 days after the end of each of the first three Fiscal Quarters in any Fiscal Year, the General Partner will send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, an interim report for such Fiscal Quarter including, among other things:

    (i) unaudited financial statements for a Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity;

    (ii) a tabular summary of the compensation paid to, and any amounts reimbursed to, the Sponsor, including (among other things) a statement of the services performed or expenses incurred in consideration therefor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part; and

    (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with a Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Quarter.



                        PLAN OF DISTRIBUTION


    Subject to the  conditions  set forth in this  Prospectus  and in accordance with the terms and conditions of the Partnership Agreement, pursuant to the Dealer-Manager Agreement between a Partnership and the Dealer-Manager, a Partnership will offer through the Dealer-Manager, on a best efforts basis, a Maximum Offering of 750,000 Units per Partnership, all of which are priced at $100 per Unit (except for certain Units which may be purchased by Affiliated Limited Partners for the Net Unit Price of $92.00 per Unit). The minimum subscription is 25 Units (10 Units for IRAs and Qualified Plans, including Keogh plans except in certain states as set forth in the "INVESTOR SUITABILITY AND
MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section). See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--How to subscribe".

    The Offering Period for ICON Eight B will begin following the Closing of ICON Eight A. The Offering is expected to terminate not later than September 30, 1999 for ICON Eight A and September 30, 2000 for ICON Eight B, provided that in no event will the Offering Period for any Partnership continue for longer than twenty four months. The General Partner has a reasonable period of time (generally not in excess of 5 business days) to conclude a Partnership's closing after the termination of such Partnership's Offering. The sale of Units in 1999 in various states may require extensions of the Offering permits by their state securities commissions, which extensions may not be granted. Each Offering Period may be terminated at the option of the General Partner at any time during the Offering Period.

    Only one Partnership will accept subscriptions at a time. An individual subscription may not specify in which of the Partnerships a subscriber wishes to invest. Subscription payments not applied to the purchase of Units in ICON Eight A will be retained in escrow, carried over and automatically deemed a subscription for Units in ICON Eight B. Accordingly, subscribers will generally not have the right to withdraw or receive their funds from the Escrow Account unless and until the Offering of ICON Eight B is terminated, which may be as late forty eight (48) months after the effective date of this Prospectus.

    Units will be sold primarily through the Selling Dealers and to a limited extent by the Dealer-Manager. Each Partnership will pay to the Selling Dealer or the Dealer-Manager, as the case may be, a Sales Commission equal to 8.0% of the Gross Offering Proceeds from the sale of such Units (except for Units sold to Affiliated Limited Partners, as to which no Sales Commission is payable) from Gross Offering Proceeds of such sales.

    Generally, Units are purchased by all subscribers at a price of $100.00 per Units except for:

    (a) officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") who may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. A Partnership will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased.

    The total marketing compensation to be paid to the Dealer-Manager and all participating Selling Dealers in connection with the Offering of Units in the Partnerships, including Sales Commissions and Underwriting Fees, will not exceed a maximum of 10.0% of the Gross Offering Proceeds (except that the General
Partner may pay bona fide due diligence fees and expenses incurred by the Dealer-Manager and prospective Selling Dealers from its O & O Expense Allowance up to the lesser of (i) an additional 1/2 of 1% of such Gross Offering Proceeds or (ii) the maximum amount allowable under the NASD Conduct Rules). Any payments made in connection with due diligence activities will only be paid on a fully accountable basis and only for bona fide due diligence activities. Amounts paid or advanced for Sales Commissions and due diligence fees and expenses will be made only for bona fide sales or due diligence activities as evidenced by receipt of duly executed subscription documents (in the case of sales) and an invoice and other evidence satisfactory to the General Partner confirming the nature and cost of due diligence activity performed (in the case of due diligence activities). The sums which may be expended in connection with due diligence activities are included in the O & O Expense Allowance paid by each Partnership to the General Partner. See "COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES."

    The Dealer-Manager Agreement and the Selling Dealer Agreements contain provisions for the indemnification of the Dealer-Manager and participating Selling Dealers by a Partnership with respect to certain liabilities, including liabilities arising under the Securities Act. The Dealer-Manager may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this Offering.

Segregation of Subscription Payments

    Commencing on the effective date of this Prospectus and until subscriptions for 12,000 Units (or 37,500 Units per Partnership in the case of residents of Pennsylvania) have been accepted by the General Partner and such subscribers have been admitted as Limited Partners on the Initial Closing Date (or a subsequent Closing Date in the case of Pennsylvania residents), all funds received by the Dealer-Manager from subscriptions for Units will be placed in an escrow account, at a Partnership's expense, The Chase Manhattan Bank N.A. by the General Partner, as escrow agent. Thereafter, funds received through the Termination Date will be deposited in the Qualified Subscription Account maintained by a Partnership.

    The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. Brokers have agreed to provide each investor with final prospectuses prior to execution of a subscription agreement. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus. The Initial Closing Date will be as soon as practicable after the receipt and acceptance by a Partnership of subscriptions for 12,000 Units (excluding for such purpose subscriptions from residents of Pennsylvania). Subsequent to the Initial Closing Date, it is anticipated that daily Closings will be held (provided the number of Units subscribed for is sufficient to justify the burden and expense of a Closing). Once subscriptions for a total of 37,500 Units per Partnership (including subscriptions from residents of Pennsylvania), all subscription payments then remaining in escrow would be released from escrow and the escrow agreement would be terminated. Thereafter subscription payments would continue to be deposited with The Chase Manhattan Bank N.A. in a special, segregated, subscription account of a Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, a Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by a Partnership and who are then eligible to be admitted to a Partnership (e.g., Pennsylvania subscribers are not eligible to be admitted to the Partnership prior to sale of 37,500 Units per Partnership) for the funds representing such subscriptions will be released from the escrow account or from a Partnership's segregated subscription account (as the case may be) to a Partnership.

    Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to a Partnership will be remitted to the subscribers by the Escrow Agent or the General Partner as soon as practicable after their admission. If 12,000 Units have not been subscribed for on or before the anniversary of the date on the cover of this Prospectus (which is dated as of the Effective Date) (or, in the case of each subscriber from Pennsylvania, if 37,500 Units per Partnership have not be sold within 120 days of the Escrow Agent's receipt of such subscription, and such subscriber has been offered and has elected to rescind his or her subscription), then a Partnership will direct the Escrow Agent to release the applicable subscription payments from escrow and return them promptly to the related subscribers, together with all interest earned thereon, in which case such Partnership will be terminated. The procedure described in the preceding sentence will be applied to return subscription payments (if any) which are held in the Escrow Account for twelve months from the date of this Prospectus. In addition, any Net Proceeds from the sale of Units in a Partnership which have not been invested or committed for investment within two years after the Effective Date (except for Reserve and necessary operating capital) will be returned, without interest, to the Limited Partners in proportion to their respective Capital Contributions. Any such returned proceeds will include, in addition, a return of the proportionate share of the O & O Expense Allowance, Underwriting Fees and any Sales Commissions paid to the General Partner or any of its Affiliates.



     INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                       SUBSCRIPTION PROCEDURES


General Suitability Considerations

    Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the Units, which are not freely transferable, and none is expected to develop.
Accordingly, only Persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase Units. Investors subscribing for Units should carefully consider the risk factors and other special considerations (including the lack of a market for Units and the resulting long-term nature of an investment in Units) described under "RISK FACTORS--Partnership Risks and Investment Risks--Lack of a Secondary Market for Units; Restricted Transferability", "TRANSFER OF UNITS--Restrictions on the Transfer of Units" and "--Limited Right of Presentment". An investment in Units is not appropriate for investors who must rely on cash distributions with respect to their Units as their primary, or as an essential, source of income to meet their necessary living expenses.

State Requirements Concerning Minimum Investment and Minimum Investor Net Worth/Income

    Minimum Investment. All Investors other than Qualified Plans and IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units).

    Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan and an IRA may purchase is 10 Units.

    Minimum Net Worth/Income. Except with respect to Qualified Plans and IRAs and except for residents of states with higher suitability standards (as described below), Units will be sold during the Offering only to an investor who represents, in writing:

    (i) that such investor has either (A) both a net worth of at least $30,000 in excess of Capital Contributions required to be made in respect of Units subscribed for by such investor and an annual gross income of at least $30,000, or (B) irrespective of annual gross income, a net worth of at least $75,000 or that such investor is purchasing in a fiduciary capacity for a Person who meets either such condition, or

    (ii) that such investor satisfies the suitability standards applicable in such investor's state of residence or domicile, if such standards are more stringent (as listed in "--Certain State Requirements" paragraph below or in the current Supplement to this Prospectus).

    Certain State Requirements. Suitability. The following States have established more stringent investor suitability standards than those established by the Partnership: Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Massachusetts, Minnesota, Nebraska, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington. Units will only be sold to residents of such jurisdictions who meet such more stringent standards. Any proposed transferee of a Unit who is a resident of such States must also meet such suitability standards.

      Instead of the foregoing standards, to be admitted to the Partnership as a Limited Partner a subscriber (or fiduciary acting on his, her or its behalf) who is a resident Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington must (1) either (a) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and (iii) personal automobiles) plus (b) $45,000 of annual gross income or (2) a net worth of at least $150,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf).

      Subscribers who are residents of Massachusetts and North Carolina must (1) have either (a) a net worth of not less than $60,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and
(iii) personal automobiles) plus (b) $60,000 of annual gross income or (2) a net worth of at least $225,000 (determined as above) and a subscriber (or fiduciary acting on his, her or its behalf). (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of any specific state suitability requirements).

   An investment by each subscriber residing in Pennsylvania may not exceed 10% of his or her net worth (exclusive of home, home furnishings and automobiles). An investment by each subscriber residing in Ohio may not exceed 10% of his or her liquid net worth.

    All computations of net worth for purposes of all suitability standards (whether described above or below) exclude the value of such investor's home, home furnishings and personal automobiles and, in connection therewith, all of such investor's assets must be valued at their fair market value.

    If an investor is a Qualified  Plan or an IRA, such investor must  represent
(i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

    Each investor must execute a copy of the Subscription Agreement, the form of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part, or an Assignment instrument or other writing, to evidence such investor's compliance with such standards and the requirements of applicable laws.

    Legending of Unit certificates issued to residents of California. The California Corporations Commissioner requires that certificates evidencing ownership of Units for all Units issued, or subsequently transferred, to Persons who are residents of, or who are either domiciled or actually present in, the State of California, must bear the following legend restricting transfer:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    Fiduciary and Qualified Plan Subscriptions. When Units are purchased for fiduciary accounts, such as trusts and retirement plans, the foregoing conditions must be met either by the fiduciary account or by the Person who directly or indirectly supplies the funds for the purchase of Units. In the case of gifts to minors by a donor, the foregoing conditions must be met by the donor who directly or indirectly supplies the funds for such purchase. A transferee will be required to comply with all of the foregoing requirements as a condition to admission as a Substitute Limited Partner.

    In addition, it should be noted that an investment in a Partnership will not, in and of itself, create an IRA or Qualified Plan and that, in order to create an IRA or Qualified Plan, an investor must itself comply with all applicable provisions of the Code and ERISA. IRAs or Qualified Plans, and other tax-exempt organizations, when making a decision concerning an investment in a Partnership, should consider the following:

    (i) any income or gain realized by such entity will be "unrelated business taxable income" and subject to the unrelated business tax;

    (ii) investments in a Partnership made by Qualified Plans and IRAs may cause a pro rata portion of such Partnership's assets to be considered to be "plan assets" with respect to such entities for purposes of ERISA and the excise taxes imposed by Section 4975 of the Code; and

    (iii) such entities, since they are exempt from federal income taxation, will be unable to take full advantage of the tax benefits, if any, generated by a Partnership.

See "RISK FACTORS--Federal Income Tax Risks and ERISA Risks--Risk of Unrelated Business Taxable Income," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

    A Fiduciary or Investment Manager (as such terms are defined in Sections 3(21) and 3(38) of ERISA, respectively) of a Qualified Plan or IRA or a fiduciary of another tax-exempt organization should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether an investment in a Partnership is appropriate and economically advantageous for a Qualified Plan or other tax-exempt organization. See "RISK FACTORS", "INVESTMENT OBJECTIVES AND POLICIES", "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

    Although the General Partner believes that Units may represent suitable investments for individuals, Qualified Plans, IRAs and many different types of entities, Units may not be suitable investments for such entities due to tax rules of particular application to certain types of entities. (For example, the General Partner believes that Units will generally not be a suitable investment for charitable remainder trusts.) Furthermore, the foregoing standards represent minimum requirements, and a Person's satisfaction of such standards alone does not mean that an investment in a Partnership would be suitable for such Person. A prospective investor should consult his personal tax and financial advisors to determine whether an investment in a Partnership would be advantageous in light of his particular situation.

    Transfer. Units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and subject to certain conditions (see "TRANSFER OF UNITS--Restrictions on the Transfer of Units"), including, among others, that Units may be sold only to an Assignee who meets all applicable suitability standards and any Limited Partner making an Assignment of Units may also become subject to the securities laws of the state or other jurisdiction in which the transfers are deemed to take place. Furthermore, following a transfer of less than all of the Units owned by any Limited Partner, each Limited Partner must generally retain a sufficient number of Units to satisfy the minimum investment standards applicable to such Limited Partner's initial purchase of Units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc. ("NASD") is involved, such firm must be satisfied that a proposed Assignee of Units satisfies the suitability requirements as to financial position and net worth specified in Section (b)2(B)(i) of Rule 2810 of the NASD's Conduct Rules and must inform the proposed Assignee of all pertinent facts relating to the liquidity and marketability of the Units during the term of any investment therein.

Subscriber Representations

    By  signing  and   initialing  the  block  provided  in  Section  5  of  the
Subscription Agreement and paying for Units, each investor makes the representations contained in such Section 5 (except as provided to the contrary therein) and will be bound by all the terms thereof. In addition, each investor acknowledges in his Subscription Agreement that his subscription is subject to acceptance by the General Partner, in its sole discretion, and may be rejected in whole or in part for any reason.

    The representations made by each subscriber (except for certain of the representations which may not be made by the residents of certain states as noted on such Page C-4) are set forth on page C-4 of Exhibit C to this Prospectus and confirm that each subscriber signing the Subscription Agreement:
(i) has received a copy of the Prospectus; (ii) has read the "General Instructions" (on Page C-2) of the Subscription Agreement; (iii) that an investment in Units is not liquid; and (iv) that the General Partner may rely upon the accuracy of the factual data concerning such subscriber which is contained in the Subscription Agreement (including, without limitation, that (A) if such investor is an IRA, Qualified Plan or other Benefit Plan, has accurately identified itself as such; (B) has accurately identified himself as either a U.S. Citizen or non-U.S. Citizen (i.e., as determined in the manner described under "Citizenship" below) and (C) has accurately reported his federal taxpayer identification number and is not subject to backup withholding of federal income taxes). Specifically, by representing whether he is a United States Citizen, Resident Alien or resident of another country, each subscriber will be deemed to have made a representation as to whether he is or is not a "United States Person" as defined in Section 7710(a)(30) of the Code. In addition, each subscriber appoints the General Partner as his true and lawful attorney-in-fact to execute such documents (including the Partnership Agreement) as may be required for the such subscriber's admission as a Limited Partner.

    Each Partnership will require such representations to be made by each subscriber in order to assist NASD-registered securities sales representatives, Selling Dealers and the Dealer-Manager to determine whether an investment in Units is suitable for such subscriber. The General Partner will rely upon the accuracy and completeness of the subscriber's representations in complying with its obligations under applicable state and federal securities laws and may assert such representations as a defense against the subscribers or securities regulatory agencies. Units shall not be purchased for a discretionary account without obtaining the prior written approval of your customer and his or her signature on a Subscription Agreement.

    Each subscriber is also instructed on Page C-2 of the Subscription Agreement that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBERS SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Each subscriber is hereby further advised that an investment in Units of a Partnership involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions "RISK FACTOR", "CONFLICTS ON INTEREST", "MANAGEMENT" and "INCOME TAX CONSIDERATIONS" Each subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of such subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws. Each subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for subscriber to readily liquidate his investment in the Partnership in question, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES". Various states may also impose more stringent standards than the general requirements. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES." In addition, the State of California has additional transfer requirements as summarized in the following legend:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

   Each subscriber's acknowledgment that he has received this Prospectus and the instruction that he should rely on no information other than that contained in this Prospectus, are required in order that the General Partner may make an informed judgment as to whether it should accept such subscriber's offer to subscribe for Units. The General Partner recognizes that in the sales process of this Offering a potential subscriber will usually discuss a Partnership with his registered representative. It is possible that a subscriber may misunderstand what he is told or that someone might tell him something different from, or contrary to, the information contained in this Prospectus. Additionally, a subscriber might be relying on something he read or heard from sources for which the neither the Dealer-Manager nor the General Partner is responsible, over which they have no control and which contradicts the data and information contained in this Prospectus. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that he did not receive a Prospectus for this Offering or that although he did receive a Prospectus, he relied upon information that is contradictory to that disclosed in this Prospectus, then each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon the acknowledgment and receipt of this Prospectus and the instruction concerning non-reliance on any Offering material other than this Prospectus as evidence that such subscriber did, in fact, receive a Prospectus and that such subscriber was properly notified that he should not rely upon any information other than the information disclosed in this Prospectus.

   The General Instructions on Page C-2 also ask a potential investor to review the disclosure in this Prospectus concerning certain conflicts of interest faced by a Partnership's management and certain risks involved in an investment in a Partnership and that any federal income tax benefits which may be available as a result of such purchase may be adversely affected as set forth in this Prospectus under the captions "RISK FACTORS", "CONFLICTS OF INTEREST", "MANAGEMENT" and "INCOME TAX CONSIDERATIONS". Such instruction has been included because, since the investment involves inherent conflicts of interest and risks as disclosed in this Prospectus, the General Partner does not intend to admit a subscriber as a Limited Partner unless it has reason to believe that the investor is aware of the risks involved with an investment in a Partnership. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner to the effect that he was not aware that an investment in a Partnership involved the inherent risks described in this Prospectus, each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon this instruction as evidence that such subscriber had been aware of the degree of risks involved in an investment in such Partnership for the reasons set forth in this Prospectus under "RISK FACTORS."

   Each Selling Dealer must countersign each Subscription Agreement for subscribers solicited by such firm. By such signature, each Selling Dealer selling Units to a subscriber certifies that it has obtained information from the subscriber sufficient to enable it to determine that the subscriber has satisfied the suitability standards named thereon. Since each Partnership, the Dealer Manager and the General Partner will not have had the opportunity to obtain such information directly from the subscriber, the General Partner will rely on such representation so as to determine whether to admit a subscriber to such Partnership as a Limited Partner. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that the Units sold to him were not a suitable investment for him because he did not meet the financial requirements contained in the investor suitability standards, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation as evidence that such subscriber met such financial requirements.

   The representation that a subscriber has agreed to all the terms and conditions of the Partnership Agreement is necessary because the General Partner and each Limited Partner are bound by all of the terms and conditions there of, notwithstanding that the Limited Partners do not actually sign the Partnership Agreement. Since the Partnership Agreement is not actually signed by each subscriber but pursuant to powers of attorney granted in the Subscription Agreement, the General Partner thereby obligates each subscriber to each of the terms and conditions of the Partnership Agreement. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner that he did not agree to be bound by all of the terms of the Partnership Agreement and the Subscription Agreement, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation and the power of attorney as evidence of the subscriber's agreement to be bound by all the terms of such agreement.

Citizenship

   Federal law restricts the extent to which aircraft and marine vessels which are to be registered in the United States may be owned or controlled by Persons who are not United States Citizens. For these purposes, "United States Citizens" is defined to include (i) individuals who are citizens of the United States or one of its possessions, (ii) partnerships in which each partner is an individual who is a citizen of the United States, in the case of aircraft, or in which at least 75% of the equity in the partnership is held by citizen of the United States, in the case of vessels, (iii) certain trusts, the trustees of which are citizens of the United States (provided that, in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee, and in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States), and (iv) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by Persons who are citizens of the United States.

   As a consequence of those rules, a Partnership may cause title to certain aircraft and vessels to be held by a trust of which a Partnership is the sole beneficiary by a limited partnership beneficially owned by a Partnership or a limited liability company of which the Partnership is a member. See "RISK FACTORS--Business Risks--Risk of Loss of Equipment Registration." In addition, each investor will be required to represent and warrant whether or not the investor is a United States Citizen, and subscriptions will be accepted from only a limited number of Persons who are not United States Citizens. See "PLAN OF DISTRIBUTION-- Offering of Units." The General Partner will not admit a non-United States Citizen as if such admission would result in the potential invalidation of Equipment registration. See "RISK FACTORS--Partnership Risks and Investment Risks--Lack of a Secondary Market for Units; Restricted Transferability".

Special Limit on Ownership of Units by Benefit Plans

   To avoid classification of a pro rata portion of a Partnership's underlying assets as "plan assets" of investors which are benefit plan investors, each Partnership intends to restrict the ownership of Units by benefit plan investors to less than 25% of the total value of outstanding Units at all times. (See "INVESTMENT BY QUALIFIED PLANS--Plan Assets.")

Minimum Investment and Suitability Standards

   Each Selling Dealer Agreement and the Dealer-Manager Agreement each requires that the broker-dealer selling Units in a Partnership make diligent inquiry, as required by law, of each prospective investor to determine whether a purchase of Units is suitable for such Person in light of his or her circumstances and, if so and upon receipt of a subscription for Units, to promptly transmit to the General Partner all Subscription Monies and duly executed Subscription Agreements and related documents received by them.

   To demonstrate that its registered  representative has complied with Sections
(b)2(B)(i) and (b)3(D) of Rule 2810 of the NASD Conduct Rules in connection with the Offering of Units to an investor, each Selling Dealer is required to countersign each Subscription Agreement solicited by its registered representative to confirm that such Selling Dealer had reasonable grounds to believe (based on information requested from the investor concerning investment objectives, other investments, financial situation and needs, as well as any other information known to such registered representative) that (i) the proposed investment in a Partnership is suitable for such investor, (ii) such Selling Dealer or registered representative had delivered a copy of this Prospectus to the investor at the time of or prior to solicitation of the subscription, (iii) such Selling Dealer or registered representative has informed the investor of the lack of liquidity and marketability of the investment and (4) such Selling Dealer or registered representative has confirmed that the investor's signature or the signature of the authorized Person appears on the subscribing document where required.

How to Subscribe

   An investor who meets the suitability standards set forth above may subscribe to acquire Units. Subscribers must personally execute the Subscription Agreement and deliver to a securities sales representative a check for all Subscription Monies payable in connection with such subscription, made payable as provided in the next paragraph, in order to subscribe for Units. In the case of IRA, SEP and Keogh plan owners, both such owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, such donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over, nor is a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

   Until subscriptions for 12,000 Units (or 37,500 Units per Partnership in the case of residents of Pennsylvania) are received by the Partnership, checks for the payment of Subscription Monies should be made payable to "--ICON Income Fund Eight Escrow Account" for deposit into such Escrow Account. After the Initial Closing Date, checks for the payment of Subscription Monies should be made payable to "ICON Income Fund Eight Subscription Account" for deposit into a Qualified Subscription Account.

   The General Partner will promptly review, and accept or reject (in its sole and absolute discretion), each subscription. Investors whose subscriptions are accepted by the General Partner will receive prompt written confirmation of such acceptance from the General Partner or its agents.

   The General Partner and any Affiliate of the General Partner and the Selling Dealers (and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase Units for their own account for investment purposes, subject to the terms and conditions contained herein, including purchases of Units on or before the Initial Closing Date, which will count, to the extent of 600 Units, toward the achievement of the Minimum Offering. All Units purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution. The General Partner and its Affiliates (and their respective officers and employees) may not purchase more than ten (10%) percent of all Units subscribed for by all non-Affiliated Persons.

   The NASD's Conduct Rules require that any member of, or Person associated with, the Dealer-Manager or a Selling Dealer who sells or offers to sell Units must make every reasonable effort to assure that such potential subscriber is a suitable investor for a Partnership investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors and further requires each selling broker and each subscriber to make such determination of suitability. The State of Maine requires us to inform you that the Dealer-Manager and each Person selling Units cannot rely upon representations made by a subscriber in a Subscription Agreement alone in making a determination of the suitability of the investment for such subscriber.

Admission of Partners; Closings

   Subscribers will be admitted to a Partnership as Limited Partners, and will for all purposes become and be treated as Limited Partners, as of the first day immediately following the Initial Closing Date or the Final Closing Date or any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner will set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held each day.


                           SALES MATERIAL


   In addition to and apart from this Prospectus, a Partnership will utilize certain sales material in connection with the Offering of Units. This material may include reports describing the General Partner and its Affiliates, summary descriptions of Investments (including, without limitation, pictures of Equipment or facilities of Lessees), materials discussing the Prior Programs and a brochure and audio-visual materials or taped presentations highlighting various features of this Offering. The General Partner and its Affiliates may also respond to specific questions from Selling Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Selling Dealers for customer use, and other information relating to this Offering may be made available to Selling Dealers for their internal use. However, this Offering is made only by means of this Prospectus. Except as described herein or in Supplements hereto, each Partnership has not authorized the use of other sales materials in connection with this Offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference or as forming the basis of this Offering of the Units described herein.

   No dealer, salesman or other Person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by a Partnership and described in this Prospectus or in Supplements hereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any Person in any jurisdiction in which such solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                            LEGAL MATTERS


   The legality of the securities offered hereby and the tax matters set forth under "Federal Income Tax Consequences" will be passed upon for the Partnerships by Day, Berry & Howard LLP, Boston, Massachusetts.


                               EXPERTS


   The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998 and the audited financial statements of ICON Capital Corp. as of March 31, 1998 and 1997 and for each of the years then ended, have been included herein and in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.


                       ADDITIONAL INFORMATION


   A Registration Statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement filed with the Securities and Exchange Commission, contains information concerning the Partnerships and includes a copy of the Limited Partnership Agreement to be utilized by the Partnerships, but does not contain all the information set forth in the Registration Statement and exhibits thereto. The information omitted may be examined at the principal office of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies thereof may be obtained from such office upon payment of the fee prescribed by the Rules and Regulations of the Commission.



        TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS


   Exhibit B contains prior performance and investment information for the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A; ICON Cash Flow Partners, L.P., Series B,; ICON Cash Flow Partners, L.P., Series C,; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven (the "Prior Public Programs"). Table I through V of Exhibit B contain unaudited information relating to such Prior Public Programs and their experience in raising and investing funds and to the compensation paid to the General Partner and its Affiliates by, the operating results of, and sales or dispositions of investments by, such Prior Public Programs. PURCHASERS OF THE UNITS OFFERED BY THIS PROSPECTUS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES WHICH WILL IN LARGE PART DEPEND ON FACTS WHICH CANNOT NOW BE DETERMINED, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY SUCH PRIOR PUBLIC PROGRAMS.


                        FINANCIAL STATEMENTS


   The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998, the unaudited balance sheet of ICON Income Fund Eight A L.P. as of June 30, 1998, the audited financial statements of ICON Capital Corp. and subsidiaries as of March 31, 1998 and 1997 and for each of the years then ended, and the unaudited financial statements of ICON Capital Corp. and subsidiaries as of June 30, 1998 and for the three months then ended are included herein. Notwithstanding the inclusion of the General Partner's financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. and subsidiaries or in any of its Affiliates or in any Prior Public Program.

                         Index to Financial Statements


ICON Income Fund Eight A L.P.
-----------------------------

Unaudited Balance Sheet - June 30, 1998

     Balance Sheet at June 30, 1998
     Notes to Balance Sheet

Audited Balance Sheet - May 6, 1998

     Independent Auditors' Report
     Balance Sheet at May 6, 1998
     Notes to Balance Sheet



ICON Capital Corp.
------------------

Unaudited Financial Statements - June 30, 1998 and March 31, 1998

     Balance Sheet at June 30, 1998 and March 31, 1998 Statement of Income for the Three Months Ended
       June 30,  1998 and 1997
     Statements of Changes in  Stockholders'  Equity for the Three  Months Ended
       June 30, 1998 and the Years Ended March 31, 1998, 1997 and 1996
     Statement  of Cash Flows for the Three  Months Ended
       June 30, 1998 and 1997
     Notes to Financial Statements

Audited Financial Statements - March 31, 1998 and 1997

     Independent Auditors' Report
     Balance Sheets at March 31, 1998 and 1997
     Statements of Income for the Years Ended March 31,
       1998 and 1997
     Statements of Changes in Stockholders' Equity for
       the Years Ended March 31, 1998 and 1997
     Statements of Cash Flows for the Years Ended
       March 31, 1998 and 1997
     Notes to Financial Statements



                         ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                  June 30, 1998





































                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                  June 30, 1998







                                     Assets


Cash                                                               $   2,000
                                                                   ---------

                                                                   $   2,000




               Liabilities and Partners' Equity


Commitments and Contingencies

Partners' Equity

         General Partner                                           $   1,000
         Limited Partner                                               1,000
                                                                   ---------

                                                                   $   2,000











See accompanying notes to balance sheet.








                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                             Notes to Balance Sheet

                                  June 30, 1998






(1)      The Partnership

         ICON Income Fund Eight A L.P. (the "Partnership"), was formed on July 9, 1997 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)      Capital Contribution

         The General Partner has made an initial capital contribution of $1,000,
         and  the  original   limited   partner  has  made  an  initial  capital
         contribution of $1,000 to the Partnership.

(3)      Commitment and Contingencies

         The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.



                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998







































                          Independent Auditors' Report





The Partners
ICON Income Fund Eight A L.P.:


We have audited the accompanying balance sheet of ICON Income Fund Eight A L.P. (a Delaware limited partnership) as of May 6, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Eight A L.P. as of May 6, 1998, in conformity with generally accepted accounting principles.





                                                   KPMG PEAT MARWICK LLP







May 6, 1998
New York, New York









                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998







                                     Assets


        Cash                                                            $  2,000
                                                                        --------

                                                                        $  2,000
                                                                        ========



                        Liabilities and Partners' Equity


        Commitments and Contingencies

        Partners' Equity

               General Partner                                          $  1,000
               Limited Partner                                             1,000
                                                                        --------

                                                                        $  2,000
                                                                        ========










        See accompanying notes to balance sheet.








                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                             Notes to Balance Sheet

                                   May 6, 1998






(1)     The Partnership

        ICON Income Fund Eight A L.P. (the "Partnership"), was formed on July 9, 1997 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General
        Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)     Capital Contribution

        The General Partner has made an initial capital  contribution of $1,000,
        and  the  original   limited   partner  has  made  an  initial   capital
        contribution of $1,000 to the Partnership.

(3)     Commitment and Contingencies

        The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.









                               ICON CAPITAL CORP.


                              Financial Statements


                                  June 30, 1998

                                   (Unaudited)





                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                   (Unaudited)

                                                                       June 30,        March 31,
                                                                         1998            1998
                                                                         ----            ----
         ASSETS

Cash .............................................................   $   319,286    $   179,403
Receivables from affiliates ......................................     4,411,889      3,580,727
Receivables from related parties - managed partnerships ..........       232,000        572,990
Prepaid and other assets .........................................       274,156        226,855
Deferred charges .................................................       454,106        524,270
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $1,943,516 and $1,872,399 .....       812,095        758,680
                                                                     -----------    -----------

Total assets .....................................................   $ 6,503,532    $ 5,842,925
                                                                     ===========    ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts payable and accrued expenses ............................   $ 2,251,232    $ 1,819,003
Notes payable - line of credit ...................................     2,000,000      2,000,000
Obligations under capital leases .................................       255,967        246,386
Current and deferred income taxes, net ...........................       670,955        583,436
Deferred management fees - managed income funds ..................       232,000        232,000
                                                                     -----------    -----------

Total liabilities ................................................     5,410,154      4,880,825
                                                                     -----------    -----------

Commitments and contingencies

Stockholder's equity:
Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ..........................        15,000         15,000
  Additional paid-in capital .....................................       716,200        716,200
  Retained earnings ..............................................     1,462,178      1,330,900
                                                                     -----------    -----------
                                                                       2,193,378      2,062,100

Note receivable from stockholder .................................    (1,100,000)    (1,100,000)
                                                                     -----------    -----------

                                                                       1,093,378        962,100
                                                                     -----------    -----------

Total liabilities and stockholder's equity .......................   $ 6,503,532    $ 5,842,925
                                                                     ===========    ===========



See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.







                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          Three Months Ending June 30,

                                   (Unaudited)

                                                                          1998          1997
                                                                          ----          ----

Revenues:

     Fees - managed partnerships ..................................   $ 3,403,320   $ 2,107,087
     Management fees - affiliate ..................................       256,287       112,217
     Lease consulting fees and other ..............................        76,786        47,571
                                                                      -----------   -----------

     Total revenues ...............................................     3,736,393     2,266,875
                                                                      -----------   -----------

Expenses:

     Selling, general and administrative ..........................     2,936,460     2,108,179
     Amortization of deferred charges .............................       454,279       136,637
     Depreciation and amortization ................................        71,117        91,579
     Interest expense .............................................        55,740         4,456
                                                                      -----------   -----------

          Total expenses ..........................................     3,517,596     2,340,851
                                                                      -----------   -----------

     Income (loss) before provision for (benefit from) income taxes       218,797       (73,976)

     Provision for (benefit from) income taxes ....................        87,519      (37,424)
                                                                      -----------   -----------

     Net income ...................................................   $   131,278   $   (36,552)
                                                                      ===========   ===========












See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.







                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                  For the Three Months Ended June 30, 1998 and the Years Ended March 31, 1998, 1997 and 1996

                                   (Unaudited)


                                                                                        Note         Total
                                  Common Stock         Additional                    Receivable      Stock-
                                Shares      Stated      Paid-in        Retained         from        holder's
                             Outstanding    Value       Capital        Earnings      Stockholder    Equity
                             -----------   -------     ----------      --------      -----------    --------


March 31, 1995 ........         1,500   $    15,000   $ 1,416,200    $   843,550    $  (700,000)   $ 1,574,750

Net income ............          --            --            --           46,407           --           46,407

Cancellation of note
 from stockholder .....          --            --        (700,000)          --          700,000           --
                                        -----------   -----------    -----------    -----------    -----------

March 31, 1996 ........         1,500        15,000       716,200        889,957           --        1,621,157

Issuance of
  note from stockholder          --            --            --             --       (1,100,000)    (1,100,000)

Net income ............          --            --            --        2,363,371           --        2,363,371

Distributions to Parent          --            --            --       (2,203,046)          --       (2,203,046)
                          -----------   -----------   -----------    -----------    -----------    -----------

March 31, 1997 ........         1,500        15,000       716,200      1,050,282     (1,100,000)       681,482

Net income ............          --            --            --        1,072,521           --        1,072,521

Distributions to Parent          --            --            --         (791,903)          --         (791,903)
                          -----------   -----------   -----------    -----------    -----------    -----------

March 31, 1998 ........         1,500        15,000       716,200      1,330,900     (1,100,000)       962,100

Net Income ............          --            --            --          131,278           --          131,278
                          -----------   -----------   -----------    -----------    -----------    -----------

June 30, 1998 .........         1,500   $    15,000   $   716,200    $ 1,462,178    $(1,100,000)   $ 1,093,378
                          ===========   ===========   ===========    ===========    ===========    ===========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                       For the Three Months Ended June 30,

                                   (unaudited)

                                                                1998         1997
                                                                ----         ----

Cash flows from operating activities:
   Net income ............................................   $ 131,278    $   (36,552)
                                                             ---------    ---------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Depreciation and amortization ......................      71,117       91,579
      Amortization of deferred charges ...................     454,279      136,637
      Changes in operating assets and liabilities:
         Receivables from managed income funds, net of
           deferred amounts ..............................     340,990      414,522
         Receivables from affiliates .....................    (831,162)     396,376
         Deferred income taxes ...........................      87,519      303,354
         Prepaid and other assets ........................     (47,302)      (9,804)
         Deferred charges ................................    (384,115)    (215,712)
         Accounts payable and accrued expenses ...........     432,229     (300,836)
         Other ...........................................        --        (44,704)
                                                             ---------    ---------
           Total adjustments .............................     123,555      771,412
                                                             ---------    ---------

   Net cash provided by operating activities .............     254,833      734,860
                                                             ---------    ---------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements ..    (124,532)     (60,819)
                                                             ---------    ---------

   Net cash used for investing activities ................    (124,532)     (60,819)
                                                             ---------    ---------

Cash flows from financing activities:
   Increase in capital lease obligation ..................      26,300         --
   Principal payments on capital lease obligations .......     (16,718)      (9,230)
   Distributions to Parent ...............................        --       (908,440)
   Principal payments on notes payable recourse financings        --        (45,417)
                                                             ---------    ---------

   Net cash provided by (used for) financing activities ..       9,582     (917,670)
                                                             ---------    ---------

Net increase in cash .....................................     139,883     (243,629)

Cash, beginning of period ................................     179,403      292,524
                                                             ---------    ---------

Cash, end of period ......................................   $ 319,286    $  48,895
                                                             =========    =========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.





                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                  June 30, 1998

                                   (unaudited)

(1)  Basis of Accounting and Presentation

     The financial statements of ICON Capital Corp. (the "Company") are unaudited, however, in the opinion of management, they include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of financial position. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures made are adequate to make the information represented not misleading. These financial statements should be read in conjunction with the Company's March 31, 1998 and 1997 audited financial statements.

(2)  Income Fund Fees

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P.,Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E"), ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

     The Company earns fees from the Partnerships for the organization and offering of the Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees on the purchase or origination of equipment lease transactions are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for actively managing the leasing, re-leasing, financing and refinancing of Partnership equipment and financing transactions and for the administration of the Partnerships. Management and administrative fees earned are based primarily on gross rental payments. The Company had accounts receivable due from the Partnerships of $232,000 and $572,990 at June 30, 1998 and March 31, 1998, respectively. Under the Partnership agreements, the Company is entitled to management fees and reimbursement from the Partnerships for certain operating and administrative expenses incurred by it on behalf of the Partnerships.

(3)  Commitments and Contingencies

     The Company has operating leases for office space through the year 2004. Rent expense for the three months ended June 30, 1998 and 1997 was $207,321 and $125,014, respectively, net of sublease income of $40,665 and $44,586, respectively.








                                             $  4,558,416

(11) Supplemental Disclosure of Cash Flow Information

     During the year ended March 31, 1998 and 1997, the Company paid $80,885 and $6,818 in interest on recourse financing, respectively.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

      For the year ended March 31, 1997, payments relating to the Company's non-recourse note payable aggregated $1,541,647, of which $1,293,775 was principal and $247,872 was interest.

      For the year ended March 31, 1998, the Company purchased $103,839 in fixed assets utilizing proceeds from capital lease transactions.













                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)













                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1998 and 1997, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                        KPMG Peat Marwick LLP


June 12, 1998
New York, New York






                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                              1998           1997
                                                              ----           ----

          ASSETS

Cash ..................................................   $   179,403    $   292,524
Receivables from affiliates ...........................     3,580,727        181,039
Receivables from related parties - managed partnerships       572,990      1,323,502
Prepaid and other assets ..............................       226,855        187,687
Deferred charges ......................................       524,270        379,717
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of
  $1,865,232 and $1,533,265 ...........................       758,680        752,472
                                                          -----------    -----------

Total assets ..........................................   $ 5,842,925    $ 3,116,941
                                                          ===========    ===========

          LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses .................   $ 1,819,003    $ 1,225,726
Notes payable - line of credit ........................     2,000,000           --
Notes payable - capital lease obligations .............       246,386        196,105
Deferred management fees - managed partnerships .......       232,000        758,452
Deferred income taxes, net ............................       583,436        255,176
                                                          -----------    -----------

Total liabilities .....................................     4,880,825      2,435,459
                                                          -----------    -----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ...............        15,000         15,000
  Additional paid-in capital ..........................       716,200        716,200
  Retained earnings ...................................     1,330,900      1,050,282
                                                          -----------    -----------
                                                            2,062,100      1,781,482

Note receivable from stockholder ......................    (1,100,000)    (1,100,000)
                                                          -----------    -----------

                                                              962,100        681,482
                                                          -----------    -----------

Total liabilities and stockholder's equity ............   $ 5,842,925    $ 3,116,941
                                                          ===========    ===========

See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,

                                                            1998         1997
                                                            ----         ----

Revenues:

     Fees - managed partnerships ....................   $12,048,906   $11,517,396
     Management fees - affiliate ....................       716,444       261,003
     Lease consulting fees and other ................        61,025       112,245
     Rental income from investment in operating lease          --       1,541,647
                                                        -----------   -----------

          Total revenues ............................    12,826,375    13,432,291
                                                        -----------   -----------

Expenses:

     Selling, general and administrative ............     9,404,987     7,174,496
     Amortization of deferred charges ...............       844,636       484,579
     Depreciation and amortization ..................       331,967       319,000
     Interest expense - notes payable ...............        80,885         6,818
     Depreciation - equipment under operating lease .          --       1,293,775
     Interest expense - non-recourse financings .....          --         247,872
                                                        -----------   -----------

          Total expenses ............................    10,662,475     9,526,540
                                                        -----------   -----------

     Income before provision for income taxes .......     2,163,900     3,905,751

Provision for income taxes ..........................     1,091,379     1,542,380
                                                        -----------   -----------

     Net income .....................................   $ 1,072,521   $ 2,363,371
                                                        ===========   ===========













See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1998 and 1997




                                                                                      Note          Total
                                  Common Stock          Additional                 Receivable       Stock-
                              Shares       Stated        Paid-in       Retained       from         holder's
                           Outstanding      Value        Capital       Earnings   Stockholder       Equity

March 31, 1996 ........         1,500   $    15,000   $   716,200   $   889,957    $      --      $ 1,621,157

Issuance of
  note from stockholder          --            --            --            --       (1,100,000)    (1,100,000)

Net income ............          --            --            --       2,363,371           --        2,363,371

Distributions to Parent          --            --            --      (2,203,046)          --       (2,203,046)
                          -----------   -----------   -----------   -----------    -----------    -----------

March 31, 1997 ........         1,500        15,000       716,200     1,050,282     (1,100,000)       681,482

Net income ............          --            --            --       1,072,521           --        1,072,521

Distributions to Parent          --            --            --        (791,903)          --         (791,903)
                          -----------   -----------   -----------   -----------    -----------    -----------

March 31, 1998 ........         1,500   $    15,000   $   716,200   $ 1,330,900    $(1,100,000)   $   962,100
                          ===========   ===========   ===========   ===========    ===========    ===========

















See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.






                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,

                                                                            1998           1997
                                                                            ----           ----
Cash flows from operating activities:
   Net income .......................................................   $ 1,072,521    $ 2,363,371
                                                                        -----------    -----------
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
      Depreciation and amortization .................................       331,967      1,612,775
      Amortization of deferred charges ..............................       844,636        484,579
      Deferred income taxes .........................................       328,260       (228,768)
      Rental income paid directly to lender by lessee ...............          --       (1,541,647)
      Interest expense paid directly to lenders by lessees ..........          --          247,872
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net of
           deferred management fees .................................       224,060        790,506
         Receivables from affiliates ................................    (3,399,688)       155,767
         Deferred charges ...........................................      (989,189)      (561,410)
         Prepaid and other assets ...................................       (39,168)       (54,099)
         Accounts payable and accrued expenses ......................       593,277        353,956
         Other ......................................................          --            4,158
                                                                        -----------    -----------
           Total adjustments ........................................    (2,105,845)     1,263,689
                                                                        -----------    -----------
   Net cash provided by (used in) operating activities ..............    (1,033,324)     3,627,060
                                                                        -----------    -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements .............      (234,336)       (97,279)
                                                                        -----------    -----------

   Net cash used in investing activities ............................      (234,336)       (97,279)
                                                                        -----------    -----------

Cash flows from financing activities:
   Proceeds from notes payable-line of credit .......................     2,000,000           --
   Distributions to Parent ..........................................      (791,903)    (2,203,046)
   Principal payments on notes payable-capital lease obligations, net       (53,558)       (49,061)
   Loan to stockholder ..............................................          --       (1,100,000)
                                                                        -----------    -----------

   Net cash provided by (used in) financing activities ..............     1,154,539     (3,352,107)
                                                                        -----------    -----------

Net (decrease) increase in cash .....................................      (113,121)       177,674

Cash, beginning of year .............................................       292,524        114,850
                                                                        -----------    -----------

Cash, end of year ...................................................   $   179,403    $   292,524
                                                                        ===========    ===========


See accompanying notes to financial statements.
Note:  A purchaser of units is not acquiring an interest in this corporation.





                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1998

(1)  Organization

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. Holdings is fifty percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom, and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships. The Company will, on occasion, also provide consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships which totaled $7,000, are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on November 9, 1995. The offering period for ICON Cash Flow Seven will end 36 months after ICON Cash Flow Seven began offering such units, November 9, 1998.

     The  following  table  identifies  pertinent  offering  information  by the
Partnerships:

                      Date Operations        Date Ceased        Gross Proceeds
                           Began            Offering Units          Raised

ICON Cash Flow A      May 6, 1988           February 1, 1989    $  2,504,500
ICON Cash Flow B      September 22, 1989    November 15, 1990     20,000,000
ICON Cash Flow C      January 3, 1991       June 20, 1991         20,000,000
ICON Cash Flow D      September 13, 1991    June 5, 1992          40,000,000
ICON Cash Flow E      June 5, 1992          July 31, 1993         61,041,151
ICON Cash Flow Six    March 31, 1994        November 8, 1995      38,385,712
ICON Cash Flow Seven  January 19, 1996                (1)         81,574,845
                                                                ------------

                                                                $263,506,208

(1) Gross proceeds raised through May 31, 1998.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

(2)  Significant Accounting Policies

     (a) Basis of Accounting and Presentation

         The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments

         The Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1998.

     (c) Revenue and Cost Recognition

         Income Fund Fees:

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment and financing transactions. Management and administrative fees are earned upon receipt of rental payments from lease and financing transactions.

         Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses to an annual rate of 9%. As a result, all management fees payable to the Company related to these entities had been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C received their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, The Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Management fees in the amount of $232,000 are deferred and outstanding at March 31, 1998, of which $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C. Such amounts are included in receivables due from managed partnerships as well as in deferred management fees on the March 31, 1998 balance sheet.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

     (d) Deferred Charges

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements

         Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Income Taxes

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109 ("SFAS 109"), "Accounting for Income Taxes."

         The Company filed stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the Company's activity is included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity

     As of March 31, 1998, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction from stockholders' equity.






                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

(4)  Related Party Transactions

     The  Company  earns fees from the  Partnerships  for the  organization  and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Receivables from managed partnerships relate to such fees, which have been earned by the Company but not paid by the Partnerships. The Company also earns a management fee from Securities for the support and administration of Securities' operations. Receivables from affiliates are due primarily from Holdings. Such receivables relate to the reimbursement of amounts paid by the Company on behalf of Holdings for items such as investment in a securitization trust and debt obligations.

     For the year ended March 31, 1998, the Company paid $1,328,440 in distributions to Holdings.

(5)  Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and sublease receivables.

(6)  Income Taxes

     The provision (benefit) for income taxes for the years ended March 31, 1998 and 1997 consisted of the following:

                                                    1998               1997
                                                    ----               ----
     Current
         Federal                               $     580,228       $  1,263,920
         State                                       182,891            507,228
                                               -------------       ------------

             Total current                           763,119          1,771,148
                                               -------------       ------------

     Deferred:
         Federal                                     100,481            (24,563)
         State                                       227,779           (204,205)
                                               -------------       -------------

             Total deferred                          328,260           (228,768)
                                               -------------       ------------

     Total                                     $   1,091,379       $  1,542,380
                                               =============       ============

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1998 and 1997 of $583,436 and $347,155, respectively, are net of deferred tax assets of $91,979 at March 31, 1997. Deferred income taxes at March 31, 1998 are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.







                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1998 and 1997:

                                                             1998                   1997
                                                             ----                   ----

                                                       Tax       Rate           Tax      Rate

 Federal statutory                                 $  735,726   34.00%      $1,327,955   34.00%
 State income taxes, net of Federal tax effect        271,041   12.53          199,995    5.12
 Meals and entertainment exclusion                     20,663     .95           21,979    0.56
 Other                                                 63,949    2.96          (7,549)   (0.19)
                                                   ----------  ------       ----------  ------
                                                   $1,091,379   50.44%      $1,542,380   39.49%
                                                   ==========  ======       ==========  ======

(7)  Notes Payable

      On August 21, 1997, the Company entered into an unsecured line of credit agreement. The maximum amount available and outstanding under the line of credit was $600,000. On December 10, 1997, the Company refinanced the discretionary line of credit with a new line of credit (the "Facility"). The maximum amount available and outstanding under that Facility was $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility matures on August 31, 1998.

     Interest is payable at prime (8.5% at March 31, 1998) plus 1%. The Facility requires that the Company, among other things, meet certain objectives with respect to financial ratios. At March 31, 1998, the Company was in compliance with the covenants required by the Facility.

     Notes payable at March 31, 1998 and 1997 were as follows:

                                                            1998         1997
                                                            ----         ----

 Unsecured line of credit, interest at
    prime (8.5% at March 31, 1998) plus 1%
    due June 30, 1998                                   $ 2,000,000  $      -

 Various obligations under capital leases, payable
  in monthly installments through March 2002                246,386     196,105
                                                        -----------  ----------

                                                        $ 2,246,386  $  196,105
                                                        ===========  ==========





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

(8)  Investment in Equipment Under Operating Lease

     In December 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party for a two year period. Simultaneously with the purchase of the equipment, the Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment. The excess of the proceeds from the financing over the cost of the equipment, $53,404, was paid directly to the Company and was earned over the initial lease term. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of $55,097 through December 1995, with a final payment of $4,699,584 due in January 1996.

      On January 1, 1996, the lessee renewed the lease and the bank extended the term of the non-recourse note. The terms of the renewal required 24 monthly installments of $171,294 through December 1997. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest calculated at 8.95%. The lease terminated in fiscal 1997 and the Company recognized a gain of $1,694 on disposition.

(9)   Commitments and Contingencies

      The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1998 and 1997 totaled to $497,223 and $347,990, net of sublease income of $155,749 and $170,602, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows:

            Fiscal Year Ending
                 March 31,                       Amount

                  1999                       $    988,702
                  2000                            898,017
                  2001                            773,501
                  2002                            521,906
                  Thereafter                    1,376,290
                                             ------------
                                             $  4,558,416

(11) Supplemental Disclosure of Cash Flow Information

     During the year ended March 31, 1998 and 1997, the Company paid $80,885 and $6,818 in interest on recourse financing, respectively.





                               ICON CAPITAL CORP.

                    Notes to Financial Statements - Continued

      For the year ended March 31, 1997, payments relating to the Company's non-recourse note payable aggregated $1,541,647, of which $1,293,775 was principal and $247,872 was interest.

      For the year ended March 31, 1998, the Company purchased $103,839 in fixed assets utilizing proceeds from capital lease transactions.

                       AMENDED AND RESTATED


                 AGREEMENT OF LIMITED PARTNERSHIP

                                OF


                 ICON INCOME FUND EIGHT 1___ L.P.




      This Amended and Restated Agreement of Limited Partnership, dated as of ______________ (this "Agreement"), is made and entered into by and among ICON Capital Corp., a Connecticut corporation ("ICON"), as general partner (hereinafter referred to as the "General Partner"), Thomas W. Martin, as the original limited partner (the "Original Limited Partner"), and such additional Limited Partners as may be admitted to the Partnership upon the Initial Closing Date or any subsequent Closing Date pursuant to the terms hereof; such additional Limited Partners hereinafter each referred to as a "Limited Partner" and collectively referred to as the "Limited Partners"; and the General Partner and the Limited Partners hereinafter occasionally referred to collectively as the "Partners").

                            WITNESSETH:


      WHEREAS, ICON Income Fund Eight 1__ L.P., a Delaware Limited Partnership (the "Partnership") was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of _____________, and filed on _______ under and pursuant to the Delaware Revised Uniform Limited Partnership Act
(the "Delaware Act").

      WHEREAS, on ___________, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Limited Partner, intending to be legally bound, hereby agree as follows:

Section 1. ESTABLISHMENT OF PARTNERSHIP.

      The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT FOR SERVICE OF PROCESS.

      2.1  Legal Name and Address.


      The Partnership shall be conducted under the name "ICON Income Fund Eight 1__ L.P." The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at such address shall be The Corporation Service Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.


--------------
1 A or B

      2.2 Address of Partners.

      The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

Section 3. PURPOSES AND POWERS.

      3.1 Purposes.

      The Partnership has been organized for the objects and purposes of (a) acquiring, investing in, purchasing, owning, purchasing options to purchase in, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds and purchasing equity interests in Equipment owning entities, (b) lending and providing financing to other Persons for their acquisition of items of Equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of Equipment (or interests therein and leases thereof) and other such personal property in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world), and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

      3.2  Investment Objectives and Policies.

   The Equipment acquired by the Partnership shall be selected from among new, used and reconditioned (i) aircraft, rail and over-the-road transportation equipment and marine vessels; (ii) machine tools and manufacturing equipment,
(iii) materials handling equipment, and (iv) miscellaneous equipment of other types satisfying the investment objectives of the Partnership and consistent with the remaining term of the Partnership. The Financing Transactions entered into by the Partnership shall be with Users that shall provide a written promissory note of such User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation may be collateralized by a security interest in tangible or intangible personal property and in any lease of such personal property, as well as the revenues arising thereunder, or in such other assets of such User as the General Partner may deem to be appropriate. All funds held by the Partnership (including, without limitation, Subscription Monies released to the Partnership on any Closing Date) that are not invested in Equipment, Financing Transactions, Reserves or Joint Ventures shall be invested by the Partnership in Permitted Investments.

      3.3  Powers.

      In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

      (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, hold, lease, release, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and other tangible and intangible personal property of all kinds in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world);

      (b) to invest substantially all Cash From Operations (other than those necessary to pay the expenses of the Partnership and to make First Cash Distributions) and Cash From Sales in additional Investments during the Reinvestment Period as provided in Section 8.1(a) hereof;

      (c) to enter into joint ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to equipment and other tangible and intangible personal property and financing arrangements deemed prudent by the General Partner in order to achieve successful operations for the Partnership;

      (d) to purchase and hold trust certificates, debt securities and equity securities issued by any Person if, in the General Partner's opinion, the purchase is an advisable or necessary step in the acquisition and financing by the Partnership of Investments;


      (e) to hold interests in property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Programs), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies, and in relation to the acquisition of Equipment or the underlying value thereof as set forth in this section;

      (f) subject to any applicable statutes and regulations, to lend and borrow money to further the purposes of the Partnership, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

      (g) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the Delaware Act and the laws of the United States of America and under the terms of this Agreement.

Section 4. TERM.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on June 9, 1997 and shall terminate at midnight on December 31, 2017, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. PARTNERS AND CAPITAL.

      5.1  General Partner.

      The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

      The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel to the Partnership, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

      5.2  Original Limited Partner.

      The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

      By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original Partnership Interest of ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

      5.3  Limited Partners.

      (a) From and after the Initial Closing Date, there shall be one class of limited partners, the Interests of which shall consist of up to 750,000 Units that shall initially be held by the Limited Partners.

      (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a subscription agreement, substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons (i) who represent that they have either (a) an annual gross income of at least $30,000 and a net worth of at least $30,000 or (b) a net worth of at least $75,000 or (ii) who satisfy the suitability standards applicable in the state of their residence or domicile, if more stringent than the standards described in clause (i) above.

      (c) Each Limited Partner (other than Affiliated Limited Partners) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased.

      (d) Limited Partners must purchase a minimum of (i) twenty-five (25) whole Units other than (ii) IRA or Qualified Plans (including Keogh Plans) which may purchase a minimum of ten (10) whole Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Net Unit Price or Gross Unit Price, whichever shall be applicable.

      (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten (10%) percent of all Units subscribed for by non-Affiliated Persons.

      (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

      (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a Limited Partner. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

      (h) Each Subscriber shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Each subscriber has the right to cancel his or her subscription during a period of five business days after receipt of a final prospectus.

      (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

      (j) From the date hereof to, but not including, the Initial Closing Date, all funds in respect of Units for which subscriptions have been received ("Subscription Monies") shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

      (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are not sufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

      5.4  Partnership Capital.


      (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k)).


      (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

      (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner either as to (i) the return of such Limited Partner's Capital Contribution or Capital Account, (ii) such Limited Partner's share of Profits and Losses or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

      (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except, and solely to the extent, provided in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii), above.

      5.5  Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

      (b) The Capital Account of the General Partner initially shall be $1,000.

      (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

      (d) The Capital Account of each Partner shall be increased by (i) the amount of any additional money contributed by such Partner to the Partnership,
(ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Partner of Partnership Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by (i) the amount of money distributed to or on behalf of such Partner by the Partnership, (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code
Section 752), and (iii) allocations to such Partner of Partnership Losses (or items thereof) and items of loss and deduction specially allocated pursuant to
Section 8.2(f) hereof.

      (e) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such Interests were acquired.

      (f) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

      (g) For any taxable year in which the Partnership has a Code section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg.
Sections 1.704-1(b)(2)(iv)(f) through (h).

      (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg.
Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based wherever practicable, on federal tax accounting principles.

      5.6  Additional Capital Contributions.

      (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

      5.7  Loans by Partners.

      Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

      5.8  No Right to Return of Capital.

      No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

Section 6. GENERAL PARTNER.

      6.1 Extent of Powers and Duties.

      (a)  General.

      Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General
Partner shall provide such asset management personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, including, but not limited to, leasing and re-leasing the Equipment, monitoring the use of collateral for the Leases and Financing Transactions, arranging for necessary registration, maintenance and repair of the Equipment (to the extent Lessees or Users are not contractually obligated to do so and the General Partner expressly assumes such duties), collecting revenues, paying Operating Expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to provide tax, financial and regulatory reporting to the Limited Partners and for the operations of the Partnership. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents and other Persons, including any of its Affiliates, which it determines are necessary for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership, may engage and retain attorneys, accountants or brokers to the extent that, in the judgment of the General Partner, their professional services are required during the term of the Partnership, as well as employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates to render comparable services which could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the Sponsor is to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; and (iv) the Sponsor must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of its gross revenues for such services therefrom. Any such contract may only be amended in a manner which is either more favorable to the Sponsor or less favorable to the Partnership by the vote or consent of a Majority Interest of the Limited Partners. Except as otherwise provided in this Agreement, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

      (b) Powers and Duties.

           (i) General Powers and Duties. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts during so much of its time as the General Partner, in its sole and absolute discretion, may deem to be necessary or appropriate to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership and so as, consistent therewith, to protect the interests of the Limited Partners. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the Sponsor under common law. The General Partner shall be responsible and shall use its best efforts and exercise discretion to the best of its ability:
(A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Financing Transactions (except as limited by Section 11.1) and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to (1) the Partners pursuant to this Agreement or (2) taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; and
(F) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership. In establishing criteria for the resolution of conflicts of interest between the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner, on the other hand, the General Partner shall not abdicate or ignore its fiduciary duty to the Partnership.


           (ii) Amplification of Powers. In amplification, and not by way of limitation, of the powers of the General Partner expressed herein, the General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (A) to expend Partnership capital and income; (B) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Programs), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (C) to invest any and all funds held by the Partnership in accordance with the provisions of clause (x) of this Section 6.1(b) of this Agreement; (D) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (E) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the Sponsor shall borrow money solely for the purpose of making First Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (F) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (G) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); and (H) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

           (iii)Admission of Limited Partners. The General Partner shall not deny the admission of any Person as a Limited Partner (including any Substitute Limited Partner and the General Partner and any Affiliate of the General Partner) (except the Original Limited Partner) unless they have not satisfied the following:

           A (B) such Person shall agree, in writing, to be bound by the provisions of this Agreement;

                B(D) such Person shall represent, in writing, that such Person is or is not a United States Person, as the case may be;

           C (F) prior to the admission of such Person, the Minimum Offering shall have been achieved;

                D(H) the General Partner shall believe that such Person is "suitable" in all respects under the laws of the state in which such Person resides;

                E(J) the General Partner shall have no reason to believe that the admission of such Person to the Partnership (1) would cause the Partnership to lose its Partnership status for federal income tax purposes, (2) would disqualify the Partnership to engage or to continue to engage in any business which it is otherwise eligible to transact or (3) would cause an impermissible percentage of Units to be owned by non-United States citizens for purposes of any applicable title registration law; and

                F(L) such admission would not cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%.


      In connection with such right, the General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to, (x) registering the Units under the Securities Act and (y) effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

           (iv) Authority To Enter into Dealer-Manager Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.


           (v) Authority to Enter into Selling Dealer Agreements. The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate selling dealer agreements, each substantially in the form filed as an exhibit to the Registration Statement (the "Selling Dealer Agreements" and each a "Selling Dealer Agreement"), with NASD member broker dealers selected by the General Partner or the Dealer-Manager (the "Selling Dealers" and each a "Selling Dealer").


           (vi) Authority to Enter Into Escrow Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Escrow Agent, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.


           (vii)Reserves. The General Partner shall initially establish for the Partnership, and shall use its best efforts to maintain, Reserves which may be treated as having been invested or committed to investment for purposes of Section 8.6 of this Agreement. Reserves, once expended, need not be restored, provided, however, that any such Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.


           (viii) Insurance. The General Partner shall cause the Partnership to purchase and maintain such insurance policies as the General Partner deems reasonably necessary to protect the interests of the Partnership (to the extent that such policies are not maintained by Lessees, Users or other Persons for the benefit of the Partnership). The General Partner is authorized, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable property and engaged in a similar business, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby. Notwithstanding the foregoing, the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 6.3 of this Agreement.

           (ix) Reinvestment. During the Reinvestment Period, the Partnership may reinvest all or a substantial portion of its Cash From Operations and Cash From Sales in additional Investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

           (x) Transactions with the General Partner. The General Partner and its Affiliates (including programs sponsored by the General Partner and its Affiliates) may purchase or otherwise make investments in Equipment in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six
      (6) months) hold title thereto for the purpose of facilitating the acquisition of such Equipment by the Company; provided, however, that the Company will not acquire Equipment from a Program in which the Manager or any of its Affiliates has an interest.

      (c) Delegation of Powers.

      Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any Affiliate of the General Partner).

      (d)  Reliance by Third Parties.

      No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

      6.2 Limitations on the Exercise of Powers of General Partner.

      The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

      (a)  Limitations on Indebtedness.

      From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of
(i) the principal amount of any such additional Indebtedness plus (ii) the aggregate principal amount of all Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of any Investment then being acquired). Notwithstanding the foregoing, in the event all Capital Contributions exceed $25,000,000 the limitation on Indebtedness set forth in subsection (ii) of the preceding sentence shall be reduced by 0.0000003% for each dollar by which all Capital Contributions exceeds $25,000,000. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership.

      (b)  Investment Company Status.

      The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (c) Sales and Leases of Equipment From or to the General Partner and its Affiliates.


      The Partnership shall neither purchase or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except as provided in this Section. The Sponsor shall not purchase any Equipment or Financing Transactions from the Partnership or any affiliated program which it has sponsored (whether held by them on an interim basis or otherwise). Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:


      (i) the General Partner determines that the making of such Affiliated Investment is in the best interests of the Partnership;

      (ii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding same (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

      (iii)there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time it is acquired by the Partnership;

      (iv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

      (v) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of
      (A)  facilitating  the acquisition of such Investment by the  Partnership,
      (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

      (d) Loans to or from the General Partner and its Affiliates.

      No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this Section 6.2(d). The terms of any Partnership Loan permitted to be made hereunder shall include the following:

      (i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or such Affiliate in connection with such borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan), (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor any such Affiliate has borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

      (ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

      (iii)neither the General Partner nor any such Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or such Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

   If the General Partner or any Affiliate of the General Partner purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the purchase price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organizational and Offering Expenses shall not constitute a
Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

      (e)  No Exchange of Interests for Investments.

      The Partnership shall not acquire any Investments in exchange for Interests in the Partnership.

      (f)  Joint Venture Investments.

      The Partnership may make Investments in Joint Ventures, provided that:

        (i)     the General Partner shall have determined that:

           (A) such Investment is in the best interests of the Partnership; and

           (B) such Investment shall not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

        (ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must acquire a controlling interest in such Joint Venture and the non-Affiliate must acquire the non-controlling interest therein and such Joint Venture must own and lease specific Equipment and/or invest in one or more specific Financing Transactions; and

        (iii) in the case of any Joint Venture with any Program sponsored by the General Partner or any Affiliate of the General Partner, all of the following conditions are met:

           (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

           (B) the compensation payable by the Partnership to the General Partner or any Affiliate of the General Partner by the Partnership and by each other Program sponsored by any of them in connection with such Joint Venture shall be substantially identical;

           (C) the Partnership shall have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture; and

           (D)  the purpose of such Joint  Venture  shall be either
                (1) to effect appropriate diversification for the Partnership and the other Programs participating in such Joint Venture or (2) to relieve the Sponsor or one or more Programs sponsored by it of the obligation to acquire, or to acquire from any of them, equipment or other tangible or intangible personal property or financing transactions at any time subject to a purchase commitment entered into pursuant to Section 6.2(c) of this Agreement.

      Subject to the other provisions of this Agreement, the Partnership may employ, or transact business with, any Person, notwithstanding the fact that any Partner or any Affiliate thereof may have (or have had) an interest in or connection with such Person and provided that neither the Partnership nor the other Partners shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom.

      (g) Exchange, Merger, Roll-Up or Consolidation of the Partnership Prohibited.

      The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members, of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization. The General Partner is not authorized to take any action inconsistent herewith.

      (h)  No Exclusive Listings.

      No exclusive listing for the sale of Equipment or other Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

      (i) Other Transactions Involving the General Partner and its Affiliates.

      Except as specifically permitted by this Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments or of the proceeds of the resale, exchange or refinancing of Equipment. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that this Section 6.2(i) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

      (j) Transactions with the General Partner.

      The General Partner and its Affiliates (including programs sponsored by the General Partner or its Affiliates) will not buy or lease Equipment from, or sell or lease Equipment to, the Partnership except as provided by this Section 6.2(j). The General Partner and its Affiliates (other than programs sponsored by the General Partner or its Affiliates) shall be permitted to make acquisitions of Equipment for the Partnership (and assume loans in connection therewith), provided that (a) such acquisitions are in the best interests of the
Partnership, (b) no benefit arises out of such acquisitions to the General Partner or its Affiliates by the Partnership), (c) such Equipment generally is not held by the General Partner or any such Affiliate for more than six months (provided, however, that with respect to unspecified Equipment, the General Partner or its Affiliates shall not intend to hold such Equipment for more than one hundred and twenty (120) days (but in no event more than six months) prior to the transfer to the Partnership, and (d) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner or any such Affiliate and at the time acquired by the Partnership. The General Partner or any Affiliate thereof (other than programs sponsored by the General Partner or its Affiliates) may sell such Equipment to the Partnership at a price equal to the sum of its cost for such Equipment and any acquisition costs relating to the prospective selection and acquisition of or investment in such Equipment (including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisal, commissions, accounting fees and other related costs) paid by it with respect to such Equipment.

      (k)  Sale of All or Substantially All Assets; Dissolution.

      During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

      (l) No Investments in Limited Partnership Interests of other Programs.

      The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

      6.3 Limitation on Liability of General Partner and its Affiliates; Indemnification.

      (a) The General Partner, and any Affiliate engaged in the performance of services on behalf of the Partnership (hereinafter sometimes referred to as an "Indemnitee"), shall, except as provided to the contrary in this Section 6.3,
(i) be indemnified by the Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation (collectively referred to herein as "Liabilities") suffered by such Indemnitee, and (ii) have no liability, responsibility, or accountability in damages or otherwise to the Partnership or any Partner for any loss suffered by the Partnership or any Partner, which arises out of any action or inaction of such Indemnitee if (A) the General Partner has determined, in good faith, that such course of conduct was in the best interests of the Partnership, the General Partner or such Affiliate was acting on behalf of or performing services for the Partnership and (B) such course of conduct did not constitute negligence or misconduct by such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee for any portion of such Liabilities, which resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. Subject to Section 6.3(c) hereof, if any action, suit, or proceeding shall be pending against the Partnership or an Indemnitee which is alleged to relate to, or arise out of, any action or inaction of the General Partner or any Affiliate, the Partnership shall have the right to employ, at the expense of the Partnership, separate counsel of its choice in such action, suit, or proceeding.

      Any amounts payable by the  Partnership to an Indemnitee  pursuant to this
Section 6.3 shall be recoverable only out of the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified pursuant to this Section 6.3.

      (b) The Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a Selling Dealer for any Liabilities imposed by a judgment in a suit arising from or out of a violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such Indemnitee or Selling Dealer on each count involving alleged securities laws violations by such Indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the Indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

      (c) The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. However, the provision of advances from Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible only if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 6.3 in cases in which such Indemnitee would not be entitled to indemnification under 6.3(a) and 6.3(b). If advances are permissible under this Section 6.3, the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.3. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made that the Partnership is not so obligated in respect to all or any portion of the amounts paid by it or if the Indemnitee enters into a stipulation or settlement with like effect, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee or if the Partnership enters into a stipulation or settlement with like effect, the Partnership will pay such amount to such Indemnitee.

      6.4  Compensation of General Partner and its Affiliates.

      Neither the General Partner nor any Affiliate of the General Partner shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this
Section 6.4.

      (a)  Allocations and Distributions.

      The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Interest held by it as General Partner.

      (b)  Underwriting Fees.

      Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold.

      (c)  Sales Commissions.

      Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

      (d)  Due Diligence Expenses.

      Due Diligence Expenses actually incurred in connection with the Offering shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all Due Diligence Expenses of such Selling Dealer, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

      (e) O & O Expense Allowance.

      The Partnership shall pay, immediately following each Closing Date, the O & O Expense Allowance to the General Partner, whether or not the full amount thereof is actually incurred by the General Partner or any Affiliate of the General Partner, without deduction for Underwriting Fees and Sales Commissions. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by it. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

      (f)  Acquisition Fees.

      In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Partnership for any (A) item of Equipment or (B) Financing Transaction, as the case may be, and
(ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

      (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

      (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, that would cause the Partnership's Investment in Equipment and Financing Transactions to be less than the greater of (x) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership, or (y) 75% of such Gross Offering Proceeds; and

      (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment of excess Cash Flows) shall not exceed an amount equal to the product of multiplying (x) the Gross Offering Proceeds by (y) a percentage equal to (1) 100% minus (2) the greater of the two percentages calculated under clause (x) or clause (y) of subsection 6.4(f)(ii), above.

      The following are examples of application of the formula in clause (ii), above:

      (1) No Indebtedness - 80% to be committed to Investment in Equipment and Financing Transactions.
      (2)            50%  Indebtedness  - 50% x .0625%  = 3.125%  80% - 3.125% =
                     76.875% to be committed to Investment in Equipment and Financing
                     Transactions.
      (3)  80% Indebtedness -  80% x .0625% = 5%
                     80% - 5% = 75% to be committed to Investment in Equipment and Financing Transactions.

      To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. Such percentage of Indebtedness so calculated would be multiplied by .0625% to determine the percentage to be deducted from 80%.


      Where the Partnership purchases an item of Equipment or any Financing Transaction from the General Partner or one of its Affiliates pursuant to
Section 6.2(d) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(d) and there shall be no duplicative payment thereof.

      (g)  Management Fees.

      Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be payable solely out of Gross Revenues received during the month in which paid; and provided, further, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous month (in each case, up to an amount equal to 8.0% per annum of each respective Limited Partner's unreturned Capital Contribution), and, to the extent that the Partnership does not have sufficient Cash From Operations in any month to pay such proportion of all such First Cash Distributions, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Cash From Operations for the payment thereof.

      (h)  Subordinated Remarketing Fees.

      For rendering services in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

      (i) no such Subordinated Remarketing Fee shall be paid in connection with the sale of any Investment to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

      (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout; and

      (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

      (i)  Partnership Expenses.

      (i) Reimbursement. Except as otherwise provided in this Section 6.4(i), expenses of the Partnership, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

      (ii) Goods and Third-Party Services. The General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods and services used for or by the Partnership and obtained by it or them from non-Affiliates.

      (iii) Administrative Services Provided by the General Partner and Affiliates. Subject to clause (iv) of this Section 6.4(i), the General Partner and any Affiliate of the General Partner may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

      (iv) Limitations on Reimbursements. Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

           (A)   salaries,   fringe   benefits,   travel   expenses   or   other
           administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

           (B) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified respectively in paragraphs (ii) and (iii) of this Section 6.4(i), above).

      6.5 Other Interests of the General Partner and its Affiliates.

      The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership.


      The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form, sponsor, act as a general partner of, or as an advisor to other investment entities (including other public equipment leasing partnerships) which have investment objectives similar to the Partnerships' and which may be in a position to acquire the same Investments at the same time as the Partnerships. See "CERTAIN RELATIONSHIPS WITH THE
PARTNERSHIPS" and "MANAGEMENT" for a chart of and a description of the relationships of the Partnerships to the General Partner and relevant Affiliates.

   Until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such Investment opportunities meeting the investment objectives of the Partnerships (including Equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnerships first except in the following circumstances:.

       The required cash investment is greater than the cash available for investment by the Partnerships;

       The amount of debt is above levels deemed acceptable for the Partnerships;

       The equipment type is not appropriate to the Partnerships' objectives, which include, among others, the avoidance of concentration of exposure to any one class of equipment;

       The Lessee credit quality does not satisfy the Partnerships' objectives, maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual Lessee or User;

       The  term   remaining   exceeds   the   Liquidation   Period
      guidelines established for the Partnerships;

       The available cash flow (or lack thereof) is not commensurate with the Partnerships' need to make certain distributions during each Partnership's Reinvestment Period (as defined);

       The transaction structure, particularly with respect to the end-of-lease options governing the Equipment, does not provide the Partnerships with the residual value opportunity commensurate with the total return requirements of the Partnerships; and

       The transaction does not comply with the terms of each Partnership's partnership agreement.

   The Partnership Agreement does not prohibit the General Partner or its Affiliates from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Prior Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Program (including the Partnerships), any particular investment opportunity after considering the factors in the preceding paragraph.

   Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by a Partnership.

      If the Investments available from time to time to a Partnership and to other Affiliated Programs is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time.

   Conflicts may also arise between two or more Affiliated Programs (including the Partnerships) advised or managed by the General Partner or any of its Affiliates, or between one or more of such Affiliated Programs and any Affiliate of the General Partner acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Programs, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Program attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Affiliated Program.

      If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.


      Nothing in this Section 6.5 shall be deemed to diminish the General Partner's overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners may have in the event of a breach of such obligation.

Section 7.  POWERS AND LIABILITIES OF LIMITED PARTNERS.

      7.1  Absence of Control Over Partnership Business.

      The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

      7.2  Limited Liability.

      The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

      No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the
Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8.  DISTRIBUTIONS AND ALLOCATIONS.

      8.1 Distribution of Distributable Cash From Operations and Distributable Cash From Sales.

      (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of the Partnership's Distributable Cash From Operations and Distributable Cash From Sales shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, Distributable Cash From Operations and Distributable Cash From Sales to Limited Partners in an amount equal to the following amounts for the periods specified (pro rated, as necessary, for periods of less than one year):

      (i) For the period beginning with a Limited Partner's admission to the Partnership and ending with the expiration or termination of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by each Limited Partner's respective original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly; and


      Any portion of the monthly  distribution  amounts described in this clause
      (i) which exceeds the sum of Distributable Cash From Operations and Distributable Cash From Sales for any year (if any) shall be distributable (if at all) solely at the discretion of the General Partner. Each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period).

      (ii) Each Limited Partner is entitled to receive monthly cash distributions (if the distributions described in paragraph (i) above are not adequate) in amounts which would permit the Limited Partners to pay federal income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at the highest marginal federal income tax rate (determined without regard to state taxes, if any) on taxable income of the Partnership. Such distributions will be made, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.


      (b) During the Disposition Period, no Available Cash From Operations or Available Cash From Sales shall be reinvested in additional Investments, and all Available Cash From Operations and Available Cash From Sales shall be distributed to the Partners.

      (c) Distributions of Distributable Cash From Operations and Distributable Cash From Sales (collectively, "Distributable Cash") shall be made to the Partners monthly. Subject to Section 8.1(a), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year. Prior to Payout, distributions pursuant to this Section 8.1(c) shall be made 99% to the Limited Partners and 1% to the General Partner; provided, however, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this Section 8.1(c) shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this
Section 8.1(c) equal to 150% of such Limited Partner's original Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence and not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, out of the first Distributable Cash available to the Partnership after the Limited Partners have received distributions equal to 150% of their aggregate original Capital Contributions.

                                51A-143


      (d) Notwithstanding the provisions of Section 8.1(c), distributions of Distributable Cash made during the Disposition Period shall be made in accordance with the provisions of Section 11.3.

      8.2  Allocations of Profits and Losses.

      (a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

      (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

      (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (ii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iii) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (d) Profits for any Fiscal Period during the Disposition Period shall be allocated to the Partners as follows:

      (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

      (ii) next, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (iii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iv) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

      (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

      (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or
      Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

      (f)  Special Allocations.

      The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

      (i) Minimum Gain Charge-Back.  Notwithstanding any other provision of this
      Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

      (ii)   Partnership   Nonrecourse   Deductions.   Partnership   Nonrecourse
      Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

      (iii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.


      (iv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).


      (v) Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof ("curative allocations") shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

           If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

      (vi) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

      (vii) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

      (viii) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

      (ix) Selling Commissions, Underwriting Fees, Acquisition Fees and O & O Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

      8.3  Distributions and Allocations Among the Limited Partners.

      (a) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

      (b) All distributions of Distributable Cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

        (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

        (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

        (ii) third, all monthly distributions of cash made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.


      (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.3(b)(iii).


      (d) Each distribution made to a Limited Partner pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

      (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

      (ii) then, in reduction of such Limited Partner's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

      8.4  Tax Allocations: Code Section 704(c); Revaluations.

      (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

      (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Clause (b) of the definition of Gross Asset Value herein and Section 5.5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

      (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

      Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.




      8.6  Return of Uninvested Capital Contribution.

      In the event that 100% of Net Offering Proceeds have not been used to make Investments or committed to Reserves to the extent permitted to be treated as Investments pursuant to Section 6.1(b)(vii) within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

      8.7  Partner's Return of Investment in the Partnership.

      Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his Partnership Interest. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

      8.8  No Distributions in Kind.

      Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purposes of (a) liquidating the assets transferred to it and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

      8.9  Partnership Entitled to Withhold.

      The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9.  WITHDRAWAL OF GENERAL PARTNER.

      9.1  Voluntary Withdrawal.

      The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

      9.2  Involuntary Withdrawal.

      The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

      For purposes of this Section 9.2 and Section 13, neither the General Partner nor any Affiliate of the General Partner will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

      9.3  Consequences of Withdrawal.

      (a) Upon the voluntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the Partnership Interest then held by the General Partner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Leases and Financing Transactions acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

      (b) Upon involuntary withdrawal of the General Partner as such from the Partnership in accordance with Section 9.2, the Partnership shall pay to the General Partner (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Leases and Financing Transactions acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to such withdrawn General Partner by the Partnership and (B) any amounts due and owing by such withdrawn General Partner to the Partnership, and, upon such payment, the General Partner's Interest in the income, losses, distributions and capital of the Partnership shall be terminated.

      (c) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

      (d) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

      9.4  Liability of Withdrawn General Partner.

      If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

      9.5  Continuation of Partnership Business.

      In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. If, within 90 days following such withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's withdrawal, then the Partnership shall be dissolved.

Section 10.  TRANSFER OF UNITS.

      10.1 Withdrawal of a Limited Partner.

      A Limited Partner may withdraw from the Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with this
Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

      10.2  Assignment.

      (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); provided that

      (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

           (A)  set forth the terms of such Assignment;

           (B) in the case of assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

           (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

           (D) otherwise be satisfactory in form and substance to the General Partner; and

      (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

      (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

      (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

      (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

      (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

      (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

      (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

      (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

      (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

      (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%; or

      (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

      Any attempt to make any Assignment of Units in violation of this Section 10.2(b) shall be null and void ab initio.

      (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Treasury Regulations ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

      (d) Assignments made in accordance with this Section 10.2 shall be considered terminated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the assignee shall commence the month following effectiveness of the assignment.

      10.3  Substitution.

      (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

      (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

      (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

      (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions from Distributable Cash From Operations and Distributable Cash From Sales and the share of the Profits or Losses for Tax Purposes to which his predecessor in interest would have been entitled in accordance with Section 8.

      10.4  Status of an Assigning Limited Partner.

      Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

      10.5  Limited Right of Presentment for Redemption of Units.

      (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

      (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

      (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

      (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section 11.  DISSOLUTION AND WINDING-UP.

      11.1  Events Causing Dissolution.

      The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

      (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with Section 9.5; or

      (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

      (c) the Sale of all or substantially all of the assets of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

      (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

      (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

      (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

      11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

      (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

           (i) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

           (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

           (iii) in the event that,  after all  requirements  of clauses (i) and
      (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital
      Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

           (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and

           (v) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

      (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

      11.3  Application of Liquidation Proceeds Upon Dissolution.

      Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

      (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

      (b) next, to the setting up of any reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

      (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

      (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement; and

      (e) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

      11.4  No Recourse Against Other Partners.

      Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 11.2(a)(iii) hereof. Section 12. FISCAL MATTERS.

      12.1  Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(F), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

      12.2  Maintenance of and Access to Basic Partnership Documents.

      (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

      (i)   the Participant List;

      (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

      (iii) copies of this Agreement and any amendments hereto;

      (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

      (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

      (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Partnership; and

      (vii) investor suitability records for Units sold by any Affiliate of the General Partner for a period of six years.

      (b) Each Limited Partner and his designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Limited Partner, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or its representative will wish to examine or copy or both.

      (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the General Partner of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy of, such Limited Partner shall certify that the Participant List is not being requested for further reproduction and sale or any other commercial purpose unrelated to the Interest of such Limited Partner in the Partnership or for any unlawful purpose.

      (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or its representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or (ii) produce and mail a copy of the Participant List within ten (10) days after receipt of the applicable Limited Partner's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the General Partner shall be liable to such Limited Partner who requested such list for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with either (i) the required fee or (ii) the certification called for in the next sentence and, in the case of clause (ii), the General Partner believes that the actual purpose and reason for a request for a copy of the Participant List is to secure such List for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

      12.3  Financial Books and Accounting.

      The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

      12.4  Fiscal Year.

      Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.


      12.5  Reports.

      (a) Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

      (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with Section 12.3;

      (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the Sponsor during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor; and

      (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (b) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

      (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with Section 12.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

      (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

           (A)  Cash Flow during such period;

           (B)  Cash Flows from prior periods;

           (C)  Cash From Sales;

           (D) Capital Contributions originally used to establish a Reserve;

      (iii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

           (A) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

           (B) how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

           (C) the remaining term of any Lease to which such Equipment is subject;

           (D) the projected or intended use of such Equipment during the next following Fiscal Year;

           (E)  the method used to determine values set forth therein;

           (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

      (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Sponsor by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

           (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor;

           (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Sponsor, the cost of whose services were reimbursed; and

           (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Sponsor by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

      (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment acquired or Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

      12.6  Tax Returns and Tax Information.

      The General Partner shall:

      (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

      (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

      12.7  Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

      12.8  Federal Tax Elections.

      The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

      (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

      (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

      12.9  Tax Matters Partner.

      (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

      (b) The Tax Matters Partner shall have the following duties;

      (i) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, Interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

      (ii) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of administrative and judicial proceedings for the adjustment at the
      Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

      (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash from Operations or Cash From Sales. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (d) The Tax Matters Partner is hereby authorized, but not required:

      (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

      (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

      (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

      (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

      (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      12.10  Reports to State Authorities.

      The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13.  MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

      13.1 Meetings of the Limited Partners.


      (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13).

      (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

      (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

      (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      13.2  Voting Rights of the Limited Partners.

      Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

      (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

      (b)  dissolve the Partnership;

      (c) remove the General Partner and elect one or more Substitute General Partners; and

      (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

      In determining the requisite percentage in interest of Units necessary to approve a matter on which the Sponsor may not vote or consent, any Units owned by the Sponsor shall not be included. With respect to any Interests owned by the Sponsor, the Sponsor may not vote on matters submitted to the Limited Partners regarding the removal of the Sponsor or regarding any transaction between the Program and the Sponsor. In determining the requisite percentage of Interests necessary to approve a matter in which a Sponsor may not vote or consent, any Interests owned by the Sponsor shall not be included.

      13.3  Limitations on Action by the Limited Partners.

      The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the Sponsor under common law. Any action taken pursuant to Section
13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this
Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 14.  AMENDMENTS.

      14.1 Amendments by the General Partner.

      Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

      (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

      (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

      (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

      (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

      (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

      (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

      (g) to change the name of the Partnership or the location of its principal office.

      14.2 Amendments with the Consent of the Majority Interest.

      In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 15.  POWER OF ATTORNEY.

      15.1 Appointment of Attorney-in-Fact.

      By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the
Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

      (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

      (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

      (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

      (d) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

      (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

      15.2   Amendments   to  Agreement  and   Certificate   of  Limited
Partnership.

      (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

      (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

      (ii) Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

      (iii) any Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

      (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

      15.3  Power Coupled With an Interest.

      The foregoing grant of authority by each Limited Partner:

      (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

      (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section
15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

Section 16.  GENERAL PROVISIONS.

      16.1  Notices, Approvals and Consents.

      All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

      (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:


                ICON Income Fund Eight 1__ L.P.
                c/o ICON Capital Corp.
                600 Mamaroneck Avenue
                Harrison, New York  10528
                Attention:  President
                Telephone:  (914) 698-0600
                Telecopy:   (914) 698-0699


      (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

      16.2  Further Assurances.

      The  Partners   will  execute,   acknowledge   and  deliver  such  further
instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16.3  Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

      16.4  Binding Effect.

      Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

      16.5  Severability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      16.6  Integration.

      This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

      16.7  Applicable Law.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

      16.8  Counterparts.

      This  Agreement  may be  signed  by  each  party  hereto  upon a  separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

      16.9  Creditors.

      No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

      16.10  Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      16.11  Successors and Assigns.

      Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

      16.12  Waiver of Action for Partition.

      Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

Section 17.     DEFINITIONS.

      Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

      "Accountants" means KPMG Peat Marwick LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.


      "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of Equipment and Financing Transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Sponsor, accounting fees and expenses, costs of each acquisition of an item of Equipment or a Financing


1 A or B

      Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

      "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment and the negotiation and consummation of any Financing Transaction by the Partnership, however designated and however treated for tax or accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a Lender not affiliated with the Sponsor, but not any Acquisition Expenses.

      In calculating Acquisition Fees, fees payable by or on behalf of the Partnership to finders and brokers which are not Affiliates of the Sponsor shall be deducted from the amount of Acquisition Fees payable to the Sponsor, and no such fees may be paid to any finder or broker which is an Affiliate of the Sponsor.

      "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to Minimum Gain).

      "Adjusted Capital Contribution" means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 8.3(d)(ii).

      "Administrator" means the official or agency administering the securities laws of a state.

      "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.



                                  A-20

      "Affiliated Investment" means any Investment in which the General Partner, any Affiliate of the General Partner or any Program sponsored by the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) either has or in the past has had an interest, but excluding any Joint Venture.

      "Affiliated Limited Partner" means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.


      "Affiliated Program" means any investment program of whatever form that is managed or advised by the General Partner.


      "Agreement" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

      "Applicable Redemption Price" means, with respect to any Unit, the amount (determined as of the date of redemption of such Unit) as follows:

      (a) during the second year, each Limited Partner shall receive equal to 90% of the original Capital Contribution of such Limited Partner;
      (b) during the third year, each limited partner shall receive equal to 92% of the original Capital Contribution of such Limited Partner;
      (c) during the fourth year, each limited partner shall receive equal to 94% of the original Capital Contribution of such Limited Partner;
      (d) during the fifth year, each limited partner shall receive equal to 96% of the original Capital Contribution of such Limited Partner;
      (e) during the first year of the Liquidation Period, each limited partner shall receive equal to 98% of the original Capital Contribution of such Limited Partner;
      (f) during the second year of the Liquidation Period and each year thereafter, each limited partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

      less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption such Unit. provided, however, that in no event shall the applicable redemption price computed under either clause (a) or (b) of this definition exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

      "Assignee" means any Person to whom any Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

      "Assignment" means, with respect to any Partnership Interest or any part thereof, the offer, sale, assignment, transfer, gift or other disposition of, such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the term "Assign" has a correlative meaning.

      "Available Cash From Operations"  means Cash From Operations as reduced by
      (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      "Available Cash From Sales" means Cash From Sales, as reduced by (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

      "Capital Account" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement

      "Capital Contributions" means (1) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (2) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner for Units, without deduction for Front-End Fees (whether payable by the Partnership or not).

      "Cash Flow" means the Partnership's cash funds provided from normal operations of the Partnership and from Financing Transactions (but excluding Cash from Sales), without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves).

      "Cash From Operations" means Cash Flow (a) reduced by amounts allocated to Reserves to the extent deemed reasonable by the General Partner and (b) increased by any portion of Reserves then deemed by the General Partner as not required for Partnership operations.

      "Cash From Refinancings" means the cash received by the Partnership as a result of any borrowings by the Partnership, reduced by (a) all Indebtedness of the Partnership evidencing such borrowings, and (b) the portion of such cash allocated to Reserves to the extent deemed reasonable by the General Partner.

      "Cash From Sales" means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(f) of this Agreement), (c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

      "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

      "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

      "Commission" means the Securities and Exchange Commission.

      "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment and the sale or absolute assignment for value of Financing Transactions which is reasonable, customary and competitive in light of the size, type and location of the Equipment or other collateral securing the applicable Partnership Investment which is so transferred.

      "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Controlling Person" means, with respect to the General Partner or any of Affiliate of the General Partner, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

      "Counsel" and "Counsel to the Partnership" means Day, Berry & Howard LLP, Boston, Massachusetts, or any successor law firm selected by the General Partner.

      "Cumulative Return" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made

      "Dealer-Manager" means ICON Securities Corp., an Affiliate of the General Partner.

      "Dealer-Manager Agreement" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

      "Delaware  Act"  means  the  Delaware   Revised   Uniform  Limited
      Partnership Act, 6 Del. Code Ann. tit. 6, ss. 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

      "Distributable Cash" has the meaning specified in Section 8.1(c) of this Agreement.


      "Distributable Cash From Operations" means Available Cash From Operations as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Leases and Financing Transactions and which ultimately are so reinvested.

      "Distributable Cash From Sales" means Available Cash From Sales, as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Leases and Financing Transactions and which ultimately are so reinvested.


      "Due Diligence Expenses" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules.

      "Effective Date" means the date the Registration Statement is declared effective by the Commission.

      "Equipment" means any new, used or reconditioned capital equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, as more fully described in
      Section 3.1 of this Agreement, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means an interest-bearing account established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.


      "Escrow Agent" means The Chase Manhattan Bank N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.


      "Escrow Agreement" means that certain Escrow Agreement, dated as of __________, between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

      "Final Closing Date" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

      "Financing Transaction" means any extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease of such property.

      "First Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

      "Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

      "Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year and each additional three-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal
      Year).

      "Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 12.4 of this Agreement.

      "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases (including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Sponsor) and Leasing Fees, and all other similar fees however designated).

      "Full-Payout Lease" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental payments due during the initial term of such lease are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

      "General Partner" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

      "Gross Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

      (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

      (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

      (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

      (d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

      (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

      "Gross Offering Proceeds" means the gross amount of Capital Contributions (before deduction of Front-End Fees payable by the Partnership and the discount for Sales Commissions) of all Limited Partners admitted to the Partnership.

      "Gross Revenue" means gross cash receipts of the Partnership from whatever source including, but not limited to, (a) rental and royalty payments realized under Leases, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

      "Gross Unit Price" means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

      "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

      "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

      "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership.

      "Interest" or "Partnership Interest" means the limited partnership unit or other indicia of ownership in the Partnership. The entire ownership interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including, without limitation, such Partner's right (a) to a distributive share of the Cash From Operations, Cash From Sales and any other distributions of cash from operation or sale of the Partnership's Investments or liquidation of the Partnership and its assets, and of the Partnership's Profits or Losses for Tax Purposes and (b) if a General Partner, to participate in the management of the business and affairs of the Partnership.

      "Investment in Equipment and Financing Transactions" means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired, and investment in Financing Transactions entered into or acquired, by the Partnership together with other cash payments such as interest, taxes and Reserves allocable thereto (not exceeding 3% of Capital Contributions) and excluding Front-End Fees.


      "Investment Committee" means a committee established by the General Partner to establish credit review policies and procedures, supervise the efforts of the credit department and approve significant transactions and transactions which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least four persons designated by the General Partner.


      "Investments" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect, through a nominee, Joint Venture or otherwise.

      "IRA" means an Individual Retirement Account and its related funding vehicle.

      "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

      "Involuntary Withdrawal" means, with respect to the General Partner, the removal or involuntary withdrawal of the General Partner from the Partnership pursuant to Section 9.2 of this Agreement.

      "Joint Venture" means any syndicate, group, pool, general partnership, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program sponsored by the General Partner or any Affiliate of the General Partner or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

      "Lease" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

      "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment acquired by the Partnership.

      "Lender" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

      "Lessee" means a lessee under a Lease.

      "Limited Partner" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

      "Liquidation Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of maximum Liquidation Proceeds therefor, which period is expected to continue not less than twelve (12), and not more than thirty six (36), months beyond the end of the Reinvestment Period and which, in any event, will end no later than eleven (11) years after the Final Closing Date.

      "Majority" or "Majority Interest" means Limited Partners owning more than 50% of the aggregate outstanding Units.

      "Management Fees" means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual gross rental revenues realized under Operating Leases, (ii) an amount equal to 2% of annual gross rental payments realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual gross principal and interest revenues realized in connection with Financing Transactions or
      (iv) an amount equal to 7% of annual gross rental revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (i.e., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

      "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 750,000 Units of Partnership Interest on or before the Final Closing Date.

      "Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

      "NASAA  Guidelines"  means the  Statement  of Policy  regarding  Equipment
      Programs   adopted  by  the  North  American   Securities   Administrators
      Association, Inc., as in effect on the date of the Prospectus.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net Disposition Proceeds" means the proceeds realized by the Partnership from the Sale, refinancing or other disposition of an item of Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment), Financing Transactions, or any other Partnership property, less all related Partnership liabilities.

      "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancelable rental payments pursuant to such Lease are absolutely net to the Partnership.

      "Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

      "Net Unit Price" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

      "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

      "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

      "O & O Expense Allowance" means the aggregate amount equal to the product of (a) the number of Units subscribed for in the Offering and (b) 3.5% ($3.50 per Unit) of the first $25,000,000 or less of each Unit sold for Gross Offering Proceeds; 2.5% ($2.50 per Unit) of each Unit sold for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000.

      "Offering" means the offering of Units pursuant to the Prospectus.

      "Offering Period" means the period from the Effective Date to the Termination Date.

      "Operating Expenses" means (a) all costs of personnel (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Partnership Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in
      (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Partnership Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment;
      (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the Partnership's interest in which equipment shall be liquidated in connection with the Partnership's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

      "Operating Lease" means a lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

      "Operations"   means  all   operations   and   activities  of  the
      Partnership except Sales.

      "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees payable to the General Partner, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering the Units.

      "Original Limited Partner" means Thomas W. Martin.

      "Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

      "Partner" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

      "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Partner   Nonrecourse   Deductions"   shall   consist   of  those
      deductions  and  in  those  amounts   specified  in  Treas.   Reg.
      Sections 1.704-2(i)(2) and (j).


      "Partnership"   means  ICON  Income  Fund  Eight  1__  L.P.,  the  limited partnership formed pursuant to, and governed by the terms of, this Agreement.


      "Partnership Loan" means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 6.2(d) of this Agreement.

      "Partnership   Minimum  Gain"  has  the  meaning   specified  in  Treasury
      Regulation ss.ss. 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas.
      Reg. Section 1.704-2(j)(1)(iii).

      "Partnership   Nonrecourse  Deductions"  shall  consist  of  those
      deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

      "Payout" means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

      "Permitted Investment" means an investment in any of (a) certificates of deposit or savings or money-market accounts insured by the Federal Deposit Insurance Corporation of banks located in the United States; (b) short-term debt securities issued or guaranteed by the United States
      Government or its agencies or instrumentalities, or bank repurchase agreements collateralized by such United States Government or agency securities, (c) other highly liquid types of money-market investments.

      "Person" shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any Affiliate of the General Partner.

      "Prior Program" means any Program previously sponsored by the General Partner or any Affiliate of the General Partner.

      "Prior Public Programs" means ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, and ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven.

      "Profits" or "Losses" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

      (b) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. ss. 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

      (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

      (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g)(3); and

      (e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

      "Profits from Operations" or "Losses from Operations" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership other than Profits for Tax Purposes or Losses for Tax Purposes generated by Sales.



1 A or B

      "Profits from Sales" or "Losses from Sales" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership generated by Sales.

      "Program"  means  a  limited  or  general   partnership,   Joint  Venture,
      unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.


      "Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 (No. 333-54011) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.


      "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase of any item of Equipment or the acquisition or consummation of any Financing Transaction, as the case may be, including the amount of the related Acquisition Fees and all liens and encumbrances on such item of Equipment or Financing Transaction (but excluding "points" and prepaid interest), plus that portion of the reasonable, necessary and actual expenses incurred by the General Partner or any such Affiliate in acquiring Equipment or Financing Transactions on an arm's length basis with a view to transferring such Equipment or Financing Transaction to the Partnership, which is allocated to the Equipment or Financing Transaction in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles. Purchase Price shall also mean, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

      "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

      "Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.


      "Registration Statement" means the Registration Statement on Form S-1 (No. 333-54011) filed with the Commission under the
      Securities Act in the form in which such Registration Statement is declared to be effective.


      "Reinvestment Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

      "Reserves" means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Disposition Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

      "Roll-Up" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include (a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) Partnership's voting rights; (ii) the term of existence of the Partnership; (iii) Sponsor's compensation; or
      (iv) the Partnership's investment objectives.

      "Roll-Up Entity" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

      "Sale"  means the sale,  exchange,  involuntary  conversion,  foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Equipment and Financing Transactions.

      "Sales Commissions" means, with respect to any Unit, an amount equal to 8.0% of the Gross Offering Proceeds attributable to the sale of such Unit.

      "Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and Interests of the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

      "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

      "Selling Dealer Agreement" means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

      "Sponsor" means any Person directly or indirectly instrumental in organizing, in whole or in part, the Partnership or any Person who will manage or participate in the management of the Partnership, and any Affiliate of such Person. The term Sponsor does not include any Person whose only relationship to the Partnership is that of (1) an independent equipment manager and whose only compensation is as such or (2) a wholly independent third party, such as an attorney, accountant or underwriter, whose only compensation is for professional services rendered in connection with the Offering.

      "Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

      "Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

      "Subscription Monies" has the meaning specified in Section 5.3(j) of this Agreement.

      "Substitute General Partner" means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

      "Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

      "Tax Counsel" means Day, Berry & Howard LLP, Boston, Massachusetts, or such other tax counsel acceptable to the General Partner.

      "Tax Matters Partner" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.6(e) of this Agreement.

      "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 12 months and (c) the termination of the Offering by the General Partner at any time.

      "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

      "Underwriting Fees" means, in the aggregate, fees in an amount equal to 2.0% of the Gross Offering Proceeds of Units sold.

      "Unit" means a Unit of  Partnership  interest  held by any Limited
      Partner.

      "Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

      "Unpaid Target Distribution" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

      "User" means any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction.

      "Voluntary Withdrawal" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's General Partnership Interest pursuant to Section 9.1 of this Agreement.

      "Withdrawal" means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

      "Withdrawn General Partner" means a General Partner which has completed a Withdrawal in accordance with the provisions of this Agreement.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



GENERAL PARTNER:                    ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                       BY:

/s/Beaufort J. B. Clarke                       /s/Thomas W. Martin
BEAUFORT J. B. CLARKE, President               THOMAS W. MARTIN

                                    SCHEDULE A


              NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS



      Name and Address                    Capital Contributions Made

I.    General Partner

      ICON Capital Corp.                       $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528


II.   Original Limited Partner

      Thomas W. Martin                         $1,000
      31 Milk Street
      Suite 1111
      Boston, MA  02109

                    AGREEMENT OF LIMITED PARTNERSHIP
                                   OF
                      ICON INCOME FUND EIGHT 1 L.P.


                            TABLE OF CONTENTS
                                                                    Page

Section 1. ESTABLISHMENT OF PARTNERSHIP..............................  1

Section 2. NAME,  PRINCIPAL OFFICE,  NAME AND ADDRESS OF REGISTERED
      AGENT
            FOR SERVICE OF PROCESS...................................  1
      2.1  Legal Name and Address....................................  1
      2.2  Address of Partners.......................................  2

Section 3. PURPOSES AND POWERS.......................................  2
      3.1  Purposes..................................................  2
      3.2  Investment Objectives and Policies........................  2
      3.3  Powers....................................................  2

Section 4. TERM......................................................  3

Section 5. PARTNERS AND CAPITAL......................................  3
      5.1  General Partner...........................................  3
      5.2  Original Limited Partner..................................  3
      5.3  Limited Partners..........................................  3
      5.4  Partnership Capital.......................................  5
      5.5  Capital Accounts..........................................  5
      5.6  Additional Capital Contributions........................... 6
      5.7  Loans by Partners.......................................... 6
      5.8  No Right to Return of Capital.............................. 6

Section 6. GENERAL PARTNER............................................ 6
      6.1  Extent of Powers and Duties................................ 6
      6.2  Limitations on the Exercise of Powers of General Partner... 9
      6.3  Limitation  on  Liability  of  General  Partner  and its
           Affiliates; Indemnification............................... 12
      6.4  Compensation of General Partner and its Affiliates........ 13
      6.5  Other   Interests   of  the  General   Partner  and  its
           Affiliates................................................ 16

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS................ 17
      7.1  Absence of Control Over Partnership Business.............. 17
      7.2  Limited Liability......................................... 17

Section 8. DISTRIBUTIONS AND ALLOCATIONS............................. 17
      8.1  Distribution of  Distributable  Cash from Operations and
           Distributable Cash from Sales ............................ 18
      8.2  Allocations of Profits and Losses......................... 18
      8.3  Distributions and Allocations Among the Limited Partners.. 20
      8.4  Tax Allocations: Code Section 704(c); Revaluations........ 21
      8.5  Compliance  with NASAA  Guidelines  Regarding  Front-End
           Fees...................................................... 22
      8.6  Return of Uninvested Capital Contribution................. 22
      8.7  Partner's Return of Investment in the Partnership......... 22
      8.8  No Distributions in Kind ................................. 22
      8.9  Partnership Entitled to Withhold.......................... 22

Section 9. WITHDRAWAL OF GENERAL PARTNER............................. 22
      9.1  Voluntary Withdrawal...................................... 22
      9.2  Involuntary Withdrawal.................................... 23
      9.3  Consequences of Withdrawal................................ 23
      9.4  Liability of Withdrawn General Partner.................... 24
      9.5  Continuation of Partnership Business...................... 24

1 A or B

                                                                    Page

Section 10.............................................TRANSFER OF UNITS
       24

      10.1 Withdrawal of a Limited Partner........................... 24
      10.2 Assignment................................................ 24
      10.3 Substitution.............................................. 25
      10.4 Status of an Assigning Limited Partner.................... 26
      10.5 Limited Right of Presentment for Redemption of Units...... 26


Section 11....................................DISSOLUTION AND WINDING-UP
       27
      11.1 Events Causing Dissolution................................ 27
      11.2 Winding Up of the Partnership;  Capital  Contribution by

           the General Partner Upon Dissolution...................... 27
      11.3 Application of Liquidation Proceeds Upon Dissolution...... 28
      11.4 No Recourse Against Other Partners........................ 28

Section 12................................................FISCAL MATTERS
       28
      12.1 Title to Property and Bank Accounts....................... 28
      12.2 Maintenance of and Access to Basic Partnership Documents.. 28
      12.3 Financial Books and Accounting............................ 29
      12.4 Fiscal Year............................................... 30
      12.5 Reports................................................... 30
      12.6 Tax Returns and Tax Information........................... 31
      12.7 Accounting Decisions...................................... 32
      12.8 Federal Tax Elections..................................... 32
      12.9 Tax Matters Partner....................................... 33
      12.10Reports to State Authorities.............................. 33

Section 13............MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS
       33
      13.1 Meetings of the Limited Partners.......................... 33
      13.2 Voting Rights of the Limited Partners..................... 34
      13.3 Limitations on Action by the Limited Partners............. 34


Section 14....................................................AMENDMENTS
       35

      14.1 Amendments by the General Partner......................... 35
      14.2 Amendments with the Consent of the Majority Interest...... 35

Section 15.............................................POWER OF ATTORNEY
       35
      15.1 Appointment of Attorney-in-Fact........................... 35
      15.2 Amendments  to  Agreement  and  Certificate  of  Limited
           Partnership............................................... 36
      15.3 Power Coupled With an Interest............................ 36


Section 16............................................GENERAL PROVISIONS
       37

      16.1 Notices, Approvals and Consents........................... 37
      16.2 Further Assurances........................................ 37
      16.3 Captions.................................................. 37
      16.4 Binding Effect............................................ 37
      16.5 Severability.............................................. 37
      16.6 Integration............................................... 37
      16.7 Applicable Law............................................ 38
      16.8 Counterparts.............................................. 38
      16.9 Creditors................................................. 38
      16.10Interpretation............................................ 38
      16.11Successors and Assigns.................................... 38
      16.12Waiver of Action for Partition............................ 38

Section 17...................................................DEFINITIONS
       38

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS










Prior performance is not an indication of future results.



                            Prior Performance Tables

       The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six") and ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs").
Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

       Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

       See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

Table                     Description                                 Page

   I     Experience in Raising and Investing Funds                     B-2

  II     Compensation to the General Partner and Affiliates            B-4

 III     Operating Results of Prior Public Programs

         * Series A                                                    B-5
         * Series B                                                    B-7
         * Series C                                                    B-9
         * Series D                                                   B-11
         * Series E                                                   B-13
         * LP Six                                                     B-15
         * LP Seven                                                   B-17

  IV     Results of Completed Prior Public Programs (None)            B-19

   V     Sales or Disposition of Equipment by Prior Public Programs

         * Series A                                                   B-20
         * Series B                                                   B-23
         * Series C                                                   B-30
         * Series D                                                   B-35
         * Series E                                                   B-41
         * LP Six                                                     B-50
         * LP Seven                                                   B-52

Prior performance is not an indication of future results.



                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                       Series A             Series B             Series C              Series D
                                                 -------------------   ------------------    -----------------    ------------------
Dollar amount offered                            $ 40,000,000          $20,000,000           $20,000,000          $40,000,000
                                                 ============          ===========           ===========          ===========

Dollar amount raised                             $  2,504,500  100.0%  $20,000,000  100.0%  $20,000,000  100.0%  $40,000,000  100.0%

Less:  Offering expenses:
  Selling commissions                                 262,973   10.5%    1,800,000    9.0%    2,000,000   10.0%    4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                 100,180    4.0%      900,000    4.5%      600,000    3.0%    1,400,000    3.5%

  Reserves                                             25,045    1.0%      200,000    1.0%      200,000    1.0%      400,000    1.0%
                                                 ------------  -----   -----------  -----   -----------  -----   -----------  -----

Offering proceeds available for investment       $  2,116,302   84.5%  $17,100,000   85.5%  $17,200,000   86.0%  $34,200,000   85.5%
                                                 ============  =====   ===========  =====   ===========  =====   ===========  =====

Debt proceeds                                    $  4,190,724          $46,092,749          $50,355,399          $70,962,589
                                                 ============          ===========          ===========          ===========

Total equipment acquired                         $  7,576,758          $65,580,973          $70,257,280          $32,771,421
                                                 ============          ===========          ===========          ===========

Acquisition fees paid to General Partner
  and its affiliates                             $    206,710          $ 2,219,998          $ 2,396,810          $ 4,539,336
                                                 ============          ===========          ===========          ===========

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                          81.84%               82.23%               82.70%               82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                      2.66                 3.27                 3.30                 3.31
                                                 ------------          -----------          -----------          -----------

Percent invested                                        84.5%                85.5%                86.0%                85.5%
                                                  ===========           ==========           ==========           ==========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)            55.31%               70.28%               71.67%               53.45%

Date offering commenced                             1/9/87              7/18/89              12/7/90              8/23/91

Original offering period (in months)                   24                  18                   18                   18

Actual offering period (in months)                     24                  17                    7                   10

Months to invest 90% of amount available for
  investment (measured from the beginning of offering) 24                  18                   10                    4

Prior performance is not an indication of future results.


                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                             Series E                  L.P. Six                  L.P. Seven
                                                       --------------------      ---------------------      ---------------------
Dollar amount offered                                  $ 80,000,000              $ 120,000,000              $100,000,000
                                                       ============              =============              ============

Dollar amount raised                                   $ 61,041,151   100.0%     $  38,385,712   100.0%       72,944,549(1) 100.0%

Less:  Offering expenses:
  Selling commissions                                     6,104,115    10.0%         3,838,571    10.0%        7,294,455     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                     2,136,440     3.5%         1,343,500     3.5%        2,188,336      3.0%

  Reserves                                                  610,412     1.0%           383,857     1.0%          729,446      1.0%
                                                       ------------   -----      -------------    ----      ------------      ---

Offering proceeds available for investment             $ 52,190,184    85.5%     $  32,819,784    85.5%     $ 62,732,312     86.0%
                                                       ============   =====      =============    ====      ============     ====

Debt proceeds                                          $124,431,396              $ 110,105,846              $193,840,785
                                                       ============              =============              ============

Total equipment acquired                               $230,776,762              $ 155,010,713              $258,013,049
                                                       ============              =============              ============

Acquisition fees paid to General Partner
  and its affiliates                                   $  7,021,906              $   4,390,033              $  7,524,928
                                                       ============              =============              ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                82.55%                     82.75%                    83.17%
Acquisition fees paid to General Partner
  or its Affiliates                                            2.95                       2.75                      2.83
                                                       ------------              -------------              ------------

Percent invested                                              85.5%                      85.5%                     86.0%
                                                       ===========               ============               ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                  53.92%                     71.12%                    75.13%

Date offering commenced                                  6/5/92                   11/12/93                     11/9/95

Maximum offering period (in months)                        24                       24                           36

Actual offering period (in months)                         13                       24                           29 (1)

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)      9                       16                           14

(1) L.P. Seven began offering its units to suitable investors on November 9, 1995. As of June 30, 1998, L.P. Seven had raised an aggregate dollar amount of $85,793,834. The offering period for L.P. Seven will end no later than November 8, 1998, 36 months after the Partnership began offering such units.

Prior performance is not an indication of future results.




                                    TABLE II

               Compensation to the General Partner and Affiliates
                                   (unaudited)


          The following table sets forth certain information, as of March 31, 1998, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                  Series A    Series B     Series C   Series D     Series E      LP Six    LP Seven
                                                  --------    --------     --------   --------     --------      ------    --------

Date offering commenced                            1/9/87      7/18/89     12/7/90     8/23/91      6/5/92      11/12/93    11/9/95

Date offering closed                               1/8/89     11/16/90     6/20/91     6/5/92      7/31/93      11/8/95       (1)

Dollar amount raised                             $2,504,500 $20,000,000 $20,000,000 $40,000,000 $ 61,041,151 $38,385,712 $72,944,549
                                                 ========== =========== =========== =========== ============ =========== ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                       $   63,450 $   215,218 $   413,120 $   807,188 $  1,226,111 $   767,714 $ 1,458,891
                                                 ========== =========== =========== =========== ============ =========== ===========

  Organization and offering reimbursements       $  100,180 $   900,000 $   600,000 $ 1,400,000 $  2,136,440 $ 1,343,500 $ 2,188,336
                                                 ========== =========== =========== =========== ============ =========== ===========

  Acquisition fees                               $  206,710 $ 2,219,998 $ 2,396,810 $ 4,539,336 $  7,021,906 $ 4,390,033 $ 7,524,978
                                                 ========== =========== =========== =========== ============ =========== ===========

Dollar amount of cash generated from operations
  before deducting such  payments/accruals to
  the General Partner and Affiliates             $4,879,680 $21,637,059 $22,454,061 $38,448,938 $100,506,618 $37,968,108 $ 3,922,437
                                                 ========== =========== =========== =========== ============ =========== ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                                 $  308,386 $ 2,782,287 $ 2,685,205 $ 4,530,494 $  6,582,207 $ 3,385,280 $ 2,265,130
                                                 ========== =========== =========== =========== ============ =========== ===========

  Administrative expense reimbursements          $  108,924 $   690,679 $   562,862 $ 1,664,407 $  3,429,748 $ 1,701,219 $   977,676
                                                 ========== =========== =========== =========== ============ =========== ===========













(1) L.P. Seven began offering its units to suitable investors on November 9, 1995. As of June 30, 1998, L.P. Seven had raised an aggregate dollar amount of $85,793,834. The offering period for L.P. Seven will end no later than November 8, 1998, 36 months after the Partnership began offering such units.

Prior performance is not an indication of future results.




                                    TABLE III

              Operating Results of Prior Public Programs - Series A
                                   (unaudited)


The following table summarizes the operating  results of Series A. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                               Three Months Ended
                                                         March 31, 1998             For the Years Ended December 31,
                                                       ------------------   ----------------------------------------------
                                                              1998             1997      1996     1995    1994     1993
                                                              ----             ----      ----     ----    ----     ----

Revenues                                                   $  18,478        $ 40,359  $ 53,041 $128,935 $188,148 $317,069
      Net gain on sales or remarketing of equipment           12,429          82,576   142,237   74,970   87,985  118,143
                                                           ---------        --------  -------- -------- -------- --------
      Gross revenue                                           30,907         122,935   195,278  203,905  276,133  435,212

Less:
      Administrative expense reimbursement
        - General Partner                                        888           4,521     7,133    9,690   11,404    4,125
      General and administrative                                 787          34,565    32,252   36,641   34,468   32,040
      Management fees - General Partner                          507           2,553     4,055    5,951   13,607   36,261
      Interest expense                                           -             7,875    15,092   39,350   63,423   84,324
      Provision for (reversal of) bad debts (2)                  -           (17,000)      -     10,000   33,500   87,551
      Depreciation expense                                       -               -         -     18,236   46,330   97,179
      Amortization of initial direct costs                       -               -         -        -         27      686
                                                           ---------        --------  -------- -------- -------- --------
Net income (loss) - GAAP                                   $  28,725        $ 90,421  $136,746 $ 84,037 $ 73,374 $ 93,046
                                                           =========        ========  ======== ======== ======== ========

Net income (loss) - GAAP - allocable to
      limited partners                                     $  27,289        $ 85,900  $129,909 $ 79,835 $ 69,705 $ 88,394
                                                           =========        ========  ======== ======== ======== ========

Taxable income from operations (1)                             (3)            62,818   198,523 $ 94,532 $111,397  130,892
                                                           =========        ========  ======== ======== ======== ========

Cash generated from operations                             $  22,614        $109,929  $210,327 $268,467 $301,679 $382,184
Cash generated from sales equipment                           14,082         112,356   202,787  136,363  216,200  490,078
Cash generated from refinancing                                  -               -         -        -         -        -
                                                           ---------        --------  -------- -------- -------- -------

Cash generated from operations, sales and
      refinancing                                             36,696         222,285   413,114  320,793  517,879  872,262

Less:
      Cash distributions to investors from operations,
        sales and refinancing                                 56,351         225,405   225,405  225,533  233,651  356,915
      Cash distributions to General Partner from
        operations, sales and refinancing                      2,966          11,863    11,863   11,867   12,297   18,785
                                                           ---------        --------  -------- -------- -------- --------

Cash generated from (used by) operations, sales
      and refinancing after cash distributions             $ (22,621)       $(14,983) $175,846 $ 83,393 $271,931 $496,562
                                                           =========        ========  ======== ======== ======== ========


Prior performance is not an indication of future results.



                                    TABLE III

        Operating Results of Prior Public Programs - Series A (Continued)
                                   (unaudited)



                                                            Three Months Ended
                                                                March 31,                  For the Years Ended December 31,
                                                            ------------------   -------------------------------------------------
                                                                  1998              1997      1996       1995       1994      1993
                                                                  ----              ----      ----       ----       ----      ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                               (3)          $ 23.82    $ 37.65    $ 35.86    $ 42.25   $ 49.65
                                                                                 =======    =======    =======    =======   =======

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                          $ 10.90          $ 34.30    $ 38.13    $ 31.88    $ 27.83   $ 35.29
     Return of capital                                          $ 11.60          $ 55.70    $ 51.87    $ 58.18    $ 65.46   $107.22

   Source (on Cash basis)
     -  Operations                                              $  9.03          $ 43.89    $ 83.98    $ 90.06    $ 93.29   $142.51
     -  Sales                                                   $  5.62          $ 44.87    $  6.02       -          -          -
     -  Refinancing                                             $  7.85             -          -          -          -          -
     -  Other                                                       -            $  1.24       -          -          -          -

Weighted average number of limited partnership
   ($500) units outstanding                                       5,009           5,009      5,009      5,009      5,009      5,009
                                                                =======          ======     ======     ======     ======    =======
















(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) Interim tax information is not available.

Prior performance is not an indication of future results.



                                    TABLE III

              Operating Results of Prior Public Programs - Series B
                                   (unaudited)


The following table summarizes the operating  results of Series B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                      Three Months Ended
                                                           March 31,                     For the Years Ended December 31,
                                                      ------------------     ------------------------------------------------------
                                                             1998               1997       1996       1995       1994       1993
                                                             ----               ----       ----       ----       ----       ----

Revenue                                                  $  77,990           $  333,775 $  342,739 $  715,841 $1,327,962 $2,526,762
   Net gain on sales or remarketing
     of equipment                                           21,164              228,875    176,924    480,681    288,714    185,542
                                                         ---------           ---------- ---------- ---------- ---------- ----------
   Gross revenue                                            99,154              562,650    519,663  1,196,522  1,616,676  2,712,304

Less:
   Interest expense                                         21,765              106,868     45,619    182,419    612,643  1,285,458
   General and administrative                                7,182               59,847    102,721    102,334    102,444    120,094
   Administrative expense reimbursement
     - General Partner                                       5,848               39,609     50,841     85,848    153,287     38,467
   Management fees - General Partner (4)                       -                    -     (228,906)    84,811    151,316    517,107
   Depreciation expense                                        -                    -          -       54,799    106,001    244,819
   Amortization of initial direct costs                        -                    -            4     33,433    100,949    255,570
   Provision for bad debts (2)                                 -                    -          -       25,000         -      20,000
   Write down of estimated residual values (3)                 -                    -          -          -           -        -
                                                         ---------           ---------- ---------- ---------- ---------- -------

Net income (loss) - GAAP                                 $  64,359           $  356,326 $  549,384 $  627,878 $  390,036 $  230,789
                                                         =========           ========== ========== ========== ========== ==========

Net income (loss) - GAAP - allocable to
   limited partners                                      $  63,715           $  352,763 $  543,890 $  621,599 $  386,136 $  228,461
                                                         =========           ========== ========== ========== ========== ==========

Taxable income from operations (1)                           (5)             $   44,995 $  740,381 $2,363,289 $  475,707 $  103,180
                                                                             ========== ========== ========== ========== ==========

Cash generated from operations                           $ 382,639           $  879,014 $1,002,547 $  999,015 $  800,648 $2,434,478
Cash generated from sales                                   22,335              544,232    600,737  2,148,030  3,443,168  1,129,325
Cash generated from refinancing                            150,000            1,500,000        -          -           -        -
                                                         ---------           ---------- ---------- ---------- ---------- ---------

Cash generated from operations, sales and
   refinancing                                             554,974            2,923,246  1,603,284  3,147,045  4,243,816  3,563,803

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                 449,550            1,798,200  1,798,200  1,799,763  1,800,000  2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing                       4,540               18,164     18,164     18,180     18,182     24,917
                                                         ---------           ---------- ---------- ---------- ---------- ----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions              $ 100,884           $1,106,882 $ (213,080)$1,329,102 $2,425,634 $1,072,219
                                                         =========           ========== ========== ========== ========== ==========

Prior performance is not an indication of future results.




                                    TABLE III

        Operating Results of Prior Public Programs - Series B (Continued)
                                   (unaudited)

                               Three Months Ended
                                                            March 31,                     For the Years Ended December 31,
                                                       ------------------     ------------------------------------------------------
                                                              1998              1997         1996      1995       1994        1993
                                                              ----              ----         ----      ----       ----        ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations (1)                           (5)          $    2.23   $   36.69  $ 116.99   $    23.55   $   5.11
                                                                             =========   =========  ========   ==========   ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                    $    3.15          $   17.73   $  27.23  $   31.08   $   19.31   $   11.42
     Return of capital                                    $   19.35          $   72.27   $  62.78  $   58.92   $   70.69   $  111.91

   Source (on Cash basis)
     -  Operations                                        $   19.12          $   44.00   $  50.18  $   49.96   $   39.63   $  120.50
     -  Sales                                             $    1.13          $   27.24   $  30.07  $   40.04   $   50.37   $    2.83
     -  Refinancing                                       $    2.25          $   18.76        -          -           -          -
     -  Other                                                   -                 -      $   9.75        -           -          -

Weighted average number of limited partnership
   ($100) units outstanding                                 199,800            199,800    199,800    199,986     200,000     200,000
                                                          =========           ========   ========   ========    ========   =========







(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments were agreed to and are effective from and after November 15, 1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership=s obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5) Interim tax information not available.

Prior performance is not an indication of future results.




                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)



The following table summarizes the operating  results of Series C. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                      Three Months Ended
                                                           March 31,                    For the Years Ended December 31,
                                                      ------------------    -------------------------------------------------------
                                                             1998              1997        1996      1995        1994       1993
                                                             ----              ----        ----      ----        ----       ----

Revenues                                                   $108,896         $  455,472 $  659,218 $  964,104 $ 1,775,547 $3,203,141
   Net gain on sales or remarketing of equipment             79,155            175,860    511,331     95,250     361,407    101,463
                                                           --------         ---------- ---------- ---------- ----------- ----------
   Gross revenue                                            188,051            631,332  1,170,549  1,059,354   2,136,954  3,304,604

Less:
   General and administrative                                15,868             60,248     37,247    107,419     104,307    133,274
   Administrative expense reimbursement
     - General Partner                                        8,622             59,126     93,494    130,482     174,261     78,969
   Interest expense                                              -               4,888     16,809    253,143     920,433  1,715,520
   Management fees - General Partner                             -            (471,463)    92,360    128,533     171,135    695,662
   Amortization of initial direct costs                          -                 -        6,912     38,892     154,879    427,625
   Depreciation expense                                          -                 -         -           -       224,474    393,185
   Provision for/(reversal of) bad debt (2)                      -                 -         -           -       141,000    (90,000)
   Write down of estimated residual values (3)                   -                 -         -           -          -          -
                                                           --------         ---------- ---------- ---------- ----------- -------

Net income (loss) - GAAP                                   $163,561         $  978,533 $  923,727 $  400,885 $   246,645 $  (49,631)
                                                           ========         ========== ========== ========== =========== ==========

Net income (loss) - GAAP - allocable to
  limited partners                                         $161,925         $  968,748 $  914,490 $  396,876 $   244,000 $  (49,135)
                                                           ========         ========== ========== ========== =========== ==========

Taxable income (loss) from operations (1)                      (5)          $  274,376 $1,768,103 $ (649,775)$(3,611,476)$1,780,593
                                                                            ========== ========== ========== =========== ==========

Cash generated from operations                             $533,143         $2,038,710 $1,987,290 $  391,072 $ 2,854,887 $2,694,348
Cash generated from sales                                    92,979            621,621  1,289,421  3,058,969   1,665,032  1,266,452
Cash generated from refinancing                                  -                  -        -           -          -          -
                                                           --------         ---------- ---------- ---------- ----------- -------

Cash generated from operations, sales and
   refinancing                                              626,122          2,660,331  3,276,711  3,450,041   4,519,919  3,960,800

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                  445,921          1,784,993  1,786,992  1,796,363   1,799,100  2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing                        4,504             18,030     18,050     18,144      18,173     24,916
                                                           --------         ---------- ---------- ---------- ----------- ----------

Cash generated from operations, sales and
   refinancing after cash distributions                    $175,697         $  857,308 $1,471,669 $1,635,534 $ 2,702,646 $1,469,217
                                                           ========         ========== ========== ========== =========== ==========

Prior performance is not an indication of future results.




                                    TABLE III

        Operating Results of Prior Public Programs - Series C (Continued)
                                   (unaudited)


                                                    Three Months Ended
                                                         March 31,                      For the Years Ended December 31,
                                                    ------------------     -------------------------------------------------------
                                                           1998               1997      1996        1995       1994        1993
                                                           ----               ----      ----        ----       ----        ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:

   Taxable income from operations (1)                      (5)              $ 13.70   $   88.16  $  (32.24) $ (178.86)  $  88.14
                                                                            =======   =========  =========  =========   ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                 $     8.17          $  48.85   $  46.06   $  19.87   $   12.21      -
     Return of capital                                 $    14.33          $  41.15   $  43.94   $  70.13   $   77.79   $ 123.33

   Source (on Cash basis)
     -  Operations                                     $    22.50          $  90.00   $  90.00   $  19.59   $   90.00   $ 123.33
     -  Sales                                              -                    -         -      $  70.41        -          -
     -  Refinancing                                        -                    -         -           -          -          -
     -  Other                                              -                    -         -           -          -          -

Weighted average number of limited partnership
   ($100) units outstanding                              198,187            198,332    198,551    199,558     199,900    199,992
                                                       =========           ========   ========   ========    ========   ========




(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on June 19, 1996, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of February 19, 1998 these amendments were agreed to and are effective from and after June 19, 1996. The amendments: (1) extend the Reinvestment Period for a maximum of four and one half additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner or $105,000 ($634,125 less $529,125) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5) Interim tax information not available.

Prior performance is not an indication of future results.



                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)



The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                  Three Months Ended
                                                       March 31,                        For the Years Ended December 31,
                                                  ------------------     -----------------------------------------------------------
                                                         1998                1997        1996        1995        1994        1993
                                                         ----                ----        ----        ----        ----        ----

Revenues                                              $  730,736         $ 3,084,705 $ 3,619,457 $ 3,270,722 $ 3,661,321 $ 6,300,753
   Net gain on sales or remarketing of equipment           6,854             452,706   2,391,683   1,931,333   1,199,830     313,468
                                                      ----------         ----------- ----------- ----------- ----------- -----------
   Gross revenue                                         737,590           3,537,411   6,011,140   5,202,055   4,861,151   6,614,221

Less:
   Interest expense                                      239,598           1,121,197   1,651,940     621,199     652,196   1,261,312
   Depreciation expense                                  152,750             356,417         -           -         4,167   1,144,609
   Management fees - General Partner                     130,599             548,400     685,103     594,623     778,568     996,356
   Administrative expense reimbursement
     - General Partner                                    71,978             271,829     301,945     257,401     337,867     423,387
   General and administrative                             48,002             199,751     217,378     273,663     412,655     184,604
   Amortization of initial direct costs                   34,695             363,087     614,441     511,427     580,457     931,983
   Provision for bad debts (3)                               -                   -           -       150,000     475,000     575,000
                                                      ----------         ----------- ----------- ----------- ----------- -----------

Net income - GAAP                                     $   59,968         $   676,730 $ 2,540,333 $ 2,793,742 $ 1,620,241 $ 1,096,970
                                                      ==========         =========== =========== =========== =========== ===========

Net income - GAAP - allocable to limited partners     $   59,368         $   669,963 $ 2,514,930 $ 2,765,805 $ 1,604,039 $ 1,086,000
                                                      ==========         =========== =========== =========== =========== ===========

Taxable income from operations (1)                        (4)            $ 3,483,507 $ 3,097,307 $ 1,641,323 $ 2,612,427 $ 5,766,321
                                                                         =========== =========== =========== =========== ===========

Cash generated from operations                        $  346,598         $ 8,409,703 $ 1,621,624 $ 2,756,354 $ 1,969,172 $ 6,330,281
Cash generated from sales                                638,024           9,741,651  15,681,303   6,776,544   9,054,589   5,143,299
Cash generated from refinancing                              -             2,700,000   5,250,000   4,148,838         -           -
                                                      ----------         ----------- ----------- ----------- ----------- -----------

Cash generated from operations, sales and
   refinancing                                           984,622          20,851,354  22,552,927  13,681,736  11,023,761  11,473,580

Less:
   Cash distributions to investors from operations,
     sales and refinancing                             1,080,945           7,882,867   5,588,508   5,589,207   5,596,503   5,600,000
   Cash distributions to General Partner from
     operations, sales and refinancing                    10,919              79,648      56,450      56,457      56,530      56,564
                                                      ----------         ----------- ----------- ----------- ----------- -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions               $ (107,242)        $12,888,839 $16,907,969 $ 8,039,072 $ 5,370,728 $ 5,817,016
                                                      ==========         =========== =========== =========== =========== ===========

Prior performance is not an indication of future results.




                                    TABLE III

        Operating Results of Prior Public Programs - Series D (Continued)
                                   (unaudited)

                               Three Months Ended
                                                             March 31,                For the Years Ended December 31,
                                                        ------------------   ------------------------------------------------
                                                               1998             1997      1996      1995     1994      1993
                                                               ----             ----      ----      ----     ----      ----
Tax data and distributions per $1,000 limited
      partner investment

Federal income tax results:
      Taxable income from operations (1)                      (4)            $  86.40  $  76.82  $  40.70  $  64.71  $ 142.72
                                                                             ========  ========  ========  ========  ========

Cash distributions to investors (2)
      Source (on GAAP basis)
        Investment income                                  $    1.37         $  16.79  $  63.00  $  69.28  $  40.13  $  27.15
        Return of capital                                      23.63         $ 180.71  $  77.00  $  70.72  $  99.87  $ 112.85

      Source (on Cash basis)
        -  Operations                                      $    8.01         $ 197.50  $  40.62  $  69.04  $  48.77  $ 140.00
        -  Sales                                           $   14.75              -    $  99.38  $  70.96  $  91.23      -
        -  Refinancing                                     $    2.24              -         -        -          -        -
        -  Other                                               -                  -         -        -          -        -

Weighted average number of limited partnership
      ($100) units outstanding                               399,118          399,138   399,179   399,229   399,703   400,000
                                                           =========         ========  ========  ========  ========  ========














(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.




                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                 Three Months Ended
                                                      March 31,                       For the Years Ended December 31,
                                                 ------------------  ---------------------------------------------------------------
                                                        1998              1997        1996         1995         1994         1993
                                                        ----              ----        ----         ----         ----         ----

Revenues                                            $ 2,216,133      $ 6,401,873  $ 7,907,175  $10,570,473  $10,946,254  $ 8,748,076
   Net gain on sales or remarketing of equipment        270,346        1,209,420    1,942,041    1,610,392      628,027    1,486,575
                                                    -----------      -----------  -----------  -----------  -----------  -----------
   Gross revenue                                      2,486,479        7,611,293    9,849,216   12,180,865   11,574,281   10,234,651

Less:
   Interest expense                                   1,019,133        2,471,045    2,957,534    4,377,702    4,868,950    3,023,934
   Management fees - General Partner                    432,694          919,728    1,120,336    1,596,569    1,547,509      949,468
   Administrative expense reimbursement
     - General Partner                                  208,970          486,253      563,107      784,775      408,114      811,966
   Provision for bad debts (3)                          200,000              -        400,000      600,000      250,000    2,186,750
   Amortization of initial direct costs                 173,973          461,620      887,960    1,530,505    1,840,714    1,667,212
   Depreciation                                         105,096          475,619    1,061,711    1,061,712      289,478       18,037
   General and administrative                            90,139          370,705      608,293      638,362      438,569      315,000
   Minority interest in joint venture                    30,795           57,738        6,392        5,438          -            -
                                                    -----------      -----------  -----------  -----------  -----------  -----------

Net income - GAAP                                   $   225,679      $ 2,368,585  $ 2,243,883  $ 1,585,802  $ 1,527,095  $ 1,499,573
                                                    ===========      ===========  ===========  ===========  ===========  ===========

Net income - GAAP - allocable to
  limited partners                                  $   223,422      $ 2,344,899  $ 2,221,444  $ 1,569,944  $ 1,511,824  $ 1,484,577
                                                    ===========      ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from operations (1)                 (4)        $   981,575  $(3,280,008) $ 1,700,386  $ 2,793,029  $ 3,293,140
                                                                     ===========  ===========  ===========  ===========  ===========

Cash generated from operations                      $ 4,759,343      $21,638,350  $13,210,339  $ 8,768,414  $17,597,929  $18,415,294
Cash generated from sales                               580,586       15,313,194   10,358,637    7,419,261    6,492,842    9,416,909
Cash generated from refinancing                       6,257,067       20,765,451   13,780,000    7,400,000           -    38,494,983
                                                    -----------      -----------  -----------  -----------  -----------  -----------

Cash generated from operations,
  sales and refinancing                              11,596,996       57,716,995   37,348,976   23,587,675   24,090,771   66,327,186

Less:
   Cash distributions to investors from
     operations, sales and refinancing                1,939,210        7,768,316    7,771,164    7,773,082    8,390,043    5,796,799
   Cash distributions to General Partner
     from operations, sales and refinancing              19,588           78,468       78,496       78,512       78,582       58,637
                                                    -----------      -----------  -----------  -----------  -----------  -----------

Cash generated from operations, sales and
  refinancings after cash distributions             $ 9,638,168      $49,870,211  $29,499,316  $15,736,081  $15,622,146  $60,471,750
                                                    ===========      ===========  ===========  ===========  ===========  ===========

Prior performance is not an indication of future results.



                                    TABLE III

         Operating Results of Prior Public Programs-Series E (Continued)
                                   (unaudited)


                                                                 Three Months Ended
                                                                      March 31,                For the Year Ended December 31,
                                                                 ------------------  -----------------------------------------------
                                                                        1998           1997      1996      1995      1994      1993
                                                                        ----           ----      ----      ----      ----      ----
Tax and distribution data per $1,000 limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)                           (4)          $  15.95  $ (53.28) $  27.61  $  45.32  $  66.54
                                                                                    ========  ========  ========  ========  ========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                               $   3.67       $  38.49  $  36.45  $  25.75  $  24.78  $  30.32
     Return of capital                                               $  28.20       $  89.01  $  91.05  $ 101.75  $ 112.74  $  88.06

Source (on cash basis)
   - Operations                                                      $  31.87       $ 127.50  $ 127.50  $ 127.50  $ 137.52  $ 118.38
   - Sales                                                               -               -         -         -         -        -
   - Refinancings                                                        -               -         -         -         -        -
   - Other                                                               -               -         -         -         -        -

Weighted average number of limited partnership
($100) units outstanding                                              608,381        609,211   609,503   609,650   610,080   489,966
                                                                     ========       ========  ========  ========  ========  ========













(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.



                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)


The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                 Three Months Ended
                                                                      March 31,              For the Years Ended December 31,
                                                                 ------------------  -----------------------------------------------
                                                                        1998              1997         1996         1995      1994
                                                                        ----              ----         ----         ----      ----

Revenues                                                            $1,488,286       $ 6,452,409  $ 9,238,182  $ 6,622,180  $203,858
    Net gain on sales or remarketing of equipment                       94,149            58,523      338,574      107,733       -
                                                                    ----------       -----------  -----------  -----------  ------
    Gross revenue                                                    1,582,435         6,510,932    9,576,756    6,729,913   203,858

Less:
    Interest expense                                                   588,261         2,648,557    4,330,544    3,003,633     2,142
    Management fees - General Partner                                  254,169         1,092,714    1,333,394      696,096     8,827
    Amortization of initial direct costs                               205,583         1,071,656    1,349,977      828,154    12,748
    Depreciation                                                       159,480           745,275      848,649      636,487       -
    Administrative expense reimbursement - General Partner             123,218           547,382      642,276      381,471     6,872
    Provision for bad debts (3)                                        100,000           183,274      750,000      570,000    63,500
    General and administrative                                          43,559           178,464      657,470      360,235    38,879
    Minority interest in joint venture                                   1,693             7,990       31,413      177,769       -
                                                                    ----------       -----------  -----------  -----------  ------

Net income (loss) - GAAP                                            $  106,472       $    35,620  $  (366,967) $    76,068  $ 70,890
                                                                    ==========       ===========  ===========  ===========  ========

Net income (loss) - GAAP - allocable to limited partners            $  105,407       $    35,264  $  (363,297) $    75,307  $ 70,181
                                                                    ==========       ===========  ===========  ===========  ========

Taxable income (loss) from operations (1)                               (4)          $(1,154,365) $  (574,054) $ 2,239,753  $ 71,033
                                                                                     ===========  ===========  ===========  ========

Cash generated from operations                                      $1,474,692       $12,075,547  $ 9,923,936  $ 8,776,203  $439,913
Cash generated from sales                                              383,797         4,336,675    8,684,744    1,016,807       -
Cash generated from refinancing                                            -           7,780,328    9,113,081   33,151,416       -
                                                                    ----------       -----------  -----------  -----------  ------

Cash generated from operations, sales and refinancing                1,858,489        24,192,550   27,721,761   42,944,426   439,913

Less:
    Cash distributions to investors from operations,
      sales and refinancing                                          1,022,275         4,102,940    4,119,354    2,543,783   311,335
    Cash distributions to General Partner from operations,
      sales and refinancing                                             10,326            41,444       41,613       25,694     3,145
                                                                    ----------       -----------  -----------  -----------  --------

Cash generated from operations, sales and refinancing
    after cash distributions                                        $  825,888       $20,048,166  $23,560,794  $40,374,949  $125,433
                                                                    ==========       ===========  ===========  ===========  ========

Prior performance is not an indication of future results.



                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)

                               Three Months Ended
                                                             March 31,                 For the Years Ended December 31,
                                                        ------------------        -------------------------------------------
                                                              1998                   1997       1996        1995      1994
                                                              ----                   ----       ----        ----      ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:
    Taxable income (loss) from operations (1)                 (4)                 $ (29.94)   $ (14.83)   $  85.13   $ 22.15
                                                                                  ========    ========    ========   =======

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                                   $   2.77               $    .86    $     -     $   2.89   $ 22.10
       Return of capital                                   $  24.10               $ 106.64    $ 107.50    $  94.78   $ 75.94

    Source (on cash basis)
       - Operations                                        $  26.87               $ 107.50    $ 107.50    $  97.67   $ 98.04
       - Sales                                                -                        -             -         -           -
       - Refinancing                                          -                        -             -         -           -
       - Other                                                -                        -             -         -           -

Weighted average number of limited partnership
    ($100) units outstanding                                380,379                381,687     383,196     260,453    31,755
                                                           ========               ========    ========    ========   =======















(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.



                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)


The  following  table  summarizes  the  operating  results  of L.P.  Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                  Three Months Ended
                                                                      March 31,                  For the Years Ended December 31,
                                                                  ------------------             --------------------------------
                                                                         1998                         1997             1996
                                                                         ----                         ----             ----

Revenues                                                             $ 3,096,163                  $ 8,000,454       $1,564,069
    Net gain on sales or remarketing of equipment                           -                       1,748,790              -
                                                                     -----------                  -----------       ----------
    Gross revenue                                                      3,096,163                    9,749,244        1,564,069

Less:
    Interest expense                                                   1,531,238                    3,652,517          398,200
    Management fees - General Partner                                    478,301                    1,522,045          264,784
    Amortization of initial direct costs                                 423,326                      932,123          230,785
    Administrative expense reimbursement - General Partner               207,548                      652,319          117,809
    Provision for bad debts (3)                                          150,000                      150,000           75,000
    General and administrative                                            57,235                      186,280           72,040
    Minority interest in joint venture                                     1,116                        4,380              -
                                                                     -----------                  -----------       ----------

Net income - GAAP                                                    $   247,399                  $ 2,649,580       $  405,451
                                                                     ===========                  ===========       ==========

Net income - GAAP - allocable to limited partners                    $   244,925                  $ 2,623,084       $  401,396
                                                                     ===========                  ===========       ==========

Taxable income from operations (1)                                        (4)                     $ 2,335,939       $  146,726
                                                                                                  ===========       ==========

Cash generated from operations                                       $    93,208                  $ 2,855,330       $  973,899
Cash generated from sales                                                   -                       7,315,408              -
Cash generated from refinancing                                             -                       4,250,000              -
                                                                     -----------                  -----------       ----------

Cash generated from operations, sales and refinancing                     93,208                   14,420,738          973,899

Less:
    Cash distributions to investors from operations,
      sales and refinancing                                            1,858,176                    4,147,829        1,361,099
    Cash distributions to General Partner from operations,
      sales and refinancing                                               16,036                       41,125           13,749
                                                                     -----------                  -----------       ----------

Cash generated from (used by) operations, sales and refinancing
    after cash distributions                                         $(1,781,004)                 $10,231,784       $ (400,949)
                                                                     ============                 ===========       ==========


Prior performance is not an indication of future results.



                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)

                                                             Three Months Ended
                                                                  March 31,              For the Years Ended December 31,
                                                             ------------------          -------------------------------
                                                                    1998                       1997          1996
                                                                    ----                       ----          ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:
    Taxable income from operations (1)                               (4)                    $  55.90       $   9.30
                                                                                            ========       ========

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                                         $    3.54                  $  63.41       $  25.69
       Return of capital                                         $   23.33                  $  36.86       $  61.44

    Source (on cash basis)
       - Operations                                              $    1.35                  $  69.03       $  62.35
       - Sales                                                       -                      $  31.24            -
       - Refinancing                                                 -                           -              -
       - Other                                                   $   25.52                       -         $  24.78

Weighted average number of limited partnership
    ($100) units outstanding                                       680,272                   413,677        156,222
                                                                 =========                  ========       ========















(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

Prior performance is not an indication of future results.







                                    TABLE IV

                   Results of Completed Prior Public Programs
                                   (unaudited)














No Prior Public Programs have completed operations in the five years ended March 31, 1998.





























                                      B-19
                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                            Federal
           Type of                 Year of      Year of    Acquisition   Net Book     Net           GAAP       Taxable
          Equipment              Acquisition  Disposition   Cost (1)     Value (2)  Proceeds(3) Gain (Loss)  Gain (Loss)
--------------------------       -----------  -----------  -----------   ---------  ----------  -----------  -----------

Computers                            1988         1990         $32,352    $13,859    $16,955        $3,096       $1,064
Office Copier                        1988         1990        $180,922    $52,504    $52,504            $0     ($30,400)

Agriculture                          1988         1991         $19,032     $8,921     $7,225       ($1,696)     ($2,214)
Computers                            1988         1991          $8,450         $0       $465          $465           $0
Computers                            1989         1991        $363,540    $28,027    $56,077       $28,050      $14,962
Telecommunications                   1990         1991        $827,804    $49,393         $0      ($49,393)          $0
Medical                              1988         1991         $29,756         $0         $0            $0     ($10,626)
Copiers                              1988         1991        $235,863         $0         $0            $0     ($18,115)

Agriculture                          1988         1992         $61,200    $25,810    $24,152       ($1,658)          $0
Computers                            1988         1992         $51,353         $0         $0            $0           $0
Copiers                              1988         1992        $195,875         $0         $0            $0           $0
Material Handling                    1988         1992         $78,321         $0         $0            $0           $0
Medical                              1988         1992         $50,433    $15,250     $7,000       ($8,250)     $34,389
Computers                            1989         1992         $41,058     $4,553     $6,606        $2,053     ($13,951)
Copiers                              1989         1992         $81,913     $6,495     $6,495            $0       $1,114
Office Equipment                     1989         1992         $81,986     $2,821    $12,298        $9,477     ($28,695)
Computers                            1991         1992          $3,607     $3,196     $4,142          $946       $1,076
Furniture And Fixtures               1992         1992          $4,325     $4,430     $4,390          ($40)         $65

Computers                            1988         1993         $71,813         $0         $0            $0           $0
Furniture                            1988         1993        $350,000         $0         $0            $0           $0
Medical                              1988         1993        $221,191       $182     $2,382        $2,200       $2,341
Agriculture                          1989         1993         $57,975     $2,050     $2,932          $882      ($1,724)
Printing                             1989         1993        $126,900     $5,661     $7,800        $2,139     ($10,729)
Reprographics                        1989         1993        $112,500       $115       $115            $0     ($12,079)
Computers                            1990         1993         $79,043         $0         $0            $0           $0
Reprographics                        1990         1993         $71,805     $8,391    $12,528        $4,137           $0
Retail                               1990         1993        $198,513   ($32,916)   $67,894      $100,810           $0
Video Production                     1990         1993        $341,796    $67,965   $161,615       $93,650      $24,507
Computers                            1991         1993        $135,380     $6,540    $20,134       $13,594     ($50,622)
Fixture                              1992         1993          $2,267     $1,635     $1,824          $189          $11
Telecommunications                   1992         1993         $20,000    $11,840    $11,200         ($640)     ($4,800)
Video Production                     1992         1993          $3,362     $1,110       $592         ($518)     ($2,867)
Manufacturing & Production           1993         1993         $22,660         $0         $0            $0           $0

Agriculture                          1988         1994         $30,000       $288       $288            $0           $0
Medical                              1988         1994         $46,050     $6,438     $6,438            $0           $0
Computers                            1989         1994         $71,152     $6,942       $500       ($6,442)     ($1,449)
Computers                            1991         1994        $156,552     $6,882    $16,611        $9,729     ($41,137)
Material Handling                    1991         1994          $7,013     $1,973     $2,203          $230        ($604)
Medical                              1991         1994         $40,556   ($11,278)    $1,460       $12,738         $375
Fixture                              1992         1994          $3,396       $751       $845           $94      ($1,192)
Manufacturing & Production           1992         1994         $17,103      ($199)        $0          $199      ($5,443)
Furniture                            1993         1994         $26,868         $0         $0            $0           $0
Manufacturing & Production           1993         1994         $27,096    $10,139    $11,054          $915           $0
Agriculture                          1989         1994         $14,191       $350       $350            $0           $0
Printing                             1993         1994         $24,112    $24,030    $27,061        $3,031           $0

Computers                            1991         1995         $17,200       $173     $3,522        $3,349       $1,594
Copiers                              1991         1995         $49,081     $7,350     $7,423           $73      ($3,044)
Sanitation                           1991         1995         $21,452       $560     $4,818        $4,258       $3,010
Agriculture                          1992         1995          $7,828       $462       $737          $275      ($1,901)
Computers                            1993         1995         $64,391    $36,094     $5,863      ($30,231)          $0
Manufacturing & Production           1993         1995         $28,557     $8,752     $8,912          $160           $0
Retail                               1993         1995         $28,507        ($9)      $697          $706           $0

Computers                            1991         1996         $35,618     $1,502    $20,150       $18,648      $19,571
Copiers                              1991         1996        $117,238    $17,784    $32,380       $14,596      $28,006
Material Handling                    1991         1996         $14,996       $843     $3,223        $2,380       $3,432
Sanitation                           1991         1996         $35,854     $5,946     $5,649         ($297)      $5,260
Fixture                              1992         1996         $18,452     $1,909     $1,909            $0      ($1,919)
Computers                            1993         1996         $72,479      ($573)      $515        $1,088           $0
Furniture                            1993         1996          $9,978        ($2)        $0            $2           $0
Material Handling                    1993         1996         $11,824         $0         $0            $0           $0
                                     1993         1996         $33,190       $400       $403            $3           $0
Retail                               1993         1996         $44,673        ($5)        $0            $0           $0
Sanitation                           1993         1996          $5,822         $0         $0            $0           $0
Video Production                     1993         1996         $41,465    $12,099    $12,441          $342           $0
Medical                              1994         1996         $12,166       $960     $2,000        $1,040      ($4,259)

Computers                            1991         1997         $75,602     $4,349    $15,753       $11,403      $19,783
Computers                            1993         1997         $39,593     $6,013         $0       ($6,013)          $0
Retail                               1993         1997        $158,276    $16,960    $23,438       $23,423       $5,373
Video                                1993         1997         $27,273         $0         $0            $0           $0
Sanitation                           1996         1997          $3,571        $43     $1,380        $1,337           $0

Computers                            1993         1998        $123,234         $0       $205          $205           (4)
Manufacturing & Production           1993         1998        $110,906       $366       $706          $340           (4)
Printing                             1993         1998         $33,033         $0       $776          $776           (4)
Retail                               1993         1998         $43,805         $0         $7            $7           (4)
Telecommunications                   1993         1998         $26,238       $591       $605           $14           (4)
Video                                1993         1998         $16,975         $0         $0            $0           (4)
Manufacturing & Production           1995         1998         $14,356         $0         $6            $6           (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.

---------------------
Prior performance is not an indication of future results.

                                      TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                      Federal
           Type of               Year of        Year of     Acquisition      Net Book      Net              GAAP         Taxable
          Equipment            Acquisition    Disposition     Cost (1)       Value (2)  Proceeds (3)     Gain (Loss)    Gain (Loss)
---------------------------    -----------    -----------   -----------     ----------  ------------    ------------   ------------

Manufacturing & Production        1990            1990         $31,129        $28,288     $34,142          $5,854          $3,013
Mining                            1990            1990        $145,227       $120,804    $120,804              $0              $0
Video Production                  1990            1990         $10,201         $8,006      $9,086          $1,080            $671

Agriculture                       1989            1991          $5,986         $4,003          $0         ($4,003)             $0
Computers                         1989            1991         $76,899        $52,134      $7,492        ($44,642)             $0
Construction                      1989            1991         $48,299        $43,554      $7,784        ($35,770)        ($7,007)
Copiers                           1989            1991          $7,469         $4,997         $16         ($4,981)             $0
Environmental                     1989            1991         $10,609        $11,546          $0        ($11,546)             $0
Furniture                         1989            1991         $86,965        $62,229     $19,339        ($42,890)             $0
Manufacturing & Production        1989            1991         $55,125        $34,435     $12,807        ($21,628)             $0
Medical                           1989            1991          $9,447         $7,643          $0         ($7,643)             $0
Office Equipment                  1989            1991         $25,171        $24,586         $64        ($24,522)        ($1,985)
Retail                            1989            1991          $4,405         $4,792          $0         ($4,792)             $0
Sanitation                        1989            1991         $15,448        $17,983          $0        ($17,983)             $0
Telecommunications                1989            1991          $2,238             $0         $60             $60              $0
Transportation                    1989            1991          $9,474        $10,801          $0        ($10,801)             $0
Video Production                  1989            1991         $11,925         $1,762          $7         ($1,755)             $0
Agriculture                       1990            1991         $35,245         $4,694          $0         ($4,694)        ($5,210)
Computers                         1990            1991      $2,671,588       $601,346    $136,169       ($465,177)      ($476,397)
Construction                      1990            1991         $64,544        $29,979     $24,379         ($5,600)        ($9,949)
Copiers                           1990            1991         $30,699        $18,760        $911        ($17,849)             $0
Environmental                     1990            1991         $14,658        $15,434          $0        ($15,434)             $0
Fixture                           1990            1991         $29,510        $27,027        $808        ($26,219)             $0
Furniture                         1990            1991         $53,420        $34,771      $3,598        ($31,173)        ($5,953)
Manufacturing & Production        1990            1991        $526,568       $504,823    $226,978       ($277,845)       ($47,036)
Material Handling                 1990            1991        $112,075        $59,977     $34,758        ($25,219)             $0
Medical                           1990            1991         $93,771        $47,016          $0        ($47,016)       ($19,410)
Mining                            1990            1991        $221,706             $0          $0              $0        ($82,375)
Miscellaneous                     1990            1991         $29,443        $28,179          $0        ($28,179)             $0
Office Equipment                  1990            1991         $44,560        $34,289        $760        ($33,529)             $0
Restaurant                        1990            1991         $97,304        $45,062     $18,564        ($26,498)       ($24,787)
Retail                            1990            1991         $43,751        $18,362      $9,230         ($9,132)       ($12,624)
Sanitation                        1990            1991        $171,345        $66,074     $77,146         $11,072        ($78,222)
Telecommunications                1990            1991        $980,613       $119,372          $0       ($119,372)       ($11,618)
Transportation                    1990            1991         $13,434        $13,858          $0        ($13,858)             $0
Video Production                  1990            1991         $46,645        $26,631      $3,754        ($22,877)        $11,741
Material Handling                 1991            1991        $109,115       $108,512    $113,482          $4,970              $0

Agriculture                       1989            1992         $89,766        $19,058     $21,912          $2,854        ($12,999)
Computers                         1989            1992         $60,747         $1,659      $2,593            $934              $0
Copiers                           1989            1992         $79,556        $10,817     $10,839             $22         ($9,798)
Furniture                         1989            1992         $35,512         $2,418      $2,911            $493              $0
Manufacturing & Production        1989            1992        $117,236         $1,924      $1,936             $12              $0
Material Handling                 1989            1992         $16,058           $670        $789            $119         ($7,845)
Medical                           1989            1992         $31,701         $7,548      $1,967         ($5,580)             $0
Office Equipment                  1989            1992         $19,981         $1,381      $1,427             $46              $0
Printing                          1989            1992         $25,000         $3,510      $2,510         ($1,000)        ($8,247)
Telecommunications                1989            1992         $18,779         $1,910      $2,012            $102              $0
Video Production                  1989            1992         $21,849         $3,275      $3,283              $8              $0
Agriculture                       1990            1992         $46,968         $2,847      $3,463            $617         ($4,451)
Computers                         1990            1992      $3,872,456       $671,632    $342,387       ($329,245)    ($1,086,408)
Construction                      1990            1992         $23,493         $1,229      $1,229              $0              $0
Copiers                           1990            1992         $19,240         $2,165      $3,524          $1,358         ($8,884)
Environmental                     1990            1992          $7,195         $1,164      $1,164              $0         ($4,683)
Fixture                           1990            1992         $55,869         $7,661      $9,096          $1,436        ($34,594)
Furniture                         1990            1992         $58,095         $7,193      $7,719            $525        ($26,836)
Manufacturing & Production        1990            1992        $192,143        $47,665     $43,213         ($4,452)       ($45,657)
Material Handling                 1990            1992        $104,852        $23,011      $7,775        ($15,236)       ($15,648)
Medical                           1990            1992         $88,537        $12,382     $13,393          $1,011        ($38,945)
Miscellaneous                     1990            1992          $4,999         $1,313      $1,236            ($77)        ($2,804)
Office Equipment                  1990            1992      $1,203,666       $179,190      $2,513       ($176,678)        ($6,351)
Printing                          1990            1992          $4,055           $787        $787              $0         ($2,487)
Restaurant                        1990            1992         $83,624           $194      $6,850          $6,657        ($12,961)
Retail                            1990            1992         $63,030        $35,999        $581        ($35,419)        ($1,296)
Sanitation                        1990            1992        $200,642        $12,623     $13,101            $478        ($14,846)
Telecommunications                1990            1992         $64,899        $11,997      $4,965         ($7,032)       ($18,620)
Transportation                    1990            1992          $7,610             $1          $1              $0              $0
Video Production                  1990            1992         $18,558         $3,521      $4,302            $781         ($7,177)
Furniture                         1991            1992         $25,909        $28,313          $0        ($28,313)             $0
Manufacturing & Production        1991            1992         $51,311        $47,497     $57,487          $9,990              $0
Material Handling                 1991            1992         $10,023        $10,462     $10,595            $133              $0
Office Equipment                  1991            1992         $15,789             $0          $0              $0              $0
Sanitation                        1991            1992         $18,840        $10,122     $10,516            $394              $0

Agriculture                       1989            1993         $31,500         $4,370     $10,095          $5,725          $1,431
Computers                         1989            1993         $93,554           $267        $661            $394              $0
Copiers                           1989            1993        $168,679        $19,448     $23,072          $3,624        ($26,046)
Furniture                         1989            1993        $116,287        $17,152     $19,536          $2,384         ($9,084)
Manufacturing & Production        1989            1993         $14,804         $2,832      $3,541            $709              $0
Material Handling                 1989            1993         $20,725             $0      $1,650          $1,650              $0
Office Equipment                  1989            1993         $81,777           $990     $17,490         $16,500         ($4,999)
Telecommunications                1989            1993          $2,524             $0          $0              $0              $0
Video Production                  1989            1993         $22,321             $0          $0              $0              $0
Agriculture                       1990            1993        $132,350        $11,556     $11,963            $407        ($42,903)
Automotive                        1990            1993         $75,730        $45,795     $51,888          $6,093         ($3,043)
Computers                         1990            1993      $1,069,393       $140,198    $164,423         $24,225       ($267,270)
Construction                      1990            1993         $41,779         $5,058      $5,075             $17         ($9,774)
Copiers                           1990            1993         $23,318         $3,058      $2,505           ($553)        ($7,670)
Fixture                           1990            1993         $73,038        $10,235     $10,235              $0        ($22,303)
Furniture                         1990            1993        $118,834        $11,204     $11,509            $305        ($10,168)
Manufacturing & Production        1990            1993      $1,120,324       $139,342    $186,899         $47,557       ($271,929)
Material Handling                 1990            1993        $210,922        $20,462     $29,157          $8,695        ($51,481)
Medical                           1990            1993        $380,749        $56,711     $37,821        ($18,890)       ($68,880)
Office Equipment                  1990            1993         $69,232         $8,695      $9,275            $580        ($18,731)
Printing                          1990            1993          $6,061         $1,431      $1,050           ($381)        ($1,388)
Reprographics                     1990            1993         $82,000         $8,200     $40,000         $31,800          $7,109
Restaurant                        1990            1993        $121,682        $10,330     $11,517          $1,187        ($28,626)
Retail                            1990            1993         $11,280           $813      $1,797            $984         ($2,806)
Sanitation                        1990            1993         $43,697         $5,148      $5,152              $4        ($10,588)
Telecommunications                1990            1993        $278,193        $20,246     $22,616          $2,370        ($58,857)
Miscellaneous                     1990            1993        $595,538       ($98,697)   $203,595        $302,292              $0
Video Production                  1990            1993          $7,981           $374        $374              $0         ($1,484)
Computers                         1991            1993        $248,090        $36,021     $36,834            $813         ($9,175)
Construction                      1991            1993         $10,590           $869      $1,875          $1,006         ($4,480)
Furniture                         1991            1993         $73,541           ($66)       $603            $669         ($7,311)
Manufacturing & Production        1991            1993         $12,951             $0          $0              $0              $0
Material Handling                 1991            1993         $43,408        $20,390     $23,147          $2,757         ($1,015)
Medical                           1991            1993          $9,425         $5,708      $6,513            $805            $858
Sanitation                        1991            1993         $37,743        $16,285     $15,506           ($779)             $0
Computers                         1992            1993         $79,557        $38,668     $38,668              $0        ($36,961)
Material Handling                 1992            1993         $30,692           $149      $6,578          $6,429        ($17,976)

Computers                         1989            1994        $468,870       $109,719    $109,720              $1        $102,026
Copiers                           1989            1994         $13,461            $30         $30              $0              $0
Furniture                         1989            1994        $218,655        $79,000     $79,000              $0         $80,901
Manufacturing & Production        1989            1994         $90,725           ($13)         $0             $13              $0
Medical                           1989            1994         $97,017           $699      $1,141            $441              $0
Office Equipment                  1989            1994          $2,796             $0        $126            $126              $0
Printing                          1989            1994         $14,123             $0          $0              $0              $0
Telecommunications                1989            1994         $10,950            ($2)       $127            $129              $0
Agriculture                       1990            1994         $73,503        $11,518     $12,258            $740         ($3,345)
Computers                         1990            1994      $3,937,366       $957,935    $959,231          $1,295        $367,292
Construction                      1990            1994        $141,052        $16,265     $16,265              $0        ($14,659)
Fixture                           1990            1994        $100,514        $10,959     $10,959              $0         ($6,640)
Furniture                         1990            1994        $282,115        $89,792     $94,919          $5,127         $43,164
Manufacturing & Production        1990            1994        $443,855       $121,619    $137,376         $15,757         ($8,207)
Material Handling                 1990            1994        $411,986        $20,972     $20,972              $0        ($33,402)
Medical                           1990            1994        $462,679        $42,572     $62,365         $19,792            $805
Mining                            1990            1994      $9,631,966     $1,298,813  $1,298,813              $0       ($689,039)
Office Equipment                  1990            1994         $34,402         $3,434      $3,434              $0         ($8,258)
Reprographics                     1990            1994         $16,482         $4,547      $4,547              $0            $904
Restaurant                        1990            1994        $297,355        $32,327     $33,776          $1,449        ($29,158)
Retail                            1990            1994        $841,977       $440,914    $440,914              $0        $668,569
Sanitation                        1990            1994          $7,147             $0          $0              $0              $0
Telecommunications                1990            1994        $261,049        ($6,700)    $30,311         $37,011         $11,248
Video Production                  1990            1994         $45,804         $5,357      $5,365              $8         ($4,684)
Agriculture                       1991            1994         $15,633           $625        $629              $4              $0
Computers                         1991            1994        $684,631        $59,296     $59,296              $0       ($213,947)
Copiers                           1991            1994         $39,270         $2,598        $648         ($1,950)       ($15,152)
Environmental                     1991            1994         $44,016           $864        $904             $41              $0
Furniture                         1991            1994         $20,546           $906        $923             $17              $0
Material Handling                 1991            1994         $66,497         $2,470      $2,642            $172         ($5,750)
Medical                           1991            1994        $602,400       $306,415    $373,385         $66,970        $139,985
Sanitation                        1991            1994         $83,638         $4,459      $4,634            $174              $0
Telecommunications                1991            1994         $11,188           $898      $1,146            $248         ($3,419)
Manufacturing & Production        1993            1994         $81,735           ($61)        $34             $95              $0
Material Handling                 1993            1994          $6,578         $3,110      $3,600            $490              $0
Sanitation                        1994            1994          $7,320             $0          $0              $0              $0

Computers                         1989            1995         $24,831         $1,574         $13         ($1,561)             $0
Manufacturing & Production        1989            1995         $11,262         $4,128          $0         ($4,128)             $0
Computers                         1990            1995      $3,151,688       $784,267    $578,324       ($205,942)        $61,278
Construction                      1990            1995        $397,553       $139,680     $93,172        ($46,508)         $2,914
Copiers                           1990            1995         $26,920         $6,048         ($0)        ($6,048)             $0
Furniture                         1990            1995         $64,010         $5,908      $4,760         ($1,148)         $5,171
Material Handling                 1990            1995        $108,329         $7,629      $6,899           ($730)           ($15)
Medical                           1990            1995        $919,987       $320,531    $260,980        ($59,551)        $56,955
Manufacturing & Production        1990            1995        $846,718       $211,207    $244,937         $33,730        $243,103
Office Equipment                  1990            1995         $38,014         $4,192      $2,111         ($2,081)         $1,950
Reprographics                     1990            1995        $102,003             $1          $1              $0              $0
Restaurant                        1990            1995         $63,437         $4,636      $1,896         ($2,740)           $897
Retail                            1990            1995      $2,703,611       $349,429    $193,032       ($156,397)       $184,637
Sanitation                        1990            1995         $58,070         $4,110      $1,738         ($2,372)         $1,518
Video Production                  1990            1995          $3,404           $773          $0           ($773)             $0
Agriculture                       1991            1995         $23,262         $7,034      $7,449            $415          $1,921
Computers                         1991            1995      $2,712,345       $677,342    $648,479        ($28,863)       $126,108
Construction                      1991            1995         $25,214         $1,539      $2,727          $1,188         ($2,122)
Furniture                         1991            1995         $62,471        $16,192      $5,091        ($11,101)        ($4,400)
Material Handling                 1991            1995         $34,473        $12,502     $12,105           ($397)             $0
Manufacturing & Production        1991            1995        $132,184         $5,116     $50,110         $44,993         $27,132
Office Equipment                  1991            1995         $48,350         $7,177      $9,506          $2,329         ($2,320)
Restaurant                        1991            1995         $73,807         $3,637      $2,910           ($728)        ($1,107)
Telecommunications                1991            1995         $52,499         $3,093      $7,262          $4,169         ($3,403)
Audio                             1992            1995        $128,455        $98,566    $122,689         $24,123         $32,942
Computers                         1992            1995         $76,900         $2,447     $15,248         $12,801        ($10,269)
Furniture                         1992            1995        $188,807        $19,652     $19,652              $0        ($57,369)
Telecommunications                1992            1995         $64,731        $47,017     $55,634          $8,616         $23,500
Video Production                  1992            1995        $382,790       $247,199    $298,045         $50,846        $122,650
Copiers                           1993            1995         $35,000             $0          $0              $0              $0
Computers                         1994            1995      $1,043,007       $346,471    $739,181        $392,710        $661,239
Furniture                         1994            1995        $204,779       $171,324    $181,605         $10,281              $0
Medical                           1994            1995         $23,671         $2,015      $2,015              $0              $0
Manufacturing & Production        1994            1995         $21,038        $17,225     $18,733          $1,509          $1,436
Computers                         1995            1995         $17,231        $16,864      $2,383        ($14,481)             $0

Telecommunications                1989            1996         $20,339             $0      $1,566          $1,566              $0
Computers                         1990            1996      $1,056,724       $123,220     $88,594        ($34,626)        $94,675
Fixtures                          1990            1996         $19,989         $1,285        $250         ($1,034)        ($1,034)
Furniture                         1990            1996         $34,265        $10,881          $0        ($10,881)       ($10,881)
Medical                           1990            1996         $49,882         $3,282        $332         ($2,949)        ($2,357)
Manufacturing & Production        1990            1996         $72,805         $2,611      $1,588         ($1,023)         $3,342
Printing                          1990            1996         $26,691           $728          $0           ($728)          ($728)
Reprographics                     1990            1996         $77,770         $5,381      $1,037         ($4,345)             $0
Retail                            1990            1996      $1,332,608       $149,542    $230,752         $81,210        $238,200
Telecommunications                1990            1996         $71,300         $4,781        $895         ($3,886)             $0
Computers                         1991            1996         $70,789         $2,113      $1,000         ($1,113)        ($1,113)
Construction                      1991            1996         $24,724         $3,791      $3,857             $66          $2,506
Furniture                         1991            1996        $281,079        $24,453     $28,755          $4,302          $3,424
Material Handling                 1991            1996         $45,771         $7,124      $3,307         ($3,817)             $0
Restaurant                        1991            1996         $16,013         $1,663      $2,152            $489          $1,976
Video Production                  1991            1996         $56,632         $4,245      $4,245              $0            $538
Printing                          1993            1996         $15,733         $3,714      $3,814            $100              $0
Computers                         1994            1996         $21,284        $13,176          $0        ($13,176)       ($13,176)
Fixtures                          1994            1996         $20,045             $0          $0              $0        ($14,238)
Manufacturing & Production        1994            1996         $16,349         $6,081      $6,191            $109         ($7,085)
Computers                         1995            1996         $36,894        $21,698          $0        ($21,698)       ($29,812)
Fixtures                          1994            1996         $28,449        $25,882          $0        ($25,882)       ($25,882)
Furniture                         1994            1996         $20,000             $0          $0              $0              $0

Computers                         1990            1997         $84,679        $10,369          $0        ($10,369)             $0
Computers                         1993            1997         $31,527         $1,238      $1,492            $254              $0
Retail                            1993            1997      $1,811,259       $166,382    $231,762         $65,380       ($165,810)
Computers                         1994            1997        $106,912           $689      $1,493            $804        ($41,957)
Manufacturing & Production        1994            1997         $43,759         $2,460      $3,548          $1,089        ($15,221)
Telecommunications                1994            1997         $64,781         $1,953      $3,990          $2,037        ($11,293)
Computers                         1995            1997          $9,584             $0          $0              $0              $0
Manufacturing & Production        1995            1997         $74,770             $0          $0              $0              $0
Restaurant                        1995            1997         $12,030             $0          $0              $0         ($7,218)
Video Production                  1995            1997         $27,067         $4,971          $0         ($4,971)             $0
Computers                         1996            1997         $16,033        $15,371      $1,768        ($13,604)             $0
Printing                          1996            1997         $48,047        $36,903     $42,713          $5,811              $0

Computers                         1993            1998         $25,907             $0          $7              $7              (4)
Manufacturing & Production        1993            1998         $26,401             $0          $8              $8              (4)
Computers                         1995            1998         $59,354             $0          $1              $1              (4)
Medical                           1995            1998         $30,287             $0          $0              $0              (4)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.

---------------------
Prior performance is not an indication of future results.

                                TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                           Total                                                        Federal
           Type of             Year of      Year of     Acquisition      Net Book         Net             GAAP          Taxable
          Equipment          Acquisition  Disposition     Cost (1)       Value (2)    Proceeds (3)     Gain (Loss)    Gain (Loss)
--------------------------   -----------  -----------   -----------     ----------    ------------    ------------   ------------

Agriculture                     1991         1991            $2,942             $0              $0              $0            $0
Computers                       1991         1991            $1,389             $0             $31             $31           $31
Construction                    1991         1991              $906           $102            $256            $154          $154
Manufacturing & Production      1991         1991            $1,800           $328            $343             $15           $15
Material Handling               1991         1991            $1,383             $0            $269            $269          $269
Office Equipment                1991         1991            $1,233             $0              $0              $0            $0
Printing                        1991         1991           $19,967             $0              $6              $6            $6
Retail                          1991         1991            $6,714           $557            $639             $83           $83
Sanitation                      1991         1991          $167,899       $168,591        $172,406          $3,815        $3,815

Agriculture                     1991         1992            $7,013         $1,133            $300           ($834)        ($773)
Computers                       1991         1992          $451,724        $57,141         $55,313         ($1,828)     ($38,009)
Construction                    1991         1992          $233,875       $115,470        $119,943          $4,473      ($49,808)
Copiers                         1991         1992            $4,634        ($1,798)           $336          $2,134            $0
Fixture                         1991         1992       $10,326,838     $1,421,047            $614     ($1,420,433)           $0
Furniture                       1991         1992            $3,478             $1              $1              $0            $0
Material Handling               1991         1992           $25,677        $10,492         $11,432            $940       ($3,074)
Medical                         1991         1992           $12,817           $100            $100              $0      ($10,859)
Manufacturing & Production      1991         1992           $43,629        ($1,124)         $1,754          $2,878      ($32,166)
Office Equipment                1991         1992            $8,342         $8,593          $3,261         ($5,332)           $0
Printing                        1991         1992           $16,961           $790            $944            $154       ($9,907)
Restaurant                      1991         1992           $35,504        $22,369          $8,777        ($13,592)           $0
Retail                          1991         1992          $118,527       $273,200         $10,583       ($262,617)     ($69,026)
Sanitation                      1991         1992          $253,845       $111,627        $115,785          $4,158            $0
Telecommunications              1991         1992           $12,916         $7,936          $9,356          $1,420       ($2,588)
Miscellaneous                   1991         1992           $53,827        $21,578         $13,932         ($7,646)       $1,797

Agriculture                     1991         1993           $57,287         $7,456          $9,998          $2,542      ($18,745)
Automotive                      1991         1993            $6,266         $1,328          $1,427             $99       ($2,344)
Computers                       1991         1993        $1,051,652       $162,294        $207,909         $45,615     ($325,207)
Construction                    1991         1993          $464,100        $55,261         $78,501         $23,240      ($73,626)
Fixture                         1991         1993            $2,403             $0              $0              $0      ($15,392)
Furniture                       1991         1993           $99,455        $25,656         $15,551        ($10,105)    ($138,905)
Medical                         1991         1993        $1,313,194       $708,948        $710,991          $2,043      ($81,725)
Manufacturing & Production      1991         1993          $207,168        $25,494         $33,904          $8,410       ($2,771)
Office Equipment                1991         1993           $50,397        $10,621         $11,360            $739      ($12,948)
Printing                        1991         1993           $23,682           $425          $1,500          $1,075            $0
Reprographics                   1991         1993            $3,898           $464            $464              $0      ($12,279)
Restaurant                      1991         1993           $52,281         $8,374         $11,424          $3,050      ($45,442)
Retail                          1991         1993          $107,672         $6,184         $14,538          $8,354       ($5,137)
Sanitation                      1991         1993          $369,044        $58,844         $72,766         $13,922       ($3,854)
Telecommunications              1991         1993           $13,462           $609            $995            $386       ($1,686)
Transportation                  1991         1993            $3,762           $271            $612            $341            $0
Construction                    1992         1993           $14,788          ($961)             $0            $961            $0
Retail                          1992         1993            $4,093          ($139)           $396            $535       ($2,058)

Agriculture                     1991         1994           $37,987        $10,692         $14,276          $3,584       ($1,742)
Automotive                      1991         1994           $54,591           $161            $190             $29            $0
Computers                       1991         1994        $3,845,015       $145,861        $176,290         $30,428     ($761,570)
Construction                    1991         1994          $144,438         $8,068         $10,874          $2,806       ($2,060)
Copiers                         1991         1994            $2,041            ($0)            $89             $89            $0
Environmental                   1991         1994          $213,173        $94,203        $123,051         $28,848      ($38,471)
Fixture                         1991         1994          $234,136        $31,188         $32,228          $1,040      ($64,973)
Furniture                       1991         1994          $544,084       ($33,508)        $42,733         $76,241     ($111,133)
Material Handling               1991         1994           $27,610         $9,861         $12,180          $2,320       ($8,523)
Medical                         1991         1994          $166,398         $1,386         $15,777         $14,391          $490
Manufacturing & Production      1991         1994          $351,497        $31,295         $56,139         $24,844      ($79,430)
Office Equipment                1991         1994           $30,245             $0            $126            $125            $0
Printing                        1991         1994        $1,066,789       $210,962        $210,962              $0     ($222,154)
Restaurant                      1991         1994           $70,707          ($339)           $796          $1,136      ($10,709)
Retail                          1991         1994        $1,381,039       $152,323        $153,469          $1,146     ($361,934)
Sanitation                      1991         1994          $173,772         $2,892          $4,374          $1,482            $0
Telecommunications              1991         1994          $277,162        ($2,629)        $13,384         $16,013      ($57,036)
Video                           1991         1994            $8,139            ($1)           $327            $328            $0
Fixture                         1992         1994           $15,450         $1,223          $1,552            $328       ($8,169)
Manufacturing & Production      1992         1994          $122,247        $21,475         $31,910         $10,435      ($37,107)
Furniture                       1994         1994           $65,659        $69,225         $73,420          $4,195            $0

Computers                       1991         1995       $14,393,689     $1,892,673      $1,681,499       ($211,174)     ($60,114)
Construction                    1991         1995          $238,913        $14,433         $27,420         $12,987     ($149,560)
Copiers                         1991         1995           $39,507         $3,456          $4,077            $621       $13,504
Fixtures                        1991         1995          $804,453       $113,148         $89,760        ($23,388)     ($16,463)
Furniture                       1991         1995          $603,534        $29,758         $76,781         $47,023            $0
Medical                         1991         1995        $3,713,348     $1,692,752      $2,084,752        $392,000     ($260,046)
Manufacturing & Production      1991         1995        $3,123,635       $917,619        $768,141       ($149,478)  ($1,022,443)
Office Equipment                1991         1995          $347,197        $17,431         $17,435              $5       ($3,502)
Retail                          1991         1995        $1,765,207       $206,416        $117,745        ($88,670)     $854,893
Sanitation                      1991         1995           $26,224         $6,541           ($655)        ($7,196)           $0
Telecommunications              1991         1995          $373,595        $37,285         $38,143            $858     ($103,967)
Video Production                1991         1995          $192,070         $4,450         $23,511         $19,062       $55,805
Furniture                       1993         1995           $54,942        $42,999         $23,436        ($19,562)
Material Handling               1993         1995           $46,931        $13,325         $13,753            $428            $0
Restaurant                      1994         1995          $436,966       $379,595        $411,179         $31,584      ($17,421)
Retail                          1994         1995           $35,025        $10,101         $10,120             $19
Telecommunications              1994         1995           $19,591        $11,665          $1,542        ($10,123)     ($13,275)
Fixtures                        1995         1995           $25,958        $26,768         $26,866             $99

Agriculture                     1991         1996            $7,362           $365              $0           ($365)        ($365)
Computers                       1991         1996        $3,287,984       $417,743        $317,557       ($100,185)     $469,256
Fixtures                        1991         1996          $142,743         $1,011              $0         ($1,011)      ($1,011)
Furniture                       1991         1996        $1,670,320      ($155,540)        $83,650        $239,190      $303,948
Medical                         1991         1996        $2,023,960       $774,664        $377,555       ($397,109)     $459,686
Manufacturing & Production      1991         1996          $160,029         $4,540          $1,849         ($2,691)        ($812)
Restaurant                      1991         1996           $85,715          ($780)         $7,296          $8,077       $11,319
Retail                          1991         1996           $71,310         $8,481          $1,150         ($7,331)       $1,390
Sanitation                      1991         1996            $4,363           $433              $0           ($433)        ($433)
Telecommunications              1991         1996           $95,843         $6,362          $9,248          $2,886        $7,641
Transportation                  1991         1996          $815,481        $30,308         $85,288         $54,980       $86,899
Video                           1991         1996          $180,577         $3,186         $12,790          $9,604       $17,915
Automotive                      1992         1996           $97,543        $11,860         $12,140            $278            $0
Environmental                   1992         1996          $157,907         $3,659          $8,533          $4,874      ($11,597)
Retail                          1992         1996           $53,003         $3,147          $3,897            $750            $0
Telecommunications              1992         1996          $362,250       ($28,983)         $4,851         $33,834      ($21,366)
Manufacturing & Production      1993         1996           $16,123             $0              $0              $0            $0
Computers                       1994         1996           $18,698           $216            $441            $255      ($11,060)
Construction                    1994         1996           $14,015         $1,020          $1,020              $0            $0
Medical                         1994         1996           $18,685        $15,364          $3,000        ($12,364)      ($9,364)
Manufacturing & Production      1994         1996           $35,203             $0              $0              $0      ($21,180)
Office Equipment                1994         1996           $17,293           $596            $596              $0            $0
Telecommunications              1994         1996            $4,820             $0              $0              $0            $0

Computer                        1991         1997            $5,327            $94          $3,865          $3,771        $4,461
Medical                         1991         1997        $2,499,782       $258,686        $258,686              $0      $258,686
Retail                          1991         1997           $30,855             $0          $2,500          $2,500        $3,475
Retail                          1992         1997           $97,767             $1             $79             $78            $0
Sanitation                      1992         1997          $147,542             $0          $1,640          $1,640            $0
Video Production                1992         1997           $66,253        $11,586         $12,305            $719        $3,869
Computers                       1993         1997           $21,303             $0             $11             $11            $0
Manufacturing & Production      1993         1997           $36,069            ($0)           $736            $736            $0
Restaurant                      1993         1997           $25,794           $784          $1,400            $616            $0
Retail                          1993         1997        $1,442,919       $134,489        $182,728         $48,239     ($136,145)
Automotive                      1994         1997           $16,431         $5,412          $6,561          $1,149         ($376)
Computers                       1994         1997           $24,615         $1,159          $1,350            $191       ($4,988)
Fixtures                        1994         1997           $16,090           $872            $726           ($146)      ($5,244)
Furniture                       1994         1997           $12,814         $2,514              $0         ($2,514)           $0
Manufacturing & Production      1994         1997           $86,687            $26          $1,462          $1,436      ($26,470)
Material Handling               1994         1997           $15,324             $0            $242            $242       ($5,888)
Medical                         1994         1997          $485,541        $43,278         $31,102        ($12,176)      $12,051
Telecommunications              1994         1997           $28,364         $1,496          $2,201            $705       ($9,751)
Manufacturing & Production      1995         1997           $25,764           $323          $1,349          $1,025            $0
Restaurant                      1995         1997           $15,364            ($0)             $0              $0       ($9,219)
Telecommunications              1995         1997           $34,104        $22,816              $0        ($22,816)           $0
Audio                           1996         1997           $46,335             $0              $0              $0            $0
Auto                            1996         1997           $19,219           $602          $2,799          $2,197            $0
Computers                       1996         1997           $81,936        $30,716         $32,590          $1,873            $0
Restaurant                      1996         1997           $14,346        $13,996         $16,964          $2,968            $0
Telecommunications              1996         1997           $50,797           $886            $886              $0            $0

Construction                    1991         1998           $13,317         $1,046          $1,244            $198            (4)
Fixtures                        1994         1998           $27,381         $2,281          $3,432          $1,152            (4)
Computers                       1995         1998           $19,695             $0            $708            $708            (4)
Manufacturing & Production      1995         1998           $36,284             $0              $0              $0            (4)
Restaurant                      1995         1998           $24,039             $0             $46             $46            (4)
Auto                            1996         1998           $22,278             $0          $2,245          $2,245            (4)
Computers                       1996         1998           $14,663             $0            $894            $894            (4)
Video Production                1996         1998            $8,487             $0              $0              $0            (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.

---------------------
Prior performance is not an indication of future results.

                                    TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                  Total                                                   Federal
           Type of                 Year of         Year of      Acquisition   Net Book        Net           GAAP          Taxable
          Equipment               Acquisition    Disposition     Cost (1)     Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------------       -----------    -----------   ------------   ---------   ------------   -----------   ------------

Medical                              1991           1992          $48,364            $0             $0           $0             $0
Medical                              1992           1992         $422,800      $406,812       $180,617    ($226,195)      ($21,855)
Manufacturing & Production           1992           1992         $922,806            $0             $0           $0             $0
Telecommunications                   1991           1992           $2,965        $3,153             $0      ($3,153)            $0
Telecommunications                   1992           1992           $9,287        $2,960        $19,223      $16,262         $9,564
Video Production                     1992           1992          $66,253            $0             $0           $0             $0

Medical                              1991           1993       $1,473,719      $767,962       $767,962           $0      ($367,414)
Manufacturing & Production           1991           1993         $729,750      $554,748       $690,006     $135,258       $230,288
Restaurant                           1991           1993          $10,967        $9,300        $12,098       $2,798         $5,185
Computers                            1992           1993         $804,823       $52,481        $51,141      ($1,340)      ($28,781)
Construction                         1992           1993           $4,788        $1,071         $1,076           $5        ($2,902)
Copiers                              1992           1993           $3,464        $1,071         $1,072           $1        ($1,699)
Furniture                            1992           1993          $38,333          $847         $4,245       $3,398       ($26,422)
Manufacturing & Production           1992           1993       $1,659,018      $235,971       $239,336       $3,365      ($108,394)
Material Handling                    1992           1993           $4,261        $1,826         $1,826           $0        ($1,617)
Medical                              1992           1993       $1,053,825      $421,329       $499,671      $78,342      ($312,299)
Office Equipment                     1992           1993           $7,692          $968         $2,919       $1,951        ($3,263)
Sanitation                           1992           1993           $9,167        $1,457         $1,457           $0        ($6,364)
Telecommunications                   1992           1993         $210,033       $97,163        $97,355         $192      ($118,167)
Medical                              1993           1993         $190,018       $27,839        $31,758       $3,919       ($15,146)

Computers                            1991           1994       $5,918,285    $1,988,610     $1,988,610           $0       $364,917
Medical                              1991           1994       $4,337,672    $1,324,650     $1,325,089         $440       $275,632
Manufacturing & Production           1991           1994         $564,133      $135,237       $139,295       $4,058        ($4,466)
Mining                               1991           1994       $6,882,703    $1,911,959     $1,911,959           $0      ($335,688)
Telecommunications                   1991           1994           $4,457            $0           $207         $207             $0
Agriculture                          1992           1994          $14,661          $308           $392          $84        ($5,218)
Automotive                           1992           1994           $2,180          $596           $596           $0          ($752)
Computers                            1992           1994       $1,742,271      $515,871       $517,638       $1,767      ($202,085)
Construction                         1992           1994           $6,320        $1,583         $1,511         ($72)         ($575)
Copiers                              1992           1994          $27,272        $3,088         $3,088           $0        ($6,206)
Environmental                        1992           1994          $18,502        $3,377         $3,334         ($43)       ($8,169)
Fixtures                             1992           1994          $30,123        $4,000         $4,966         $966             $0
Furniture                            1992           1994         $128,339       $33,457        $34,909       $1,452       ($45,840)
Material Handling                    1992           1994       $1,292,595    $1,131,118     $1,129,165      ($1,953)       ($7,118)
Medical                              1992           1994       $2,243,134      $607,899       $713,599     $105,700      ($627,651)
Manufacturing & Production           1992           1994         $160,816       $85,334        $89,861       $4,527       ($30,668)
Office Equipment                     1992           1994          $15,083        $3,869         $3,866          ($3)       ($5,979)
Photography                          1992           1994           $3,696          $747           $747           $0        ($1,651)
Printing                             1992           1994          $12,680          $728           $728           $0        ($2,409)
Restaurant                           1992           1994          $85,349        $4,717         $3,740        ($977)       ($7,665)
Retail                               1992           1994          $14,260        $1,686         $1,686           $0        ($3,106)
Sanitation                           1992           1994           $2,333          $707           $707           $0             $0
Telecommunications                   1992           1994          $10,655        $3,409         $3,569         $160        ($3,119)
Transportation                       1992           1994           $2,452          $716           $442        ($274)       ($1,046)
Video Production                     1992           1994           $6,320        $2,055         $1,755        ($301)       ($2,283)
Medical                              1993           1994          $99,286       $21,595        $21,772         $178             $0
Restaurant                           1994           1994         $287,433      $276,973       $296,218      $19,245             $0

Computers                            1991           1995          $54,716        $6,105         $8,769       $2,664        $66,761
Fixtures                             1991           1995          $20,592        $6,858           $466      ($6,391)       ($5,577)
Furniture                            1991           1995         $671,313      $182,750       $320,524     $137,774        ($6,770)
Medical                              1991           1995       $4,238,594      $737,052       $700,553      $17,535       ($71,628)
Manufacturing & Production           1991           1995          $27,177        $1,358             $0      ($1,358)       ($1,358)
Retail                               1991           1995         $130,096       $31,986        $65,301      $33,315        ($1,749)
Sanitation                           1991           1995          $74,519        $8,525        $40,968      $32,443        ($3,429)
Agriculture                          1992           1995          $61,210       $12,058        $12,959       $1,475       ($15,540)
Audio                                1992           1995          $15,467        $2,721             $0      ($1,964)       ($1,964)
Automotive                           1992           1995          $21,561       $11,527            ($0)     ($1,840)       ($1,840)
Computers                            1992           1995         $212,151       $24,123        $20,948      ($2,754)      ($21,058)
Construction                         1992           1995          $39,933        $7,207         $6,398           $0            $38
Fixtures                             1992           1995          $18,898        $2,668         $2,668           $0          ($432)
Furniture                            1992           1995          $12,485        $1,209             $0      ($1,209)       ($1,209)
Material Handling                    1992           1995       $2,697,355    $3,586,072     $3,969,642   $1,139,585      ($724,447)
Medical                              1992           1995       $3,348,398      $714,943       $494,343    ($220,601)   ($1,322,760)
Manufacturing & Production           1992           1995       $1,101,940      $268,754       $269,476       $4,782       ($67,950)
Office Equipment                     1992           1995           $2,469            $0           $198         $198             $0
Restaurant                           1992           1995          $21,586        $3,710         $3,732          $22             $0
Retail                               1992           1995         $160,369       $29,643        $26,957       $1,227          ($751)
Sanitation                           1992           1995           $6,460        $1,545         $1,497         ($48)            $0
Telecommunications                   1992           1995         $224,337       $37,338        $70,923      $33,585          ($718)
Video Production                     1992           1995          $95,387       $25,897        $30,829       $5,442          ($428)
Medical                              1993           1995         $426,311            $0             $0           $0             $0
Material Handling                    1993           1995          $26,836       $19,079             $0     ($19,079)      ($19,078)
Agriculture                          1994           1995          $16,304        $9,913        $10,262         $348             $0
Computers                            1994           1995          $16,175       $15,485             $0     ($15,485)      ($15,485)
Medical                              1994           1995          $30,222        $5,772         $8,996       $3,225             $0
Manufacturing & Production           1994           1995          $17,817       $14,606        $15,678       $1,072             $0
Restaurant                           1994           1995         $312,000      $247,116       $271,401      $24,285             $0
Medical                              1995           1995          $10,146        $1,999         $2,000           $1             $0

Computers                            1991           1996          $16,882           ($2)          $105         $107             $0
Fixtures                             1991           1996          $25,308        $1,210         $3,244       $2,034         $4,404
Printing                             1991           1996          $20,891          ($95)          $556         $650         $1,280
Audio                                1992           1996          $16,137        $1,887         $1,905          $18        ($1,367)
Automotive                           1992           1996          $33,805        $5,441         $2,000      ($3,441)         ($722)
Computers                            1992           1996         $280,451       $31,923        $10,348     ($21,575)      ($20,806)
Construction                         1992           1996          $50,624        $5,797         $6,467         $670        ($1,915)
Copiers                              1992           1996          $11,160        $1,449             $0      ($1,449)         ($845)
Environmental                        1992           1996           $6,810          $936             $0        ($936)            $0
Fixtures                             1992           1996          $99,216       $11,745        $20,000       $8,255        ($1,825)
Furniture                            1992           1996          $20,459        $3,706             $0      ($3,706)          ($70)
Material Handling                    1992           1996      $20,615,957   $10,585,846    $12,476,033   $1,891,187       $303,725
Medical                              1992           1996       $2,462,850      $252,786       $243,792      ($8,994)     ($167,648)
Manufacturing & Production           1992           1996       $1,414,399      $117,455        $59,071     ($58,384)      ($74,762)
Office Equipment                     1992           1996          $60,154        $9,886         $9,300        ($586)         ($531)
Photography                          1992           1996           $7,252        $1,286             $0      ($1,286)            $0
Printing                             1992           1996          $16,757        $2,390             $0      ($2,390)       ($2,390)
Restaurant                           1992           1996         $108,729       $13,773         $6,318      ($7,455)       ($3,765)
Retail                               1992           1996          $14,165          $609           $768         $159             $0
Sanitation                           1992           1996          $44,503        $6,313         $4,821      ($1,491)       ($5,206)
Telecommunications                   1992           1996         $427,770       $44,812       $157,751     $112,939        $72,457
Video Production                     1992           1996          $21,426        $3,259         $2,455        ($804)            $0
Medical                              1993           1996         $133,170        $4,221        $61,949      $57,728         $6,191
Manufacturing & Production           1993           1996          $36,441         ($484)            $0         $484             $0
Office Equipment                     1993           1996          $24,195           ($4)            $0           $4             $0
Telecommunications                   1993           1996          $24,949           ($4)          $881         $885             $0
Computers                            1994           1996         $252,860        $4,417        $58,071      $53,654        $14,037
Fixtures                             1994           1996          $12,057            $0           $781         $781        ($6,175)
Furniture                            1994           1996          $27,035       $23,539        $26,106       $2,567         $5,735
Restaurant                           1994           1996          $16,307       $13,051         $4,750      ($8,301)       ($8,301)
Telecommunications                   1994           1996          $15,157       $10,262        $11,572       $1,310        ($7,857)
Computers                            1995           1996           $6,916          $201           $750         $549        ($4,753)
Fixtures                             1995           1996          $15,241        $9,204         $9,796         $593             $0
Medical                              1995           1996           $6,162        $1,353            $19           $0             $0
Manufacturing & Production           1995           1996          $26,538       $25,942             $0     ($25,942)      ($25,942)
Restaurant                           1995           1996         $508,782      $434,244       $487,909      $53,665             $0
Manufacturing & Production           1996           1996          $51,625       $44,861        $48,959       $4,098             $0

Medical                              1991           1997       $1,149,504      $276,606        $96,118           $0       $188,884
Automotive                           1992           1997          $24,515        $4,367         $3,040      ($1,328)        $1,981
Computers                            1992           1997         $347,614       $11,917        $19,814       $7,898        $36,824
Copiers                              1992           1997           $9,748          $976           $976           $0           $850
Fixture                              1992           1997         $104,162            $0             $0           $0             $0
Furniture                            1992           1997          $32,575        $5,708         $2,170      ($3,538)        $1,208
Manufacturing & Production           1992           1997         $141,478       $11,341         $7,043      ($4,298)        $6,046
Medical                              1992           1997         $954,760      $103,649       $109,333       $6,185        $84,846
Printing                             1992           1997          $85,513        $7,321         $5,849      ($1,472)        $5,523
Retail                               1992           1997         $362,443       $60,710        $84,800      $24,090        $79,536
Sanitation                           1992           1997          $32,997        $3,983             $0      ($3,983)           ($0)
Telecommunications                   1992           1997          $18,803        $2,524             $0      ($2,524)            $0
Video Production                     1992           1997          $20,356        $3,472         $3,494          $22         $2,691
Computers                            1993           1997          $39,800        $7,443         $7,997         $554             $0
Fixture                              1993           1997          $79,718        $3,455         $3,455           $0       ($12,386)
Furniture                            1993           1997          $23,436            $0         $1,307       $1,307             $0
Manufacturing & Production           1993           1997          $77,698          $421         $9,876       $9,455         $1,527
Restaurant                           1993           1997          $17,005           ($3)            $0           $3             $0
Retail                               1993           1997          $42,786        $5,800            $32      ($5,769)            $0
Telecommunications                   1993           1997          $76,929        $2,509         $2,622         $113             $0
Video Production                     1993           1997         $233,785       $52,954        $32,076     ($20,879)            $0
Computers                            1994           1997         $125,746        $3,499         $8,344       $4,845       ($14,285)
Fixture                              1994           1997          $90,785        $6,445         $9,149       $2,704       ($33,609)
Manufacturing & Production           1994           1997          $13,760          $962         $1,381         $419        ($3,712)
Restaurant                           1994           1997          $51,400          $488         $2,198       $1,710       ($18,580)
Retail                               1994           1997       $1,501,983      $319,666       $256,568           $2      ($295,191)
Telecommunications                   1994           1997          $56,505          $546         $1,770       $1,224        ($8,729)
Computers                            1995           1997       $1,754,928      $299,886       $568,598       $1,619       $983,173
Manufacturing & Production           1995           1997       $1,732,267            $0       $570,337     $235,733      ($603,350)
Medical                              1995           1997          $88,444          $784         $4,806       $4,022             $0
Printing                             1995           1997         $549,350       $58,767       $451,179           $0       $597,439
Retail                               1995           1997          $20,061       $11,468        $11,761         $292             $0
Computers                            1996           1997          $36,872       $34,667           $400     ($34,267)            $0
Fixture                              1996           1997          $51,207       $40,982             $0     ($32,982)            $0
Manufacturing & Production           1996           1997          $14,123       $12,443         $1,500     ($10,943)            $0
Printing                             1996           1997           $3,795            $0             $0           $0             $0
Computers                            1997           1997          $20,254       $17,290             $0     ($17,290)            $0
Restaurant                           1997           1997          $53,637       $55,316        $64,495       $9,179             $0

Manufacturing & Production           1992           1998       $1,773,568      $510,063       $119,788    ($390,275)            (4)
Medical                              1992           1998          $28,431        $2,072         $3,993       $1,921             (4)
Retail                               1993           1998          $14,272        $1,396             $0      ($1,396)            (4)
Computers                            1994           1998          $24,055            $0           $817         $817             (4)
Restaurant                           1994           1998         $379,600       $27,557        $27,437        ($120)            (4)
Retail                               1994           1998         $254,056       $52,524        $35,943     ($16,581)            (4)
Computers                            1995           1998         $376,491       $42,215        $56,599      $14,384             (4)
Manufacturing & Production           1995           1998          $24,669            $0             $0           $0             (4)
Restaurant                           1995           1998          $59,938            $0           $822         $821             (4)
Video Production                     1995           1998          $21,548            $0             $0           $0             (4)
Computers                            1996           1998           $6,368            $0             $0           $0             (4)
Manufacturing & Production           1996           1998          $49,800        $1,393         $4,500       $3,107             (4)










(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.











---------------------
Prior performance is not an indication of future results.
                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                Federal
           Type of                 Year of        Year of     Acquisition    Net Book        Net           GAAP       Taxable
          Equipment              Acquisition    Disposition     Cost (1)     Value (2)   Proceeds (3)   Gain (Loss)  Gain (Loss)
----------------------------     -----------    -----------  ------------   ----------  -------------  ------------  -----------

Automotive                          1992           1993          $78,708      $20,578      $21,261          $683       ($1,297)
Computers                           1992           1993         $215,949     $106,608     $109,268        $2,660        $2,490
Construction                        1992           1993          $19,166      $19,167      $19,758          $591        $2,748
Copiers                             1992           1993          $20,119      $15,801      $16,186          $385        $2,162
Fixture                             1992           1993          $34,015       $9,860      $11,228        $1,368       ($3,366)
Furniture                           1992           1993          $35,126      $19,425      $19,425            $0            $0
Material Handling                   1992           1993          $10,885       $6,689       $6,261         ($428)      ($3,371)
Medical                             1992           1993          $64,989       $4,223       $7,894        $3,671      ($22,951)
Manufacturing & Production          1992           1993         $214,901     $175,434     $180,435        $5,001        $7,349
Office Equipment                    1992           1993          $56,763      $43,220      $45,905        $2,685        $2,491
Photography                         1992           1993          $26,342      $21,122      $21,730          $608       ($2,163)
Printing                            1992           1993           $5,275       $3,153       $3,153            $0       ($1,923)
Restaurant                          1992           1993         $409,680     $272,826     $287,325       $14,499       $12,819
Sanitation                          1992           1993          $16,288      $15,857      $16,556          $699        $2,098
Telecommunications                  1992           1993          $61,395      $61,417      $62,977        $1,560        $8,481
Video Production                    1992           1993          $17,990      $14,524      $15,710        $1,186        $1,867
Miscellaneous                       1993           1993         $120,994      $77,602      $83,587        $5,985            $0
Agriculture                         1993           1993         $116,298      $66,730      $83,866       $17,136      ($13,187)
Automotive                          1993           1993         $271,300     $116,885     $117,399          $514            $0
Computers                           1993           1993         $195,697      $48,654      $56,378        $7,724            $0
Construction                        1993           1993          $38,791      $21,486      $25,834        $4,348       ($5,210)
Copiers                             1993           1993          $80,019       $9,877      $13,724        $3,847            $0
Environmental                       1993           1993          $14,991           $0           $0            $0            $0
Fixture                             1993           1993         $111,120      $93,400     $109,342       $15,942            $0
Furniture                           1993           1993          $25,242      $19,885      $18,203       ($1,682)           $0
Material Handling                   1993           1993         $176,632     $155,737     $183,099       $27,362       ($1,077)
Medical                             1993           1993          $71,355      $57,939      $61,890        $3,951        $3,111
Manufacturing & Production          1993           1993          $26,412      $13,095      $15,580        $2,485            $0
Office Equipment                    1993           1993          $14,703       $6,487       $7,422          $935            $0
Printing                            1993           1993          $60,010      $12,274      $14,636        $2,362        $1,433
Restaurant                          1993           1993          $63,908      $27,607      $31,424        $3,817            $0
Retail                              1993           1993           $6,477           $1           $0           ($1)           $0
Sanitation                          1993           1993           $2,107          $82          $88            $6       ($1,893)
Telecommunications                  1993           1993       $6,178,527   $5,799,650   $7,119,747    $1,320,097    $1,417,499
Transportation                      1993           1993         $324,407     $260,480     $292,416       $31,936       $34,565
Video Production                    1993           1993          $20,683      $20,683      $25,715        $5,032            $0

Agriculture                         1992           1994          $49,841      $10,474      $10,474            $0       ($6,108)
Audio                               1992           1994          $32,788       $7,383       $7,782          $399            $0
Automotive                          1992           1994         $126,970      $11,657      $12,272          $615            $0
Computers                           1992           1994         $198,376       $8,722       $8,549         ($172)     ($14,333)
Construction                        1992           1994          $54,843      $17,730      $17,730            $0       ($4,433)
Copiers                             1992           1994          $15,376       $1,775       $1,775            $0       ($1,079)
Environmental                       1992           1994          $31,995           $0           $0            $0            $0
Fixture                             1992           1994          $20,674         $164       $1,064          $900       ($9,736)
Furniture                           1992           1994          $61,625       $5,370       $5,636          $266            $0
Manufacturing & Production          1992           1994         $101,122      $13,969      $14,432          $463      ($21,582)
Material Handling                   1992           1994       $2,734,334   $2,174,030   $2,212,133       $38,103            $0
Medical                             1992           1994         $314,509      $34,726      $59,635       $24,909     ($113,150)
Office Equipment                    1992           1994           $2,540         $118         $118            $0            $0
Photography                         1992           1994          $47,692       $6,973       $6,973            $0      ($16,375)
Printing                            1992           1994          $48,147      $36,679      $36,679            $0       $16,360
Restaurant                          1992           1994         $474,258      $92,399      $94,557        $2,158      ($10,127)
Retail                              1992           1994           $8,087         $878         $274         ($604)      ($2,014)
Sanitation                          1992           1994         $103,149      $38,401      $39,685        $1,284         ($358)
Telecommunications                  1992           1994          $66,815      $26,524      $27,991        $1,468       ($1,110)
Video Production                    1992           1994          $12,663       $1,074       $1,074            $0         ($663)
Agriculture                         1993           1994          $43,840      $19,762      $20,825        $1,063            $0
Automotive                          1993           1994         $786,378     $155,107     $163,558        $8,450         ($634)
Computers                           1993           1994         $771,516     $130,886     $181,111       $50,226       ($3,077)
Construction                        1993           1994         $274,175      $30,496      $38,465        $7,969      ($55,502)
Copiers                             1993           1994          $82,454      $24,366      $26,172        $1,806            $0
Environmental                       1993           1994          $49,112          $73          $93           $20            $0
Fixture                             1993           1994          $77,419         $302         $303            $1            $0
Furniture                           1993           1994         $280,317      $46,066      $50,280        $4,214            $0
Material Handling                   1993           1994         $192,609      $37,782      $45,441        $7,659      ($11,521)
Medical                             1993           1994          $77,005      $27,502      $29,111        $1,609            $0
Manufacturing & Production          1993           1994         $173,000      $18,644      $22,629        $3,986       ($2,632)
Miscellaneous                       1993           1994          $10,796       $2,469       $2,469            $0            $0
Office Equipment                    1993           1994          $43,986       $4,723       $5,910        $1,187         ($975)
Photography                         1993           1994           $4,929         $292         $293            $1            $0
Printing                            1993           1994          $77,122       $8,529       $8,530            $1      ($10,269)
Restaurant                          1993           1994         $626,431     $287,444     $335,720       $48,276         ($340)
Retail                              1993           1994         $103,594       $3,848       $4,856        $1,008         ($412)
Telecommunications                  1993           1994       $3,820,321     $919,560   $1,253,601      $334,040     ($102,561)
Transportation                      1993           1994         $287,586      $42,283      $51,224        $8,941            $0
Computers                           1994           1994         $534,310      ($4,957)          $0        $4,957            $0
Telecommunications                  1994           1994           $1,787          $74          $95           $22            $0

Audio                               1992           1995          $67,722       $9,191       $8,143       ($1,048)      ($8,721)
Automotive                          1992           1995         $245,537      $55,390      $30,876      ($24,514)     ($62,029)
Computers                           1992           1995         $670,255     $143,868      $69,402      ($74,466)    ($139,420)
Construction                        1992           1995          $91,856      $12,337      $11,839         ($498)     ($12,399)
Copiers                             1992           1995          $68,193      $17,372       $8,598       ($8,775)     ($14,211)
Fixtures                            1992           1995         $191,523      $41,188      $15,314      ($25,874)     ($49,304)
Furniture                           1992           1995         $321,142      $35,203      $22,974      ($12,230)     ($28,301)
Material Handling                   1992           1995          $34,982      $10,003      $10,666          $662       ($1,678)
Medical                             1992           1995          $89,384       $3,814       $4,681          $867      ($11,772)
Manufacturing & Production          1992           1995         $315,323      $29,833      $26,162       ($3,671)     ($53,473)
Office Equipment                    1992           1995          $33,105      $17,344      $13,159       ($4,185)      ($4,487)
Photography                         1992           1995          $84,703      $13,769      $11,838       ($1,931)     ($17,573)
Printing                            1992           1995          $73,624      $14,780      $12,386       ($2,394)     ($19,388)
Restaurant                          1992           1995         $712,329      $90,616      $75,578      ($15,038)    ($124,260)
Retail                              1992           1995          $32,891      $10,703       $8,863       ($1,840)      ($2,270)
Sanitation                          1992           1995          $38,998         $767         $174         ($594)      ($5,619)
Telecommunications                  1992           1995          $79,770      $15,518      $12,517       ($3,001)     ($14,459)
Video Production                    1992           1995          $49,130       $2,010       $3,312        $1,302       ($6,072)
Agriculture                         1993           1995          $30,211           $1           $0           ($1)           $0
Automotive                          1993           1995       $4,282,836     $349,513     $264,887      ($84,626)    ($136,043)
Computers                           1993           1995       $2,229,596     $188,186     $300,197      $112,011     ($168,156)
Construction                        1993           1995         $156,808      $13,060      $13,838          $778       ($4,890)
Copiers                             1993           1995         $182,402      $34,023      $41,091        $7,068      ($10,107)
Environmental                       1993           1995          $72,193       $5,272      $10,169        $4,897       ($6,179)
Fixtures                            1993           1995          $46,183       $4,458      $11,658        $7,200            $0
Furniture                           1993           1995         $188,312      $22,536      $30,392        $7,856       ($2,545)
Material Handling                   1993           1995         $215,464      $49,495      $47,550       ($1,945)      ($8,613)
Medical                             1993           1995         $321,168      $95,551      $62,632      ($32,918)     ($11,098)
Manufacturing & Production          1993           1995         $214,562      $27,462      $18,400       ($9,062)     ($10,793)
Office Equipment                    1993           1995         $139,093       $6,376       $8,860        $2,485         ($240)
Printing                            1993           1995          $86,115       $4,822       $7,457        $2,635      ($13,293)
Restaurant                          1993           1995         $409,084      $48,198      $13,030      ($35,168)     ($34,988)
Retail                              1993           1995       $1,611,420   $1,042,917   $1,159,756      $116,839      $229,970
Telecommunications                  1993           1995       $4,286,056     $743,382     $725,892      ($17,490)    ($498,634)
Transportation                      1993           1995         $492,417     $107,360      $20,019      ($87,341)     ($41,603)
Video Production                    1993           1995          $44,694         $834       $2,186        $1,353          ($38)
Computers                           1994           1995          $87,124       $6,538       $6,681          $143      ($23,642)
Manufacturing & Production          1994           1995       $4,274,389   $3,282,651   $3,920,390      $637,739      $197,449
Restaurant                          1994           1995         $328,731     $249,347     $279,689       $30,342      ($13,335)
Telecommunications                  1994           1995         $216,656      $23,994     $131,743      $107,749      ($34,910)
Computers                           1995           1995          $36,958      $33,442      $33,448            $6            $0
Copiers                             1995           1995           $7,609       $6,148       $6,493          $346            $0
Medical                             1995           1995           $2,583       $1,128       $2,188        $1,059            $0
Manufacturing & Production          1995           1995           $6,457       $2,849       $2,850            $1            $0

Agriculture                         1992           1996          $31,460           $0           $0            $0         ($682)
Audio                               1992           1996          $92,826      ($2,059)      $3,806        $5,865        $3,870
Automotive                          1992           1996         $287,713       $6,658      $17,197       $10,540       ($3,064)
Boats and Barges                    1992           1996      $11,212,811   $5,847,446   $6,484,930      $997,484    $1,494,529
Computers                           1992           1996         $898,409      $25,742      $43,694       $17,952      ($13,007)
Construction                        1992           1996         $123,305      $14,286       $8,278       ($6,008)     ($16,199)
Copiers                             1992           1996          $68,955      ($1,779)      $1,015        $2,794       ($1,081)
Environmental                       1992           1996          $40,826       $3,783           $0       ($3,783)      ($4,085)
Fixtures                            1992           1996         $111,866       $6,089       $3,401       ($2,688)      ($6,541)
Furniture                           1992           1996         $146,474       $3,363       $5,462        $2,100       ($2,755)
Material Handling                   1992           1996          $21,393       $8,813       $2,100       ($6,713)      ($2,452)
Medical                             1992           1996         $146,946      $11,947       $9,110       ($2,837)      ($6,459)
Manufacturing & Production          1992           1996         $667,197      $65,774      $45,284      ($20,490)     ($46,664)
Mining                              1992           1996         $578,501     $170,022     $185,000       $14,978       $60,364
Office Equipment                    1992           1996          $16,072         $569         $689          $120         ($602)
Photography                         1992           1996         $141,810      $15,166       $6,252       ($8,914)     ($14,371)
Printing                            1992           1996         $145,378      $11,275      $15,431        $4,156        $6,849
Restaurant                          1992           1996         $884,581      $44,176      $26,729      ($17,446)     ($44,464)
Retail                              1992           1996          $96,493       $3,602       $6,900        $3,298       ($1,170)
Sanitation                          1992           1996          $98,510       $3,375         $493       ($2,882)      ($2,914)
Telecommunications                  1992           1996         $761,258      $59,641      $98,290       $38,650       $47,869
Video Production                    1992           1996         $121,200       $6,149       $7,489        $1,339       ($3,760)
Agriculture                         1993           1996          $21,432           $0          $70           $70            $0
Automotive                          1993           1996       $4,857,549     $272,271     $189,368      ($82,903)    ($162,026)
Computers                           1993           1996       $3,479,468     $395,869     $645,770      $249,901     ($677,445)
Construction                        1993           1996          $96,756       $7,966      $30,293       $22,327       $16,919
Copiers                             1993           1996         $106,667       $7,311       $9,624        $2,313         ($303)
Environmental                       1993           1996         $247,777      $17,423       $5,377      ($12,046)     ($30,332)
Fixtures                            1993           1996         $105,895           $0       $1,315        $1,315            $0
Furniture                           1993           1996         $279,345      $35,048      $49,121       $14,073      ($29,464)
Material Handling                   1993           1996         $101,226       $2,241       $3,333        $1,092         ($104)
Medical                             1993           1996         $540,339       $7,760      $17,215        $9,455        $1,594
Manufacturing & Production          1993           1996         $726,873      $36,559      $63,956       $27,397      ($15,009)
Miscellaneous                       1993           1996         $109,700          ($5)      $3,135        $3,141            $0
Office Equipment                    1993           1996         $325,028       $3,026      $12,953        $9,927      ($53,619)
Printing                            1993           1996         $185,965      $10,656      $20,955       $10,299       ($4,786)
Restaurant                          1993           1996         $280,383       $6,137      $12,560        $6,424         ($704)
Retail                              1993           1996         $440,090      $71,872      $57,200      ($14,672)     ($36,991)
Sanitation                          1993           1996          $18,319       $3,870      $14,042       $10,172        $7,122
Telecommunications                  1993           1996       $3,379,187     $417,507     $467,241       $49,735     ($193,057)
Transportation                      1993           1996          $87,016       $8,588      $27,917       $19,330       $14,920
Video Production                    1993           1996         $113,063       $9,869         $472       ($9,397)     ($31,337)
Computers                           1994           1996         $145,099      $18,104      $33,695       $15,591      ($51,596)
Fixtures                            1994           1996           $5,701        ($248)         $15          $263            $0
Furniture                           1994           1996          $43,911       $5,660           $0       ($5,660)     ($13,787)
Material Handling                   1994           1996          $40,874       $4,719       $8,180        $3,462      $265,046
Medical                             1994           1996         $600,290      $58,047      $64,059        $6,012     ($285,307)
Manufacturing & Production          1994           1996         $119,549      $31,979      $25,267       ($6,712)     ($42,424)
Printing                            1994           1996          $39,622       $6,853       $4,000       ($2,853)     ($15,129)
Restaurant                          1994           1996          $27,415      $14,772           $0      ($14,772)     ($16,490)
Telecommunications                  1994           1996          $15,173          ($6)        $302          $308            $0
Computers                           1995           1996         $173,672      $29,108      $20,133       ($8,975)      ($7,703)
Copiers                             1995           1996           $5,041           $0         $378          $378            $0
Fixtures                            1995           1996          $44,435       $9,918       $7,530       ($2,389)      ($2,388)
Furniture                           1995           1996          $11,279           $0           $0            $0       ($9,023)
Material Handling                   1995           1996           $3,725         $125         $420          $295            $0
Medical                             1995           1996         $104,042      $82,701      $37,325      ($45,376)     ($45,738)
Manufacturing & Production          1995           1996         $213,504     $115,772      $77,296      ($38,476)     ($36,655)
Printing                            1995           1996           $6,610       $2,807       $2,967          $160            $0
Restaurant                          1995           1996          $69,892      $66,077      $36,359      ($29,718)     ($29,718)
Retail                              1995           1996         $623,532     $524,555     $584,336       $59,781            $0
Telecommunications                  1995           1996          $57,101       $3,218       $1,541       ($1,677)      ($1,867)
Video Production                    1995           1996          $25,738      $12,618      $13,408          $790            $0
Computers                           1996           1996          $24,535       $7,962           $0       ($7,962)      ($7,962)
Manufacturing & Production          1996           1996          $52,320      $52,930           $0       $52,930            $0
Restaurant                          1996           1996           $7,247         $114       $1,500        $1,386       ($1,312)

Automotive                          1992           1997          $35,277           $0      $10,419       $10,419       $13,003
Computers                           1992           1997          $74,483           $0       $9,165        $9,165       $13,519
Construction                        1992           1997          $22,030       $4,101       $2,891         ($109)       $1,200
Environmntal                        1992           1997          $12,565       $2,224       $2,225            $0        $1,893
Fixture                             1992           1997          $28,886           $0           $0            $0        $2,401
Furniture                           1992           1997          $31,271       $1,531       $1,109         ($422)       $2,063
Manufacturing & Production          1992           1997           $6,943         $819       $1,311            $0        $1,072
Material Handling                   1992           1997       $4,110,891     $925,806   $1,116,242            $0      $858,263
Mining                              1992           1997         $217,414      $71,977      $20,000            $0       $20,000
Photography                         1992           1997          $31,894       $4,950       $3,622            $0        $2,338
Printing                            1992           1997         $168,741      $18,014      $12,537       ($1,610)      $11,395
Restaurant                          1992           1997          $26,616           $0           $0            $0        $2,847
Sanitation                          1992           1997           $9,361           $0           $0            $0        $2,119
Telecommunications                  1992           1997         $412,360      $39,967      $49,682       $12,232       $52,607
Agriculture                         1993           1997          $40,194           $0           $0            $0            $0
Automotive                          1993           1997         $888,312      $47,663      $24,773      ($22,890)           $0
Computers                           1993           1997         $734,252      $93,839      $90,756       ($3,083)       $3,687
Construction                        1993           1997          $63,042       $9,790      $10,459          $670            $0
Copiers                             1993           1997          $63,037           $0           $0            $0            $0
Environmntal                        1993           1997          $32,236       $4,298       $4,796          $497            $0
Fixtures                            1993           1997       $9,044,378   $1,170,547   $1,443,061      $504,440      $743,528
Furniture                           1993           1997         $315,502      $66,485      $67,421          $936            $0
Install Chgs                        1993           1997           $1,837           $0           $0            $0            $0
Manufacturing & Production          1993           1997         $536,057      $69,376      $86,814       $17,438       ($4,079)
Miscellaneous                       1993           1997          $11,404           $0         $262          $262            $0
Material Handling                   1993           1997         $208,966       $8,685       $6,409       ($2,276)           $0
Medical                             1993           1997         $980,345      $14,745       $9,015       ($5,730)      ($4,502)
Office Equipment                    1993           1997         $293,902      $39,096      $48,162        $9,066      ($10,334)
Photography                         1993           1997         $106,420      $25,078      $25,359          $281            $0
Printing                            1993           1997          $69,600       $1,744       $2,253          $508            $0
Restaurant                          1993           1997       $1,033,639     $178,664     $193,503       $14,838      ($13,767)
Retail                              1993           1997         $801,808      $81,489     $108,377       $26,888      ($56,651)
Sanitation                          1993           1997          $38,711      $10,814       $1,093       ($9,721)           $0
Telecommunications                  1993           1997       $2,215,528     $167,220     $191,182       $38,463       $73,235
Transportation                      1993           1997         $155,270      $27,237      $31,561        $4,324        $2,810
Video Production                    1993           1997          $30,290           $0           $0            $0            $0
Agriculture                         1994           1997          $16,669       $2,080       $1,356         ($724)           $0
Automotive                          1994           1997          $17,497       $2,193       $4,453        $2,260       ($2,429)
Computers                           1994           1997         $246,517      $23,978      $19,260         ($201)     ($50,581)
Furniture                           1994           1997          $77,796       $8,383      $13,210        $4,827      ($18,169)
Manufacturing & Production          1994           1997         $770,651     $221,135     $156,719       ($4,256)    ($168,342)
Medical                             1994           1997          $97,293      $13,074      $17,107        $4,033      ($15,151)
Printing                            1994           1997          $33,526           $0           $0            $0            $0
Restaurant                          1994           1997          $17,087         $346       $2,314        $1,968       ($4,605)
Telecommunications                  1994           1997          $17,862         $228           $0         ($228)           $0
Video Production                    1994           1997          $43,569           $0          $70           $70            $0
Audio                               1995           1997          $24,180           $0           $0            $0            $0
Computers                           1995           1997         $370,580      $19,725      $21,722        $1,997            $0
Copiers                             1995           1997          $10,564       $1,482           $0       ($1,482)           $0
Fixture                             1995           1997          $18,012           $0         $518          $518            $0
Furniture                           1995           1997          $25,418       $7,293       $8,354        $1,061            $0
Manufacturing & Production          1995           1997         $399,479      $78,533      $35,135      ($43,397)     ($10,332)
Medical                             1995           1997         $131,557      $30,567      $30,135        $1,728            $0
Office Equipment                    1995           1997          $12,041           $0           $1            $1            $0
Printing                            1995           1997          $10,883           $0         $523          $523            $0
Restaurant                          1995           1997          $41,979       $6,944       $7,090          $145            $0
Telecommunications                  1995           1997          $32,044         $644       $2,025        $1,382            $0
Transport                           1995           1997           $9,915           $0           $0            $0            $0
Video Production                    1995           1997           $5,116       $1,434       $1,619          $185            $0
Aircraft                            1996           1997       $5,690,161   $5,231,289   $5,305,164       $73,875            $0
Computers                           1996           1997          $69,115      $64,613      $28,495      ($36,118)           $0
Manufacturing & Production          1996           1997         $112,286   $2,317,341   $2,316,413         ($929)           $0
Printing                            1996           1997          $30,867      $24,284           $0      ($24,284)           $0
Restaurant                          1996           1997          $21,703      $19,339           $0      ($16,339)           $0
Retail                              1996           1997          $28,814      $24,695           $0      ($24,695)           $0
Telecommunications                  1996           1997         $646,908     $204,268      $81,062     ($123,206)    ($261,441)
Video Production                    1996           1997          $53,503      $41,768      $45,625        $3,857            $0
Computers                           1997           1997          $42,221      $41,673           $0      ($37,673)           $0
Manufacturing & Production          1997           1997          $56,217      $54,750      $89,370       $34,620            $0

Medical                             1992           1998          $28,945           $0      $13,065       $13,065            (4)
Office Equipment                    1992           1998           $3,486           $0       $3,151        $3,151            (4)
Photography                         1992           1998          $11,376       $1,738           $0       ($1,738)           (4)
Automotive                          1993           1998          $43,374           $0       $5,826        $5,826            (4)
Computers                           1993           1998       $1,644,491     $273,716     $392,988      $119,271            (4)
Manufacturing & Production          1993           1998          $19,974           $0           $0            $0            (4)
Materials                           1993           1998          $32,128       $4,221           $0       ($4,221)           (4)
Restaurant                          1993           1998         $115,199         $660         $106         ($554)           (4)
Retail                              1993           1998          $16,046         $774         $855           $81            (4)
Sanitation                          1993           1998          $48,315           $0           $0            $0            (4)
Telecommunications                  1993           1998         $101,076      $21,633      $34,819       $13,186            (4)
Computers                           1994           1998          $22,525          $51         $300          $249            (4)
Furniture                           1994           1998         $114,022      $31,477      $38,909        $7,432            (4)
Manufacturing & Production          1994           1998          $19,962         $485         $485           ($0)           (4)
Computers                           1995           1998          $91,349           $0       $2,178        $2,178            (4)
Manufacturing & Production          1995           1998          $82,681           $0       $3,163        $3,163            (4)
Medical                             1995           1998          $32,578           $0           $0            $0            (4)
Restaurant                          1995           1998          $23,799           $0           $0            $0            (4)
Retail                              1995           1998          $34,492           $0          $58           $58            (4)
Telecommunications                  1995           1998          $26,346           $0         $354          $354            (4)
Transport                           1995           1998          $36,258           $0           $0            $0            (4)
Audio                               1996           1998          $26,373       $1,409       $1,409            $0            (4)



(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.



---------------------
Prior performance is not an indication of future results.

                                   TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the two years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
           Type of               Year of        Year of    Acquisition     Net Book         Net            GAAP         Taxable
          Equipment            Acquisition    Disposition    Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------    -----------  -----------    -----------    -----------   ------------   -----------

Restaurant                        1994            1995        $326,412       $274,229       $292,998       $18,770       ($8,364)
Computers                         1995            1995         $40,355        $36,171         $4,310      ($31,861)           $0
Manufacturing & Production        1995            1995        $107,995        $70,846        $13,253      ($57,593)      ($6,821)
Printing                          1995            1995      $1,820,770     $1,218,354       $847,650     ($370,703)    ($189,624)

Computers                         1994            1996         $18,446         $5,353         $3,560       ($1,793)     ($10,985)
Manufacturing & Production        1994            1996         $17,177         $8,953         $9,433          $480            $0
Telecommunications                1994            1996         $24,655        $18,456        $20,460        $2,004            $0
Computers                         1995            1996      $1,347,917       $329,160       $125,734     ($203,426)    ($541,146)
Construction                      1995            1996     $22,064,270    $16,995,923    $16,995,923            $0     ($623,361)
Medical                           1995            1996        $103,056        $44,801        $50,884        $6,083            $0
Manufacturing & Production        1995            1996      $1,409,938       $812,883       $444,921     ($367,962)    ($374,116)
Printing                          1995            1996      $5,442,336     $2,288,789     $1,412,324     ($876,465)    ($414,037)
Restaurant                        1995            1996        $268,961       $253,439       $269,638       $16,199            $0
Telecommunications                1995            1996      $1,650,391     $1,200,958     $1,315,148      $114,190            $0

Automotive                        1994            1997         $27,829        $14,749             $0      ($14,749)           $0
Computers                         1994            1997        $180,776        $66,976        $75,905        $8,929      ($13,291)
Construction                      1994            1997         $32,848        $17,140             $0      ($17,140)           $0
Fixture                           1994            1997         $45,846         $1,789         $2,750          $961      ($15,349)
Restaurant                        1994            1997         $94,554        $47,563        $52,007        $4,444            $0
Retail                            1994            1997         $26,897             $0         $1,936        $1,936       ($8,598)
Computers                         1995            1997      $3,262,279       $489,867       $501,756     ($140,124)     $185,069
Fixture                           1995            1997         $29,651        $18,427             $0      ($18,427)           $0
Manufacturing & Production        1995            1997      $1,890,353       $255,830       $887,316       $28,163      $191,708
Medical                           1995            1997         $88,067         $1,722         $2,461          $739            $0
Office Equipment                  1995            1997         $27,724             $0             $0            $0            $0
Printing                          1995            1997      $4,015,970       $898,332       $821,964      ($50,660)     ($50,886)
Restaurant                        1995            1997         $39,793        $28,957             $0      ($28,957)           $0
Telecommunications                1995            1997         $19,948         $2,353         $2,428           $75            $0
Transport                         1995            1997         $12,332           $541           $544            $2            $0
Furniture                         1996            1997         $52,450        $51,399         $3,919      ($27,979)           $0
Manufacturing & Production        1996            1997        $640,182        $81,744       $128,607      ($27,601)    ($216,682)
Printing                          1996            1997        $349,511       $243,488       $223,338      ($20,150)           $0
Restaurant                        1996            1997         $30,415             $0            $99           $99            $0
Telecommunications                1996            1997        $216,401       $118,544         $3,044        $3,044       ($7,459)

VIDEO PROD                        1994            1998         $14,310           $100           $112          ($12)           (4)
COMPUTES                          1995            1998      $2,219,673       $187,957       $364,521     ($176,564)           (4)
FURNITURE                         1995            1998         $57,282             $0         $1,415       ($1,415)           (4)
M & P                             1995            1998        $181,790         $1,079        $64,199      ($63,120)           (4)
MEDICAL                           1995            1998         $40,799             $0         $1,154       ($1,154)           (4)
PRINTING                          1995            1998        $413,451        $12,413        $10,382        $2,030            (4)
RESTAURANT                        1995            1998         $10,838             $0             $4           ($4)           (4)
TELECOMM                          1995            1998          $7,707           $542         $1,250         ($708)           (4)
COMPUTERS                         1996            1998         $26,138             $0            $13          ($13)           (4)
M & P                             1996            1998         $11,497             $0             $6           ($6)           (4)
PRINTING                          1996            1998         $39,424             $0           $562         ($562)           (4)







(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.



---------------------
Prior performance is not an indication of future results.

                                   TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the year ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                  Federal
         Type of         Year of        Year of      Acquisition   Net Book         Net           GAAP         Taxable
        Equipment      Acquisition    Disposition      Cost (1)    Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------     -----------    -----------    -----------  -----------   ------------   -----------   -----------

Construction              1996           1997           $50,702      $47,778            $0       ($47,778)           $0
Vessels                   1997           1997        $9,561,865   $4,154,528    $5,864,138     $1,709,610    $2,448,874
Computers                 1996           1997        $2,048,220   $1,660,987    $1,774,347        $18,900            $0
Telecommunications        1996           1997           $52,104      $13,681       $22,837             $0      ($23,396)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1998.



---------------------
Prior performance is not an indication of future results.

     ICON  INCOME  FUND  EIGHT  INSTRUCTIONS  FOR  COMPLETING  THE  SUBSCRIPTION
AGREEMENT
========================================================================
INSTRUCTIONS: To purchase or acquire ownership interests in ICON Income Fund Eight, please complete and sign the Subscription Agreement. Please print or type
your       responses       clearly      in      the       spaces       provided.
========================================================================   Units
Purchased. Indicate the total dollar amount and the number of 1. Units you wish to purchase in ICON Income Fund EIGHT. Each whole INVESTMENT: Unit has a cost of $100.00 and each 1/10,000th of a Unit costs $.01. (Example: For an investment of $2,723.25, the number of units will equal 27.2325 Units.) The Partnership has a minimum Initial Investment requirement of $2,500 except for IRAs, SEPs and Qualified Pension, Profit-Sharing or Stock Option Plans including Keogh Plans for which the minimum Investment is $1,000. (Please see the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES"
section    in    the     Prospectus     for    details    and     restrictions).
------------------------------------------------------------------------------
------------------------------------------------------------------------------
A. Subscriber or Investor Information. Fill in the name, address 2. and tax identification number or social security number for each REGISTRATION subscriber. (If necessary, attach an additional sheet and have INFORMATION: the additional subscribers sign such sheet.) B. Trustee or Custodian Information. Please have the Trustee(s) or Custodian(s) of your fiduciary account complete
Section 2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified Plan), or in another fiduciary account. (Note: Section 2A must be completely filled out with all subscriber information.) C. Citizenship. Please indicate if you are a U.S. Citizen, U.S. Resident Alien or the citizen of a country other than the United States. If so, please specify the country of which you are a citizen.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
(Mark only one box. Information as to signatures that are required, depending on the type of ownership, is provided below.) 3. FORM OF INDIVIDUAL
OWNERSHIP-investor's signature required. OWNERSHIP: HUSBAND AND WIFE, AS COMMUNITY PROPERTY-both parties' signature required. JOINT TENANTS-signatures of all parties are required. TENANTS IN COMMON-signatures of all parties are required. PARTNERSHIP-signature of an authorized partner required. CORPORATION-signature of an authorized officer. IRA, SEP, KEOGH-signature of trustee or custodian required. CUSTODIAL ACCOUNT-signature of custodian
required.          TRUST-signature          of         trustee         required.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
4. If you want your distribution checks to be mailed to an address DISTRIBUTION other than shown in Section 2, please complete Section 4. If you ALTERNATIVES: desire multiple payees or direct deposit for your distributions, please complete the Special Payment Instruction Form (Page C-5).
------------------------------------------------------------------------------
------------------------------------------------------------------------------
5. Please  complete  the  Investor  Data Sheet of the  Subscription  SIGNATURES:
Agreement (Page C-3) and read the Investor Suitability Requirements and Representations on the reverse side of the Data Sheet (see Page C-4). After you have done so, please sign, initial and date the Subscription Agreement. (Please refer to Section 3 above for information as to who should sign.)
------------------------------------------------------------------------------
6. The Registered Representative must complete this section of the BROKER/DEALER Subscription Agreement. An authorized Branch Manager or Registered INFORMATION:
Principal of the Broker/Dealer firm must sign the Subscription Agreement. Orders cannot be accepted without this Broker/Dealer authorization.
-----------------------------------------------------------------------------
------------------------------------------------------------------------------
Until you are notified that the escrow condition of the sale of 7. INVESTMENT 12,000 Units has been completed, please make checks payable to "The CHECKS & Chase Manhattan Bank ICON Income Fund EIGHT Escrow Account." SUBSCRIPTIONS:Thereafter, checks should be made payable to "ICON Income Fund EIGHT" Your check should be in the amount of your subscription as shown in
Section 1 of the Subscription Agreement. Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your Special Payment Instruction Form (Page C-5) (if applicable) and subscription check, in the amount of the subscription price (as shown in Section 1 on page C-3) to:
ICON Securities Corp., 600 Mamaroneck Avenue, Harrison, New York 10528. An original executed pink copy of this Subscription Agreement will be returned to you for your files.
-----------------------------------------------------------------------------
NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.
     White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy


                          GENERAL INSTRUCTIONS

      1. Each Subscriber is hereby instructed that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBER SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of Subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

      2. Subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for Subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section. Various states may also impose more stringent standards than the general requirements described under the "INVESTOR SUITABILITY AND
MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section in the Prospectus. In addition, the State of California has additional transfer requirements as summarized in the following legend, which are in addition to the provisions of Section 10 of the Partnership Agreement:

      "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."

     Page 13 ICON INCOME FUND EIGHT SUBSCRIPTION AGREEMENT A Delaware Limited Partnership
----------------------------------------------------------------------------- 1.
A.     UNITS     PURCHASED      Dollar     ICON     USE     ONLY     INVESTMENT:
Amount________________________     No.    of    Units    Subscription     (Check
_________________  Received  Appropriate  B.  TYPE OF  INVESTMENT  Date:  Boxes)
_____Initial  Investment  _____Additional  ________________  Investment  No.  of
Units:         __________         Blue        Sky        State:         ________
-----------------------------------------------------------------------------
---------------------------------------------------------------------------
A. SUBSCRIBER INFORMATION (Please specify Mr. or Ms.) Subscriber's Name(s)______________________________________________________________________
________________________________________  Subscriber  Tax I.D.  2. No. or Social
Security No.______________________________ REGISTRATION Subscriber's Residential
Address                           INFORMATION:                           (Please
Street_______________________________________________________________________
type      or       City/Town________________________________________       print
State___________________   Zip    Code______________________________    clearly)
Telephone  No.  (Day)  _______________________________  B.  TRUSTEE OR CUSTODIAL
INFORMATION (of IRAs, Qualified Plans, other Trustees, etc., if applicable) Trustee's or Custodian's Name(s)______________________________________Trustee
Tax         I.D.         No.          _____________________________          FBO
_____________________________________________________________Acct.            No
______________________________________   Date  Trust  or   Account   Established
___________________  Year to which  Subscription  applicable  19___ Trustee's or
Custodian's                                                              Address
Street_______________________________________________________________________
City/Town________________________________________  State___________________  Zip
Code____________________    Contact    Name_____________________________________
Phone__________________________________________   C.  CITIZENSHIP   (Check  One)
___U.S. Citizen ___U.S. Resident Alien ___Non-Resident (Specify Country)________________
-------------------------------------------------------------------
--------------------------------------------------------------------
3. FORM OF _____  Individual  Ownership  _____  Partnership  FIDUCIARY  ACCOUNTS
OWNERSHIP: _____ Husband and Wife, as Community Property _____ Corporation (Mark only (All Sections in 2B must be filled out) one box) _____ Joint Tenants _____ Trust ___ IRA, SEP, Keogh ___ Trust _____ Tenants in Common ___ Custodial Account
--------------------------------------------------------------------------
------------------------------------------------------------------------
4. Check if:____ You wish Distributions of the Partnership to be DISTRIBUTIONreinvested in additional Units during the Offering Period.
ALTERNATIVES: ____ You wish Direct Deposit of Distributions or that (COMPLETE they be sent to more than one Payee. Complete the Special Payment ONLY IF Instruction Form. PAYEE IS ____ You wish Distributions to be sent to the Payee and DIFFERENT Address listed below. Complete the following information: THAN Payee Name: SECTION 2A
------------------------------------------------------------------------------
or    2B    Branch:     ___________________________________    Account    ABOVE)
Number:__________________________   ABA  #:___________________  Street  Address:
------------------------------------------------------------------------------
City/Town:       ____________________________________________________      State
___________________              Zip              Code              ____________
--------------------------------------------------------------------------
------------------------------------------------------------------------
(Initial _________________) The undersigned confirms that he/she: has received a copy of the Prospectus and has read page C-2 hereof, makes the representations contained on Page C-4 hereof, acknowledges that an 5. investment in Units is not liquid; declares that, to the best of SIGNATURES his/her knowledge, all information in Sections 1-4 of the Page C-3 is AND accurate and may be relied upon by the General Partner; and appoints INITIALS: the General Partner as his/her  attorney-in-fact  as  described  in  Paragraph  2  on  Page  C-4.  Sign
X______________________________________                                     Sign
X_______________________________________________________    Here    Subscriber's
Signature  Date Here  Authorized  Signature  (Custodian/Trustee/Officer/Partner)
Date                                     X______________________________________
X_______________________________________________________  Subscriber's Signature
Date       Print       Name       (Custodian/Trustee/Officer/Partner)       Date
------------------------------------------------------------------------
-----------------------------------------------------------------
The Selling Dealer must sign below to complete the order and, by doing so, thereby represents that (1) both it and its registered 6. BROKER/ representative which solicited the subscription (the "Registered DEALER Representative"): (a) is duly licensed by, and in good standing with, INFORMATION:the NASD and may lawfully offer Units in the State(s) listed in (Please Section 2.A above; (b) has reasonable grounds to believe, based on type or information obtained from the Subscriber concerning his/her investment print objectives, other investments, financial situation and needs and any clearly) other information known by the Selling Dealer or Registered Representative, that the Investment described in Section 1, above is suitable in light of Subscriber's income, net worth and other characteristics; and (c) the Registered Representative has (i) informed the Subscriber as to the limited liquidity of the Units and (ii) delivered a current copy of the Prospectus to the Subscriber in connection with the offering of Units. PLEASE PRINT Brokerage Firm Name_______________________________________ Supervisor_______________________
Tele.       Number       _______________        Registered        Representative
Name_______________________________________  Rep.  Number  ______________  Tele.
Number             ______________              Representative             Street
Address_______________________________________________________________
City/Town_________________________________________________
State_______________________   Zip  Code  _______________  Authorized  signature
(Branch  Manager or  Registered  Principal).  Order cannot be completed  without
signature.              X_______________________________________________________
-----------------------------------------------------------------
--------------------------------------------------------------------
7. Mail the completed Subscription Agreement with a check payable as INVESTMENT indicated in the instructions to: ICON Securities Corp., 600 CHECKS & Mamaroneck
Avenue,        Harrison,       New       York       10528.        SUBSCRIPTIONS.
--------------------------------------------------------------------------
---------------------------------------------------------------------
ACCEPTANCE BY GENERAL PARTNER ICON Capital Corp., General Partner ICON INCOME FUND EIGHT By:_________________________________________________________
Authorized                             Signature                            Date
-----------------------------------------------------------------

INVESTOR SUITABILITY SUBSCRIPTION; APPOINTMENT OF ATTORNEY-IN-FACT; AND
                            REPRESENTATIONS

      1. Subscription for Units. Each subscriber (a "Subscriber") desiring to become a Limited Partner of ICON Income Fund Eight, an equipment leasing program consisting of two Delaware limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B") (collectively, the "Partnerships", or, individually, a "Partnership"), hereby signs his/her name in Section 5 on Page C-3, and thereby (a) subscribes for the number and dollar amount of limited partnership units ("Units") as set forth in Section 1.A on Page C-3; (b) agrees to become a Limited Partner of a Partnership upon acceptance of his/her subscription by the General Partner of such Partnership, ICON Capital Corp. (the "General Partner"); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement. Subscriber hereby subscribes for the number of Units (whole and fractional), and has tendered good funds herewith in full payment of the "Dollar Amount" therefor (computed at $100 per whole Unit/$.01 for each 1/10,000th of a Unit as shown in Section 1.A on Page C-3, subject to (i) discounts (as described in the "Plan of Distribution" Section of the Prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus).

      2. Appointment of the General Partner as Subscriber's Attorney-in-Fact. By signing his/her name in Section 5 on Page C-3, (and effective upon admission to the Partnership), each Subscriber thereby makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such Limited Partner, to the full extent, and for the purposes and duration, set forth in
   Section 15 of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference). Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the General Partner deems necessary or desirable to carry out fully the provisions of the Partnership Agreement (in the manner and for the purposes provided in Section
   15.1 of the Partnership Agreement) and (b) amendment to the Partnership Agreement and to the Certificate of Limited Partnership of the Partnership (in the manner and for the purposes provided in Section 15.2 of the Partnership Agreement, including, without limitation, admission of Limited Partners to the Partnership and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Partnership's Investments). The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each Limited Partner of the Partnership under
   Section 15 of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

      3. General Subscriber Representations. As a condition to Subscriber's being admitted to the Partnership, Subscriber hereby represents that he/she:
   (a) either (i) has annual gross income of $30,000 plus a net worth of $30,000 (exclusive of his/her investment in Units, home, home furnishings and automobiles) or a net worth of $75,000 (determined in the same manner) or
   (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus; (b) if Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3;
   (c) has accurately identified himself/herself in Section 2.C on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus); and (d) each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

      4. Additional Fiduciary and Entity Representations. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified
   Plan), such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and (b) this investment is an authorized investment for Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

      5. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the Taxpayer Identification Number or Social Security Number listed in Section 2.A on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

      UPON SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-5) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

                            ICON INCOME FUND EIGHT
               600 Mamaroneck Avenue, Harrison, New York 10528


                       SPECIAL PAYMENT INSTRUCTION FORM

        DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE
                                 PAYEES

      Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. A maximum of two (2) choices are allowed. If these instructions are being delivered in connection with an additional investment in this Partnership which is being combined with a prior investment, the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed. Original signatures of all joint investors or custodial authorization are required.

                                 First Payee Direct Deposit

                                 Checks


      Bank Name____________________________________ Bank
      Address_____________________________________


      City             State              Zip

      Bank ABA#___________________________________  Bank Routing
      No.__________________________________

      Name of Account Holder_________________________    Account
      Type_____________________________________
                                          Account
      No.______________________________________

      % to be Paid*__________________________________    New
      instructions:        Yes                  No

===================================================================

                                   Second Payee Direct Deposit
                                Checking


      Bank Name___________________________________  Bank
      Address______________________________________


      City             State              Zip

      Bank ABA#__________________________________   Bank Routing
      No.___________________________________

      Name of Account Holder________________________Account
      Type______________________________________
                                          Account
      No._______________________________________

      % to be Paid*_________________________________New
      instructions:       Yes                 No


      *Please note that the total of First Payee and Second Payee (if applicable) should equal 100% of distribution.



      --------------------------------------------
      ----------------------------------------------
      Original Signature - Subscriber - Limited Partner  Original
      Signature - Subscriber - Limited Partner or Authorized/Custodial Representative


      --------------------------------------------
      ----------------------------------------------
      Date Signed                         Original Signature -
      Subscriber - Limited Partner


                   Please make a copy for your records

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

  =============================================================
                     ICON Income Fund Eight
  =============================================================


                        $150,000,000 (Maximum Offering)
                 150,000 Units of Limited Partnership Interest
  (two Delaware limited partnerships, each having a minimum capitalization of
                                 12,000 Units)

                               $100.00 per Unit
                     Minimum Investment 25 Units ($2,500)
               (10 Units or $1,000 for IRAs or Qualified Plans)

                        ------------------
                        PROSPECTUS
                        ------------------

                             ICON SECURITIES CORP.
                                Dealer-Manager

                              September 23, 1998



                             ICON Securities Corp.
                             600 Mamaroneck Avenue
                           Harrison, New York 10528
                                (914) 698-0600

   UNTIL DECEMBER 21, 1998 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.









                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  *
ITEM 14.  *
ITEM 15.  *
ITEM 16.  *
ITEM 17.  *

* Filed in Amendment No. 2 to the S-1 Registration Statement filed on September 18, 1998 and is incorporated herein.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated.

                          ICON INCOME FUND EIGHT,
                          ICON INCOME FUND EIGHT A L.P.
                          (a Delaware limited partnership)
                          ICON INCOME FUND EIGHT B L.P.
                          (a Delaware limited partnership)

                          By:  ICON CAPITAL CORP.,
                               General Partner


                          By:  _/s/ Beaufort J. B. Clarke
                               Beaufort J. B. Clarke, President

      Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 1 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 29th day of January, 1999.

Signatures                     Title(s)


/s/ Beaufort J. B. Clarke______ Chairman,  President (Chief Executive Officer)
                                and  Director of ICON Capital  Corp.,  the
Beaufort J. B. Clarke           General Partner of the Registrant



/s/ Thomas W. Martin   ______   Executive Vice President,Treasurer and Director
Thomas W. Martin                 of ICON Capital Corp.


/s/ Kevin F. Redmond       ___  Vice President of Finance and Chief Financial
Kevin F. Redmond                    Officer of ICON Capital Corp.

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


                       ----------------------




                              EXHIBITS

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                              FORM S-1

                       REGISTRATION STATEMENT

                                UNDER

                     THE SECURITIES ACT OF 1933




                       ----------------------



                       ICON INCOME FUND EIGHT

                            ICON INCOME FUND EIGHT
                              EXHIBIT INDEX

Exhibit
  No.      DESCRIPTION                                                  Page

1.    Underwriting agreements.
      1.1  Form of Dealer-Manager Agreement....................... E- 249
      1.2  Form of Selling Dealer Agreement....................... E- *

4. Instruments defining the rights of security holders.
4.1   The Partnership's Amended and Restated Agreement of Limited
            Partnership is included as Exhibit A to the Prospectus.     E-***
      4.2 The Subscription Agreement, including the Limited Partner Signature Page and Power of Attorney, whereby a subscriber agrees to purchase
           Units  and  adopts  the   provisions  of  the  Agreement  of  Limited
           Partnership is included in Exhibit C to the Prospectus. E-*
      4.3  Copy of the Partnership's Certificate of Limited
           Partnership filed with the Delaware Secretary of State
           On June 9, 1997........................................ E-*

5. Opinion re legality.
      5.1  Opinion of Day, Berry & Howard LLP with
           respect to securities being registered................. E-**

8.    Opinion re tax matters.
      8.1  Opinion of Day, Berry & Howard LLP with
           respect to certain tax matters......................... E-**

10.   Material Contracts.
      10.2 Escrow Agreement....................................... E-***

23.   Consents of experts and counsel.
      23.1 Consent of KPMG Peat Marwick LLP....................... E- 263
      23.2 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference.
      23.3 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference.

24.   Power of Attorney.
      24.1 Powers of Attorney .................................... E-*

99.   Additional Exhibits.
      99.1 Table VI - Acquisition of Equipment by the Prior
           Public Programs........................................ E-*

* Filed as an Exhibit to the S-1 Registration Statement filed on May 29, 1998 and is incorporated herein by reference.
** Filed as an Exhibit to Amendment No. 1 to the S-1 Registration Statement filed on July 24, 1998 and is incorporated herein.
*** Filed as an Exhibit to Amendment No. 2 to the S-1 Registration Statement filed on September 18, 1998 and is incorporated herein.

                                  EXHIBIT 1.1



                                    FORM OF
                           DEALER MANAGER AGREEMENT

           1,500,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                                 of

                       ICON Income Fund Eight
                  (a Delaware Limited Partnership)

                      DEALER-MANAGER AGREEMENT

                        ______________, 1998

ICON Securities Corp.
600 Mamaroneck Avenue
Harrison, New York 10528

Dear Sirs:

    Reference is made to the enclosed Prospectus (the "Prospectus") relating to the offering by ICON Income Fund Eight, an equipment leasing program consisting of two limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B")(collectively, "the Partnerships", or, individually, "a Partnership"), of Limited Partnership Interests in units of $100 each (the "Units"). The Units and the terms upon which they are offered are more fully described in the Prospectus.

    We are entering into this Agreement with you as exclusive managing sales agent ("Dealer-Manager") pursuant to which you are authorized to (1) select and provide sales support to a group of securities broker-dealers (the "Selling Dealers") which are members of the National Association of Securities Dealers, Inc. (the "NASD") and (2) to offer directly to the general public, in each case to offer, on a best efforts basis, a Total Maximum Offering of up to 1,500,000 units of limited partnership interest in the Partnership (the "Units").

    Each Selling Dealer selected by you is authorized by its Selling Dealer Agreement, and you are hereby authorized, to find purchasers for the Units which satisfy the suitability standards set forth in the Prospectus during the Offering Period (as defined below) and which are acceptable to the Partnership. The date on which the offering shall terminate is the earlier of (i) the last day of the twenty-four (24) month period which begins on the Effective Date (as defined in the Prospectus) of the Registration Statement (with the offering of Units in certain states for more than 12 months subject to the permission of the state securities commission of such respective states) or (ii) the date on which all Units available for sale are fully subscribed, unless the Offering is earlier terminated (with notice to you) by the General Partner (hereinafter called the "Termination Date"). The period between the Effective Date of the Registration Statement and the Termination Date is hereinafter called the "Offering Period." Each date on which any Limited Partner (other than the Original Limited Partner) is admitted to the Partnership is hereinafter called a "Closing Date."

    This Agreement shall become effective (i) at 12:01 A.M., New York City time, on the first full business day after the Effective Date, or (ii) upon the release of the Units for offering, whichever is earlier. The time of the release of the Units for offering is the publication after the Effective Date of the first newspaper advertisement relating to the Units or the time of the first mailing of copies of the final Prospectus, whichever is earlier. Each of us agrees to notify the other immediately after it shall have taken any action by release or otherwise, whereby this Agreement shall have become effective. This Agreement may be terminated by the Partnership at any time before it becomes effective without liability to the Partnership or any Partner thereof (as defined therein).

    The Partnership will accept subscriptions for the Units subject to the Partnership's right to terminate the Offering Period at any time without notice and to reject any subscription in whole or in part, in its sole discretion. The acceptance of subscriptions is further subject to the following terms and conditions:

    1.Appointment as Dealer-Manager. We hereby authorize you to act as a Dealer-Manager during the Offering Period and, on a "best efforts" (and not "firm underwriting") basis only, to offer Units directly, and to enter into Selling Dealer Agreements on behalf of the Partnership authorizing each such Selling Dealer to offer, to potential investors which (a) satisfy the investor suitability standards (i) set forth in the Prospectus as well as (ii) under applicable state laws and (iii) the NASD Conduct Rules and (b) are acceptable to the Partnership ("Eligible Investors"). As Dealer Manager, you will act as an independent contractor and not as our agent or as agent for the Partnership in connection with your solicitation of subscriptions for Units and will therefore be responsible for assuring that each subscriber satisfies all such requirements. You agree that you will not make representations or give information which is not (x) contained in the Prospectus or in supplemental sales literature specifically authorized for use in the manner described in
Section 5 of this Agreement or (y) consistent with the representations and information contained therein.

    2.Subscriptions for Units. You shall (a) find Eligible Investors for the Units, (b) keep records of the basis for each determination by a member of, or person associated with, your firm of a subscriber's suitability and (c) promptly forward each fully completed and executed copy of the Subscription Agreement, as signed by each subscriber and countersigned by a supervisory representative of your firm, together with the related subscription payment (in the form of a check made payable to " ICON Income Fund Eight Escrow Account" pending receipt and acceptance by the General Partner of subscriptions for 37,500 Units and thereafter in the form of a check made payable to "ICON Income Fund Eight Subscription Account") to:

                     ICON Capital Corp.
                     600 Mamaroneck Avenue
                     Harrison, New York 10528


    Each Subscription Agreement and related subscription payment shall be forwarded by your firm to us at the foregoing address no later than noon of the next business day after receipt from your customer by any member of, or person associated with, your firm of such payment, unless such Subscription Agreement and payment are first forwarded to another of your offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the above address no later than noon of the next business day after its receipt thereof. (Notwithstanding the foregoing, any investor's check not properly completed as described above shall be promptly returned to such investor not later than the next business day following your receipt of such check). Each subscription so received by the General Partner will be subject to acceptance or rejection by it by the end of the next business day. Each such subscription payment received by us and accepted by the General Partner will be transmitted, as soon as practicable, but in any event by the end of the second business day following our receipt thereof, to The Chase Manhattan Bank, A New York Chartered Bank (the "Escrow Agent") for deposit in an interest-bearing bank account insured by the Federal Deposit Insurance Corporation which shall be an escrow account in the name of Escrow Agent pending the Initial Closing Date and will be a segregated subscription account of the Partnership thereafter. We undertake to promptly return directly to you for return to any of your customers whose subscriptions are not accepted by the General Partner, their Subscription Agreements together with the related, uncashed subscription payments within two business days of our receipt of same. Unless and until an event requiring a refund occurs, a subscriber will have no right to withdraw his subscription payments from escrow. The General Partner has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as a purchaser any person for any reason whatsoever or no reason.


    Unless subscriptions for at least 12,000 Units (excluding ten (10) Units originally subscribed for by the Original Limited Partner) are received and accepted by the General Partner on or before the Termination Date, the Partnership will promptly refund all subscription payments received by it in full with interest earned thereon, if any, and without deduction, and the offering shall thereupon terminate. Promptly after receiving and accepting subscriptions for 12,000 Units (excluding the above referenced ten (10) Units owned by the Original Limited Partner) the General Partner will notify the Escrow Agent that Schedule A to the Partnership Agreement has been amended to admit as Limited Partners subscribers (other than those who are residents of the Commonwealth of Pennsylvania, which requires that a minimum of 37,500 Units must be sold before such residents' subscription payment may be released from escrow) for whom subscriptions have been accepted, and the Escrow Agent is to pay over promptly to the Partnership the amount of all of such subscribers' subscription payments then on deposit and shall distribute interest earned on each subscription payment to the subscribers entitled to interest earned on his subscription. The date on which such admission of Limited Partners shall occur is hereinafter called the "Initial Closing Date." Under regulations of the the Commonwealth of Pennsylvania, until subscriptions for 5% (or $3,750,000) of the Maximum Offering have been received, the subscription payments of Pennsylvania residents must be held in escrow. After subscriptions for the residents of all jurisdictions including Pennsylvania have been received, all remaining subscriptions then being held in escrow will be released from escrow upon the next Closing Date and the applicable subscribers admitted to the Partnership as Limited Partners (in the manner described in the preceding sentence). Following the Initial Closing Date, the General Partner will continue to accept subscriptions for additional Units during the remainder of the Offering Period and to admit to the Partnership as Limited Partners subscribers whose subscriptions are accepted. Such admissions will take place from time to time as shall be determined by the General Partner, with the anticipation that Closings subsequent to the Initial Closing will occur as frequently as daily.

    The Partnership, by its acceptance of this Agreement, agrees to pay you the following compensation:

    a) Sales Commissions in an amount equal to 8.0% of the total purchase price of all Units sold through your efforts, except for the following types of Unit sales to officers, employees and securities representatives of the General Partner, its Affiliates and each Selling Dealer ("Affiliated Limited Partners") may purchase Units for a Net Unit Price of $92.00 per Unit and 92% of $.01 for each 1/10,000th of a Unit purchased (rounded to the next highest $.01) as to which no Sales Commissions are payable. Purchases of Units by Affiliated Limited Partners shall be for investment purposes only and not with a view toward resale.

    (b) an Underwriting Fee equal to 2.0% of the Gross Unit Price of every Unit actually sold by you, your registered representatives and registered representatives of all Selling Dealers for your services in supervising the sale of Units and to reimburse you, on a non-accountable basis, for wholesaling fees and expenses of the Sponsor and

    (c) reimbursement, on a fully accountable basis, for bona fide due diligence fees and expenses actually incurred by your firm in an amount not exceeding the lesser of (A) 1/2 of 1% of the Gross Offering Proceeds or (B) the maximum amount permitted to be paid under the NASD Conduct Rules.

    The total marketing compensation to be paid to you in connection with the offering for sale of Units of the Partnership, including Sales Commissions (equal to 8.0% of the Gross Offering Proceeds of all Units sold by you or your representatives) and Underwriting Fees (equal to 2.0% of the Gross Offering
Proceeds  of all Units  sold)  shall  not  exceed  10.0% of the  Gross  Offering
Proceeds from sale of Units and the total of such Sales Commissions, Underwriting Fees and reimbursable due diligence fees and expenses (if any), shall not exceed 10.5% of the Gross Offering Proceeds from sale of Units.

    All such compensation will be paid by the Partnership within 30 days after each Closing Date in respect of subscriptions submitted by investors who were admitted to the Partnership on such Closing Date. In addition, you will be entitled to reimbursement, on a fully accountable basis, for bona fide due diligence fees and expenses actually incurred by your firm in an amount not exceeding the lesser of (a) 1/2 of 1% of the Gross Offering Proceeds or (b) the maximum amount permitted to be paid under the National Association of Securities Dealers, Inc. (the "NASD")'s Conduct Rules (the "NASD Rules"). Notwithstanding the foregoing, no compensation will be paid in respect of subscriptions (or portions thereof) which have been rejected by the General Partner, or in the event the Minimum Offering for 12,000 Units is not successfully completed.

    Sales Commissions with respect to Units actually sold by you or your registered representatives and Underwriting Fees with respect to all Units sold (by you or by any Selling Dealers) will be due and payable to you within 30 days of each Closing Date (as hereinafter defined) on which the purchasers of such Units are admitted as Limited Partners and, to the extent that such commissions are advanced (which they shall be only for bona fide transactions as referenced in NASD Conduct Rule 2810, Section (b)4(B)(iii)) prior to a Closing Date (with respect to sales of Units actually sold by you), such payments shall be deemed advances which shall be returnable by you, in the event that, for any reason, such Closing Date does not occur. "Qualified Units" shall mean only those Units for which the particular state in which the Units are sold does not (i) require that more than 12,000 Units be sold before subscribers from such state may be admitted as Limited Partners or (ii) prohibit the payment of commissions with respect to sales of such Units, provided, however, when the aggregate number of Units sold exceeds the requirements of the particular state with respect to (i) and/or (ii) above, such Units shall become Qualified Units.

    3.Termination of Agreement. The provision of this Agreement relating to the offering of the Units shall terminate as to the Partnership upon the completion of the Offering Period, and may be terminated by you or us as specified in
Section 10 of this Agreement, subject to the survival of all provisions hereof which by their nature are intended to survive termination of this Agreement.

    4.Limitations on Payments. You agree that neither you nor any salesperson under your control shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit the normal sales commission payable to any properly licensed person for selling Units. In addition, you agree not to receive any rebates or give-up or participate in any reciprocal business arrangements (other than the securities distribution arrangements specified in the Prospectus) which would violate any restriction on the Partnership contained in the Prospectus.

    5.Supplementary Sales Material. You agree that you will not use any supplementary sales material other than the Prospectus (including, inter alia, transmittal letters, underwriting memoranda, summary descriptions, graphics, supplemental exhibits, media advertising, charts, pictures, written scripts or outlines), whether prepared to solicit sales to prospective investors or for the exclusive use of you and your personnel, except as supplied by the Partnership and described under the caption "Supplemental Literature" in the Prospectus, or otherwise specifically described in a written advice from the Partnership authorizing the type and manner of use. The use of any such other supplementary sales material is expressly prohibited except to the extent specified in any such written advice.

    6.Right To Sell. Notwithstanding any information furnished or any action taken by us in that connection, we shall have no obligation or liability with respect to the registration or qualification of the Units in any jurisdiction or the qualification or right of you or any Selling Dealer to sell or advertise them therein.

    7.Limited Obligations. Nothing herein contained shall constitute a partnership, association or other separate entity or partners between or among you, and/or any Selling Dealer and the Partnership, or with each other, but you shall be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933 (the "Act"), and no other obligations on our part shall be implied hereby or inferred herefrom.

      (a) Notwithstanding anything to the contrary provided hereinbelow, the Partnership will indemnify and hold you harmless in the manner and solely to the extent specified in Section 6 of the Partnership Agreement (the terms of which are incorporated herein by reference) against any losses (including any claims of any Selling Dealers), damages or liabilities, joint or several, to which you may become subject as a result of entering into, or performing your duties under, this Agreement.

      (b) You agree to indemnify and hold harmless ICON Capital Corp., in its capacity as General Partner of the Partnership ("ICON") and the Partnership against any losses, claims, damages or liabilities to which ICON and the Partnership may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any Preliminary Prospectus or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to ICON by you expressly for use therein; and to reimburse the Partnership in connection with investigating or defending any such action or claims.

    The indemnity agreement in this paragraph (b) shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each partner of the Partnership, and to each person, if any, who controls the Partnership within the meaning of the Act.

      (c) Promptly after receipt by an indemnified  party under paragraph (a) or
    (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection
    (a) of this Section 6 is unavailable in accordance with its terms, the Partnership and you shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by said indemnity agreement incurred by the Partnership and you (or any controlling person), in such proportions as is appropriate to reflect the relative benefits received by the Partnership on the one hand and you on the other from the offering of the Units; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to receive the notice required under subsection (a) of this Section 6 or is not entitled to receive the indemnification provided for in subsection (a) of this Section 6 because of the second provision thereof, then the relative fault of the Partnership and you in connection with the statement or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits. The relative benefits received by the Partnership on the one hand and you on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (net of Underwriting Fees and Sales Commissions but before deducting the O & O Expense Allowance or Reserves) received by the Partnership bears to the Underwriting Fees and Sales Commissions received by you, as set forth in the Table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact, such statement or omission relates to information supplied by the Partnership or you and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission including, with respect to you, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any preliminary prospectus result from the fact that you sold Units to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Partnership has complied with Section 5 hereof. The amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against or appearing as a third party witness in any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by you were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. In addition, certain states may also impose limitations or indemnifications given or received in a public offering. For purposes of this subsection (d), each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as you shall have.

    8.Representations, Warranties and Covenants of Dealer-Manager.

      (a)Qualification of Dealer-Manager and its Representatives. You represent, warrant and covenant that you are, and during the Offering Period will continue to be, (i) a member in good standing of the NASD and (ii) registered as a securities broker-dealer in those jurisdictions wherein members of, or persons associated with, your firm will offer or sell the Units. You also represent, warrant and covenant that, during the Offering Period, you will only permit members of, or persons associated with, your firm to offer or sell Units if such persons are duly registered or licensed to sell direct participation program investments by, and in good standing with, the NASD and those jurisdictions wherein they will offer or sell Units. You hereby certify that neither your firm nor any member of your firm has been subject to fine, a consent decree or suspension of your or their licenses within the last three (3) years, for violation of federal or state securities or regulations. You also hereby certify that you will promptly advise the President of ICON Capital Corp. of any civil or administrative proceedings during the Offering Period involving alleged violations of such laws or regulations.

      (b)Investor Suitability and Minimum Investment. You further represent, warrant and covenant that no member of, or person associated with your firm, shall offer or sell Units in any jurisdiction except to investors who satisfy the investor suitability and minimum investment requirements under the applicable provisions of the Prospectus or the laws of such jurisdiction (if they are more restrictive). You hereby acknowledge your firm's obligations pursuant to NASD Rules, in general and Rule 2810 of such Rules, in particular. Specifically, you agree to ensure that, in recommending the purchase, sale or exchange of Units to an investor, each member of, or person associated with, your firm shall have reasonable grounds (as required by Section (b)2(B)(i) of Rule 2810) to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known to such member of, or person associated with, your firm, that (i) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Partnership; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Units in the amount proposed, including loss, and lack of liquidity of, of such investment; and (iii) an investment in Units is otherwise suitable for such investor. You further represent, warrant and covenant that you will: (x) require each member of, or person associated with your firm, to make diligent inquiry as to the suitability and appropriateness of an investment in Units from each proposed investor, (y) retain in your records for a period equal to the longer of (A) six years from the date of the applicable sale of Units or (B) five years from the end of the Offering Period (or such longer period as is provided in Section 8 hereof), and (z) make available to us and the Partnership, upon request, (and upon your firm's receipt of an appropriate document subpoena from one of the following, to representatives of the SEC, NASD and applicable state securities administrators) documents disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Units pursuant to a subscription solicited by your firm, whether such records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. You shall not purchase any Units for a discretionary account without obtaining the prior written approval of your customer and his signature on a Subscription Agreement.

      (c)Due Diligence; Adequate Disclosure. By signing below and signing each Subscription Agreement, you hereby acknowledge (or reaffirm, in the latter case) that, prior to entering into this Agreement, your firm satisfied itself that it has reasonable grounds to believe, based on information and other relevant materials made available to you by the Partnership, that all material facts are adequately and accurately disclosed and provide a basis for evaluation of an investment in the Units (as is provided in Sections
    (b)3(A), (B) and (C) of Rule 2810). In determining the adequacy of the disclosed facts you shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the
    Partnership: (i) items of compensation; (ii) physical properties; (iii) tax aspects; (iv) financial stability and experience of the General Partner; (v) the Partnership's conflicts and risk factors and (vi) appraisals and other pertinent reports. You further acknowledge that you did not, and may not, rely upon the investigation conducted by us in our capacity as Dealer-Manager (because of our affiliation with the General Partner) or by any other Selling Dealers, unless in the latter case all of the conditions set forth in Section (b)3(C) of Rule 2810 have been met.

      (d)Compliance with the NASD Conduct Rules. You also hereby agree that you will require each member of, or person associated with, your firm to inform any prospective purchaser of Units, prior to his subscription for Units, of all pertinent facts relating to the liquidity and marketability of an investment in Units during the term of the investment (as provided in Section (b)3(D) of Rule 2810). You also hereby agree to fully comply with all pertinent sections of the NASD Conduct Rules 2730, 2740 and 2750.

      (e)Record-Keeping and Disclosure. You further agree to keep such records with respect to each investor, his suitability and the amount of Units sold and retain such records for such period of time as may be required by the U.S. Securities and Exchange Commission (the "Commission"), any state securities commission, the NASD or by the Partnership. You agree to obtain and to forward to the Partnership any representation letters or related documents, if any, as are set forth in the Subscription Instructions in Exhibit C to the Prospectus.

      (f)Delivery of the Prospectus in connection with sale of Units. You hereby represent, covenant and agree that no representative of your firm shall sell, and your firm shall not endorse and forward any Subscription Agreement to signify the completion of a subscription for, any Units unless, in connection therewith, the proposed subscriber for such Units has received a current copy of the Prospectus at or prior to the time that such person has signed his or her Subscription Agreement. Your firm acknowledges and agrees that such proposed subscriber shall not be admitted to the Partnership and Units issued until the later of (a) the next succeeding Closing Date or (b) five business days after the date such proposed subscriber received a copy of the Prospectus (which shall be determined by the General Partner by the date on which such proposed subscriber signed the Subscription Agreement).

      (g) Compliance with SEC Reg. 240.15c2-8 You hereby (a) represent that neither you nor any person associated with your firm solicited customers' orders for Units prior to the Effective Date; (b) represent and agree to take all reasonable steps to make available a copy of the final Prospectus relating to such securities to each person associated with your firm who is expected, after the Effective Date, to solicit customers orders for Units prior to the making of any such solicitation by such associated persons; (c) agree to take reasonable steps, as managing underwriter of this Offering, to furnish each Selling Dealer with sufficient copies, as requested by them, of the the final Prospectus to enable them to comply with paragraphs (b), (c),
    (d) and (e) of SEC Reg. 240.15c2-8 and the prospectus delivery requirements of Section 5(b)(1) and (2) of the Securities Act of 1933; and (d) agree that neither you, nor any person associated with your firm, will furnish Prospectuses to any person in any state (e.g. in any state (i) listed as not cleared on the Blue-Sky Survey of the Sponsor or (ii) in which your firm or any person associated with your firm who solicits offers to buy or offers to sell Units is not currently registered); provided, however, that this provisions is not to be construed to relieve you from complying with the requirements of Section 5(b)(1) and (2) of the Securities Act of 1933. You hereby acknowledge that Prospectuses shall not be furnished by you or any person associated with your firm to any prospective customer while the registration statement is subject to an examination, proceeding, or stop order pursuant to Section 8 of the Securities Act of 1933.

    9.Representations, Warranties and Covenants of the Partnership.

      (a) A registration statement, including a form of the prospectus and one or more amendments thereto with respect to the Units has been (i) prepared by the Partnership in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Commission thereunder and (ii) filed with the Commission under the Act. Copies of the registration statement and each amendment heretofore filed or proposed to be filed (and of each related preliminary prospectus) have been delivered to you. The registration statement and the prospectus, as amended at the time the registration statement becomes effective (the "Effective Date"), are herein respectively called the "Registration Statement" and "Prospectus," except that if the prospectus first filed by the Partnership pursuant to Rule 424(b) under the Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).

      (b) The Commission has not issued any order preventing or suspending the use of any preliminary Prospectus. The Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Partnership makes no representation or warranty as to statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by you expressly for use therein.

      (c) ICON Capital Corp., the General Partner of the Partnership ("ICON"), has been duly incorporated in the State of Connecticut and is validly existing and in good standing under the laws of the State of Connecticut with power and authority (corporate and other) to conduct its business and own its properties as described in the Prospectus.

      (d) The Partnership has been duly organized and is validly existing and in good standing under the laws of the State of Delaware with power and authority to conduct its business as described in the Prospectus.

      (e) On each Closing Date (as hereinafter defined), the Units will conform to all statements with regard thereto contained in the Prospectus, and the Partnership will have the authorized and issued capitalization as set forth in the Prospectus.

      (f) Except as reflected in or contemplated by the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition of the Partnership or ICON, financial or otherwise, or any transactions entered into by the Partnership or ICON, other than transactions in the ordinary course of business, which are not required to be disclosed in the Registration Statement or the Prospectus.

      (g) The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Partnership and ICON as of the dates specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently maintained throughout the periods involved; and KPMG Peat Marwick LLP, who have certified such financial statements, are independent public accountants as required by the Act and Rules and Regulations.

      (h) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Partnership of this Agreement or the issuance and sale by the Partnership of the Units, except such as may be required under the Act or state securities laws.

      (i) There are no actions, suits or proceedings pending, or to the knowledge of the Partnership, threatened against the Partnership, ICON or any of their property, at law or in equity or before or by any federal or state Commission, regulatory body or administrative agency or other governmental body, domestic or foreign, in which any adverse decision might have a materially adverse effect on the business or property of the Partnership or ICON.

      (j) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Partnership will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Partnership or ICON is a party, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or ICON or any of their property, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under the applicable securities laws and subject to the provisions and application of any insolvency, bankruptcy or similar laws for the relief or benefit of debtors generally and to the limitations on equitable relief.

      (k) The Partnership has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

      (l) At the time of the delivery of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

      (m) There are no contracts or other documents which are required to be filed as Exhibits as to the Registration Statement which have not been so filed.

    10. Notice of Termination. This Agreement may be terminated by you or by us by giving written, cable or telex notice 10 days in advance of your or our intention to terminate; provided, however, that any rights to receive commissions in respect of sales of Units made prior to such termination and any rights to indemnification or contribution hereunder, and all representations, covenants and agreements contained in this Agreement which, by their terms, expire or will need to be performed after the termination date of this Agreement (including, but not limited to, the suitability record retention and disclosure covenants contained in Section 8(b) above), shall survive such termination.

    11. Governing Law. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State.

    Please acknowledge acceptance of the terms hereof by signing the two enclosed copies of this letter and returning the same to us, whereupon this letter and your acceptance hereof shall constitute a binding agreement between us as of the date first above written. We will then supply to you for your files one of such copies signed by the Partnership and the General Partner.

                          The Partnership:

                          ICON  Income Fund  Eight,  consisting  of ICON Income
Fund
                          Eight A L.P. and ICON Income Fund Eight B L.P.
                          (the "Partnerships")

                          By:  ICON Capital Corp., its General Partner


                          By: _/s/ Beaufort J. B. Clarke_____________
                               Beaufort J. B. Clarke, President


                          The Dealer-Manager:
                          ICON Securities Corp.


                          By:_/s/ Thomas W. Martin________________
                               Thomas W. Martin, Executive Vice President

                              Exhibit A

         Jurisdictions in which Selling Dealer is Qualified


(__)  Alabama              (__)  Kentucky          (__)  North Dakota
(__)  Alaska               (__)  Louisiana         (__)  Ohio
(__)  Arizona              (__)  Maine             (__)  Oklahoma
(__)  Arkansas             (__)  Maryland          (__)  Oregon
(__)  California           (__)  Massachusetts     (__)  Pennsylvania
(__)  Colorado             (__)  Michigan          (__)  Puerto Rico
(__)  Connecticut          (__)  Minnesota         (__)  Rhode Island
(__)  Delaware             (__)  Mississippi       (__)  South Carolina
(__)  District        of   (__)  Missouri          (__)  South Dakota
Columbia                   (__)  Montana           (__)  Tennessee
(__)  Florida              (__)  Nebraska          (__)  Texas
(__)  Georgia              (__)  Nevada            (__)  Utah
(__)  Hawaii               (__)  New Hampshire     (__)  Vermont
(__)  Idaho                (__)  New Jersey        (__)  Virginia
(__)  Illinois             (__)  New Mexico        (__)  Washington
(__)  Indiana              (__)  New York          (__)  West Virginia
(__)  Iowa                 (__)  North Carolina    (__)  Wisconsin
(__)  Kansas                                       (__)  Wyoming

                                                   The Dealer-Manager:

                                                   ICON Securities Corp.


                                                   By:/s/   Thomas  W.
                                                   Martin_
                                Thomas W. Martin,
                                                    Executive       Vice
                                                   President

                                 EXHIBIT 23.1


                                  CONSENT OF
                             KPMG PEAT MARWICK LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ICON Income Fund Eight A L.P.


We consent to the use of our reports on (i) ICON Income Fund Eight A L.P. and
(ii) ICON Capital Corp. included herein, and to the reference to our firm under the heading "Experts" in the prospectus.




                                    KPMG Peat Marwick LLP







New York, New York
January 29, 1999